Filed Pursuant to Rule 424(b)(2)
Securities Act File
No. 333-272239

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 26, 2023)
BLACKROCK ENHANCED EQUITY DIVIDEND TRUST
Up to 40,000,000 Common Shares of Beneficial Interest

BlackRock Enhanced Equity Dividend Trust (the “Trust,” “we,” “us” or “our”) is offering for sale up to 40,000,000 of our common shares of beneficial interest (“common shares”). Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “BDJ.” As of the close of business on June 1, 2023, the last reported net asset value per share of our common shares was $8.49 and the last reported sales price per share of our common shares on the NYSE was $8.10
.
The Trust is a diversified,
closed-end
management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Trust’s investment objective is to provide current income and current gains, with a secondary investment objective of long-term capital appreciation. The Trust’s investment adviser is BlackRock Advisors, LLC (the “Advisor”).
The Trust has entered into a distribution agreement dated June 2, 2023 (the “Distribution Agreement”) with BlackRock Investments, LLC (the “Distributor”), an affiliate of the Advisor, to provide for distribution of the Trust’s common shares. The Distributor has entered into a sub-placement
agent agreement dated June 2, 2023 (the
“Sub-Placement
Agent Agreement”) with UBS Securities LLC (the
“Sub-Placement
Agent”) with respect to the Trust relating to the common shares offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the
Sub-Placement
Agent Agreement, the Trust may offer and sell its common shares from time to time through the
Sub-Placement
Agent as
sub-placement
agent for the offer and sale of its common shares. Under the Investment Company Act, the Trust may not sell any common shares at a price below the current net asset value of such common shares, exclusive of any distributing commission or discount.
Sales of our common shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.
The Trust will compensate the Distributor with respect to sales of common shares at a commission rate of 1.00% of the gross proceeds of the sale of the Trust’s common shares. Out of this commission, the Distributor will compensate the
Sub-Placement
Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the Trust’s common shares sold by the
Sub-Placement
Agent. In connection with the sale of the common shares on the Trust’s behalf, the Distributor may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Distributor may be deemed to be underwriting commissions or discounts.
Investing in the Trust’s common shares involves certain risks that are described in the “Risks” section beginning on page 17 of the accompanying Prospectus.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
June 2, 2023
This Prospectus Supplement, together with the accompanying Prospectus, sets forth concisely the information about the Trust that a prospective investor should know before investing. You should read this Prospectus Supplement and the accompanying Prospectus, which contain important information, before deciding whether to invest in the common shares. You should retain the accompanying Prospectus and this Prospectus Supplement for future reference. A Statement of Additional Information dated May 26, 2023 (the “SAI”), containing additional information about the Trust, has been filed with the Securities and Exchange Commission (“SEC”) and, as amended from time to time, is incorporated by reference in its entirety into this Prospectus Supplement and the accompanying Prospectus. This Prospectus Supplement, the accompanying Prospectus and the SAI are part of a “shelf” registration statement filed with the SEC. This Prospectus Supplement describes the specific details regarding this offering, including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the SAI, you should rely on this Prospectus Supplement. You may call (800)
882-0052,
visit the Trust’s website (http://www.blackrock.com) or write to the Trust to obtain, free of charge, copies of the SAI and the Trust’s semi-annual and annual reports, as well as to obtain other information about the Trust or to make shareholder inquiries. The SAI, as well as the Trust’s semi-annual and annual reports, are also available for free on the SEC’s website (http://www.sec.gov). You may also
e-mail
requests for these documents to publicinfo@sec.gov. Information contained in, or that can be accessed through, the Trust’s website is not part of this Prospectus Supplement or the accompanying Prospectus.
You should not construe the contents of this Prospectus Supplement and the accompanying Prospectus as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Trust.
The Trust’s common shares do not represent a deposit or an obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.
You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. Neither the Trust nor the underwriters have authorized anyone to provide you with different information. The Trust is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement and the accompanying Prospectus, respectively. Our business, financial condition, results of operations and prospects may have changed since those dates. In this Prospectus Supplement and in the accompanying Prospectus, unless otherwise indicated, “Trust,” “us,” “our” and “we” refer to BlackRock Enhanced Equity Dividend Trust.

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TABLE OF CONTENTS
Prospectus Supplement

Prospectus

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CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus Supplement, the accompanying Prospectus and the SAI contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. Such forward-looking statements may be contained in this Prospectus Supplement as well as in the accompanying Prospectus. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect our actual results are the performance of the portfolio of securities we hold, the price at which our shares will trade in the public markets and other factors discussed in our periodic filings with the SEC.
Although we believe that the expectations expressed in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” section of the accompanying Prospectus. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus are made as of the date of this Prospectus Supplement or the accompanying Prospectus, as the case may be. Except for our ongoing obligations under the federal securities laws, we do not intend, and we undertake no obligation, to update any forward-looking statement. The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the SAI are excluded from the safe harbor protection provided by Section 27A of the Securities Act.
Currently known risk factors that could cause actual results to differ materially from our expectations include, but are not limited to, the factors described in the “Risks” section of the accompanying Prospectus. We urge you to review carefully those sections for a more detailed discussion of the risks of an investment in our common shares.

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PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by reference to the more detailed information included elsewhere in this Prospectus Supplement and in the accompanying Prospectus and in the SAI
.

The Trust
The Trust is a diversified,
closed-end
management investment company. The Trust’s investment objective is to provide current income and current gains, with a secondary investment objective of long-term capital appreciation. The Trust is not intended as, and you should not construe it to be, a complete investment program. There can be no assurance that the Trust’s investment objectives will be achieved or that the Trust’s investment program will be successful. The Trust’s common shares are listed for trading on the NYSE under the symbol “BDJ.”

Investment Advisor
BlackRock Advisors, LLC (previously defined as the “Advisor”) acts as the Trust’s investment adviser. The Advisor receives an annual fee, payable monthly, in an amount equal to 0.80% of the average weekly value of the Trust’s net assets.

The Offering
The Trust has entered into the Distribution Agreement with the Distributor to provide for distribution of the Trust’s common shares. The Distributor has entered into the
Sub-Placement
Agent Agreement with the
Sub-Placement
Agent with respect to the Trust relating to the common shares offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the
Sub-Placement
Agent Agreement, the Trust may offer and sell its common shares from time to time through the
Sub-Placement
Agent as
sub-placement
agent for the offer and sale of its common shares. The Trust will compensate the Distributor with respect to sales of common shares at a commission rate of 1.00% of the gross proceeds of the sale of the Trust’s common shares. Out of this commission, the Distributor will compensate the
Sub-Placement
Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the Trust’s common shares sold by the
Sub-Placement
Agent.

The provisions of the Investment Company Act generally require that the public offering price of common shares (less any underwriting commissions and discounts) must equal or exceed the net asset value per share of a company’s common shares (calculated within 48 hours of pricing).

Sales of our common shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.

Use of Proceeds	We currently anticipate that we will be able to invest all of the net proceeds of any sales of common shares pursuant to this Prospectus Supplement in accordance with our investment objectives and

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policies as described in the accompanying Prospectus under “The Trust’s Investments” within approximately three months of the receipt of such proceeds. Pending such investment, it is anticipated that the proceeds will be invested in short-term debt securities. Depending on market conditions and operations, a portion of the cash held by the Trust, including any proceeds raised from the offering, may be used to pay distributions in accordance with the Trust’s distribution policy and may be a return of capital.

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SUMMARY OF TRUST EXPENSES
The following table and example are intended to assist you in understanding the various costs and expenses directly or indirectly associated with investing in our common shares.

Shareholder Transaction Expenses
Sales load paid by you (as a percentage of offering price) (1)	1.00%
Offering expenses borne by the Trust (as a percentage of offering price) (2)	0.01%
Dividend reinvestment plan fees	$0.02 per share for open-market purchases of common shares (3)
Estimated Annual Expenses (as a percentage of net assets attributable to common shares)
Management Fees (4),(5)	0.80%
Other Expenses	0.04%
Total Annual Trust Operating Expenses	0.84%
Fee Waivers and/or Expense Reimbursements (5)	—

Total Annual Trust Operating Expenses After Fee Waivers and/or Expense Reimbursements (5)	0.84%

(1)
Represents the estimated commission with respect to the Trust’s common shares being sold in this offering. There is no guarantee that there will be any sales of the Trust’s common shares pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales of the Trust’s common shares under this Prospectus Supplement and the accompanying Prospectus, if any, may be less than as set forth under “Capitalization” below. In addition, the price per share of any such sale may be greater than or less than the price set forth under “Capitalization” below, depending on market price of the Trust’s common shares at the time of any such sale.

(2)
Based on a sales price per share of $8.10, which represents the last reported sales price per share of the Trust’s common shares on the NYSE on May 26, 2023. Assumes all of the common shares being offered by this Prospectus Supplement and the accompanying Prospectus are sold. Represents the initial offering costs incurred by the Trust in connection with this offering, which are estimated to be $181,920. Offering costs generally include, but are not limited to, the preparation, review and filing with the SEC of the Trust’s registration statement, the preparation, review and filing of any associated marketing or similar materials, costs associated with the printing, mailing or other distribution of the Prospectus Supplement and the accompanying Prospectus and/or marketing materials, associated filing fees, NYSE listing fees, and legal and auditing fees associated with the offering.

(3)
Computershare Trust Company, N.A.’s (the “Reinvestment Plan Agent”) fees for the handling of the reinvestment of dividends will be paid by the Trust. However, you will pay a $0.02 per share fee incurred in connection with open-market purchases, which will be deducted from the value of the dividend. You will also be charged a $0.02 per share fee if you direct the Reinvestment Plan Agent to sell your common shares held in a dividend reinvestment account. Per share fees include any applicable brokerage commissions the Reinvestment Plan Agent is required to pay.

(4)	The Trust currently pays the Advisor a monthly fee at an annual contractual investment management fee rate of 0.80% of the average weekly value of the Trust’s net assets.
(5)
The Trust and the Advisor have entered into a fee waiver agreement (the “Fee Waiver Agreement”), pursuant to which the Advisor has contractually agreed to waive the management fee with respect to any portion of the Trust’s assets attributable to investments in any equity and fixed-income mutual funds and exchange-traded funds managed by the Advisor or its affiliates that have a contractual management fee, through June 30, 2024. In addition, pursuant to the Fee Waiver Agreement, the Advisor has contractually agreed to waive its management fees by the amount of investment advisory fees the Trust pays to the Advisor indirectly through its investment in money market funds managed by the Advisor or its affiliates, through June 30, 2024. The Fee Waiver Agreement may be terminated at any time, without the payment of any penalty, only by the Trust (upon the vote of a majority of the Trustees who are not “interested persons” (as defined in the Investment Company Act) of the Trust or a majority of the outstanding voting securities of the Trust), upon 90 days’ written notice by the Trust to the Advisor.

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Example
The following example illustrates the expenses (including the sales load of $10.00 and offering costs of $0.12) that you would pay on a $1,000 investment in common shares, assuming (i) total net annual expenses of 0.84% of net assets attributable to common shares, and (ii) a 5% annual return:

	1 Year	3 Years	5 Years	10 Years
Total expenses incurred	$19	$37	$56	$113
The example should not be considered a representation of future expenses. The example assumes that the estimated “Other Expenses” set forth in the Estimated Annual Expenses table are accurate and that all dividends and distributions are reinvested at net asset value. Actual expenses may be greater or less than those assumed. Moreover, the Trust’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.
USE OF PROCEEDS
Sales of our common shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange. There is no guarantee that there will be any sales of our common shares pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of our common shares under this Prospectus Supplement and the accompanying Prospectus may be less than as set forth below in this paragraph. In addition, the price per share of any such sale may be greater or less than the price set forth in this paragraph, depending on the market price of our common shares at the time of any such sale. As a result, the actual net proceeds we receive may be more or less than the amount of net proceeds estimated in this Prospectus Supplement. Assuming the sale of all of the common shares offered under this Prospectus Supplement and the accompanying Prospectus, at the last reported sale price of $8.10 per share for our common shares on the NYSE as of May 26, 2023, we estimate that the net proceeds of this offering will be approximately $320,578,080 after deducting the estimated sales load and the estimated offering expenses payable by the Trust, if any.
The net proceeds from the issuance of common shares hereunder will be invested in accordance with the Trust’s investment objectives and policies as set forth in this Prospectus Supplement and the accompanying Prospectus. We currently anticipate that we will be able to invest all of the net proceeds in accordance with our investment objectives and policies within approximately three months of the receipt of such proceeds. Pending such investment, it is anticipated that the proceeds will be invested in short-term debt securities. Depending on market conditions and operations, a portion of the cash held by the Trust, including any proceeds raised from the offering, may be used to pay distributions in accordance with the Trust’s distribution policy and may be a return of capital. A return of capital is a return to investors of a portion of their original investment in the Trust. In general terms, a return of capital would involve a situation in which a Trust distribution (or a portion thereof) represents a return of a portion of a shareholder’s investment in the Trust, rather than making a distribution that is funded from the Trust’s earned income or other profits. Although return of capital distributions may not be currently taxable, such distributions would decrease the basis of a shareholder’s shares, and therefore, may increase a shareholder’s tax liability for capital gains upon a sale of shares, even if sold at a loss to the shareholder’s original investments.

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CAPITALIZATION
The Trust may offer and sell up to 40,000,000 common shares, $0.001 par value per share, from time to time through the
Sub-Placement
Agent as
sub-placement
agent under this Prospectus Supplement and the accompanying Prospectus. There is no guarantee that there will be any sales of the Trust’s common shares pursuant to this Prospectus Supplement and the accompanying Prospectus. The table below assumes that the Trust will sell 40,000,000 common shares at a price of $8.10 per share (which represents the last reported sales price per share of the Trust’s common shares on the NYSE on May 26, 2023). Actual sales, if any, of the Trust’s common shares under this Prospectus Supplement and the accompanying Prospectus may be greater or less than $8.10 per share, depending on the market price of the Trust’s common shares at the time of any such sale. The Trust and the Distributor will determine whether any sales of the Trust’s common shares will be authorized on a particular day; the Trust and the Distributor, however, will not authorize sales of the Trust’s common shares if the per share price of the shares is less than the current net asset value per share plus the per share amount of the commission to be paid to the Distributor (the “Minimum Price”). The Trust and the Distributor may also not authorize sales of the Trust’s common shares on a particular day even if the per share price of the shares is equal to or greater than the Minimum Price, or may only authorize a fixed number of shares to be sold on any particular day. The Trust and the Distributor will have full discretion regarding whether sales of Trust common shares will be authorized on a particular day and, if so, in what amounts.
The following table sets forth the Trust’s capitalization (1) on a historical basis as of December 31, 2022 (audited); and (2) on a pro forma basis as adjusted to reflect the assumed sale of 40,000,000 common shares at $8.10 per share (the last reported price per share of the Trust’s common shares on the NYSE on May 26, 2023), in an offering under this Prospectus Supplement and the accompanying Prospectus, after deducting the assumed commission of $3,240,000 (representing an estimated commission to the Distributor of 1.00% of the gross proceeds of the sale of Trust common shares, out of which the Distributor will compensate the
Sub-Placement
Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the Trust’s common shares sold by the
Sub-Placement
Agent).

	As of December 31, 2022 (audited)	As adjusted for Offering (unaudited)
Common shares	186,416,092	226,416,092
Paid in Capital	$1,312,911,822	$1,633,489,902
Undistributed net investment income	$23,806,243	$23,806,243
Accumulated net realized earnings	$90,764,714	$90,764,714
Net appreciation/depreciation	$202,158,788	$202,158,788
Net assets	$1,629,641,567	$1,950,219,647
Net asset value	$8.74	$8.61

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PRICE RANGE OF COMMON SHARES
The following table sets forth, for the quarters indicated, the highest and lowest daily closing prices on the NYSE per common share, and the NAV per common share and the premium to or discount from NAV, on the date of each of the high and low market prices. The table also sets forth the number of common shares traded on the NYSE during the respective quarters.

	NYSE Market Price Per Common Share		NAV per Common Share on Date of Market Price		Premium/ (Discount) on Date of Market Price		Trading Volume
During Quarter Ended	High	Low	High	Low	High	Low
March 31, 2023	$9.36	$8.26	$9.15	$8.23	2.30%	0.36%	25,059,984
December 31, 2022	$9.50	$8.14	$9.49	$8.58	0.11%	-5.13%	29,748,145
September 30, 2022	$9.71	$8.08	$9.42	$8.47	3.08%	-4.60%	27,876,699
June 30, 2022	$9.96	$8.29	$10.26	$9.26	-2.92%	-10.44%	31,606,667
March 31, 2022	$10.43	$9.15	$10.55	$9.73	-1.14%	-5.96%	40,186,783
December 31, 2021	$10.37	$9.37	$10.61	$9.85	-2.26%	-4.87%	25,023,382
September 30, 2021	$10.32	$7.67	$10.56	$10.37	-2.27%	-26.05%	25,057,428
June 30, 2021	$10.67	$9.45	$10.71	$10.20	-0.37%	-7.35%	29,826,097
March 31, 2021	$9.46	$8.29	$10.13	$9.17	-6.61%	-9.60%	36,216,853
As of June 1, 2023, the NAV per common share of the Trust was $8.49 and the market price per common share was $8.10, representing a discount to NAV of -4.59%. Common shares of the Trust have historically traded at both a premium and discount to NAV.
As of May 26, 2023, the Trust has outstanding 186,494,195 common shares.
PLAN OF DISTRIBUTION
Under the
Sub-Placement
Agent Agreement, upon instructions from the Distributor, the
Sub-Placement
Agent will use its reasonable best efforts to sell, as
sub-placement
agent, common shares under the terms and subject to the conditions set forth in the
Sub-Placement
Agent Agreement. The Distributor will instruct the
Sub-Placement
Agent as to the amount of Trust common shares authorized for sale by the
Sub-Placement
Agent on any particular day that is a trading day for the exchange on which the Trust’s common shares are listed and primarily trade. The Distributor will also instruct the
Sub-Placement
Agent not to sell Trust common shares if the sales cannot be effected at or above a price designated by the Distributor, which price will at least be equal to the Minimum Price and which price, may, in the discretion of the Distributor and the Trust, be above the Minimum Price. The Distributor and the Trust may, in their discretion, determine not to authorize sales of the Trust’s common shares on a particular day even if the per share price of the shares is equal to or greater than the Minimum Price. The Trust and the Distributor will have full discretion regarding whether sales of Trust common shares will be authorized on a particular day and, if so, in what amounts. The Trust, the Distributor or the
Sub-Placement
Agent may suspend a previously authorized offering of Trust common shares upon proper notice and subject to other conditions.
The
Sub-Placement
Agent will provide written confirmation to the Distributor following the close of trading on a day on which Trust common shares are sold under the
Sub-Placement
Agent Agreement. Each confirmation will include the number of shares sold, the net proceeds to the Trust and the compensation the
Sub-Placement
Agent is owed in connection with the sales.
The Trust will compensate the Distributor with respect to sales of common shares at a commission rate of 1.00% of the gross proceeds of the sale of the Trust’s common shares. Out of this commission, the Distributor

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will compensate the
Sub-Placement
Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the Trust’s common shares sold by the
Sub-Placement
Agent. There is no guarantee that there will be any sales of the Trust’s common shares pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of the Trust’s common shares under this Prospectus Supplement and the accompanying Prospectus may be greater or less than the most recent market price set forth in this Prospectus Supplement, depending on the market price of the Trust’s common shares at the time of any such sale; provided, however, that sales will not be made at less than the Minimum Price.
Settlements of sales of common shares will occur on the second business day following the date on which any such sales are made, in return for payment of the net proceeds to the Trust.
In connection with the sale of common shares on behalf of the Trust, the Distributor may be deemed to be an underwriter within the meaning of the Securities Act, and the compensation of the Distributor may be deemed to be underwriting commissions or discounts.
The offering of the Trust’s common shares pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of all common shares subject thereto or (ii) termination of the Distribution Agreement. The Trust and the Distributor each have the right to terminate the Distribution Agreement in its discretion upon advance notice to the other party.
The
Sub-Placement
Agent, its affiliates and their respective employees hold or may hold in the future, directly or indirectly, investment interests in BlackRock, Inc., the parent company of the Distributor, and funds advised by the Advisor and its affiliates. The interests held by employees of the
Sub-Placement
Agent or its affiliates are not attributable to, and no investment discretion is held by, the
Sub-Placement
Agent or its affiliates.
The Trust has agreed to indemnify the Distributor and hold the Distributor harmless against certain liabilities, including certain liabilities under the Securities Act, except for any liability to the Trust or its investors to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by its reckless disregard of its obligations and duties under its agreement with the Trust.
LEGAL MATTERS
Certain legal matters in connection with the common shares will be passed upon for the Trust by Willkie Farr & Gallagher LLP, New York, New York, counsel to the Trust. Willkie Farr & Gallagher LLP may rely as to certain matters of Delaware law on the opinion of Morris, Nichols, Arsht & Tunnell LLP, Wilmington, Delaware.
ADDITIONAL INFORMATION
This Prospectus Supplement and the accompanying Prospectus constitute part of a Registration Statement filed by the Trust with the SEC under the Securities Act and the Investment Company Act. This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Trust and the common shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (http://www.sec.gov).

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BASE PROSPECTUS
40,000,000 Shares
BlackRock Enhanced Equity Dividend Trust
Common Shares
Rights to Purchase Common Shares

BlackRock Enhanced Equity Dividend Trust (the “Trust,” “we,” “us” or “our”) is a diversified, closed-end
management investment company. The Trust’s primary investment objective is to provide current income and current gains, with a secondary investment objective of long-term capital appreciation.
We may offer, from time to time, in one or more offerings, up to 40,000,000 of our common shares of beneficial interest, par value $0.001 per share (“common shares”). We may also offer subscription rights to purchase our common shares. Common shares may be offered at prices and on terms to be set forth in one or more supplements to this Prospectus (each, a “Prospectus Supplement”). You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest in our common shares.
Our common shares may be offered directly to one or more purchasers, including existing shareholders in a rights offering, through agents designated from time to time by us, or to or through underwriters or dealers. The Prospectus Supplement relating to the offering will identify any agents or underwriters involved in the sale of our common shares, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters, or among our underwriters, or the basis upon which such amount may be calculated. The Prospectus Supplement relating to any offering of rights will set forth the number of common shares issuable upon the exercise of each right (or number of rights) and the other terms of such rights offering. We may not sell any of our common shares through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the particular offering of our common shares.
Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “BDJ.” The last reported sale price of our common shares, as reported by the NYSE on May 25, 2023 was $8.03 per common share. The net asset value of our common shares at the close of business on May 25, 2023 was $8.50 per common share. Rights issued by the Trust may also be listed on a securities exchange.
Investing in the Trust’s common shares involves certain risks, including risks of leverage, which are described in the “Risks” section beginning on page 17 of this Prospectus.
Shares of
closed-end
management investment companies frequently trade at a discount to their net asset value. The Trust’s common shares have traded at a discount to net asset value, including during recent periods. If the Trust’s common shares trade at a discount to their net asset value, the risk of loss may increase for purchasers in a public offering.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.
This Prospectus, together with any Prospectus Supplement, sets forth concisely the information about the Trust that a prospective investor should know before investing. You should read this Prospectus and applicable Prospectus Supplement, which contain important information, before deciding whether to invest in the common shares. You should retain the Prospectus and Prospectus Supplement for future reference. A Statement of Additional Information (“SAI”), dated May 26, 2023, containing additional information about the Trust, has been filed with the SEC and, as amended from time to time, is incorporated by reference in its entirety into this Prospectus. You may call (800)
882-0052,
visit the Trust’s website (http://www.blackrock.com) or write to the Trust to obtain, free of charge, copies of the SAI and the Trust’s semi-annual and annual reports, as well as to obtain other information about the Trust or to make shareholder inquiries. The SAI, as well as the Trust’s semi-annual and annual reports, are also available for free on the SEC’s website (http://www.sec.gov). You may also
e-mail
requests for these documents to publicinfo@sec.gov. Information contained in, or that can be accessed through, the Trust’s website is not part of this Prospectus.
You should not construe the contents of this Prospectus as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Trust.
The Trust’s common shares do not represent a deposit or an obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

Prospectus dated May 26, 2023

You should rely only on the information contained in, or incorporated by reference into, this Prospectus and any related Prospectus Supplement in making your investment decisions. The Trust has not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Trust is not making an offer to sell the common shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this Prospectus and any Prospectus Supplement is accurate only as of the dates on their covers. The Trust’s business, financial condition and prospects may have changed since the date of its description in this Prospectus or the date of its description in any Prospectus Supplement.

PROSPECTUS SUMMARY
This is only a summary of certain information relating to BlackRock Enhanced Equity Dividend Trust. This summary may not contain all of the information that you should consider before investing in our common shares. You should consider the more detailed information contained in the Prospectus and in any related Prospectus Supplement and in the Statement of Additional Information (“SAI”) before purchasing common shares.

The Trust
BlackRock Enhanced Equity Dividend Trust is a diversified,
closed-end
management investment company. Throughout this Prospectus, we refer to BlackRock Enhanced Equity Dividend Trust simply as the “Trust” or as “we,” “us” or “our.” See “The Trust.”

The Trust’s common shares are listed for trading on the New York Stock Exchange (“NYSE”) under the symbol “BDJ.” As of May 25, 2023, the net assets of the Trust were $1,585,739,454, the total assets of the Trust were $1,585,739,454 and the Trust had outstanding 186,494,195 common shares. The last reported sale price of the Trust’s common shares, as reported by the NYSE on May 25, 2023 was $8.03 per common share. The net asset value (“NAV”) of the Trust’s common shares at the close of business on May 25, 2023 was $8.50 per common share. See “Description of Shares.” Rights issued by the Trust may also be listed on a securities exchange.

The Offering
We may offer, from time to time, in one or more offerings, up to 40,000,000 of our common shares on terms to be determined at the time of the offering. We may also offer subscription rights to purchase our common shares. The common shares may be offered at prices and on terms to be set forth in one or more Prospectus Supplements. You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest in our common shares. Our common shares may be offered directly to one or more purchasers, through agents designated from time to time by us, or to or through underwriters or dealers. The offering price per common share will not be less than the NAV per common share at the time we make the offering, exclusive of any underwriting commissions or discounts, provided that rights offerings that meet certain conditions may be offered at a price below the then current NAV. See “Rights Offerings.” The Prospectus Supplement relating to the offering will identify any agents, underwriters or dealers involved in the sale of our common shares, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters, or among our underwriters, or the basis upon which such amount may be calculated. See “Plan of Distribution.” The Prospectus Supplement relating to any offering of rights will set forth the number of common shares issuable upon the exercise of each right (or number of rights) and the other terms of such rights offering. We may not sell any of our common shares through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the particular offering of our common shares.

1

Use of Proceeds
The net proceeds from the issuance of common shares hereunder will be invested in accordance with our investment objectives and policies as appropriate investment opportunities are identified, which is expected to be substantially completed in approximately three months from the date on which the proceeds from an offering are received by the Trust; however, the identification of appropriate investment opportunities pursuant to the Trust’s investment style or changes in market conditions could result in the Trust’s anticipated investment period extending to as long as six months. See “Use of Proceeds.”

Investment Objectives
Please refer to the section of the Trust’s most recent annual report on Form N-CSR entitled “Investment Objectives, Policies and Risks—Investment Objectives and Policies—BlackRock Enhanced Equity Dividend Trust (BDJ)”, which is incorporated by reference herein, for a discussion of the Trust’s investment objective and policies.

Leverage
The Trust may borrow funds for investment purposes and/or issue debt securities or preferred shares in an aggregate amount of approximately 33

⁄
3
% of its total assets to purchase additional securities. These practices are known as “leverage.” The Trust may borrow from banks and other financial institutions and may also borrow additional funds using such investment techniques as the Advisor (as defined below) may from time to time determine. The Trust may borrow in an amount up to 5% of its total assets for temporary or emergency purposes.

The Trust currently does not intend to incur indebtedness or issue preferred shares for investment purposes, except in connection with derivative instruments such as exchange listed and over-the-counter
put and call options on securities, financial futures, equity indices, and other financial instruments, purchase and sell futures contracts and options thereon, swaps, forward foreign currency contracts and various interest rate transactions, short sales, repurchase agreements, reverse repurchase agreements, when issued or forward commitment transactions and similar investment strategies.

The use of leverage, if employed, is subject to numerous risks. When leverage is employed, the Trust’s NAV, the market price of the common shares and the yield to holders of common shares will be more volatile than if leverage were not used. For example, if short-term interest rates continue to rise, they may reach a level at which those rates exceed the return earned on securities purchased with leverage which would result in a reduced yield and cause the Trust’s NAV to decline more than if the Trust had not used leverage. A reduction in the Trust’s NAV may cause a reduction in the market price of the Trust’s common shares. A failure to pay dividends or make distributions due to leverage could result in the Trust ceasing to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”). Any leveraging strategy the Trust employs may not be successful.

Investment Advisor
BlackRock Advisors, LLC (the “Advisor”) is the Trust’s investment adviser. The Advisor receives an annual fee, payable monthly, in an amount equal to 0.80% of the average weekly value of the Trust’s net assets.

Distributions
The Trust intends to make regular monthly cash distributions of all or a portion of its investment company taxable income to common shareholders.

The Trust has, pursuant to an exemptive order granted by the Securities and Exchange Commission (the “SEC”) to certain of BlackRock’s closed-end
funds, adopted a plan to support a level distribution of income, capital gains and/or return of capital (the “Managed Distribution Plan”). The Managed Distribution Plan has been approved by the Board of Trustees of the Trust (the “Board”) and is consistent with the Trust’s investment objectives and policies. Under the Managed Distribution Plan, the Trust will distribute all available investment income, including current gains, to its shareholders, consistent with its investment objectives and as required by the Code. If sufficient investment income, including current gains, is not available on a monthly basis, the Trust will distribute long-term capital gains and/or return of capital to shareholders in order to maintain a level distribution. A return of capital distribution may involve a return of the shareholder’s original investment. Though not currently taxable, such a distribution may lower a shareholder’s basis in the Trust, thus potentially subjecting the shareholder to future tax consequences in connection with the sale of Trust shares, even if sold at a loss to the shareholder’s original investment. Each monthly distribution to shareholders is expected to be at a fixed amount established by the Board, except for extraordinary distributions and potential distribution rate increases or decreases to enable the Trust to comply with the distribution requirements imposed by the Code. Shareholders should not draw any conclusions about the Trust’s investment performance from the amount of these distributions or from the terms of the Managed Distribution Plan.

Various factors will affect the level of the Trust’s income, including its asset mix, portfolio turnover level, performance of its investments, the movement of interest rates and general market conditions. To permit the Trust to maintain a more stable monthly distribution, the Trust may from time to time distribute less than the entire amount of income earned in a particular period. The undistributed income would be available to supplement future distributions. As a result, the distributions paid by the Trust for any particular monthly period may be more or less than the amount of income actually earned by the Trust during that period. Undistributed income will add to the Trust’s NAV (and indirectly benefits the Advisor by increasing its fee) and, correspondingly, distributions from undistributed income will reduce the Trust’s NAV. The Trust intends to distribute any long-term capital gains not distributed under the Managed Distribution Plan annually.

Shareholders will automatically have all dividends and distributions reinvested in common shares of the Trust in accordance with the Trust’s dividend reinvestment plan, unless an election is made to receive cash by contacting the Reinvestment Plan Agent (as defined herein), at (800)
699-1236.
See “Dividend Reinvestment Plan.”

Listing	The Trust’s common shares are listed on the NYSE under the symbol “BDJ.” See “Description of Shares—Common Shares.”

Custodian and Transfer Agent	State Street Bank and Trust Company serves as the Trust’s custodian, and Computershare Trust Company, N.A. serves as the Trust’s transfer agent.

Administrator	State Street Bank and Trust Company serves as the Trust’s administrator and fund accountant.

Market Price of Shares
Common shares of
closed-end
investment companies frequently trade at prices lower than their NAV. The Trust cannot assure you that its common shares will trade at a price higher than or equal to NAV. See “Use of Proceeds.” The Trust’s common shares trade in the open market at market prices that are a function of several factors, including dividend levels (which are in turn affected by expenses), NAV, call protection for portfolio securities, portfolio credit quality, liquidity, dividend stability, relative demand for and supply of the common shares in the market, general market and economic conditions, market sentiment and other factors. See “Leverage,” “Risks,” “Description of Shares” and “Repurchase of Common Shares.” The common shares are designed primarily for long-term investors and you should not purchase common shares of the Trust if you intend to sell them shortly after purchase.

Special Risk Considerations
An investment in common shares of the Trust involves risk. Please refer to the section of the Trust’s most recent annual report on Form N-CSR entitled “Investment Objectives, Policies and Risks—Risk Factors”, which is incorporated by reference herein, for a discussion of the risks of investing in the Trust. You should carefully consider those risks, which are described in more detail under “Risks” beginning on page 17 of this Prospectus, along with additional risks relating to investments in the Trust.

SUMMARY OF TRUST EXPENSES

Shareholder Transaction Expenses
Sales load paid by you (as a percentage of offering price) (1)	1.00%
Offering expenses borne by the Trust (as a percentage of offering price) (1)	0.01%
Dividend reinvestment plan fees	$0.02 per share for open-market purchases of common shares (2)

Annual Expenses (as a percentage of net assets attributable to common shares)
Management Fees (3),(4)	0.80%
Other Expenses	0.04%
Total Annual Fund Operating Expenses	0.84%
Fee Waivers and/or Expense Reimbursements (4)	—

Total Annual Fund Operating Expenses After Fee Waivers and/or Expense Reimbursements (4)	0.84%

(1)
If the common shares are sold to or through underwriters, the Prospectus Supplement will set forth any applicable sales load and the estimated offering expenses. Trust shareholders will pay all offering expenses involved with an offering.

(2)
The Reinvestment Plan Agent’s (as defined below under “Dividend Reinvestment Plan”) fees for the handling of the reinvestment of dividends will be paid by the Trust. However, you will pay a $0.02 per share fee incurred in connection with open-market purchases, which will be deducted from the value of the dividend. You will also be charged a $0.02 per share fee if you direct the Reinvestment Plan Agent to sell your common shares held in a dividend reinvestment account. Per share fees include any applicable brokerage commissions the Reinvestment Plan Agent is required to pay.

(3)	The Trust currently pays the Advisor a monthly fee at an annual contractual investment management fee rate of 0.80% of the average weekly value of the Trust’s net assets.
(4)
The Trust and the Advisor have entered into a fee waiver agreement (the “Fee Waiver Agreement”), pursuant to which the Advisor has contractually agreed to waive the management fee with respect to any portion of the Trust’s assets attributable to investments in any equity and fixed-income mutual funds and exchange-traded funds (“ETFs”) managed by the Advisor or its affiliates that have a contractual management fee, through June 30, 2025. In addition, pursuant to the Fee Waiver Agreement, the Advisor has contractually agreed to waive its management fees by the amount of investment advisory fees the Trust pays to the Advisor indirectly through its investment in money market funds managed by the Advisor or its affiliates, through June 30, 2025. The Fee Waiver Agreement may be terminated at any time, without the payment of any penalty, only by the Trust (upon the vote of a majority of the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”)) of the Trust (the “Independent Trustees”) or a majority of the outstanding voting securities of the Trust), upon 90 days’ written notice by the Trust to the Advisor.

The following example illustrates the expenses (including the sales load of $10 and offering costs of $0.12) that you would pay on a $1,000 investment in common shares, assuming (i) total net annual expenses of 0.84% of net assets attributable to common shares, and (ii) a 5% annual return:

	One Year	Three Years	Five Years	Ten Years
Total expenses incurred	$19	$37	$56	$113
The example should not be considered a representation of future expenses. The example assumes that the estimated “Other expenses” set forth in the Estimated Annual Expenses table are accurate and that all dividends and distributions are reinvested at NAV. Actual expenses may be greater or less than those assumed. Moreover, the Trust’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

FINANCIAL HIGHLIGHTS
The financial highlights table is intended to help you understand the Trust’s financial performance for the periods presented. Certain information reflects financial results for a single Trust Share. The information for the fiscal years or periods, as applicable, ended December 31, 2022, 2021, 2020, 2019, 2018, 2017, 2016, 2015, 2014 and October 31, 2014 and 2013, has been audited by Deloitte & Touche LLP, independent registered public accounting firm for the Trust. The report of Deloitte & Touche LLP is included in the Trust’s December 31, 2022 Annual Report, and is incorporated by reference into the Prospectus and SAI.

	Year Ended December 31,
	2022(a)		2021	2020	2019	2018
Net asset value, beginning of year	$10.23		$9.35	$10.03	$8.74	$9.96

Net investment income (b)	0.16		0.15	0.18	0.18	0.18	(c)
Net realized and unrealized gain (loss)	(0.56)		1.60	(0.26)	1.86	(0.84)

Net increase (decrease) from investment operations	(0.40)		1.75	(0.08)	2.04	(0.66)

Distributions (d)
From net investment income	(0.04)		(0.28)	(0.15)	(0.08)	(0.18	) (e)
From net realized gain	(1.05)		(0.59)	(0.45)	(0.67)	(0.38	) (e)

Total distributions	(1.09)		(0.87)	(0.60)	(0.75)	(0.56)

Net asset value, end of year	$8.74		$10.23	$9.35	$10.03	$8.74

Market price, end of year	$9.01		$10.08	$8.47	$9.92	$7.77

Total Return (f)
Based on net asset value	(3.71	)% (g)	19.33%	0.77%	24.52%	(6.59)%

Based on market price	0.74%		29.80%	(7.70)%	38.53%	(10.39)%

Ratios to Average Net Assets (h)
Total expenses	0.84%		0.85%	0.86%	0.87%	0.85%

Total expenses after fees waived and/or reimbursed	0.84%		0.85%	0.86%	0.87%	0.85%

Net investment income	1.69%		1.44%	2.15%	1.99%	1.85	% (c)

Supplemental Data
Net assets, end of year (000)	$1,629,642		$1,902,838	$1,739,122	$1,881,675	$1,638,237

Portfolio turnover rate	81%		40%	48%	40%	34%

(a)	Consolidated Financial Highlights.
(b)	Based on average shares outstanding.
(c)	Net investment income per share and the ratio of net investment income to average net assets includes $0.01 per share and 0.14%, respectively, resulting from a special dividend.
(d)	Distributions for annual periods determined in accordance with U.S. federal income tax regulations.
(e)
Amount previously presented incorrectly as solely distributions from net investment income has been revised to reflect the proper classification of distributions between net realized gain and net investment income.

(f)
Total returns based on market price, which can be significantly greater or less than the net asset value, may result in substantially different returns. Where applicable, excludes the effects of any sales charges and assumes the reinvestment of distributions at actual reinvestment prices.

(g)	Includes payment from an affiliate, which had no impact on the Trust’s total return.
(h)	Excludes fees and expenses incurred indirectly as a result of investments in underlying funds.

	Year Ended December 31,			Period 11/01/14 to 12/31/14		Year Ended October 31,
	2017	2016	2015			2014		2013
Net asset value, beginning of period	$9.22	$8.70	$9.24	$9.19		$8.88		$8.30

Net investment income (a)	0.16	0.17	0.17	0.04		0.16		0.18
Net realized and unrealized gain (loss)	1.14	0.91	(0.15)	0.10		0.76		0.96

Net increase from investment operations	1.30	1.08	0.02	0.14		0.92		1.14

Distributions: (b)
From net investment income	(0.17)	(0.17)	(0.17)	(0.03)		(0.17)		(0.18)
In excess of net investment income (c)	—	—	—	—		—		(0.20)
From net realized gain	(0.39)	—	—	—		—		(0.18)
From return of capital	—	(0.39)	(0.39)	(0.06)		(0.44)		—

Total distributions	(0.56)	(0.56)	(0.56)	(0.09)		(0.61)		(0.56)

Net asset value, end of period	$9.96	$9.22	$8.70	$9.24		$9.19		$8.88

Market price, end of period	$9.23	$8.15	$7.61	$8.12		$8.35		$7.72

Total Return (d)
Based on net asset value	15.06%	13.90%	1.10%	1.69	% (e)	11.40%		15.11%

Based on market price	20.63%	15.11%	0.63%	(1.65	)% (e)	16.42%		12.09%

Ratios to Average Net Assets
Total expenses	0.86%	0.87%	0.86%	0.87	% (f)	0.87	% (g)	0.87%

Total expenses after fees waived and/or reimbursed	0.86%	0.85%	0.85%	0.84	% (f)	0.86	% (g)	0.87%

Net investment income	1.69%	1.44%	1.85%	2.30	% (f)	1.81%		2.13%

Supplemental Data
Net assets, end of year (000)	$1,868,457	$1,741,649	$1,643,508	$1,747,070		$1,648,683		$1,594,223

Portfolio turnover rate	42%	33%	26%	0	% (h)	63%		180%

(a)	Based on average shares outstanding.
(b)	Distributions for annual periods determined in accordance with federal income tax regulations.
(c)
The amount of distributions to shareholders from net investment income reported in October 31, 2012 has been reclassified to allocate the amount between distributions from net investment income and distributions in excess of net investment income; both of which were included in the prior year net investment income in the amount of $0.40.

(d)	Taxable distribution.
(e)
Total returns based on market price, which can be significantly greater or less than the net asset value, may result in substantially different returns. Where applicable, excludes the effects of any sales charges and assumes the reinvestment of distributions.

(f)	Aggregate total return.
(g)	Annualized.
(h)	Includes reorganization costs associated with the Trust’s merger. Without these costs, total expenses and total expenses after fees waived would have been 0.86% and 0.86%, respectively.
(i)	Amount is less than 0.5%.

USE OF PROCEEDS
The net proceeds from the issuance of common shares hereunder will be invested in accordance with the Trust’s investment objectives and policies as stated below. We currently anticipate that we will be able to invest all of the net proceeds in accordance with our investment objectives and policies within approximately three months from the date on which the proceeds from an offering are received by the Trust. Pending such investment, it is anticipated that the proceeds will be invested in short-term debt securities.
THE TRUST
The Trust is a diversified,
closed-end
management investment company registered under the Investment Company Act. The Trust was formed as a Delaware statutory trust on July 1, 2005, pursuant to a Certificate of Trust, governed by the laws of the State of Delaware, and the Certificate of Trust filed with the Secretary of State of the State of Delaware. The Trust’s principal office is located at 100 Bellevue Parkway, Wilmington, Delaware 19809, and its telephone number is (800)
882-0052.
The Trust commenced operations on August 31, 2005, upon the initiation of an initial public offering of 63,008,028 of its common shares. The proceeds of such offering were approximately $901,085,239 after the payment of organizational and offering expenses. Subsequent to the Trust’s initial public offering, the Trust issued an additional 6,000,000 of its common shares in connection with the exercise by the underwriters of the over-allotment option. The Trust’s common shares are traded on the NYSE under the symbol “BDJ.”
DESCRIPTION OF SHARES
Common Shares
The Trust is a statutory trust formed under the laws of Delaware pursuant to a Certificate of Trust, dated as of July 1, 2005, and an Agreement and Declaration of Trust, dated as of July 1, 2005 and as amended from time to time (the “Agreement and Declaration of Trust”). The Trust is authorized to issue an unlimited number of common shares of beneficial interest, par value $0.001 per share. Each common share has one vote and, when issued and paid for in accordance with the terms of this offering, will be fully paid and, under the Delaware Statutory Trust Act, the purchasers of the common shares will have no obligation to make further payments for the purchase of the common shares or contributions to the Trust solely by reason of their ownership of the common shares, except that the Trustees shall have the power to cause shareholders to pay certain expenses of the Trust by setting off charges due from shareholders from declared but unpaid dividends or distributions owed the shareholders and/or by reducing the number of common shares owned by each respective shareholder. If and whenever preferred shares are outstanding, the holders of common shares will not be entitled to receive any distributions from the Trust unless all accrued dividends on preferred shares have been paid, unless asset coverage (as defined in the Investment Company Act) with respect to preferred shares would be at least 200% after giving effect to the distributions and unless certain other requirements imposed by any rating agencies rating the preferred shares have been met. See “Description of Shares—Preferred Shares” in the SAI. All common shares are equal as to dividends, assets and voting privileges and have no conversion, preemptive or other subscription rights. The Trust will send annual and semi-annual reports, including financial statements, to all holders of its shares.
Unlike
open-end
funds,
closed-end
funds like the Trust do not continuously offer shares and do not provide daily redemptions. Rather, if a shareholder determines to buy additional common shares or sell shares already held, the shareholder may do so by trading through a broker on the NYSE or otherwise. Shares of closed-end
investment companies frequently trade on an exchange at prices lower than NAV. Shares of closed-end
investment companies like the Trust have during some periods traded at prices higher than NAV and during other periods have traded at prices lower than NAV. Because the market value of the common shares may be influenced by such factors as dividend levels (which are in turn affected by expenses), call protection on its portfolio securities, dividend stability, portfolio credit quality, the Trust’s NAV, relative demand for and supply of such shares in the market, general market and economic conditions, market sentiment and other factors beyond the control of the Trust, the Trust cannot assure you that its common shares will trade at a price equal to or higher than NAV in the future. The common shares are designed primarily for long-term investors and you should not purchase the common shares if you intend to sell them soon after purchase. See “Repurchase of Common Shares” below and “Repurchase of Common Shares” in the SAI.
The Trust’s outstanding common shares are, and when issued, the common shares offered by this Prospectus will be, publicly held and listed and traded on the NYSE under the symbol “BDJ.” The Trust determines its NAV on a daily basis. The following table sets forth, for the quarters indicated, the highest and lowest daily closing prices on the NYSE per common share, and the NAV per common share and the premium to or discount from NAV, on the date of each of the high and low market prices. The table also sets forth the number of common shares traded on the NYSE during the respective quarters.

	NYSE Market Price Per Common Share		NAV per Common Share on Date of Market Price		Premium/ (Discount) on Date of Market Price		Trading Volume
During Quarter Ended	High	Low	High	Low	High	Low
March 31, 2023	$9.36	$8.26	$9.15	$8.23	2.30%	0.36%	25,059,984
December 31, 2022	$9.50	$8.14	$9.49	$8.58	0.11%	-5.13%	29,748,145
September 30, 2022	$9.71	$8.08	$9.42	$8.47	3.08%	-4.60%	27,876,699
June 30, 2022	$9.96	$8.29	$10.26	$9.26	-2.92%	-10.44%	31,606,667
March 31, 2022	$10.43	$9.15	$10.55	$9.73	-1.14%	-5.96%	40,186,783
December 31, 2021	$10.37	$9.37	$10.61	$9.85	-2.26%	-4.87%	25,023,382
September 30, 2021	$10.32	$7.67	$10.56	$10.37	-2.27%	-26.05%	25,057,428
June 30, 2021	$10.67	$9.45	$10.71	$10.20	-0.37%	-7.35%	29,826,097
March 31, 2021	$9.46	$8.29	$10.13	$9.17	-6.61%	-9.60%	36,216,853
As of May 25, 2023, the NAV per common share of the Trust was $8.50 and the market price per common share was $8.03, representing a discount to NAV of -5.53%. Common shares of the Trust have historically traded at both a premium and discount to NAV.
As of May 25, 2023, the Trust has 186,494,195 outstanding common shares.
Preferred Shares
The Agreement and Declaration of Trust provides that the Board may authorize and issue preferred shares, with rights as determined by the Board, by action of the Board without the approval of the holders of common shares. Holders of common shares have no preemptive right to purchase any preferred shares that might be issued. The Trust does not currently intend to issue preferred shares.
Under the Investment Company Act, the Trust is not permitted to issue preferred shares unless immediately after such issuance the value of the Trust’s total assets is at least 200% of the liquidation value of the outstanding preferred shares (
i.e.
, the liquidation value may not exceed 50% of the Trust’s total assets). In addition, the Trust is not permitted to declare any cash dividend or other distribution on its common shares unless, at the time of such declaration, the value of the Trust’s total assets is at least 200% of such liquidation value. If the Trust issues preferred shares, it may be subject to restrictions imposed by the guidelines of one or more rating agencies that may issue ratings for preferred shares issued by the Trust. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Trust by the Investment

Company Act. It is not anticipated that these covenants or guidelines would impede the Advisor from managing the Trust’s portfolio in accordance with the Trust’s investment objectives and policies. Please see “Description of Shares” in the SAI for more information.
Authorized Shares
The following table provides the Trust’s authorized shares and common shares outstanding as of April 30, 2023.

Title of Class	Amount Authorized	Amount Held by Trust or for its Account	Amount Outstanding Exclusive of Amount held by Trust
Common Shares	Unlimited	0	186,494,195
THE TRUST’S INVESTMENTS
Investment Objectives and Policies
Please refer to the section of the Trust’s most recent annual report on Form N-CSR entitled “Investment Objectives, Policies and Risks—Investment Objectives and Policies—BlackRock Enhanced Equity Dividend Trust (BDJ)”, which is incorporated by reference herein, for a discussion of the Trust’s investment objectives and policies.
Portfolio Contents and Techniques
The Trust’s portfolio will be composed principally of the following investments. Additional information with respect to the Trust’s investment policies and restrictions and certain of the Trust’s portfolio investments is contained in the SAI. There is no guarantee the Trust will buy all of the types of securities or use all of the investment techniques that are described herein and in the SAI.
Common Stock
.
Common stock generally represents an equity ownership interest in an issuer. Under normal market conditions, the Trust’s common stock portfolios will consist substantially of dividend-paying common stocks. Although common stocks have historically generated higher average total returns than fixed-income securities over the long term, common stocks also have experienced significantly more volatility in those returns. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by the Trust. Also, prices of common stocks are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which the Trust has exposure. Common stock prices fluctuate for several reasons including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase.
Options
.
An option on a security is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option at a specified exercise or “strike” price. The writer of an option on a security has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price or to pay the exercise price upon delivery of the underlying security. Certain options, known as “American style” options may be exercised at any time during the term of the option. Other options, known as “European style” options, may be exercised only on the expiration date of the option. As the writer of an option, the Trust would effectively add leverage to its portfolio because, in addition to its total net assets, the Trust would be subject to investment exposure on the value of the assets underlying the option.

If an option written by the Trust expires unexercised, the Trust realizes on the expiration date a capital gain equal to the premium received by the Trust at the time the option was written. If an option purchased by the Trust expires unexercised, the Trust realizes a capital loss equal to the premium paid. Prior to the earlier of exercise or expiration, an exchange-traded option may be closed out by an offsetting purchase or sale of an option of the same series (type, underlying security, exercise price and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when the Trust desires. The Trust may sell call or put options it has previously purchased, which could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the call or put option when purchased. The Trust will realize a capital gain from a closing purchase transaction if the cost of the closing transaction is less than the premium received from writing the option, or, if it is more, the Trust will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Trust will realize a capital gain or, if it is less, the Trust will realize a capital loss. Net gains from the Trust’s options strategy will be short-term capital gains which, for U.S. federal income tax purposes, will constitute net investment company taxable income.
Call Options
. The Trust intends to follow a call options writing strategy intended to generate current gains from options premiums and to enhance the Trust’s risk-adjusted returns. The strategy involves writing both covered and other call options. A call option written by the Trust on a security is considered a covered call option where the Trust owns the security underlying the call option. Unlike a written covered call option, other written options will not provide the Trust with any potential appreciation on an underlying security to offset any loss the Trust may experience if the option is exercised.
As the Trust writes covered call options on its portfolio, it may not be able to benefit from capital appreciation on the underlying securities, as the Trust will lose its ability from such capital appreciation to the extent that it writes covered call options and the securities on which it writes these options appreciate above the exercise prices of the options. Therefore, at times, the Advisor may choose to decrease the use of a covered call options writing strategy to the extent that it may negatively impact the Trust’s ability to benefit from capital appreciation.
For any written call option where the Trust does not own the underlying security, the Trust may have an absolute and immediate right to acquire that security upon conversion or exchange of other securities held by the Trust without additional cash consideration or the Trust may hold a call on the same security where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written.
The standard contract size for a single exchange-listed option is 100 shares of the common stock. There are four items needed to identify any option: (1) the underlying security, (2) the expiration month, (3) the strike price and (4) the type (call or put). For example, ten XYZ Co. October 40 call options provide the right to purchase 1,000 shares of XYZ Co. on or before a specified date in October at $40.00 per share. A call option whose strike price is above the current price of the underlying stock is called
“out-of-the-money.”
Most of the options that will be sold by the Trust are expected to be out-of-the-money,
allowing for potential appreciation in addition to the proceeds from the sale of the option. An option whose strike price is below the current price of the underlying stock is called
“in-the-money”
and could be sold by the Trust as a defensive measure to protect against a possible decline in the underlying stock.
The following is a conceptual example of a covered call transaction, making the following assumptions: (1) a common stock currently trading at $37.15 per share; (2) a six-month
call option is written with a strike price of $40.00 (
i.e.
, 7.7% higher than the current market price); and (3) the covered call writer receives $2.45 (or 6.6% of the common stock’s value) as a premium. This example is not meant to represent the performance of any actual common stock, option contract or the Trust itself and does not reflect any transaction costs of entering into or closing out the option position, which could increase losses or reduce gains from covered call transactions. Under this scenario, before giving effect to any change in the price of the stock, the covered call writer receives the premium, representing 6.6% of the common stock’s value, regardless of the stock’s performance over the six-month
period until option expiration. If the stock remains unchanged, the option will expire and there would be a 6.6% return for the six-month
period. See “Tax Matters—Taxation of the Trust—The Trust’s Investments.” If the stock were to decline in price by 6.6%, the strategy would “break-even” thus offering no gain or loss. If the stock were to climb to a price of $40.00 or above, the option would be exercised and the stock would return 7.7% coupled with the option premium of 6.6% for a total return of 14.3%. Under this scenario, the covered call writer would not benefit from any appreciation of the stock above $40.00, and thus be limited to a 14.3% total return. The premium from writing the covered call option serves to offset some of the unrealized loss on the stock in the event that the price of the stock declines, but if the stock were to decline more than 6.6% under this scenario, the covered call writer does not have protection from further declines and the stock could eventually become worthless.
For conventional exchange-listed listed call options, the option’s expiration date can be up to nine months from the date the call options are first listed for trading. Longer-term call options can have expiration dates up to three years from the date of listing. It is anticipated that, under certain circumstances when deemed at the Advisor’s discretion to be in the best interest of the Trust, options that are written against Trust stock holdings will be repurchased in a closing transaction prior to the option’s expiration date, generating a gain or loss in the options. If the options were not to be repurchased, the option holder would exercise their rights and buy the stock from the Trust at the strike price if the stock traded at a higher price than the strike price. In general, when deemed at the Advisor’s discretion to be in the best interests of the Trust, the Trust may enter into transactions, including closing transactions, that would allow it to continue to hold its common stocks rather than allowing them to be called away by the option holders.
Put Options
. Put options are contracts that give the holder of the option, in return for a premium, the right to sell to the writer of the option the security underlying the option at a specified exercise price at any time during the term of the option. Put option strategies may produce a higher return than covered call writing, but may involve a higher degree of risk and potential volatility.
The following is a conceptual example of a put transaction, making the following assumptions: (1) a common stock currently trading at $37.15 per share; (2) a six-month
put option written with a strike price of $35.00 (
i.e.
, 94.21% of the current market price); and (3) the writer receives $1.10 (or 2.96% of the common stock’s value) as a premium. This example is not meant to represent the performance of any actual common stock, option contract or the Trust itself and does not reflect any transaction costs of entering into or closing out the option position, which could increase losses or reduce gains from covered call transactions. Under this scenario, before giving effect to any change in the price of the stock, the put writer receives the premium, representing 2.96% of the common stock’s value, regardless of the stock’s performance over the six-month
period until the option expires. If the stock remains unchanged, appreciates in value or declines less than 5.79% in value, the option will expire and there would be a 2.96% return for the six-month
period. If the stock were to decline by 5.79% or more, the Trust would lose an amount equal to the amount by which the stock’s price declined minus the premium paid to the Trust. The stock’s price could lose its entire value, in which case the Trust would lose $33.90 ($35.00 minus $1.10).
Options on Indices
. The Trust may write index call and put options. Because “index options” includes both options on indices of securities and sectors of securities, all types of index options generally have similar characteristics. Index options differ from options on individual securities because (i) the exercise of an index option requires cash payments and does not involve the actual purchase or sale of securities, (ii) the holder of an index option has the right to receive cash upon exercise of the option if the level of the index upon which the option is based is greater, in the case of a call, or less, in the case of a put, than the exercise price of the option and (iii) index options reflect price fluctuations in a group of securities or segments of the securities market rather than price fluctuations in a single security.

As the writer of an index call or put option, the Trust receives cash (the premium) from the purchaser. The purchaser of an index call option has the right to any appreciation in the value of the index over a fixed price (the exercise price) on or before a certain date in the future (the expiration date). The purchaser of an index put option has the right to any depreciation in the value of the index below a fixed price (the exercise price) on or before a certain date in the future (the expiration date). The Trust, in effect, agrees to sell the potential appreciation (in the case of a call) or accept the potential depreciation (in the case of a put) in the value of the relevant index in exchange for the premium. If, at or before expiration, the purchaser exercises the call or put option written by the Trust, the Trust will pay the purchaser the difference between the cash value of the index and the exercise price of the index option. The premium, the exercise price and the market value of the index determine the gain or loss realized by the Trust as the writer of the index call or put option.
The Trust may execute a closing purchase transaction with respect to an index option it has sold and write another option (with either a different exercise price or expiration date or both). The Trust’s objective in entering into such a closing transaction will be to optimize net index option premiums. The cost of a closing transaction may reduce the net index option premiums realized from writing the index option.
Limitation on Options Writing Strategy
. The Trust may write put and call options, the notional amount of which would be approximately 50% to 60% of the Trust’s total assets, although this percentage may vary from time to time with market conditions. As the Trust writes covered calls over more of its portfolio, its ability to benefit from capital appreciation becomes more limited and the Trust will lose money to the extent that it writes call options that are not covered by securities in its portfolio and the securities or index on which it writes the option appreciates above the exercise price of the option by an amount that exceeds the exercise price of the option.
The number of put and call options on securities the Trust can write is limited by the total assets the Trust holds and further limited by the fact that all options represent 100 share lots of the underlying common stock. In connection with its option writing strategy, the Trust will not write “naked” or uncovered put and call options. Furthermore, the Trust’s exchange-listed option transactions will be subject to limitations established by each of the exchanges, boards of trade or other trading facilities on which such options are traded and cleared. These limitations govern the maximum number of options in each class which may be written or purchased by a single investor or group of investors acting in concert, regardless of whether the options are written or purchased on the same or different exchanges, boards of trade or other trading facilities or are held or written in one or more accounts or through one or more brokers. Thus, the number of options which the Trust may write or purchase may be affected by options written or purchased by other investment advisory clients of the Advisor. An exchange, board of trade or other trading facility may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.
Strategic Transactions
and Other Management Techniques
.
In addition to the options strategy discussed above, the Trust may use a variety of other investment management techniques and instruments. The Trust may purchase and sell futures contracts, enter into various interest rate transactions such as swaps, caps, floors or collars, currency transactions such as currency forward contracts, currency futures contracts, currency swaps or options on currency or currency futures and swap contracts (including, but not limited to, credit default swaps) and may purchase and sell exchange-listed and over-the-counter
(“OTC”) put and call options on securities and swap contracts, financial indices and futures contracts and use other derivative instruments or management techniques (collectively, “Strategic Transactions”). These Strategic Transactions may be used for duration management and other risk management purposes, including to attempt to protect against possible changes in the market value of the Trust’s portfolio resulting from trends in the securities markets and changes in interest rates or to protect the Trust’s unrealized gains in the value of its portfolio securities, to facilitate the sale of portfolio securities for investment purposes, to establish a position in the securities markets as a temporary substitute for purchasing particular securities or to enhance income or gain. There is no particular strategy that requires use of one technique rather than another as the decision to use any particular strategy or instrument is a function of market conditions and the composition of the portfolio. The use of Strategic Transactions to enhance current income may be particularly speculative. The ability of the Trust to use Strategic Transactions successfully will depend on the Advisor’s ability to predict pertinent market movements as well as sufficient correlation among the instruments, which cannot be assured. The use of Strategic Transactions may result in losses greater than if they had not been used, may require the Trust to sell or purchase portfolio securities at inopportune times or for prices other than current market values, may limit the amount of appreciation the Trust can realize on an investment or may cause the Trust to hold a security that it might otherwise sell. Certain provisions of the Code may restrict or affect the ability of the Trust to engage in Strategic Transactions. In addition, the use of certain Strategic Transactions may give rise to taxable income and have certain other consequences.
Other Investments
.
The Trust may invest up to 20% of its total assets in other investments. These investments may include equity securities of issuers that do not pay dividends. In addition, the Trust may, although it has no present intention to do so (except in connection with Strategic Transactions, short sales, repurchase agreements, reverse repurchase agreements, when issued or forward commitment transactions and similar investment strategies), engage in borrowings for investment purposes and/or issue preferred shares as leverage. For more information, see “Investment Policies and Techniques” and “Additional Risk Factors” in the SAI.
Real Estate Investment
Trusts
(
“
REITs
”
)
.
REITs are subject to certain risks which differ from an investment in common stocks. REITs are financial vehicles that pool investors’ capital to purchase or finance real estate. REITs may concentrate their investments in specific geographic areas or in specific property types (
e.g.
, hotels, shopping malls, residential complexes and office buildings). The market value of REIT shares and the ability of REITs to distribute income may be adversely affected by several factors, including rising interest rates, changes in the national, state and local economic climate and real estate conditions, perceptions of prospective tenants of the safety, convenience and attractiveness of the properties, the ability of the owners to provide adequate management, maintenance and insurance, the cost of complying with the Americans with Disabilities Act, increased competition from new properties, the impact of present or future environmental legislation and compliance with environmental laws, changes in real estate taxes and other operating expenses, adverse changes in governmental rules and fiscal policies, adverse changes in zoning laws and other factors beyond the control of the REIT issuers. In addition, distributions received by the Trust from REITs may consist of dividends, capital gains and/or return of capital. As REITs generally pay a higher rate of dividends (on a pre-tax
basis) than operating companies, to the extent application of the Trust’s investment strategy results in the Trust investing in REIT shares, the percentage of the Trust’s dividend income received from REIT shares will likely exceed the percentage of the Trust’s portfolio which is comprised of REIT shares. There are three general categories of REITs: equity REITs, mortgage REITs and hybrid REITs. Equity REITs invest primarily in direct fee ownership or leasehold ownership of real property; they derive most of their income from rents. Mortgage REITs invest mostly in mortgages on real estate, which may secure construction, development or long-term loans, and the main source of their income is mortgage interest payments. Hybrid REITs hold both ownership and mortgage interests in real estate.
Restricted and Illiquid Investments
.
The Trust may invest up to 10% of total assets in privately placed or restricted securities (including in Rule 144A securities, which are privately placed securities purchased by qualified institutional buyers), illiquid securities and securities in which no secondary market is readily available, including those of private companies. Liquidity of an investment relates to the ability to dispose easily of the investment and the price to be obtained upon disposition of the investment, which may be less than would be obtained for a comparable more liquid investment. “Illiquid investments” are investments which cannot be sold within seven days in the ordinary course of business at approximately the value used by the Trust in determining its NAV. Illiquid investments may trade at a discount from comparable, more liquid investments. Illiquid investments are subject to legal or contractual restrictions on disposition or lack an established secondary trading market. Investment of the Trust’s assets in illiquid investments may restrict the ability of the Trust to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities.

Short Sales.
The Trust may make short sales of securities. A short sale is a transaction in which the Trust sells a security it does not own in anticipation that the market price of that security will decline. The Trust may make short sales to hedge positions, for duration and risk management, in order to maintain portfolio flexibility or to enhance income or gain.
When the Trust makes a short sale, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Trust may have to pay a fee to borrow particular securities and is often obligated to pay over to the securities lender any income, distributions or dividends received on such borrowed securities until it returns the security to the securities lender.
The Trust’s obligation to replace the borrowed security will be secured by collateral deposited with the securities lender, usually cash, U.S. Government securities or other liquid assets. Depending on arrangements made with the securities lender regarding payment over of any income, distributions or dividends received by the Trust on such security, the Trust may not receive any payments (including interest) on its collateral deposited with such securities lender.
If the price of the security sold short increases between the time of the short sale and the time the Trust replaces the borrowed security, the Trust will incur a loss; conversely, if the price declines, the Trust will realize a gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. Although the Trust’s gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited.
The Trust may also make short sales “against the box.” Short sales, even if covered, may represent a form of leverage and will create risks. In this type of short sale, at the time of the sale, the Trust owns or has the immediate and unconditional right to acquire at no additional cost the identical security.
The Trust must comply with Rule
18f-4
under the Investment Company Act with respect to its short sale borrowings, which are considered derivatives transactions under the Rule. See “Additional Risk Factors—Risk Factors in Strategic Transactions and Derivatives—Rule
18f-4
Under the Investment Company Act” in the SAI.
Short-Term Debt Securities; and Temporary Defensive Position
. During periods in which the Advisor determines that it is temporarily unable to follow the Trust’s investment strategy or that it is impractical to do so or pending re-investment
of proceeds received in connection with the sale of a security, the Trust may deviate from its investment strategy and invest all or any portion of its assets in cash or cash equivalents. The Advisor’s determination that it is temporarily unable to follow the Trust’s investment strategy or that it is impractical to do so will generally occur only in situations in which a market disruption event has occurred and where trading in the securities selected through application of the Trust’s investment strategy is extremely limited or absent. In such a case, shares of the Trust may be adversely affected and the Trust may not pursue or achieve its investment objectives.
LEVERAGE
The Trust currently does not intend to borrow money or issue debt securities or preferred shares. The Trust is, however, permitted to borrow money or issue debt securities in an amount up to 33
1
⁄
3
% of total assets, and issue preferred shares in an amount up to 50% of its total assets. Although it has no present intention to do so, the Trust reserves the right to borrow money from banks or other financial institutions, or issue debt securities or preferred shares, in the future if it believes that market conditions would be conducive to the successful implementation of a leveraging strategy through borrowing money or issuing debt securities or preferred shares. Any such leveraging will not be fully achieved until the proceeds resulting from the use of leverage have been invested in accordance with the Trust’s investment objectives and policies.

The use of leverage, if employed, can create risks. When leverage is employed, the NAV and market price of the common shares and the yield to holders of common shares will be more volatile than if leverage were not used. Changes in the value of the Trust’s portfolio, including securities bought with the proceeds of leverage, will be borne entirely by the holders of common shares. If there is a net decrease or increase in the value of the Trust’s investment portfolio, leverage will decrease or increase, as the case may be, the NAV per common share to a greater extent than if the Trust did not utilize leverage. A reduction in the Trust’s NAV may cause a reduction in the market price of its shares. Any leveraging strategy the Trust employs may not be successful.
Certain types of leverage the Trust may use may result in the Trust being subject to covenants relating to asset coverage and portfolio composition requirements. The Trust may be subject to certain restrictions on investments imposed by one or more lenders or by guidelines of one or more rating agencies, which may issue ratings for any short-term debt securities or preferred shares issued by the Trust. The terms of any borrowings or rating agency guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the Investment Company Act. The Advisor does not believe that these covenants or guidelines will impede it from managing the Trust’s portfolio in accordance with its investment objectives and policies if the Trust were to utilize leverage.
Under the Investment Company Act, the Trust is not permitted to issue senior securities if, immediately after the issuance of such senior securities, the Trust would have an asset coverage ratio (as defined in the Investment Company Act) of less than 300% with respect to senior securities representing indebtedness (
i.e.
, for every dollar of indebtedness outstanding, the Trust is required to have at least three dollars of assets) or less than 200% with respect to senior securities representing preferred stock (
i.e.
, for every dollar of preferred stock outstanding, the Trust is required to have at least two dollars of assets). The Investment Company Act also provides that the Trust may not declare distributions or purchase its stock (including through tender offers) if, immediately after doing so, it will have an asset coverage ratio of less than 300% or 200%, as applicable. Under the Investment Company Act, certain short-term borrowings (such as for cash management purposes) are not subject to these limitations if (i) repaid within 60 days, (ii) not extended or renewed and (iii) not in excess of 5% of the total assets of the Trust.
Preferred Shares
The Trust is permitted to leverage its portfolio by issuing preferred shares. Under the Investment Company Act, the Trust is not permitted to issue preferred shares if, immediately after such issuance, the liquidation value of the Trust’s outstanding preferred shares exceeds 50% of its assets (including the proceeds from the issuance) less liabilities other than borrowings (
i.e.
, the value of the Trust’s assets must be at least 200% of the liquidation value of its outstanding preferred shares). In addition, the Trust would not be permitted to declare any cash dividend or other distribution on its common shares unless, at the time of such declaration, the value of the Trust’s assets less liabilities other than borrowings is at least 200% of such liquidation value.
The Trust expects that preferred shares, if issued, will pay adjustable rate dividends based on shorter-term interest rates, which would be redetermined periodically by a fixed spread or remarketing process, subject to a maximum rate which would increase over time in the event of an extended period of unsuccessful remarketing. The adjustment period for preferred share dividends could be as short as one day or as long as a year or more. Preferred shares, if issued, could include a liquidity feature that allows holders of preferred shares to have their shares purchased by a liquidity provider in the event that sell orders have not been matched with purchase orders and successfully settled in a remarketing. The Trust expects that it would pay a fee to the provider of this liquidity feature, which would be borne by common shareholders of the Trust. The terms of such liquidity feature could require the Trust to redeem preferred shares still owned by the liquidity provider following a certain period of continuous, unsuccessful remarketing, which may adversely impact the Trust.
If preferred shares are issued, the Trust may, to the extent possible, purchase or redeem preferred shares from time to time to the extent necessary in order to maintain asset coverage of any preferred shares of at least

200%. In addition, as a condition to obtaining ratings on the preferred shares, the terms of any preferred shares issued are expected to include asset coverage maintenance provisions which will require the redemption of the preferred shares in the event of non-compliance
by the Trust and may also prohibit dividends and other distributions on the common shares in such circumstances. In order to meet redemption requirements, the Trust may have to liquidate portfolio securities. Such liquidations and redemptions would cause the Trust to incur related transaction costs and could result in capital losses to the Trust. Prohibitions on dividends and other distributions on the common shares could impair the Trust’s ability to qualify as a regulated investment company (“RIC”) under the Code. If the Trust has preferred shares outstanding, two of the Trustees will be elected by the holders of preferred shares voting separately as a class. The remaining Trustees will be elected by holders of common shares and preferred shares voting together as a single class. In the event the Trust failed to pay dividends on preferred shares for two years, holders of preferred shares would be entitled to elect a majority of the Trustees.
If the Trust issues preferred shares, the Trust expects that it will be subject to certain restrictions imposed by guidelines of one or more rating agencies that may issue ratings for preferred shares issued by the Trust. These guidelines are expected to impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Trust by the Investment Company Act. It is not anticipated that these covenants or guidelines would impede the Advisor from managing the Trust’s portfolio in accordance with the Trust’s investment objectives and policies.
Derivatives
The Trust may enter into derivative transactions that have leverage embedded in them. Derivative transactions that the Trust may enter into and the risks associated with them are described elsewhere in this Prospectus and are also referred to as “Strategic Transactions.” The Trust cannot assure you that investments in derivative transactions that have leverage embedded in them will result in a higher return on its common shares. Under Rule
18f-4
under the Investment Company Act, among other things, the Trust must either use derivatives in a limited manner or comply with an outer limit on fund leverage risk based on value-at-risk.
See “Additional Risk Factors—Risk Factors in Strategic Transactions and Derivatives—Rule
18f-4
Under the Investment Company Act” in the SAI.
Temporary Borrowings
The Trust may also borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions which otherwise might require untimely dispositions of Trust securities.
RISKS
The NAV and market price of, and dividends paid on, the common shares will fluctuate with and be affected by, among other things, the risks of investing in the Trust.
General Risks
Please refer to the section of the Trust’s most recent annual report on Form N-CSR entitled “Trust Investment Objectives, Policies and Risks—Risk Factors,” which is incorporated by reference herein, for a discussion of the general risks of investing in the Trust.

Other Risks
Counterparty Risk
The Trust will be subject to credit risk with respect to the counterparties to the derivative contracts purchased by the Trust. Because derivative transactions in which the Trust may engage may involve instruments that are not traded on an exchange or cleared through a central counterparty but are instead traded between counterparties based on contractual relationships, the Trust is subject to the risk that a counterparty will not perform its obligations under the related contracts. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Trust may experience significant delays in obtaining any recovery in bankruptcy or other reorganization proceedings. The Trust may obtain only a limited recovery, or may obtain no recovery, in such circumstances. Although the Trust intends to enter into transactions only with counterparties that the Advisor believes to be creditworthy, there can be no assurance that, as a result, a counterparty will not default and that the Trust will not sustain a loss on a transaction. In the event of the counterparty’s bankruptcy or insolvency, the Trust’s collateral may be subject to the conflicting claims of the counterparty’s creditors, and the Trust may be exposed to the risk of a court treating the Trust as a general unsecured creditor of the counterparty, rather than as the owner of the collateral.
The counterparty risk for cleared derivatives is generally lower than for uncleared OTC derivative transactions since generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing organization for performance of financial obligations under the derivative contract. However, there can be no assurance that a clearing organization, or its members, will satisfy its obligations to the Trust, or that the Trust would be able to recover the full amount of assets deposited on its behalf with the clearing organization in the event of the default by the clearing organization or the Trust’s clearing broker. In addition, cleared derivative transactions benefit from daily marking-to-market
and settlement, and segregation and minimum capital requirements applicable to intermediaries. Uncleared OTC derivative transactions generally do not benefit from such protections. This exposes the Trust to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Trust to suffer a loss. Such “counterparty risk” is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or where the Trust has concentrated its transactions with a single or small group of counterparties.
In addition, the Trust is subject to the risk that issuers of the instruments in which it invests and trades may default on their obligations under those instruments, and that certain events may occur that have an immediate and significant adverse effect on the value of those instruments. There can be no assurance that an issuer of an instrument in which the Trust invests will not default, or that an event that has an immediate and significant adverse effect on the value of an instrument will not occur, and that the Trust will not sustain a loss on a transaction as a result.
Defensive Investing Risk
For defensive purposes, the Trust may allocate assets into cash or short-term fixed-income securities without limitation. In doing so, the Trust may succeed in avoiding losses but may otherwise fail to achieve its investment objectives. Further, the value of short-term fixed-income securities may be affected by changing interest rates and by changes in credit ratings of the investments. If the Trust holds cash uninvested it will be subject to the credit risk of the depository institution holding the cash.
Issuer Risk
The value of a security may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage, reduced demand for the issuer’s goods and services, historical and prospective earnings of the issuer and the value of the assets of the issuer. The amount of a dividend may decline for reasons related to an issuer, such as changes in an issuer’s financial condition or a decision by the issuer to pay a lower dividend.
Inflation Risk
Inflation risk is the risk that the value of assets or income from investment will be worth less in the future, as inflation decreases the value of money. Inflation rates may change frequently and drastically as a result of various factors, including unexpected shifts in the domestic or global economy. As inflation increases, the real value of the common shares and distributions on those shares can decline. In addition, during any periods of rising inflation, interest rates on any borrowings by the Trust would likely increase, which would tend to further reduce returns to the holders of common shares.
Deflation Risk
Deflation risk is the risk that prices throughout the economy decline over time, which may have an adverse effect on the market valuation of companies, their assets and their revenues. In addition, deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Trust’s portfolio.
Legal, Tax and Regulatory Risks
Legal, tax and regulatory changes could occur that may have material adverse effects on the Trust.
To qualify for the favorable U.S. federal income tax treatment generally accorded to RICs, the Trust must, among other things, derive in each taxable year at least 90% of its gross income from certain prescribed sources and distribute for each taxable year at least 90% of its “investment company taxable income” (generally, ordinary income plus the excess, if any, of net short-term capital gain over net long-term capital loss). If for any taxable year the Trust does not qualify as a RIC, all of its taxable income for that year (including its net capital gain) would be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions would be taxable as ordinary dividends to the extent of the Trust’s current and accumulated earnings and profits.
The Biden presidential administration has called for significant changes to U.S. fiscal, tax, trade, healthcare, immigration, foreign, and government regulatory policy. In this regard, there is significant uncertainty with respect to legislation, regulation and government policy at the federal level, as well as the state and local levels. Recent events have created a climate of heightened uncertainty and introduced new and difficult-to-quantify
macroeconomic and political risks with potentially
far-reaching
implications. There has been a corresponding meaningful increase in the uncertainty surrounding interest rates, inflation, foreign exchange rates, trade volumes and fiscal and monetary policy. To the extent the U.S. Congress or the current presidential administration implements changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, corporate taxes, healthcare, the U.S. regulatory environment, inflation and other areas. Although the Trust cannot predict the impact, if any, of these changes to the Trust’s business, they could adversely affect the Trust’s business, financial condition, operating results and cash flows. Until the Trust knows what policy changes are made and how those changes impact the Trust’s business and the business of the Trust’s competitors over the long term, the Trust will not know if, overall, the Trust will benefit from them or be negatively affected by them.
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service (“IRS”) and the U.S. Treasury Department. Revisions in U.S. federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.

LIBOR Risk
The Trust may be exposed to financial instruments that are tied to the London Interbank Offered Rate (“LIBOR”) to determine payment obligations, financing terms, hedging strategies or investment value. The Trust’s investments may pay interest at floating rates based on LIBOR or may be subject to interest caps or floors based on LIBOR. The Trust may also obtain financing at floating rates based on LIBOR. Derivative instruments utilized by the Trust may also reference LIBOR.
The United Kingdom’s Financial Conduct Authority announced a phase out of LIBOR such that after June 30, 2023, the overnight,
1-month,
3-month,
6-month
and
12-month
U.S. dollar LIBOR settings will cease to be published or will no longer be representative. All other LIBOR settings and certain other interbank offered rates, such as the Euro Overnight Index Average, ceased to be published or representative after December 31, 2021. The Secured Overnight Financing Rate (“SOFR”) is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities in the repurchase agreement (“repo”) market and has been used increasingly on a voluntary basis in new instruments and transactions. On December 16, 2022, the Federal Reserve Board adopted regulations implementing the Adjustable Interest Rate Act, which provides a statutory fallback mechanism to replace LIBOR, by identifying benchmark rates based on SOFR that will replace LIBOR in certain financial contracts after June 30, 2023. These regulations apply only to contracts governed by U.S. law, among other limitations. The regulations include provisions that (i) provide a safe harbor for selection or use of a replacement benchmark rate selected by the Federal Reserve Board; (ii) clarify who may choose the replacement benchmark rate selected by the Federal Reserve Board; and (iii) ensure that contracts adopting a replacement benchmark rate selected by the Federal Reserve Board will not be interrupted or terminated following the replacement of LIBOR.
Neither the effect of the LIBOR transition process nor its ultimate success can yet be known. While some existing LIBOR-based instruments may contemplate a scenario where LIBOR is no longer available by providing for an alternative rate-setting methodology, there may be significant uncertainty regarding the effectiveness of any such alternative methodologies to replicate LIBOR. Not all existing LIBOR-based instruments may have alternative rate-setting provisions and there remains uncertainty regarding the willingness and ability of issuers to add alternative rate-setting provisions in certain existing instruments. Parties to contracts, securities or other instruments using LIBOR may disagree on transition rates or the application of transition regulation, potentially resulting in uncertainty of performance and the possibility of litigation. The Trust may have instruments linked to other interbank offered rates that may also cease to be published in the future.
Risk Associated with Recent Market Events
While interest rates have been historically low in recent years in the United States and abroad, inflation rates have recently risen significantly and the Federal Reserve and other central banks have recently begun raising interest rates to address inflation which, among other factors, has led to markets to experiencing high volatility. A significant increase in interest rates may cause a further decline in the market for equity securities and could lead to a recession. Further, regulators have expressed concern that rate increases may contribute to price volatility. The impact of inflation and the recent actions of the Federal Reserve have led to market volatility and may negatively affect the value of debt instruments held by the Trust and result in a negative impact on the Trust’s performance. See “Risks—Inflation Risk.”
In addition, the current contentious domestic political environment, as well as political and diplomatic events in the United States and abroad, such as presidential elections in the United States or the U.S. government’s inability at times to agree on a long-term budget and deficit reduction plan, has in the past resulted, and may in the future result, in adverse consequences (including a government shutdown) to the U.S. regulatory landscape, the general market environment and/or investment sentiment, which could negatively impact the Trust’s investments and operations. Such adverse consequences may affect investor and/or consumer confidence and may adversely impact financial markets and the broader economy, potentially to a significant degree. In recent years, some countries, including the United States, have adopted and/or are considering the adoption of more protectionist trade policies. A rise in protectionist trade policies, and the possibility of changes to some international trade agreements, could affect the economies of many nations in ways that cannot necessarily be foreseen at the present time. In addition, geopolitical and other risks, including environmental and public health, may add to instability in world economies and markets generally. Economies and financial markets throughout the world are becoming increasingly interconnected. As a result, whether or not the Trust invests in securities of issuers located in or with significant exposure to countries experiencing economic, political and/or financial difficulties, the value and liquidity of the Trust’s investments may be negatively affected by such events.
An outbreak of an infectious coronavirus
(COVID-19)
that was first detected in December 2019 developed into a global pandemic that has resulted in numerous disruptions in the market and has had significant economic impact leaving general concern and uncertainty. Although vaccines have been developed and approved for use by various governments, the duration of the pandemic and its effects cannot be predicted with certainty. The impact of this coronavirus, and other epidemics and pandemics that may arise in the future, could affect the economies of many nations, individual companies and the market in general ways that cannot necessarily be foreseen at the present time.
Economic and Monetary Union (“EMU”) and Redenomination Risk
As the European debt crisis progressed, the possibility of one or more Eurozone countries exiting the EMU, or even the collapse of the Euro as a common currency, arose, creating significant volatility at times in currency and financial markets generally. The effects of the collapse of the Euro, or of the exit of one or more countries from the EMU, on the U.S. and global economy and securities markets are impossible to predict and any such events could have a significant adverse impact on the value and risk profile of the Trust’s portfolio. Any partial or complete dissolution of the EMU could have significant adverse effects on currency and financial markets, and on the values of the Trust’s portfolio investments. If one or more EMU countries were to stop using the Euro as its primary currency, the Trust’s investments in such countries may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, securities or other investments that are redenominated may be subject to foreign currency risk, illiquidity risk and valuation risk to a greater extent than similar investments currently denominated in Euros. To the extent a currency used for redenomination purposes is not specified in respect of certain EMU-related investments, or should the Euro cease to be used entirely, the currency in which such investments are denominated may be unclear, making such investments particularly difficult to value or dispose of. The Trust may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities.
Market Disruption and Geopolitical Risk
The occurrence of events similar to those in recent years, such as the aftermath of the war in Iraq, instability in Afghanistan, Pakistan, Egypt, Libya, Syria, Russia, Ukraine and the Middle East, new and ongoing epidemics and pandemics of infectious diseases and other global health events, natural/environmental disasters, terrorist attacks in the United States and around the world, social and political discord, debt crises (such as the Greek crisis), sovereign debt downgrades, increasingly strained relations between the United States and a number of foreign countries, including historical adversaries, such as North Korea, Iran, China and Russia, and the international community generally, new and continued political unrest in various countries, such as Venezuela and Spain, the exit or potential exit of one or more countries from the European Union (“EU”) or the European Monetary Union, continued changes in the balance of political power among and within the branches of the U.S. government, among others, may result in market volatility, may have long term effects on the U.S. and worldwide financial markets, and may cause further economic uncertainties in the United States and worldwide.
Russia launched a large-scale invasion of Ukraine on February 24, 2022. The extent and duration of the military action, resulting sanctions and resulting future market disruptions, including declines in its stock markets and the value of the ruble against the U.S. dollar, in the region are impossible to predict, but could be significant. Any such disruptions caused by Russian military action or other actions (including cyberattacks and espionage) or resulting actual and threatened responses to such activity, including purchasing and financing restrictions, boycotts or changes in consumer or purchaser preferences, sanctions, tariffs or cyberattacks on the Russian government, Russian companies or Russian individuals, including politicians, could have a severe adverse effect on Russia and the European region, including significant negative impacts on the Russian economy, the European economy and the markets for certain securities and commodities, such as oil and natural gas, and may likely have collateral impacts on such sectors globally as well as other sectors. How long such military action and related events will last cannot be predicted.
China and the United States have each imposed tariffs on the other country’s products. These actions may cause a significant reduction in international trade, the oversupply of certain manufactured goods, substantial price reductions of goods and possible failure of individual companies and/or large segments of China’s export industry, which could have a negative impact on the Trust’s performance. U.S. companies that source material and goods from China and those that make large amounts of sales in China would be particularly vulnerable to an escalation of trade tensions. Uncertainty regarding the outcome of the trade tensions and the potential for a trade war could cause the U.S. dollar to decline against safe haven currencies, such as the Japanese yen and the euro. Events such as these and their consequences are difficult to predict and it is unclear whether further tariffs may be imposed or other escalating actions may be taken in the future.
On January 31, 2020, the United Kingdom (“UK”) officially withdrew from the EU (commonly known as “Brexit”). The UK and EU reached a preliminary trade agreement, which became effective on January 1, 2021, regarding the terms of their future trading relationship relating principally to the trading of goods; however, negotiations are ongoing for matters not covered by the agreement, such as the trade of financial services. Due to uncertainty of the current political environment, it is not possible to foresee the form or nature of the future trading relationship between the UK and the EU. The longer term economic, legal, political and social framework to be put in place between the UK and the EU remains unclear and the ongoing political and economic uncertainty and periods of exacerbated volatility in both the UK and in wider European markets may continue for some time. In particular, Brexit may lead to a call for similar referendums in other European jurisdictions which may cause increased economic volatility in the European and global markets and may destabilize some or all of the other EU member countries. This uncertainty may have an adverse effect on the economy generally and on the ability of the Trust and its investments to execute their respective strategies, to receive attractive returns and/or to exit certain investments at an advantageous time or price. In particular, currency volatility may mean that the returns of the Trust and its investments are adversely affected by market movements and may make it more difficult, or more expensive, if the Trust elects to execute currency hedges. Potential decline in the value of the British Pound and/or the Euro against other currencies, along with the potential downgrading of the UK’s sovereign credit rating, may also have an impact on the performance of portfolio companies or investments located in the UK or Europe. In light of the above, no definitive assessment can currently be made regarding the impact that Brexit will have on the Trust, its investments or its organization more generally.
Cybersecurity incidents affecting particular companies or industries may adversely affect the economies of particular countries, regions or parts of the world in which the Trust invests.
The occurrence of any of these above events could have a significant adverse impact on the value and risk profile of the Trust’s portfolio. The Trust does not know how long the securities markets may be affected by similar events and cannot predict the effects of similar events in the future on the U.S. economy and securities markets. There can be no assurance that similar events and other market disruptions will not have other material and adverse implications.

Regulation and Government Intervention Risk
Federal, state, and other governments, their regulatory agencies or self-regulatory organizations may take actions that affect the regulation of the issuers in which the Trust invests in ways that are unforeseeable. Legislation or regulation may also change the way in which the Trust is regulated. Such legislation or regulation could limit or preclude the Trust’s ability to achieve its investment objectives.
In light of popular, political and judicial focus on finance related consumer protection, financial institution practices are also subject to greater scrutiny and criticism generally. In the case of transactions between financial institutions and the general public, there may be a greater tendency toward strict interpretation of terms and legal rights in favor of the consuming public, particularly where there is a real or perceived disparity in risk allocation and/or where consumers are perceived as not having had an opportunity to exercise informed consent to the transaction. In the event of conflicting interests between retail investors holding common shares of a closed-end
investment company such as the Trust and a large financial institution, a court may similarly seek to strictly interpret terms and legal rights in favor of retail investors.
The Trust may be affected by governmental action in ways that are not foreseeable, and there is a possibility that such actions could have a significant adverse effect on the Trust and its ability to achieve its investment objectives.
Investment Company Act
Regulations
.
The Trust is a registered
closed-end
management investment company and as such is subject to regulations under the Investment Company Act. Generally speaking, any contract or provision thereof that is made, or where performance involves a violation of the Investment Company Act or any rule or regulation thereunder is unenforceable by either party unless a court finds otherwise.
Failures of Futures Commission Merchants and Clearing Organizations Risk
The Trust is required to deposit funds to margin open positions in cleared derivative instruments (both futures and swaps) with a clearing broker registered as a “futures commission merchant” (“FCM”). The Commodity Exchange Act (“CEA”) requires an FCM to segregate all funds received from customers with respect to any orders for the purchase or sale of U.S. domestic futures contracts and cleared swaps from the FCM’s proprietary assets. Similarly, the CEA requires each FCM to hold in a separate secure account all funds received from customers with respect to any orders for the purchase or sale of foreign futures contracts and segregate any such funds from the funds received with respect to domestic futures contracts. However, all funds and other property received by an FCM from its customers are held by an FCM on a commingled basis in an omnibus account and amounts in excess of assets posted to the clearing organization may be invested by an FCM in certain instruments permitted under the applicable regulation. There is a risk that assets deposited by the Trust with any FCM as margin for futures contracts or commodity options may, in certain circumstances, be used to satisfy losses of other clients of the Trust’s FCM. In addition, the assets of the Trust posted as margin against both swaps and futures contracts may not be fully protected in the event of the FCM’s bankruptcy.
Regulation as a “Commodity Pool”
The Commodity Futures Trading Commission (“CFTC”) subjects advisers to registered investment companies to regulation by the CFTC if a fund that is advised by the investment adviser either (i) invests, directly or indirectly, more than a prescribed level of its liquidation value in CFTC-regulated futures, options and swaps (“CFTC Derivatives”), or (ii) markets itself as providing investment exposure to such instruments. To the extent the Trust uses CFTC Derivatives, it intends to do so below such prescribed levels and will not market itself as a “commodity pool” or a vehicle for trading such instruments. Accordingly, the Advisor has claimed an exclusion from the definition of the term “commodity pool operator” under the CEA pursuant to Rule 4.5 under the CEA. The Advisor is not, therefore, subject to registration or regulation as a “commodity pool operator” under the CEA in respect of the Trust.

Decision-Making Authority Risk
Investors have no authority to make decisions or to exercise business discretion on behalf of the Trust, except as set forth in the Trust’s governing documents. The authority for all such decisions is generally delegated to the Board, which in turn, has delegated the day-to-day
management of the Trust’s investment activities to the Advisor, subject to oversight by the Board.
Management Risk
The Trust is subject to management risk because it is an actively managed investment portfolio. The Advisor and the individual portfolio managers will apply investment techniques and risk analyses in making investment decisions for the Trust, but there can be no guarantee that these will produce the desired results. The Trust may be subject to a relatively high level of management risk because the Trust may invest in derivative instruments, which may be highly specialized instruments that require investment techniques and risk analyses different from those associated with equities and bonds.
Reliance on the Advisor Risk
The Trust is dependent upon services and resources provided by the Advisor, and therefore the Advisor’s parent, BlackRock. The Advisor is not required to devote its full time to the business of the Trust and there is no guarantee or requirement that any investment professional or other employee of the Advisor will allocate a substantial portion of his or her time to the Trust. The loss of one or more individuals involved with the Advisor could have a material adverse effect on the performance or the continued operation of the Trust. For additional information on the Advisor and BlackRock, see “Management of the Trust—Investment Advisor.”
Reliance on Service Providers Risk
The Trust must rely upon the performance of service providers to perform certain functions, which may include functions that are integral to the Trust’s operations and financial performance. Failure by any service provider to carry out its obligations to the Trust in accordance with the terms of its appointment, to exercise due care and skill or to perform its obligations to the Trust at all as a result of insolvency, bankruptcy or other causes could have a material adverse effect on the Trust’s performance and returns to shareholders. The termination of the Trust’s relationship with any service provider, or any delay in appointing a replacement for such service provider, could materially disrupt the business of the Trust and could have a material adverse effect on the Trust’s performance and returns to shareholders.
Information Technology Systems Risk
The Trust is dependent on the Advisor for certain management services as well as back-office functions. The Advisor depends on information technology systems in order to assess investment opportunities, strategies and markets and to monitor and control risks for the Trust. It is possible that a failure of some kind which causes disruptions to these information technology systems could materially limit the Advisor’s ability to adequately assess and adjust investments, formulate strategies and provide adequate risk control. Any such information technology-related difficulty could harm the performance of the Trust. Further, failure of the back-office functions of the Advisor to process trades in a timely fashion could prejudice the investment performance of the Trust.
Cyber Security Risk
With the increased use of technologies such as the Internet to conduct business, the Trust is susceptible to operational, information security and related risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems (
e.g.
, through “hacking” or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service
attacks on websites (
i.e.
, efforts to make network services unavailable to intended users). Cyber security failures by or breaches of the Advisor and other service providers (including, but not limited to, fund accountants, custodians, transfer agents and administrators), and the issuers of securities in which the Trust invests, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, interference with the Trust’s ability to calculate its NAV, impediments to trading, the inability of shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. While the Trust has established business continuity plans in the event of, and risk management systems to prevent, such cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, the Trust cannot control the cyber security plans and systems put in place by service providers to the Trust and issuers in which the Trust invests. As a result, the Trust or its shareholders could be negatively impacted.
Misconduct of Employees and of Service Providers Risk
Misconduct or misrepresentations by employees of the Advisor or the Trust’s service providers could cause significant losses to the Trust. Employee misconduct may include binding the Trust to transactions that exceed authorized limits or present unacceptable risks and unauthorized trading activities, concealing unsuccessful trading activities (which, in any case, may result in unknown and unmanaged risks or losses) or making misrepresentations regarding any of the foregoing. Losses could also result from actions by the Trust’s service providers, including, without limitation, failing to recognize trades and misappropriating assets. In addition, employees and service providers may improperly use or disclose confidential information, which could result in litigation or serious financial harm, including limiting the Trust’s business prospects or future marketing activities. Despite the Advisor’s due diligence efforts, misconduct and intentional misrepresentations may be undetected or not fully comprehended, thereby potentially undermining the Advisor’s due diligence efforts. As a result, no assurances can be given that the due diligence performed by the Advisor will identify or prevent any such misconduct.
Potential Conflicts of Interest of the Advisor and Others
The investment activities of BlackRock, the ultimate parent company of the Advisor, and its affiliates, which include the Investment Advisor and PNC Financial Services Group, Inc. (“Affiliates”), in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Trust and its shareholders. BlackRock and its Affiliates provide investment management services to other funds and discretionary managed accounts that may follow investment programs similar to that of the Trust. Subject to the requirements of the Investment Company Act, BlackRock and its Affiliates intend to engage in such activities and may receive compensation from third parties for their services. None of BlackRock or its Affiliates are under any obligation to share any investment opportunity, idea or strategy with the Trust. As a result, BlackRock and its Affiliates may compete with the Trust for appropriate investment opportunities. The results of the Trust’s investment activities, therefore, may differ from those of an Affiliate or another account managed by an Affiliate and it is possible that the Trust could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. BlackRock has adopted policies and procedures designed to address potential conflicts of interest. For additional information about potential conflicts of interest and the way in which BlackRock addresses such conflicts, please see “Conflicts of Interest” and “Management of the Trust—Portfolio Management—Potential Material Conflicts of Interest” in the SAI.

Special Risks for Holders of Rights
There is a risk that performance of the Trust may result in the common shares purchasable upon exercise of the rights being less attractive to investors at the conclusion of the subscription period. This may reduce or eliminate the value of the rights. Investors who receive rights may find that there is no market to sell rights they do not wish to exercise. If investors exercise only a portion of the rights, common shares may trade at less favorable prices than larger offerings for similar securities.
Portfolio Turnover Risk
The Trust’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Trust. A higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Trust. High portfolio turnover may result in an increased realization of net short-term capital gains by the Trust which, when distributed to common shareholders, will be taxable as ordinary income. Additionally, in a declining market, portfolio turnover may create realized capital losses.
Anti-Takeover Provisions Risk
The Trust’s Agreement and Declaration of Trust and Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Trust or convert the Trust to open-end
status or to change the composition of the Board. Such provisions could limit the ability of shareholders to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Trust. See “Certain Provisions in the Agreement and Declaration of Trust and Bylaws.”
HOW THE TRUST MANAGES RISK
Investment Limitations
The Trust has adopted certain investment limitations designed to limit investment risk. Some of these limitations are fundamental and thus may not be changed without the approval of the holders of a majority of the outstanding common shares. See “Investment Objectives and Policies—Investment Restrictions” in the SAI.
The restrictions and other limitations set forth throughout this Prospectus and in the SAI apply only at the time of purchase of securities and will not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of the acquisition of securities.
Management of Investment Portfolio and Capital Structure to Limit Leverage Risk
The Trust may take certain actions if short-term interest rates increase or market conditions otherwise change (or the Trust anticipates such an increase or change) and any leverage the Trust may have outstanding begins (or is expected) to adversely affect common shareholders. In order to attempt to offset such a negative impact of any outstanding leverage on common shareholders, the Trust may shorten the average maturity of its investment portfolio (by investing in short-term securities) or may reduce any indebtedness that it may have incurred. The success of any such attempt to limit leverage risk depends on the Advisor’s ability to accurately predict interest rate or other market changes. Because of the difficulty of making such predictions, the Trust may never attempt to manage its capital structure in the manner described in this paragraph.
If market conditions suggest that employing leverage, or employing additional leverage if the Trust already has outstanding leverage, would be beneficial, the Trust may enter into one or more credit facilities, increase any existing credit facilities, sell preferred shares or engage in additional leverage transactions, subject to the restrictions of the Investment Company Act.

Strategic Transactions
The Trust may use certain Strategic Transactions designed to limit the risk of price fluctuations of securities and to preserve capital. These Strategic Transactions include using swaps, financial futures contracts, options on financial futures or options based on either an index of long-term securities, or on securities whose prices, in the opinion of the Advisor, correlate with the prices of the Trust’s investments. There can be no assurance that Strategic Transactions will be used or used effectively to limit risk, and Strategic Transactions may be subject to their own risks.
MANAGEMENT OF THE TRUST
Trustees and Officers
The Board is responsible for the overall management of the Trust, including supervision of the duties performed by the Advisor. There are ten Trustees. A majority of the Trustees are Independent Trustees of the Trust. The name and business address of the Trustees and officers of the Trust and their principal occupations and other affiliations during the past five years are set forth under “Management of the Trust” in the SAI.
Investment Advisor
The Advisor is responsible for the management of the Trust’s portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operation of the Trust. The Advisor, located at 100 Bellevue Parkway, Wilmington, Delaware 19809, is a wholly-owned subsidiary of BlackRock.
BlackRock is one of the world’s largest publicly-traded investment management firms. As of March 31, 2023, BlackRock’s assets under management were approximately $9.090 trillion. BlackRock has over 30 years of experience managing closed-end
products and, as of March 31, 2023, advised a registered
closed-end
family of 51 active exchange-traded funds with approximately $47.20 billion in managed assets.
BlackRock is independent in ownership and governance, with no single majority shareholder and a majority of independent directors.
Investment Philosophy
The Advisor is responsible for implementing the Trust’s overall strategy, including the allocation and periodic reallocation of the Trust’s assets among the common stocks in which the Trust invests and implementation of the Trust’s option strategy. In this capacity, the Advisor will seek to invest the Trust’s assets in the common stocks of issuers selected through application of the Trust’s investment strategy as well as writing (selling) covered options on securities, indices, sectors and baskets of securities.
Portfolio Managers
The members of the portfolio management team who are primarily responsible for the day-to-day
management of the Trust’s portfolio are as follows:
Christopher M. Accettella
, Director, is a member of the Equity Derivatives team within BlackRock’s Fundamental Active Equity division. He is a portfolio manager for equity derivatives overlay and hedging assignments, including BlackRock’s equity closed-end
funds. Prior to joining BlackRock in 2005, Mr. Accettella was an institutional sales trader with American Technology Research. From 2001 to 2003, he was with Deutsche Asset Management where he was responsible for derivatives and program trading. Prior to that, he was a senior associate in the Pacific Basin Equity Group at Scudder Investments Singapore Limited. Mr. Accettella began his investment career in 1997 as a portfolio analyst in the European Equity group of Scudder Kemper Investments, Inc.

Kyle G. McClements
, CFA, Managing Director, is Head of the Equity Derivatives team within BlackRock’s Fundamental Equity division. He is a portfolio manager for equity derivatives overlay and hedging assignments, including BlackRock’s closed-end
funds. Mr. McClements’ service with the firm dates back to 2004, including his years with State Street Research & Management (SSRM), which merged with BlackRock in 2005. At SSRM, Mr. McClements was a Vice President and senior derivatives strategist responsible for equity derivative strategy and trading in the Quantitative Equity Group at State Street Research. Prior to joining State Street Research in 2004, Mr. McClements was a senior trader/analyst at Deutsche Asset Management, responsible for derivatives, equity program, technology and energy sector, and foreign exchange trading. Mr. McClements began his career in 1994 as a derivatives analyst with Donaldson Lufkin & Jenrette responsible for pricing and performance analytics for the derivatives trading desk.
Tony DeSpirito
, Managing Director, is Chief Investment Officer of U.S. Fundamental Active Equity. He is also lead portfolio manager of the BlackRock Equity Dividend portfolios. Mr. DeSpirito joined BlackRock in 2014. He was previously a Managing Principal, portfolio manager, and member of the Executive Committee at Pzena Investment Management, where he was responsible for a suite of long-only value products and two hedge fund portfolios. Mr. DeSpirito has managed value equity assets since 1996, serving as a portfolio manager for the John Hancock Classic Value, PACE Large Company Value, and Vanguard Windsor funds
.
David Zhao
, Managing Director, is Co-Director of Research for the US Income & Value team within the Fundamental Active Equity business. Mr. Zhao joined BlackRock in 2016. He was previously a Global Equity Senior Research Analyst and Principal at Pzena Investment Management covering technology, US banks/brokers, medical technology, non-life insurance, financial technology and select industrials.
The SAI provides additional information about other accounts managed by the portfolio management team, the compensation of each portfolio manager and the ownership of the Trust’s securities by each portfolio manager.
Investment Management Agreement
Pursuant to an investment management agreement between the Advisor and the Trust (the “Investment Management Agreement”), the Trust has agreed to pay the Advisor a monthly management fee at an annual rate equal to 0.80% of the average weekly value of the Trust’s net assets.
A discussion regarding the basis for the approval of the Investment Management Agreement by the Board is available in the Trust’s Semi-Annual Report to shareholders for the period ended June 30, 2022.
Except as otherwise described in this Prospectus, the Trust pays, in addition to the fees paid to the Advisor, all other costs and expenses of its operations, including compensation of its Trustees (other than those affiliated with the Advisor), custodian, leveraging expenses, transfer and dividend disbursing agent expenses, legal fees, rating agency fees, listing fees and expenses, expenses of independent auditors, expenses of repurchasing shares, expenses of preparing, printing and distributing shareholder reports, notices, proxy statements and reports to governmental agencies and taxes, if any.
The Trust and the Advisor have entered into the Fee Waiver Agreement, pursuant to which the Advisor has contractually agreed to waive the management fee with respect to any portion of the Trust’s assets attributable to investments in any equity and fixed-income mutual funds and ETFs managed by the Advisor or its affiliates that have a contractual fee, through June 30, 2024. In addition, pursuant to the Fee Waiver Agreement, the Advisor has contractually agreed to waive its management fees by the amount of investment advisory fees the Trust pays to the Advisor indirectly through its investment in money market funds advised by the Advisor or its affiliates, through June 30, 2024. The Fee Waiver Agreement may be continued from year to year thereafter, provided that such continuance is specifically approved by the Advisor and the Trust (including by a majority of the Trust’s Independent Trustees). Neither the Advisor nor the Trust is obligated to extend the Fee Waiver Agreement. The

Fee Waiver Agreement may be terminated at any time, without the payment of any penalty, only by the Trust (upon the vote of a majority of the Independent Trustees or a majority of the outstanding voting securities of the Trust), upon 90 days’ written notice by the Trust to the Advisor.
Administration and Accounting Services
State Street Bank and Trust Company provides certain administration and accounting services to the Trust pursuant to an Administration and Fund Accounting Services Agreement (the “Administration Agreement”). Pursuant to the Administration Agreement, State Street Bank and Trust Company provides the Trust with, among other things, customary fund accounting services, including computing the Trust’s NAV and maintaining books, records and other documents relating to the Trust’s financial and portfolio transactions, and customary fund administration services, including assisting the Trust with regulatory filings, tax compliance and other oversight activities. For these and other services it provides to the Trust, State Street Bank and Trust Company is paid a monthly fee from the Trust at an annual rate ranging from 0.0075% to 0.015% of the Trust’s managed assets, along with an annual fixed fee ranging from $0 to $10,000 for the services it provides to the Trust.
Custodian and Transfer Agent
The custodian of the assets of the Trust is State Street Bank and Trust Company, whose principal business address is One Lincoln Street, Boston, Massachusetts 02111. The custodian is responsible for, among other things, receipt of and disbursement of funds from the Trust’s accounts, establishment of segregated accounts as necessary, and transfer, exchange and delivery of Trust portfolio securities.
Computershare Trust Company, N.A., whose principal business address is 150 Royall Street, Canton, Massachusetts 02021, serves as the Trust’s transfer agent with respect to the common shares.
Independent Registered Public Accounting Firm
Deloitte & Touche LLP, whose principal business address is 200 Berkeley Street, Boston, Massachusetts 02116, is the independent registered public accounting firm of the Trust and is expected to render an opinion annually on the financial statements of the Trust.
NET ASSET VALUE
The NAV of the Trust’s common shares will be computed based upon the value of the Trust’s portfolio securities and other assets. NAV per common share will be determined as of the close of the regular trading session on the NYSE (normally 4:00 p.m., Eastern time) on each business day on which the NYSE is open for trading. The Trust calculates NAV per common share by subtracting the Trust’s liabilities (including accrued expenses, dividends payable and any borrowings of the Trust), and the liquidation value of any outstanding preferred shares of the Trust from the Trust’s total assets (the value of the securities the Trust holds plus cash or other assets, including interest accrued but not yet received) and dividing the result by the total number of common shares of the Trust outstanding.
Valuation of assets held by the Trust is as follows:
Equity Investments
. Equity securities traded on a recognized securities exchange (
e.g.
, NYSE), on separate trading boards of a securities exchange or through a market system that provides contemporaneous transaction pricing information (each, an “Exchange”) are valued using information obtained via independent pricing services generally at the Exchange closing price or if an Exchange closing price is not available, the last traded price on that Exchange prior to the time as of which the assets or liabilities are valued. However, under certain circumstances, other means of determining current market value may be used. If an equity security is traded on more than one Exchange, the current market value of the security where it is primarily traded generally will be used. In the event that there are no sales involving an equity security held by the Trust on a day on which the

Trust values such security, the last bid (long positions) or ask (short positions) price, if available, will be used as the value of such security. If the Trust holds both long and short positions in the same security, the last bid price will be applied to securities held long and the last ask price will be applied to securities sold short. If no bid or ask price is available on a day on which the Trust values such security, the prior day’s price will be used, unless the Advisor determines that such prior day’s price no longer reflects the fair value of the security, in which case such asset would be treated as a Fair Value Asset (as defined below).
Fixed-Income Investments.
Fixed-income securities for which market quotations are readily available are generally valued using such securities’ current market value. The Trust values fixed-income portfolio securities using the last available bid prices or current market quotations provided by dealers or prices (including evaluated prices) supplied by the Trust’s approved independent third-party pricing services, each in accordance with the Advisor’s policies and procedures (the “Valuation Procedures”). The pricing services may use matrix pricing or valuation models that utilize certain inputs and assumptions to derive values, including transaction data (
e.g.
, recent representative bids and offers), credit quality information, perceived market movements, news, and other relevant information and by other methods, which may include consideration of: yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; general market conditions; and/or other factors and assumptions. Pricing services generally value fixed-income securities assuming orderly transactions of an institutional round lot size, but the Trust may hold or transact in such securities in smaller, odd lot sizes. Odd lots may trade at lower prices than institutional round lots. The amortized cost method of valuation may be used with respect to debt obligations with 60 days or less remaining to maturity unless such method does not represent fair value. Certain fixed-income investments including asset-backed and mortgage-related securities may be valued based on valuation models that consider the estimated cash flows of each tranche of the issuer, establish a benchmark yield and develop an estimated tranche specific spread to the benchmark yield based on the unique attributes of the tranche.
Options, Futures, Swaps and Other Derivatives.
Exchange-traded equity options for which market quotations are readily available are valued at the mean of the last bid and ask prices as quoted on the Exchange or the board of trade on which such options are traded. In the event that there is no mean price available for an exchange-traded equity option held by the Trust on a day on which the Trust values such option, the last bid (long positions) or ask (short positions) price, if available, will be used as the value of such option. If no bid or ask price is available on a day on which the Trust values such option, the prior day’s price will be used, unless the Advisor determines that such prior day’s price no longer reflects the fair value of the option in which case such option will be treated as a fair value asset. OTC derivatives may be valued using a mathematical model which may incorporate a number of market data factors. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price or settle price as of the close of such exchanges. Swap agreements and other derivatives are generally valued daily based upon quotations from market makers or by a pricing service in accordance with the Valuation Procedures.
Underlying
Funds
.
Shares of underlying
open-end
funds (including money market funds) are valued at NAV. Shares of underlying exchange-traded closed-end
funds or other ETFs will be valued at their most recent closing price.
General Valuation Information.
In determining the market value of portfolio investments, the Trust may employ independent third-party pricing services, which may use, without limitation, a matrix or formula method that takes into consideration market indexes, matrices, yield curves and other specified inputs and assumptions. This may result in the assets being valued at a price different from the price that would have been determined had the matrix or formula method not been used. The price the Trust could receive upon the sale of any particular portfolio investment may differ from the Trust’s valuation of the investment, particularly for assets that trade in thin or volatile markets or that are valued using a fair valuation methodology or a price provided by an independent pricing service. As a result, the price received upon the sale of an investment may be less than the value ascribed by the Trust, and the Trust could realize a greater than expected loss or lesser than expected gain upon the sale of the investment. The Trust’s ability to value its investment may also be impacted by technological issues and/or errors by pricing services or other third-party service providers.

All cash, receivables and current payables are carried on the Trust’s books at their fair value.
Prices obtained from independent third-party pricing services, broker-dealers or market makers to value the Trust’s securities and other assets and liabilities are based on information available at the time the Trust values its assets and liabilities. In the event that a pricing service quotation is revised or updated subsequent to the day on which the Trust valued such security, the revised pricing service quotation generally will be applied prospectively. Such determination will be made considering pertinent facts and circumstances surrounding the revision.
In the event that application of the methods of valuation discussed above result in a price for a security which is deemed not to be representative of the fair market value of such security, the security will be valued by, under the direction of or in accordance with a method approved by the Advisor, the Trust’s valuation designee, as reflecting fair value. All other assets and liabilities (including securities for which market quotations are not readily available) held by the Trust (including restricted securities) are valued at fair value as determined in good faith by the Advisor pursuant to the Valuation Procedures. Any assets and liabilities which are denominated in a foreign currency are translated into U.S. dollars at the prevailing market rates.
Certain of the securities acquired by the Trust may be traded on foreign exchanges or OTC markets on days on which the Trust’s NAV is not calculated and common shares are not traded. In such cases, the NAV of the Trust’s common shares may be significantly affected on days when investors can neither purchase nor sell shares of the Trust.
Fair Value.
When market quotations are not readily available or are believed by the Advisor to be unreliable, the Trust’s investments are valued at fair value (“Fair Value Assets”). Fair Value Assets are valued by the Advisor in accordance with the Valuation Procedures. Pursuant to Rule
2a-5
under the Investment Company Act, the Board has designated the Advisor as the valuation designee for the Trust. The Advisor may reasonably conclude that a market quotation is not readily available or is unreliable if, among other things, a security or other asset or liability does not have a price source due to its complete lack of trading, if the Advisor believes a market quotation from a broker-dealer or other source is unreliable (
e.g.
, where it varies significantly from a recent trade, or no longer reflects the fair value of the security or other asset or liability subsequent to the most recent market quotation), or where the security or other asset or liability is only thinly traded or due to the occurrence of a significant event subsequent to the most recent market quotation. For this purpose, a “significant event” is deemed to occur if the Advisor determines, in its reasonable business judgment, that an event that has occurred after the close of trading for an asset or liability but prior to or at the time of pricing the Trust’s assets or liabilities, is likely to cause a material change to the last exchange closing price or closing market price of one or more assets or liabilities held by the Trust. On any day the NYSE is open and a foreign market or the primary exchange on which a foreign asset or liability is traded is closed, such asset or liability will be valued using the prior day’s price, provided that the Advisor is not aware of any significant event or other information that would cause such price to no longer reflect the fair value of the asset or liability, in which case such asset or liability would be treated as a Fair Value Asset. For certain foreign assets, a third-party vendor supplies evaluated, systematic fair value pricing based upon the movement of a proprietary multi-factor model after the relevant foreign markets have closed. This systematic fair value pricing methodology is designed to correlate the prices of foreign assets following the close of the local markets to the price that might have prevailed as of the Trust’s pricing time.
The Advisor’s Rule
2a-5
Committee is responsible for reviewing and approving methodologies by investment type and significant inputs used in the fair valuation of Trust assets or liabilities. In addition, the Trust’s accounting agent assists the Advisor by periodically endeavoring to confirm the prices it receives from all third-party pricing services, index providers and broker-dealers. The Advisor regularly evaluates the values assigned to the securities and other assets and liabilities of the Trust.

When determining the price for a Fair Value Asset, the Advisor will seek to determine the price that the Trust might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length
transaction on the date on which the asset or liability is being valued and does not seek to determine the price the Trust might reasonably expect to receive for selling an asset or liability at a later time or if it holds the asset or liability to maturity. Fair value determinations will be based upon all available factors that the Advisor deems relevant at the time of the determination, and may be based on analytical values determined by the Advisor using proprietary or third-party valuation models.
Fair value represents a good faith approximation of the value of an asset or liability. When determining the fair value of an investment, one or more fair value methodologies may be used (depending on certain factors, including the asset type). For example, the investment may be initially priced based on the original cost of the investment or, alternatively, using proprietary or third-party models that may rely upon one or more unobservable inputs. Prices of actual, executed or historical transactions in the relevant investment (or comparable instruments) or, where appropriate, an appraisal by a third-party experienced in the valuation of similar instruments, may also be used as a basis for establishing the fair value of an investment.
The fair value of one or more assets or liabilities may not, in retrospect, be the price at which those assets or liabilities could have been sold during the period in which the particular fair values were used in determining the Trust’s NAV. As a result, the Trust’s sale or repurchase of its shares at NAV, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing shareholders.
The Trust’s annual audited financial statements, which are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), follow the requirements for valuation set forth in Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”), which defines and establishes a framework for measuring fair value under US GAAP and expands financial statement disclosure requirements relating to fair value measurements.
Generally, ASC 820 and other accounting rules applicable to funds and various assets in which they invest are evolving. Such changes may adversely affect the Trust. For example, the evolution of rules governing the determination of the fair market value of assets or liabilities, to the extent such rules become more stringent, would tend to increase the cost and/or reduce the availability of third-party determinations of fair market value. This may in turn increase the costs associated with selling assets or affect their liquidity due to the Trust’s inability to obtain a third-party determination of fair market value.
DISTRIBUTIONS
The Trust intends to make regular monthly cash distributions of all or a portion of its net investment income, including current gains, to common shareholders. The Trust will pay common shareholders at least annually all or substantially all of its investment company taxable income. The Investment Company Act generally limits the Trust to one capital gain distribution per year, subject to certain exceptions, including as discussed below in connection with the Managed Distribution Plan.
The Trust has, pursuant to an SEC exemptive order granted to certain of BlackRock’s closed-end
funds, adopted a plan to support a level distribution of income, capital gains and/or return of capital. The Managed Distribution Plan has been approved by the Board and is consistent with the Trust’s investment objectives and policies. Under the Managed Distribution Plan, the Trust will distribute all available investment income, including current gains, to its shareholders, consistent with its investment objectives and as required by the Code. If sufficient investment income, including current gains, is not available on a monthly basis, the Trust will distribute long-term capital gains and/or return of capital to shareholders in order to maintain a level distribution.

A return of capital distribution may involve a return of the shareholder’s original investment. Though not currently taxable, such a distribution may lower a shareholder’s basis in the Trust, thus potentially subjecting the shareholder to future tax consequences in connection with the sale of Trust shares, even if sold at a loss to the shareholder’s original investment. Each monthly distribution to shareholders is expected to be at a fixed amount established by the Board, except for extraordinary distributions and potential distribution rate increases or decreases to enable the Trust to comply with the distribution requirements imposed by the Code. Shareholders should not draw any conclusions about the Trust’s investment performance from the amount of these distributions or from the terms of the Managed Distribution Plan. The Trust’s total return performance on NAV will be presented in its financial highlights table, which will be available in the Trust’s shareholder reports, every six-months.
The Board may amend, suspend or terminate the Managed Distribution Plan without prior notice if it deems such actions to be in the best interests of the Trust or its shareholders. The suspension or termination of the Managed Distribution Plan could have the effect of creating a trading discount (if the Trust’s stock is trading at or above NAV) or widening an existing trading discount. The Trust is subject to risks that could have an adverse impact on its ability to maintain level distributions. Examples of potential risks include, but are not limited to, economic downturns impacting the markets, decreased market volatility, companies suspending or decreasing corporate dividend distributions and changes in the Code. Please see “Risks” for a more complete description of the Trust’s risks.
The tax treatment and characterization of the Trust’s distributions may vary significantly from time to time because of the varied nature of the Trust’s investments. The ultimate tax characterization of the Trust’s distributions made in a fiscal year cannot finally be determined until after the end of that fiscal year. As a result, there is a possibility that the Trust may make total distributions during a fiscal year in an amount that exceeds the Trust’s earnings and profits for U.S. federal income tax purposes. In such situations, the amount by which the Trust’s total distributions exceed earnings and profits would generally be treated as a return of capital reducing the amount of a shareholder’s tax basis in such shareholder’s shares, with any amounts exceeding such basis treated as gain from the sale of shares.
Various factors will affect the level of the Trust’s income, including its asset mix, portfolio turnover level, performance of its investments, the movement of interest rates and general market conditions. To permit the Trust to maintain a more stable monthly distribution, the Trust may from time to time distribute less than the entire amount of income earned in a particular period. The undistributed income would be available to supplement future distributions. As a result, the distributions paid by the Trust for any particular monthly period may be more or less than the amount of income actually earned by the Trust during that period. Undistributed income will add to the Trust’s NAV and, correspondingly, distributions from undistributed income will deduct from the Trust’s NAV. The Trust intends to distribute any long-term capital gains not distributed under the Managed Distribution Plan annually.
Under normal market conditions, the Advisor seeks to manage the Trust in a manner such that the Trust’s distributions are reflective of the Trust’s current and projected earnings levels. The distribution level of the Trust is subject to change based upon a number of factors, including the current and projected level of the Trust’s earnings, and may fluctuate over time.
The Trust reserves the right to change its distribution policy and the basis for establishing the rate of its monthly distributions at any time and may do so without prior notice to common shareholders.
Shareholders will automatically have all dividends and distributions reinvested in common shares of the Trust issued by the Trust or purchased in the open market in accordance with the Trust’s dividend reinvestment plan unless an election is made to receive cash by contacting the Reinvestment Plan Agent (as defined herein), at (800)
699-1236.
See “Dividend Reinvestment Plan.”

DIVIDEND REINVESTMENT PLAN
Please refer to the section of the Trust’s most recent annual report on Form N-CSR entitled “Automatic Dividend Reinvestment Plan,” which is incorporated by reference herein, for a discussion of the Trust’s dividend reinvestment plan.
RIGHTS OFFERINGS
The Trust may in the future, and at its discretion, choose to make offerings of rights to its shareholders to purchase common shares. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with a rights offering to shareholders, we would distribute certificates or other documentation (
i.e.
, rights cards distributed in lieu of certificates) evidencing the rights and a Prospectus Supplement to our shareholders as of the record date that we set for determining the shareholders eligible to receive rights in such rights offering. Any such future rights offering will be made in accordance with the Investment Company Act. Under the laws of Delaware, the Board is authorized to approve rights offerings without obtaining shareholder approval.
The staff of the SEC has interpreted the Investment Company Act as not requiring shareholder approval of a transferable rights offering to purchase common shares at a price below the then current NAV so long as certain conditions are met, including: (i) a good faith determination by a fund’s board that such offering would result in a net benefit to existing shareholders; (ii) the offering fully protects shareholders’ preemptive rights and does not discriminate among shareholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held.
The applicable Prospectus Supplement would describe the following terms of the rights in respect of which this Prospectus is being delivered:

•	the period of time the offering would remain open;

•	the underwriter or distributor, if any, of the rights and any associated underwriting fees or discounts applicable to purchases of the rights;

•	the title of such rights;

•	the exercise price for such rights (or method of calculation thereof);

•	the number of such rights issued in respect of each share;

•	the number of rights required to purchase a single share;

•	the extent to which such rights are transferable and the market on which they may be traded if they are transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such rights;

•	the date on which the right to exercise such rights will commence, and the date on which such right will expire (subject to any extension);

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege; and

•	termination rights we may have in connection with such rights offering.

A certain number of rights would entitle the holder of the right(s) to purchase for cash such number of common shares at such exercise price as in each case is set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the rights offered thereby. Rights would be exercisable at any time up to the close of business on the expiration date for such rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised rights would become void. Upon expiration of the rights offering and the receipt of payment and the rights certificate or other appropriate documentation properly executed and completed and duly executed at the corporate trust office of the rights agent, or any other office indicated in the Prospectus Supplement, the common shares purchased as a result of such exercise will be issued as soon as practicable. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable Prospectus Supplement.
TAX MATTERS
The following discussion is a brief summary of certain U.S. federal income tax considerations affecting the Trust and the purchase, ownership and disposition of the Trust’s common shares. A more detailed discussion of the tax rules applicable to the Trust and its common shareholders can be found in the SAI that is incorporated by reference into this Prospectus. Except as otherwise noted, this discussion assumes you are a taxable U.S. holder (as defined below) and that you hold your common shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion is based upon current provisions of the Code, the regulations promulgated thereunder and judicial and administrative authorities, all of which are subject to change or differing interpretations by the courts or the IRS, possibly with retroactive effect. No attempt is made to present a detailed explanation of all U.S. federal tax concerns affecting the Trust and its common shareholders.
The discussion set forth herein does not constitute tax advice and potential investors are urged to consult their own tax advisers to determine the specific U.S. federal, state, local and foreign tax consequences to them of investing in the Trust
.
In addition, no attempt is made to address tax considerations applicable to an investor with a special tax status, such as without limitation a financial institution, REIT, insurance company, RIC, individual retirement account, other tax-exempt
organization, dealer in securities or currencies, person holding shares of the Trust as part of a hedging, integrated, conversion or straddle transaction, trader in securities that has elected the mark-to-market
method of accounting for its securities, U.S. holder (as defined below) whose functional currency is not the U.S. dollar, investor with “applicable financial statements” within the meaning of Section 451(b) of the Code, or
non-U.S.
investor. Furthermore, this discussion does not reflect possible application of the alternative minimum tax.
A U.S. holder is a beneficial owner that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States (including certain former citizens and former long-term residents);

•
a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or the trust has made a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes, whose status as a U.S. person is not overridden by an applicable tax treaty.

Taxation of the Trust
The Trust has elected to be treated as a RIC under Subchapter M of the Code. In order to qualify as a RIC, the Trust must, among other things, satisfy certain requirements relating to the sources of its income, diversification of its assets, and distribution of its income to its shareholders. First, the Trust must derive at least 90% of its annual gross income from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or currencies, or net income derived from interests in “qualified publicly traded partnerships” (as defined in the Code) (the “90% gross income test”). Second, the Trust must diversify its holdings so that, at the close of each quarter of its taxable year, (i) at least 50% of the value of its total assets consists of cash, cash items, U.S. Government securities, securities of other RICs and other securities, with such other securities limited in respect of any one issuer to an amount not greater in value than 5% of the value of the Trust’s total assets and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the market value of the Trust’s total assets is invested in the securities (other than U.S. Government securities and securities of other RICs) of any one issuer, any two or more issuers controlled by the Trust and engaged in the same, similar or related trades or businesses, or any one or more “qualified publicly traded partnerships.”
As long as the Trust qualifies as a RIC, the Trust will generally not be subject to corporate-level U.S. federal income tax on income and gains that it distributes each taxable year to its shareholders, provided that in such taxable year it distributes at least 90% of the sum of (i) its net tax-exempt
interest income, if any, and (ii) its “investment company taxable income” (which includes, among other items, dividends, taxable interest, taxable original issue discount and market discount income, income from securities lending, net short-term capital gain in excess of net long-term capital loss, and any other taxable income other than “net capital gain” (as defined below) and is reduced by deductible expenses) determined without regard to the deduction for dividends paid. The Trust may retain for investment its net capital gain (which consists of the excess of its net long-term capital gain over its net short-term capital loss). However, if the Trust retains any net capital gain or any investment company taxable income, it will be subject to tax at regular corporate rates on the amount retained.
The Code imposes a 4% nondeductible excise tax on the Trust to the extent the Trust does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income (not taking into account any capital gain or loss) for the calendar year and (ii) 98.2% of its capital gain in excess of its capital loss (adjusted for certain ordinary losses) for a one-year
period generally ending on October 31 of the calendar year (unless an election is made to use the Trust’s fiscal year). In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any under-distribution or over-distribution, as the case may be, from the previous year. For purposes of the excise tax, the Trust will be deemed to have distributed any income on which it paid U.S. federal income tax. While the Trust intends to distribute any income and capital gain in the manner necessary to minimize imposition of the 4% nondeductible excise tax, there can be no assurance that sufficient amounts of the Trust’s taxable income and capital gain will be distributed to entirely avoid the imposition of the excise tax. In that event, the Trust will be liable for the excise tax only on the amount by which it does not meet the foregoing distribution requirement.
If in any taxable year the Trust should fail to qualify under Subchapter M of the Code for tax treatment as a RIC, the Trust would incur a regular corporate U.S. federal income tax upon all of its taxable income for that year, and all distributions to its shareholders (including distributions of net capital gain) would be taxable to shareholders as ordinary dividend income for U.S. federal income tax purposes to the extent of the Trust’s earnings and profits. Provided that certain holding period and other requirements were met, such dividends would be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate shareholders. In addition, to qualify again to be taxed as a RIC in a subsequent year, the Trust would be required to distribute to shareholders its earnings and profits attributable to non-RIC years. In addition, if the Trust failed to qualify as a RIC for a period greater than two taxable years, then, in order to qualify as a RIC in a subsequent year, the Trust would be required to elect to recognize and pay tax on any net
built-in
gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if the Trust had been liquidated) or, alternatively, be subject to taxation on such built-in
gain recognized for a period of five years.
The remainder of this discussion assumes that the Trust qualifies for taxation as a RIC.
The Trust
’
s
Investments
. The Trust has formed a wholly-owned Delaware subsidiary (the “Blocker Subsidiary”) to hold interests in certain of its portfolio companies to permit the Trust to continue to meet the qualifications for taxation as a RIC. The Blocker Subsidiary will qualify for the exclusion from the definition of the term investment company pursuant to Section 3(c)(7) of the Investment Company Act or will otherwise not be required to register as an investment company under the Investment Company Act. Entities such as the Blocker Subsidiary are typically organized as corporations or as limited liability companies or partnerships that elect to be taxed as corporations for U.S. federal income tax purposes and hold certain investments in pass-through tax entities (such as partnership interests or limited liability company interests) the gross revenue from which would be “bad income” for purposes of RIC qualification. The Trust may not invest more than 25% of its total assets in the shares of the Blocker Subsidiary. The Blocker Subsidiary will be subject to U.S. federal corporate income tax. The Blocker Subsidiary’s distributions of its after-tax
earnings to the Trust will be “good income” for RIC qualification purposes, and will be treated as qualified dividend income (for non-corporate
shareholders) and as eligible for the dividends received deduction (for corporate shareholders), or as returns of capital.
Certain of the Trust’s investment practices are subject to special and complex U.S. federal income tax provisions (including mark-to-market,
constructive sale, straddle, wash sale, short sale and other rules) that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gains or qualified dividend income into higher taxed short-term capital gains or ordinary income, (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited), (iv) cause the Trust to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not be “qualified” income for purposes of the 90% annual gross income requirement described above. These U.S. federal income tax provisions could therefore affect the amount, timing and character of distributions to common shareholders. The Trust intends to monitor its transactions and may make certain tax elections and may be required to dispose of securities to mitigate the effect of these provisions and prevent disqualification of the Trust as a RIC. Additionally, the Trust may be required to limit its activities in derivative instruments in order to enable it to maintain its RIC status.
The Trust may invest a portion of its net assets in below investment grade securities. Investments in these types of securities may present special tax issues for the Trust. U.S. federal income tax rules are not entirely clear about issues such as when the Trust may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and income and whether modifications or exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues could affect the Trust’s ability to distribute sufficient income to preserve its status as a RIC or to avoid the imposition of U.S. federal income or excise tax.
Certain debt securities acquired by the Trust may be treated as debt securities that were originally issued at a discount. Generally, the amount of the original issue discount is treated as interest income and is included in taxable income (and required to be distributed by the Trust in order to qualify as a RIC and avoid U.S. federal income tax or the 4% excise tax on undistributed income) over the term of the security, even though payment of that amount is not received until a later time, usually when the debt security matures.

If the Trust purchases a debt security on a secondary market at a price lower than its adjusted issue price, the excess of the adjusted issue price over the purchase price is “market discount.” Unless the Trust makes an election to accrue market discount on a current basis, generally, any gain realized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on the debt security. Market discount generally accrues in equal daily installments. If the Trust ultimately collects less on the debt instrument than its purchase price plus the market discount previously included in income, the Trust may not be able to benefit from any offsetting loss deductions.
The Trust may invest in preferred securities or other securities the U.S. federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the tax treatment expected by the Trust, it could affect the timing or character of income recognized by the Trust, potentially requiring the Trust to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to RICs under the Code.
Gain or loss on the sale of securities by the Trust will generally be long-term capital gain or loss if the securities have been held by the Trust for more than one year. Gain or loss on the sale of securities held for one year or less will be short-term capital gain or loss.
Because the Trust may invest in foreign securities, its income from such securities may be subject to
non-U.S.
taxes. If more than 50% of the Trust’s total assets at the close of its taxable year consists of stock or securities of foreign corporations, the Trust may elect for U.S. federal income tax purposes to treat foreign income taxes paid by it as paid by its shareholders. The Trust may qualify for and make this election in some, but not necessarily all, of its taxable years. If the Trust were to make such an election, shareholders would be required to take into account an amount equal to their pro rata portions of such foreign taxes in computing their taxable income and then treat an amount equal to those foreign taxes as a U.S. federal income tax deduction or as a foreign tax credit against their U.S. federal income tax liability. A taxpayer’s ability to use a foreign tax deduction or credit is subject to limitations under the Code. Shortly after any year for which it makes such an election, the Trust will report to its shareholder the amount per share of such foreign income tax that must be included in each shareholder’s gross income and the amount that may be available for the deduction or credit.
Foreign currency gain or loss on foreign currency exchange contracts,
non-U.S.
dollar-denominated securities contracts, and
non-U.S.
dollar-denominated futures contracts, options and forward contracts that are not section 1256 contracts (as defined below) generally will be treated as ordinary income and loss.
Income from options on individual securities written by the Trust will not be recognized by the Trust for tax purposes until an option is exercised, lapses or is subject to a “closing transaction” (as defined by applicable regulations) pursuant to which the Trust’s obligations with respect to the option are otherwise terminated. If the option lapses without exercise, the premiums received by the Trust from the writing of such options will generally be characterized as short-term capital gain. If the Trust enters into a closing transaction, the difference between the premiums received and the amount paid by the Trust to close out its position will generally be treated as short-term capital gain or loss. If an option written by the Trust is exercised, thereby requiring the Trust to sell the underlying security, the premium will increase the amount realized upon the sale of the security, and the character of any gain on such sale of the underlying security as short-term or long-term capital gain will depend on the holding period of the Trust in the underlying security. Because the Trust will not have control over the exercise of the options it writes, such exercises or other required sales of the underlying securities may cause the Trust to realize gains or losses at inopportune times.
Index options that qualify as “section 1256 contracts” will generally be
“marked-to-market”
for U.S. federal income tax purposes. As a result, the Trust will generally recognize gain or loss on the last day of each taxable year equal to the difference between the value of the option on that date and the adjusted basis of the option. The adjusted basis of the option will consequently be increased by such gain or decreased by such loss. Any gain or loss with respect to options on indices and sectors that qualify as “section 1256 contracts” will be treated as short-term capital gain or loss to the extent of 40% of such gain or loss and long-term capital gain or loss to the extent of 60% of such gain or loss. Because the mark-to-market
rules may cause the Trust to recognize gain in advance of the receipt of cash, the Trust may be required to dispose of investments in order to meet its distribution requirements.
“Mark-to-market”
losses may be suspended or otherwise limited if such losses are part of a straddle or similar transaction.
Taxation of Common Shareholders
The Trust will either distribute or retain for reinvestment all or part of its net capital gain. If any such gain is retained, the Trust will be subject to a corporate income tax on such retained amount. In that event, the Trust expects to report the retained amount as undistributed capital gain in a notice to its common shareholders, each of whom, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for U.S. federal income tax purposes as long-term capital gain its share of such undistributed amounts, (ii) will be entitled to credit its proportionate share of the tax paid by the Trust against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) will increase its basis in its common shares by the amount of undistributed capital gains included in the shareholder’s income less the tax deemed paid by the shareholder under clause (ii).
Distributions paid to you by the Trust from its net capital gain, if any, that the Trust properly reports as capital gain dividends (“capital gain dividends”) are taxable as long-term capital gains, regardless of how long you have held your common shares. All other dividends paid to you by the Trust (including dividends from net short-term capital gains or tax-exempt
interest, if any) from its current or accumulated earnings and profits (“ordinary income dividends”) are generally subject to tax as ordinary income. Provided that certain holding period and other requirements are met, ordinary income dividends (if properly reported by the Trust) may qualify (i) for the dividends received deduction in the case of corporate shareholders to the extent that the Trust’s income consists of dividend income from U.S. corporations, (ii) in the case of individual shareholders, as “qualified dividend income” eligible to be taxed at long-term capital gains rates to the extent that the Trust receives qualified dividend income and (iii) in the case of individual shareholders, as “section 199A dividends” eligible for a 20% “qualified business income” deduction in tax years beginning after December 31, 2017 and before January 1, 2026 to the extent the Trust receives ordinary REIT dividends, reduced by allocable Trust expenses. Qualified dividend income is, in general, dividend income from taxable domestic corporations and certain qualified foreign corporations (
e.g.
, generally, foreign corporations incorporated in a possession of the United States or in certain countries with a qualifying comprehensive tax treaty with the United States, or whose stock with respect to which such dividend is paid is readily tradable on an established securities market in the United States). There can be no assurance as to what portion, if any, of the Trust’s distributions will constitute qualified dividend income or be eligible for the dividends received deduction or “qualified business income” deduction.
Any distributions you receive that are in excess of the Trust’s current and accumulated earnings and profits will be treated as a return of capital to the extent of your adjusted tax basis in your common shares, and thereafter as capital gain from the sale of common shares. The amount of any Trust distribution that is treated as a return of capital will reduce your adjusted tax basis in your common shares, thereby increasing your potential gain or reducing your potential loss on any subsequent sale or other disposition of your common shares.
Common shareholders may be entitled to offset their capital gain dividends with capital losses. The Code contains a number of statutory provisions affecting when capital losses may be offset against capital gain, and limiting the use of losses from certain investments and activities. Accordingly, common shareholders that have capital losses are urged to consult their tax advisers.
Dividends and other taxable distributions are taxable to you even though they are reinvested in additional common shares of the Trust. Dividends and other distributions paid by the Trust are generally treated under the

Code as received by you at the time the dividend or distribution is made. If, however, the Trust pays you a dividend in January that was declared in the previous October, November or December to common shareholders of record on a specified date in one of such months, then such dividend will be treated for U.S. federal income tax purposes as being paid by the Trust and received by you on December 31 of the year in which the dividend was declared. In addition, certain other distributions made after the close of the Trust’s taxable year may be “spilled back” and treated as paid by the Trust (except for purposes of the 4% nondeductible excise tax) during such taxable year. In such case, you will be treated as having received such dividends in the taxable year in which the distributions were actually made. The price of common shares purchased at any time may reflect the amount of a forthcoming distribution. Those purchasing common shares just prior to the record date of a distribution will receive a distribution which will be taxable to them even though it represents, economically, a return of invested capital.
The Trust will send you information after the end of each year setting forth the amount and tax status of any distributions paid to you by the Trust.
The sale or other disposition of common shares will generally result in capital gain or loss to you and will be long-term capital gain or loss if you have held such common shares for more than one year at the time of sale. Any loss upon the sale or other disposition of common shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by you with respect to such common shares. Any loss you recognize on a sale or other disposition of common shares will be disallowed if you acquire other common shares (whether through the automatic reinvestment of dividends or otherwise) within a
61-day
period beginning 30 days before and ending 30 days after your sale or exchange of the common shares. In such case, your tax basis in the common shares acquired will be adjusted to reflect the disallowed loss.
If the Trust liquidates, shareholders generally will realize capital gain or loss upon such liquidation in an amount equal to the difference between the amount of cash or other property received by the shareholder (including any property deemed received by reason of its being placed in a liquidating trust) and the shareholder’s adjusted tax basis in its common shares. Any such gain or loss will be long-term if the shareholder is treated as having a holding period in the Trust shares of greater than one year, and otherwise will be short-term.
Current U.S. federal income tax law taxes both long-term and short-term capital gain of corporations at the rates applicable to ordinary income. For non-corporate
taxpayers, short-term capital gain is currently taxed at rates applicable to ordinary income while long-term capital gain generally is taxed at a reduced maximum rate. The deductibility of capital losses is subject to limitations under the Code.
Certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income,” which includes dividends received from the Trust and capital gains from the sale or other disposition of the Trust’s common shares.
A common shareholder that is a nonresident alien individual or a foreign corporation (a “foreign investor”) generally will be subject to U.S. federal withholding tax at the rate of 30% (or possibly a lower rate provided by an applicable tax treaty) on ordinary income dividends (except as discussed below). In general, U.S. federal withholding tax and U.S. federal income tax will not apply to any gain or income realized by a foreign investor in respect of any distribution of net capital gain (including amounts credited as an undistributed capital gain dividend) or upon the sale or other disposition of common shares of the Trust. Different tax consequences may result if the foreign investor is engaged in a trade or business in the United States or, in the case of an individual, is present in the United States for 183 days or more during a taxable year and certain other conditions are met. Foreign investors should consult their tax advisers regarding the tax consequences of investing in the Trust’s common shares.

Ordinary income dividends properly reported by a RIC are generally exempt from U.S. federal withholding tax where they (i) are paid in respect of the RIC’s “qualified net interest income” (generally, its U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the RIC is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of the RIC’s “qualified short-term capital gains” (generally, the excess of the RIC’s net short-term capital gain over its long-term capital loss for such taxable year). Depending on its circumstances, the Trust may report all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a foreign investor needs to comply with applicable certification requirements relating to its
non-U.S.
status (including, in general, furnishing an IRS Form
W-8BEN,
W-8BEN-E
or substitute Form). In the case of common shares held through an intermediary, the intermediary may have withheld even if the Trust reported the payment as qualified net interest income or qualified short-term capital gain. Foreign investors should contact their intermediaries with respect to the application of these rules to their accounts. There can be no assurance as to what portion of the Trust’s distributions would qualify for favorable treatment as qualified net interest income or qualified short-term capital gains.
In addition, withholding at a rate of 30% will apply to dividends paid in respect of common shares of the Trust held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons and by certain
non-U.S.
entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which common shares of the Trust are held will affect the determination of whether such withholding is required. Similarly, dividends paid in respect of common shares of the Trust held by an investor that is a non-financial
foreign entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the Trust or applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. The Trust will not pay any additional amounts to common shareholders in respect of any amounts withheld. Foreign investors are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in the Trust’s common shares.
U.S. federal backup withholding tax may be required on dividends, distributions and sale proceeds payable to certain non-exempt
common shareholders who fail to supply their correct taxpayer identification number (in the case of individuals, generally, their social security number) or to make required certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax and any amount withheld may be refunded or credited against your U.S. federal income tax liability, if any, provided that you timely furnish the required information to the IRS.
Ordinary income dividends, capital gain dividends, and gain from the sale or other disposition of common shares of the Trust also may be subject to state, local, and/or foreign taxes. Common shareholders are urged to consult their own tax advisers regarding specific questions about U.S. federal, state, local or foreign tax consequences to them of investing in the Trust.
The foregoing is a general and abbreviated summary of certain provisions of the Code and the Treasury regulations currently in effect as they directly govern the taxation of the Trust and its common shareholders. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive. A more detailed discussion of the tax rules applicable to the Trust and its common shareholders can be found in the SAI that is incorporated by reference into this Prospectus. Common shareholders are urged to consult their tax advisers regarding specific questions as to U.S. federal, state, local and foreign income or other taxes.

Please refer to the SAI for more detailed information. You are urged to consult your tax adviser.
TAXATION OF HOLDERS OF RIGHTS
The value of a right will not be includible in the income of a common shareholder at the time the right is issued.
The basis of a right issued to a common shareholder will be zero, and the basis of the share with respect to which the subscription right was issued (the old share) will remain unchanged, unless either (a) the fair market value of the right on the date of distribution is at least 15% of the fair market value of the old share, or (b) such shareholder affirmatively elects (in the manner set out in Treasury regulations under the Code) to allocate to the subscription right a portion of the basis of the old share. If either (a) or (b) applies, then except as described below such shareholder must allocate basis between the old share and the right in proportion to their fair market values on the date of distribution.
The basis of a right purchased in the market will generally be its purchase price. The holding period of a right issued to a common shareholder will include the holding period of the old share. No gain or loss will be recognized by a common shareholder upon the exercise of a right.
No loss will be recognized by a common shareholder if a right distributed to such common shareholder expires unexercised because the basis of the old share may be allocated to a right only if the right is exercised. If a right that has been purchased in the market expires unexercised, there will be a recognized loss equal to the basis of the right.
Any gain or loss on the sale of a right will be a capital gain or loss if the right is held as a capital asset (which in the case of rights issued to common shareholders will depend on whether the old share of common stock is held as a capital asset), and will be a long-term capital gain or loss if the holding period is deemed to exceed one year.
CERTAIN PROVISIONS IN THE AGREEMENT AND DECLARATION OF TRUST AND BYLAWS
The Agreement and Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Trust or to change the composition of the Board. This could have the effect of depriving shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control over the Trust. Such attempts could have the effect of increasing the expenses of the Trust and disrupting the normal operation of the Trust. The Board is divided into three classes. At each annual meeting of shareholders or special meeting in lieu thereof the term of only one class of Trustees expires and only the Trustees in that one class stand for re-election.
Trustees standing for election at an annual meeting of shareholders or special meeting in lieu thereof are elected to a three-year term. This provision could delay for up to two years the replacement of a majority of the Board. A Trustee may be removed from office for cause only, and not without cause, and only by the action of a majority of the remaining Trustees followed by a vote of the holders of at least 75% of the shares then entitled to vote for the election of the respective Trustee.
In addition, the Trust’s Agreement and Declaration of Trust requires the favorable vote or consent of a majority of the Board followed by the favorable vote of the holders of at least 75% of the outstanding shares of each affected class or series outstanding of the Trust, voting separately as a class or series, to approve, adopt or authorize certain transactions with a Principal Shareholder (as defined below), unless 80% of the Trustees by resolution have approved a memorandum of understanding with such holders with respect to and substantially consistent with such transaction, in which case approval by “a majority of the outstanding voting securities” (as defined in the Investment Company Act) of the Trust will be the only vote of the shareholders required. These voting requirements are in addition to any regulatory relief required from the SEC with respect to such transaction. For purposes of these provisions, the term “Principal Shareholder” refers to any corporation, person or other entity, who, whether directly or indirectly and whether alone or together with its affiliates and associates, beneficially owns 5% or more of the outstanding shares of all outstanding classes or series of shares of beneficial interest of the Trust and shall include any affiliate or associate of a Principal Shareholder. The 5% holder transactions subject to these special approval requirements are:

•	the merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder;

•	the issuance of any securities of the Trust to any Principal Shareholder for cash (other than pursuant to any automatic dividend reinvestment plan);

•
the sale, lease or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder, except assets having an aggregate fair market value of less than 2% of the total assets of the Trust, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period; or

•
the sale, lease or exchange to the Trust or any subsidiary of the Trust, in exchange for securities of the Trust, of any assets of any Principal Shareholder, except assets having an aggregate fair market value of less than 2% of the total assets of the Trust, aggregating for purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.

To convert the Trust to an
open-end
investment company, the Trust’s Agreement and Declaration of Trust requires the favorable vote of a majority of the Board followed by the favorable vote of the holders of at least 75% of the outstanding shares of each affected class or series of shares of the Trust, voting separately as a class or series, unless such conversion has been approved by at least 80% of the Trustees, in which case “a majority of the outstanding voting securities” (as defined in the Investment Company Act) of the Trust shall be required. The foregoing vote would satisfy a separate requirement in the Investment Company Act that any conversion of the Trust to an open-end
investment company be approved by the shareholders. If approved in the foregoing manner, we anticipate conversion of the Trust to an open-end
investment company might not occur until 90 days after the shareholders’ meeting at which such conversion was approved and would also require at least 10 days’ prior notice to all shareholders. Conversion of the Trust to an open-end
investment company would require the redemption of any outstanding preferred shares, which could eliminate or alter the leveraged capital structure of the Trust with respect to the common shares. Following any such conversion, it is also possible that certain of the Trust’s investment policies and strategies would have to be modified to assure sufficient portfolio liquidity, including in order to comply with Rule
22e-4
under the Investment Company Act. In the event of conversion, the common shares would cease to be listed on the NYSE or other national securities exchanges or market systems. Shareholders of an open-end
investment company may require the company to redeem their shares at any time, except in certain circumstances as authorized by or under the Investment Company Act, at their NAV, less such redemption charge, if any, as might be in effect at the time of a redemption. The Trust expects to pay all such redemption requests in cash, but reserves the right to pay redemption requests in a combination of cash or securities. If such partial payment in securities were made, investors may incur brokerage costs in converting such securities to cash. If the Trust were converted to an open-end
fund, it is likely that new shares would be sold at NAV plus a sales load. The Board believes, however, that the closed-end
structure is desirable in light of the Trust’s investment objectives and policies. Therefore, you should assume that it is not likely that the Board would vote to convert the Trust to an open-end
fund.
For the purposes of calculating “a majority of the outstanding voting securities” under the Trust’s Agreement and Declaration of Trust, each class and series of the Trust shall vote together as a single class, except to the extent required by the Investment Company Act or the Trust’s Agreement and Declaration of Trust with respect to any class or series of shares. If a separate vote is required, the applicable proportion of shares of the class or series, voting as a separate class or series, also will be required.

The Board has determined that provisions with respect to the Board and the shareholder voting requirements described above, which voting requirements are greater than the minimum requirements under Delaware law or the Investment Company Act, are in the best interests of shareholders generally. Reference should be made to the Agreement and Declaration of Trust on file with the SEC for the full text of these provisions.
The Trust’s Bylaws generally require that advance notice be given to the Trust in the event a shareholder desires to nominate a person for election to the Board or to transact any other business at an annual meeting of shareholders. Notice of any such nomination or business must be delivered to or received at the principal executive offices of the Trust not less than 120 calendar days nor more than 150 calendar days prior to the anniversary date of the prior year’s annual meeting (subject to certain exceptions). Any notice by a shareholder must be accompanied by certain information as provided in the Bylaws. Reference should be made to the Bylaws on file with the SEC for the full text of these provisions.
CLOSED-END
FUND STRUCTURE
The Trust is a diversified,
closed-end
management investment company (commonly referred to as a
closed-end
fund).
Closed-end
funds differ from
open-end
funds (which are generally referred to as mutual funds) in that closed-end
funds generally list their shares for trading on a stock exchange and do not redeem their shares at the request of the shareholder. This means that if you wish to sell your shares of a closed-end
fund you must trade them on the stock exchange like any other stock at the prevailing market price at that time. In a mutual fund, if the shareholder wishes to sell shares of the fund, the mutual fund will redeem or buy back the shares at NAV. Also, mutual funds generally offer new shares on a continuous basis to new investors and closed-end
funds generally do not. The continuous inflows and outflows of assets in a mutual fund can make it difficult to manage the fund’s investments. By comparison, closed-end
funds are generally able to stay more fully invested in securities that are consistent with their investment objectives and also have greater flexibility to make certain types of investments and to use certain investment strategies, such as financial leverage and investments in illiquid securities.
Shares of
closed-end
funds frequently trade at a discount to their NAV. Because of this possibility and the recognition that any such discount may not be in the interest of shareholders, the Board might consider from time to time engaging in open-market repurchases, tender offers for shares or other programs intended to reduce the discount. We cannot guarantee or assure, however, that the Board will decide to engage in any of these actions. Nor is there any guarantee or assurance that such actions, if undertaken, would result in the shares trading at a price equal or close to the NAV. See “Repurchase of Common Shares” below and “Repurchase of Common Shares” in the SAI. The Board might also consider converting the Trust to an open-end
mutual fund, which would also require a vote of the shareholders of the Trust.
REPURCHASE OF COMMON SHARES
Shares of
closed-end
investment companies often trade at a discount to their NAVs and the Trust’s common shares may also trade at a discount to their NAV, although it is possible that they may trade at a premium above NAV. The market price of the Trust’s common shares will be determined by such factors as relative demand for and supply of such common shares in the market, the Trust’s NAV, general market and economic conditions, market sentiment and other factors beyond the control of the Trust. See “Net Asset Value” and “Description of Shares—Common Shares.” Although the Trust’s common shareholders will not have the right to redeem their common shares, the Trust may take action to repurchase common shares in the open market or make tender offers for its common shares. This may have the effect of reducing any market discount from NAV.
There is no assurance that, if action is undertaken to repurchase or tender for common shares, such action will result in the common shares’ trading at a price which approximates their NAV. Although share repurchases and tender offers could have a favorable effect on the market price of the Trust’s common shares, you should be aware that the acquisition of common shares by the Trust will decrease the capital of the Trust and, therefore, may have the effect of increasing the Trust’s expense ratio and decreasing the asset coverage with respect to any borrowings or preferred shares outstanding. Any share repurchases or tender offers will be made in accordance with the requirements of the Exchange Act, the Investment Company Act and the principal stock exchange on which the common shares are traded. For additional information, see “Repurchase of Common Shares” in the SAI.
Common Stock Repurchase Program
On September 8, 2022, the Board approved a renewal of the Trust’s open market share repurchase program through November 30, 2023. Commencing on December 1, 2022, the Trust may purchase through November 30, 2023, up to 5% of its shares outstanding as of the close of business on November 30, 2022, subject to certain conditions. From December 1, 2021 through November 30, 2022, the Trust was able to purchase up to 5% of its shares outstanding as of the close of business on November 30, 2021, subject to certain conditions. The amount and timing of any repurchases under the Trust’s share repurchase program will be determined either at the discretion of the Trust’s management or pursuant to predetermined parameters and instructions subject to market conditions.
There is no assurance that the Trust will repurchase common shares in any particular amount. The share repurchase program seeks to enhance shareholder value by purchasing the Trust’s common shares trading at a discount from their NAV per share. For the year ended December 31, 2022, the Trust did not repurchase any shares.
PLAN OF DISTRIBUTION
We may sell common shares, including to existing shareholders in a rights offering, through underwriters or dealers, directly to one or more purchasers (including existing shareholders in a rights offering), through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The applicable Prospectus Supplement will identify any underwriter or agent involved in the offer and sale of our common shares, any sales loads, discounts, commissions, fees or other compensation paid to any underwriter, dealer or agent, the offering price, net proceeds and use of proceeds and the terms of any sale. In the case of a rights offering, the applicable Prospectus Supplement will set forth the number of our common shares issuable upon the exercise of each right and the other terms of such rights offering.
The distribution of our common shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Sales of our common shares may be made in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.
We may sell our common shares directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.
In connection with the sale of our common shares, underwriters or agents may receive compensation from us in the form of discounts, concessions or commissions. Underwriters may sell our common shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our common shares may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of our common shares may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable Prospectus Supplement. The maximum amount of compensation to be received by any Financial Industry Regulatory Authority member or independent broker-dealer will not exceed eight percent for the sale of any securities being offered pursuant to Rule 415 under the Securities Act. We will not pay any compensation to any underwriter or agent in the form of warrants, options, consulting or structuring fees or similar arrangements.
If a Prospectus Supplement so indicates, we may grant the underwriters an option to purchase additional common shares at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any over-allotments.
Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of our common shares may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.
If so indicated in the applicable Prospectus Supplement, we will ourselves, or will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our common shares from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contacts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the common shares shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.
To the extent permitted under the Investment Company Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as brokers or dealers and receive fees in connection with the execution of our portfolio transactions after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.
A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for Internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.
In order to comply with the securities laws of certain states, if applicable, our common shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.
INCORPORATION BY REFERENCE
This Prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this Prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this Prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this Prospectus and any accompanying prospectus supplement relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this Prospectus. Any statement in a document incorporated by reference into this Prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this Prospectus or (2) any other subsequently filed document that is incorporated by reference into this Prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•	the Trust’s SAI, dated May 26, 2023, filed with this Prospectus;

•	our annual report on Form N-CSR for the fiscal year ended December 31, 2022 filed with the SEC on March 7, 2023; and

•
the description of the Trust’s common shares contained in our Registration Statement on Form
8-A
(File
No. 001-32613)
filed with the SEC on August 23, 2005, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

The Trust will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this Prospectus or the accompanying prospectus supplement. You should direct requests for documents by calling:
Client Services Desk
(800)
882-0052
The Trust makes available this Prospectus, SAI and the Trust’s annual and semi-annual reports, free of charge, at http://www.
blackrock
.com
. You may also obtain this Prospectus, the SAI, other documents incorporated by reference and other information the Trust files electronically, including reports and proxy statements, on the SEC website (
http://www.
sec
.gov
) or with the payment of a duplication fee, by electronic request at publicinfo@sec.gov. Information contained in, or that can be accessed through, the Trust’s website is not incorporated by reference into this Prospectus and should not be considered to be part of this Prospectus or the accompanying prospectus supplement.
PRIVACY PRINCIPLES OF THE TRUST
The Trust is committed to maintaining the privacy of shareholders and to safeguarding their non-public
personal information. The following information is provided to help you understand what personal information the Trust collects, how we protect that information, and why in certain cases we may share such information with select other parties.
The Trust does not receive any
non-public
personal information relating to its shareholders who purchase shares through their broker-dealers. In the case of shareholders who are record holders of the Trust, the Trust receives personal non-public
information on account applications or other forms. With respect to these shareholders, the Trust also has access to specific information regarding their transactions in the Trust.
The Trust does not disclose any
non-public
personal information about its shareholders or former shareholders to anyone, except as permitted by law or as is necessary in order to service our shareholders’ accounts (for example, to a transfer agent).
The Trust restricts access to
non-public
personal information about its shareholders to BlackRock employees with a legitimate business need for the information. The Trust maintains physical, electronic and procedural safeguards designed to protect the non-public
personal information of our shareholders.

40,000,000 Shares
BLACKROCK ENHANCED EQUITY DIVIDEND TRUST
Common Shares
Rights to Purchase Common Shares

PROSPECTUS
May 26, 2023

BLACKROCK ENHANCED EQUITY DIVIDEND TRUST
40,000,000 Common Shares of Beneficial Interest
PROSPECTUS SUPPLEMENT
June 2, 2023
Until June 27, 2023 (25 days after the date of this Prospectus Supplement), all dealers that buy, sell or trade the common shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters.

BlackRock Enhanced Equity Dividend Trust

STATEMENT OF ADDITIONAL INFORMATION

BlackRock Enhanced Equity Dividend Trust (the “Trust”) is a diversified, closed-end management investment company. This Statement of Additional Information (“SAI”) relating to the Trust’s common shares of beneficial interest (“common shares”) does not constitute a prospectus, but should be read in conjunction with the prospectus relating thereto dated May 26, 2023 and any related prospectus supplement. This SAI, which is not a prospectus, does not include all information that a prospective investor should consider before purchasing common shares, and investors should obtain and read the prospectus and any related prospectus supplement prior to purchasing such shares. A copy of the prospectus and any related prospectus supplement may be obtained without charge by calling (800) 882-0052. You may also obtain a copy of the prospectus on the Securities and Exchange Commission’s (the “SEC”) website (http://www.sec.gov). Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the prospectus.

References to the Investment Company Act of 1940, as amended (the “Investment Company Act”), or other applicable law, will include any rules promulgated thereunder and any guidance, interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, including court interpretations, and exemptive, no-action or other relief or permission from the SEC, SEC staff or other authority.

This Statement of Additional Information is dated May 26, 2023.

THE TRUST

The Trust is a diversified, closed-end management investment company registered under the Investment Company Act. The Trust was formed as a Delaware statutory trust on July 1, 2005, pursuant to an Agreement and Declaration of Trust, governed by the laws of the State of Delaware, and the Certificate of Trust filed with the Secretary of State of the State of Delaware. The Trust’s investment adviser is BlackRock Advisors, LLC (the “Advisor”).

The common shares of the Trust are listed on the New York Stock Exchange (“NYSE”) under the symbol “BDJ.” As of May 25, 2023, the Trust has outstanding 186,494,195 common shares.

INVESTMENT OBJECTIVES AND POLICIES

Investment Restrictions

The Trust has adopted restrictions and policies relating to the investment of the Trust’s assets and its activities. Certain of the restrictions are fundamental policies of the Trust and may not be changed without the approval of the holders of a majority of the Trust’s outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares), including class approval by a majority of the Trust’s outstanding preferred shares, if any (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the preferred shares, as a single class, represented at a meeting at which more than 50% of the Trust’s outstanding preferred shares are represented or (ii) more than 50% of the outstanding preferred shares).

Fundamental Investment Restrictions. Under these fundamental investment restrictions, the Trust may not:

1.	invest 25% or more of the value of its total assets in any one industry;

2.

with respect to 75% of its total assets, invest more than 5% of the value of its total assets in the securities of any single issuer or purchase more than 10% of the outstanding securities of any one issuer;

3.

issue senior securities or borrow money other than as permitted by the Investment Company Act or pledge its assets other than to secure such issuances or in connection with hedging transactions, short sales, when issued and forward commitment transactions and similar investment strategies;

4.

make loans of money or property to any person, except through loans of portfolio securities, the purchase of debt securities consistent with the Trust’s investment objectives and policies or the entry into repurchase agreements;

5.

underwrite the securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities or the sale of its own securities, the Trust may be deemed to be an underwriter;

6.

purchase or sell real estate, except that the Trust may invest in securities of companies that deal in real estate or are engaged in the real estate business, including REITs and real estate operating companies, and instruments secured by real estate or interests therein and the Trust may acquire, hold and sell real estate acquired through default, liquidation, or other distributions of an interest in real estate as a result of the Trust’s ownership of such other assets; and

7.

purchase or sell commodities or commodity contracts for any purposes except as, and to the extent, permitted by applicable law without the Trust becoming subject to registration with the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool.

Non-Fundamental Investment Restrictions. Under its non-fundamental investment restrictions, which may be changed by the Board of Trustees (the “Board”) without shareholder approval, the Trust may not:

1.

Make any short sale of securities except in conformity with applicable laws, rules and regulations and unless after giving effect to such sale, the market value of all securities sold short does not exceed 25% of the value of the Trust’s total assets and the Trust’s aggregate short sales of a particular class of securities of an issuer does not exceed 25% of the then outstanding securities of that class. The Trust may also make short sales “against the box” without respect to such limitations. In this type of short sale, at the time of the sale, the Trust owns or has the immediate and unconditional right to acquire at no additional cost the identical security.

2.

Purchase securities of open-end or closed-end investment companies except in compliance with the Investment Company Act or any exemptive relief obtained thereunder. Under the Investment Company Act, the Trust may invest up to 10% of its total assets in the aggregate in shares of other investment companies and up to 5% of its total assets in any one investment company, provided the investment does not represent more than 3% of the voting stock of the acquired investment company at the time such shares are purchased. As a shareholder in any investment company, the Trust will bear its ratable share of that investment company’s expenses, and will remain subject to payment of the Trust’s advisory fees and other expenses with respect to assets so invested. Holders of common shares will therefore be subject to duplicative expenses to the extent the Trust invests in other investment companies. In addition, the securities of other investment companies may also be leveraged and will therefore be subject to the same leverage risks described herein and in the prospectus.

3.

Under normal market conditions, invest less than 80% of its total assets in dividend-paying common stocks and may invest up to 20% of its total assets in equity securities of issuers that do not pay dividends, under normal market conditions. The Trust will provide shareholders with notice at least 60 days prior to changing this non-fundamental policy of the Trust unless such change was previously approved by shareholders.

In addition, to comply with U.S. federal income tax requirements for qualification as a regulated investment company (“RIC”), the Trust’s investments will be limited in a manner such that at the close of each quarter of each taxable year, (a) no more than 25% of the value of the Trust’s total assets are invested (i) in the securities (other than U.S. Government securities or securities of other regulated investment companies) of a single issuer or two or more issuers controlled by the Trust and engaged in the same, similar or related trades or businesses, or (ii) in the securities of one or more “qualified publicly traded partnerships” (as defined under Section 851(h) of the Code), and (b) with regard to at least 50% of the Trust’s total assets, no more than 5% of its total assets are invested in the securities (other than U.S. Government securities or securities of other regulated investment companies) of a single issuer and no investment represents more than 10% of the outstanding voting securities of such issuer. These tax-related limitations may be changed by the Board to the extent appropriate in light of changes to applicable tax requirements.

Unless otherwise indicated, all limitations under the Trust’s fundamental or non-fundamental investment restrictions apply only at the time that a transaction is undertaken. Any change in the percentage of the Trust’s assets invested in certain securities or other instruments resulting from market fluctuations or other changes in the Trust’s total assets will not require the Trust to dispose of an investment until the Advisor determines that it is practicable to sell or close out the investment without undue market or tax consequences.

INVESTMENT POLICIES AND TECHNIQUES

The following information supplements the discussion of the Trust’s investment objectives, policies and techniques that are described in the prospectus.

Borrowings and Preferred Shares

The Trust may borrow in an amount up to 5% of its total assets for temporary or emergency purposes. The Trust may, but does not currently intend to, borrow funds for investment purposes and/or issue debt securities or preferred shares in an aggregate amount of approximately 33 1⁄3% of its total assets to purchase additional securities. These practices are known as “leverage.” The Trust may borrow from banks and other financial institutions and may also borrow additional funds using such investment techniques as the Advisor may from time to time determine. Changes in the value of the Trust’s investment portfolio, including securities bought with the proceeds of the leverage, will be borne entirely by the holders of common shares. If there is a net decrease, or increase, in the value of the Trust’s investment portfolio, the leverage will decrease, or increase (as the case may be), the net asset value (“NAV”) per common share to a greater extent than if the Trust were not leveraged. During periods in which the Trust is using leverage, the fees paid to the Advisor for advisory services will be higher than if the Trust did not use leverage because the fees paid will be calculated on the basis of the Trust’s total assets, including the proceeds from the issuance of preferred shares and other leverage. The Trust currently does not intend to incur indebtedness or issue preferred shares for investment purposes, except in connection with Strategic Transactions, short sales, repurchase agreements, reverse repurchase agreements, when issued or forward commitment transactions and similar investment strategies.

Under the Investment Company Act, the Trust is not permitted to (i) issue preferred shares, unless immediately after such issuance the value of the Trust’s total assets is at least 200% of the liquidation value of the outstanding preferred shares or (ii) issue any senior security representing indebtedness of the Trust, unless immediately after such issuance the value of the Trust’s total assets is at least 300% of the face amount of such indebtedness. In addition, in the event that the Trust does issue any preferred shares or senior securities representing indebtedness, the Trust will not be able to (i) pay dividends or declare any other distribution on any such preferred shares or the common shares unless at the time of declaration of any such dividend or other distribution the value of the Trust’s total assets is at least 200% of the liquidation value of such preferred shares after giving effect to such dividend or other distribution, or (ii) pay dividends or declare any other distribution on any such senior security representing indebtedness or the common shares unless at the time of declaration of any such dividend or other distribution the value of the Trust’s total assets is at least 300% of the face amount of such indebtedness after giving effect to such dividend or other distribution.

Foreign Securities

The Trust may invest up to 20% of its total assets in foreign securities, which may include securities denominated in U.S. dollars or in foreign currencies or multinational currency units. The Trust may, but has no present intention to, invest in foreign securities of emerging market issuers, but investments in such securities will not comprise more than 10% of the Trust’s total assets. The Trust will consider a company a U.S. company and not a foreign company if it meets one or more of the following tests: (i) such company was organized in the United States; (ii) such company’s primary business office is in the United States; (iii) the principal trading market for such company’s assets are located in the United States; (iv) 50% or more of such company’s assets are located in the United States; or (v) 50% or more of such issuer’s revenues are derived from the United States. Foreign securities markets generally are not as developed or efficient as those in the United States. Securities of some foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. Similarly, volume and liquidity in most foreign securities markets are less than in the United States and, at times, volatility of price can be greater than in the United States. Because evidences of ownership of such securities usually are held outside the United States, the Trust would be subject to additional risks if it invested in foreign securities, which include possible adverse political and economic developments, seizure or nationalization of foreign deposits and adoption of governmental restrictions which might adversely affect or restrict the payment of principal and interest on the foreign securities to investors located outside the country of the issuer, whether from currency blockage or otherwise.

Since foreign securities may be purchased with and payable in of foreign currencies, the value of these assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and exchange control regulations

Preferred Securities

The Trust may invest up to 20% of its total assets in preferred securities. There are two basic types of preferred securities. The first type, sometimes referred to as traditional preferred securities, consists of preferred stock issued by an entity taxable as a corporation. The second type, sometimes referred to as trust preferred securities, are usually issued by a trust or limited partnership and represent preferred interests in deeply subordinated debt instruments issued by the corporation for whose benefit the trust or partnership was established.

Traditional Preferred Securities. Traditional preferred securities generally pay fixed or adjustable rate dividends to investors and generally have a “preference” over common stock in the payment of dividends and the liquidation of a company’s assets. This means that a company must pay dividends on preferred stock before paying any dividends on its common stock. In order to be payable, distributions on such preferred securities must be declared by the issuer’s board of directors. Income payments on typical preferred securities currently outstanding are cumulative, causing dividends and distributions to accumulate even if not declared by the board of directors or otherwise made payable. In such a case, all accumulated dividends must be paid before any dividend on the common stock can be paid. However, some traditional preferred stocks are non-cumulative, in which case dividends do not accumulate and need not ever be paid. A portion of the portfolio may include investments in non-cumulative preferred securities, whereby the issuer does not have an obligation to make up any arrearages to its shareholders. Should an issuer of a non-cumulative preferred stock held by the Trust determine not to pay dividends on such stock, the amount of dividends the Trust pays may be adversely affected. There is no assurance that dividends or distributions on the preferred securities in which the Trust invests will be declared or otherwise made payable.

Preferred stockholders usually have no right to vote for corporate directors or on other matters. Shares of preferred stock have a liquidation value that generally equals the original purchase price at the date of issuance. The market value of preferred securities may be affected by favorable and unfavorable changes impacting companies in the utilities and financial services sectors, which are prominent issuers of preferred securities, and by actual and anticipated changes in tax laws, such as changes in corporate income tax rates or the “Dividend Received Deduction”. Because the claim on an issuer’s earnings represented by traditional preferred securities may become onerous when interest rates fall below the rate payable on such securities, the issuer may redeem the securities. Thus, in declining interest rate environments in particular, the Trust’s holdings, if any, of higher rate-paying fixed rate preferred securities may be reduced and the Trust may be unable to acquire securities of comparable credit quality paying comparable rates with the redemption proceeds.

Trust Preferred Securities. Trust preferred securities are typically issued by corporations, generally in the form of interest-bearing notes with preferred security characteristics, or by an affiliated business trust of a corporation, generally in the form of beneficial interests in subordinated debentures or similarly structured securities. The trust preferred securities market consists of both fixed and adjustable coupon rate securities that are either perpetual in nature or have stated maturity dates.

Trust preferred securities are typically junior and fully subordinated liabilities of an issuer or the beneficiary of a guarantee that is junior and fully subordinated to the other liabilities of the guarantor. In addition, trust preferred securities typically permit an issuer to defer the payment of income for eighteen months or more without triggering an event of default. Generally, the deferral period is five years or more. Because of their subordinated position in the capital structure of an issuer, the ability to defer payments for extended periods of time without default consequences to the issuer, and certain other features (such as restrictions on common dividend payments by the issuer or ultimate guarantor when full cumulative payments on the trust preferred securities have not been made), these trust preferred securities are often treated as close substitutes for traditional preferred securities, both by issuers and investors. Trust preferred securities have many of the key characteristics of equity due to their subordinated position in an issuer’s capital structure and because their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows.

Cash Equivalents and Short-Term Debt Securities

For temporary defensive purposes or to keep cash on hand fully invested, the Trust may invest up to 100% of its total assets in cash equivalents and short-term debt securities. Short-term debt investments are defined to include, without limitation, the following:

(1)

U.S. Government securities, including, bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. Government agencies or instrumentalities. U.S. Government securities include securities issued by (a) the Federal Housing Administration, Farmers Home Administration, Export Import Bank of the United States, Small Business Administration, and Government National Mortgage Association, whose securities are supported by the full faith and credit of the United States; (b) the Federal Home Loan Banks, Federal Intermediate Credit Banks, and Tennessee Valley Authority, whose securities are supported by the right of the agency to borrow from the U.S. Treasury; (c) the Federal National Mortgage Association, whose securities are supported by the discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; and (d) the Student Loan Marketing Association, whose securities are supported only by its credit. While the U.S. Government provides financial support to such U.S. Government-sponsored agencies or instrumentalities, no assurance can be given that it always will do so since it is not so obligated by law. The U.S. Government, its agencies and instrumentalities do not guarantee the market value of their securities. Consequently, the value of such securities may fluctuate.

(2)

Certificates of deposit issued against funds deposited in a bank or a savings and loan association. Such certificates are for a definite period of time, earn a specified rate of return, and are normally negotiable. The issuer of a certificate of deposit agrees to pay the amount deposited plus interest to the bearer of the certificate on the date specified thereon. Certificates of deposit purchased by the Trust may not be fully insured by the Federal Deposit Insurance Corporation.

(3)	Repurchase agreements, which involve purchases of debt securities.

(4)

Commercial paper, which consists of short-term unsecured promissory notes, including variable rate master demand notes issued by corporations to finance their current operations. Master demand notes are direct lending arrangements between the Trust and a corporation. There is no secondary market for such notes. However, they are redeemable by the Trust at any time. The Advisor will consider the financial condition of the corporation (e.g., earning power, cash flow and other liquidity ratios) and will continuously monitor the corporation’s ability to meet all of its financial obligations, because the Trust’s liquidity might be impaired if the corporation were unable to pay principal and interest on demand. Investments in commercial paper will be limited to commercial paper rated in the highest categories by a major rating agency and which mature within one year of the date of purchase or carry a variable or floating rate of interest.

Information Regarding Strategic Transactions

As described in the prospectus, the Trust may use Strategic Transactions (as defined in the prospectus). This section contains various additional information about the types of Strategic Transactions in which the Trust may engage.

Swaps. The Trust may enter into swap agreements, including interest rate and index swap agreements. Swap agreements are two party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are calculated with respect to a “notional amount,” i.e., the dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index. The “notional amount” of the swap agreement is only a fictive basis on which to calculate the obligations that the parties to a swap agreement have agreed to exchange. The Trust’s obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”).

Whether the Trust’s use of swap agreements will be successful in furthering its investment objectives will depend on the Advisor’s ability to correctly predict whether certain types of investments are likely to produce greater returns than other investments. Moreover, the Trust bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. Swap agreements also bear the risk that the Trust will not be able to meet its payment obligations to the counterparty. Restrictions imposed by the tax rules applicable to RICs may limit the Trust’s ability to use swap agreements. It is possible that developments in the swap market, including government regulation, could adversely affect the Trust’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

Swaptions. A swaption is a contract that gives a counterparty the right (but not the obligation) to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms. The Trust may write (sell) and purchase put and call swaptions. Depending on the terms of the particular option agreement, the Trust may incur a greater degree of risk when it writes a swaption than it would incur when it purchases a swaption with the same terms. When the Trust purchases a swaption, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when the Trust writes a swaption, upon exercise of the option the Trust will become obligated according to the terms of the underlying agreement, and the Trust could be exposed to losses in excess of the amount of premium it received from the purchaser of the swaption.

Credit Default Swaps. The Trust may enter into credit default swap agreements. The credit default swap agreement may have as reference obligations one or more securities that are not currently held by the Trust. The protection “buyer” in a credit default contract may be obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract, provided that no credit event on the reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional amount) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or if the swap is cash settled the seller may be required to deliver the related net cash amount (the difference between the market value of the reference obligation and its par value). The Trust may be either the buyer or seller in the transaction. If the Trust is a buyer and no credit event occurs, the Trust will generally receive no payments from its counterparty under the swap if the swap is held through its termination date. However, if a credit event occurs, the buyer generally may elect to receive the full notional amount of the swap in exchange for an equal face amount of deliverable obligations of the reference entity, the value of which may have significantly decreased. As a seller, the Trust generally receives an upfront payment or a fixed rate of income throughout the term of the swap, which typically is between six months and three years, provided that there is no credit event. If a credit event occurs, generally the seller must pay the buyer the full notional amount of the swap in exchange for an equal face amount of deliverable obligations of the reference entity, the value of which may have significantly decreased. As the seller, the Trust would effectively add leverage to its portfolio because, in addition to its net assets, the Trust would be subject to investment exposure on the notional amount of the swap in excess of any premium and margin required to establish and maintain the position.

Credit default swap agreements involve greater risks than if the Trust had taken a position in the reference obligation directly (either by purchasing or selling) since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risks. A buyer generally will also lose its upfront payment or any periodic payments it makes to the seller counterparty and receive no payments from its counterparty should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional amount it pays to the buyer, resulting in a loss of value to the seller. A seller of a credit default swap or similar instrument is exposed to many of the same risks of leverage since, if a credit event occurs, the seller generally will be required to pay the buyer the full notional amount of the contract net of any amounts owed by the buyer related to its delivery of deliverable obligations.

In addition, the credit derivatives market is subject to a changing regulatory environment. It is possible that regulatory or other developments in the credit derivatives market could adversely affect the Trust’s ability to successfully use credit derivatives.

Total Return Swaps. Total return swap agreements are contracts in which one party agrees to make periodic payments to another party based on the change in market value of the assets underlying the contract, which may include a specified security, basket of securities or securities indices during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Total return swap agreements may be used to obtain exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. Total return swap agreements may effectively add leverage to the Trust’s portfolio because, in addition to its net assets, the Trust would be subject to investment exposure on the notional amount of the swap in excess of any premium and margin required to establish and maintain the position.

Total return swap agreements are subject to market risk as well as the risk that a counterparty will default on its payment obligations to the Trust thereunder. Swap agreements also bear the risk that the Trust will not be able to meet its obligation to the counterparty. Generally, the Trust will enter into total return swaps on a net basis (i.e., the two payment streams are netted against one another with the Trust receiving or paying, as the case may be, only the net amount of the two payments).

Interest Rate Transactions. The Trust may enter into interest rate swaps and purchase or sell interest rate caps and floors. The Trust expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio, as a duration management technique, to protect against any increase in the price of securities the Trust anticipates purchasing at a later date and/or to hedge against increases in the Trust’s costs associated with any leverage strategy. The Trust will ordinarily use these transactions as a hedge or for duration and risk management although it is permitted to enter into them to enhance income or gain. Interest rate swaps involve the exchange by the Trust with another party of their respective commitments to pay or receive interest (e.g., an exchange of floating rate payments for fixed rate payments with respect to a notional amount of principal). The purchase of an interest rate cap entitles the purchaser, to the extent that the level of a specified interest rate exceeds a predetermined interest rate (i.e., the strike price), to receive payments of interest on a notional principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that the level of a specified interest rate falls below a predetermined interest rate (i.e., the strike price), to receive payments of interest on a notional principal amount from the party selling such interest rate floor.

For example, if the Trust holds a debt instrument with an interest rate that is reset only once each year, it may swap the right to receive interest at this fixed rate for the right to receive interest at a rate that is reset every week. This would enable the Trust to offset a decline in the value of the debt instrument due to rising interest rates but would also limit its ability to benefit from falling interest rates. Conversely, if the Trust holds a debt instrument with an interest rate that is reset every week and it would like to lock in what it believes to be a high interest rate for one year, it may swap the right to receive interest at this variable weekly rate for the right to receive interest at a rate that is fixed for one year. Such a swap would protect the Trust from a reduction in yield due to falling interest rates and may permit the Trust to enhance its income through the positive differential between one week and one year interest rates, but would preclude it from taking full advantage of rising interest rates.

The Trust may hedge both its assets and liabilities through interest rate swaps, caps and floors. Usually, payments with respect to interest rate swaps will be made on a net basis (i.e., the two payment streams are netted out) with the Trust receiving or paying, as the case may be, only the net amount of the two payments on the payment dates. If there is a default by the other party to an uncleared interest rate swap transaction, generally the Trust will have contractual remedies pursuant to the agreements related to the transaction. With respect to interest rate swap transactions cleared through a central clearing counterparty, a clearing organization will be substituted for the counterparty and will guaranty the parties’ performance under the swap agreement. However, there can be no assurance that the clearing organization will satisfy its obligation to the Trust or that the Trust would be able to recover the full amount of assets deposited on its behalf with the clearing organization in the event of the default by the clearing organization or the Trust’s clearing broker. Certain U.S. federal income tax requirements may limit the Trust’s ability to engage in interest rate swaps. Distributions attributable to transactions in interest rate swaps generally will be taxable as ordinary income to shareholders.

Foreign Exchange Transactions. The Trust may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, “Currency Instruments”). Such transactions could be effected with respect to hedges on foreign dollar denominated securities owned by the Trust, sold by the Trust but not yet delivered, or committed or anticipated to be purchased by the Trust. As an illustration, the Trust may use such techniques to hedge the stated value in U.S. dollars of an investment in a yen-denominated security. In such circumstances, for example, the Trust may purchase a foreign currency put option enabling it to sell a specified amount of yen for dollars at a specified price by a future date. To the extent the hedge is successful, a loss in the value of the yen relative to the dollar will tend to be offset by an increase in the value of the put option. To offset, in whole or in part, the cost of acquiring such a put option, the Trust may also sell a call option which, if exercised, requires it to sell a specified amount of yen for dollars at a specified price by a future date (a technique called a “straddle”). By selling such a call option in this illustration, the Trust gives up the opportunity to profit without limit from increases in the relative value of the yen to the dollar. “Straddles” of the type that may be used by the Trust are considered to constitute hedging transactions. The Trust may not attempt to hedge any or all of its foreign portfolio positions.

Forward Foreign Currency Contracts. The Trust may enter into forward currency contracts to purchase or sell foreign currencies for a fixed amount of U.S. dollars or another foreign currency. A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (term) from the date of the forward currency contract agreed upon by the parties, at a price set at the time the forward currency contract is entered into. Forward currency contracts are traded directly between currency traders (usually large commercial banks) and their customers. The Trust may purchase a forward currency contract to lock in the U.S. dollar price of a security denominated in a foreign currency that the Trust intends to acquire. The Trust may sell a forward currency contract to lock in the U.S. dollar equivalent of the proceeds from the anticipated sale of a security or a dividend or interest payment denominated in a foreign currency. The Trust may also use forward currency contracts to shift the Trust’s exposure to foreign currency exchange rate changes from one currency to another. For example, if the Trust owns securities denominated in a foreign currency and the Advisor believes that currency will decline relative to another currency, the Trust might enter into a forward currency contract to sell the appropriate amount of the first foreign currency with payment to be made in the second currency. The Trust may also purchase forward currency contracts to enhance income when the Advisor anticipates that the foreign currency will appreciate in value but securities denominated in that currency do not present attractive investment opportunities. The Trust may also use forward currency contracts to hedge against a decline in the value of existing investments denominated in a foreign currency. Such a hedge would tend to offset both positive and negative currency fluctuations, but would not offset changes in security values caused by other factors. The Trust could also hedge the position by entering into a forward currency contract to sell another currency expected to perform similarly to the currency in which the Trust’s existing investments are denominated. This type of transaction could offer advantages in terms of cost, yield or efficiency, but may not hedge currency exposure as effectively as a simple forward currency transaction to sell U.S. dollars. This type of transaction may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated. The Trust may also use forward currency contracts in one currency or a basket of currencies to attempt to hedge against fluctuations in the value of securities denominated in a different currency if the Advisor anticipates that there will be a correlation between the two currencies.

The cost to the Trust of engaging in forward currency contracts varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are usually involved. When the Trust enters into a forward currency contract, it relies on the counterparty to make or take delivery of the underlying currency at the maturity of the contract. Failure by the counterparty to do so would result in the loss of some or all of any expected benefit of the transaction. Secondary markets generally do not exist for forward currency contracts, with the result that closing transactions generally can be made for forward currency contracts only by negotiating directly with the counterparty. Thus, there can be no assurance that the Trust will in fact be able to close out a forward currency contract at a favorable price prior to maturity. In addition, in the event of insolvency of the counterparty, the Trust might be unable to close out a forward currency contract. In either event, the Trust would continue to be subject to market risk with respect to the position. The precise matching of forward currency contract amounts and the value of the securities involved generally will not be possible because the value of such securities, measured in the foreign currency, will change after the forward currency contract has been established. Thus, the Trust might need to purchase or sell foreign currencies in the spot (cash) market to the extent such foreign currencies are not covered by forward currency contracts. The projection of short-term currency market movements is extremely difficult and the successful execution of a short-term hedging strategy is highly uncertain.

Use of Options as Strategic Transactions. In addition to the options strategy described in the prospectus as part of the Trust’s investment strategy, the Trust may also use options as Strategic Transactions.

Call Options as Strategic Transactions. The Trust may purchase call options on any of the types of securities or instruments in which it may invest. A purchased call option gives the Trust the right to buy, and obligates the seller to sell, the underlying security at the exercise price at any time during the option period. The Trust also may purchase and sell call options on indices. Index options are similar to options on securities except that, rather than taking or making delivery of securities underlying the option at a specified price upon exercise, an index option gives the holder the right to receive cash upon exercise of the option if the level of the index upon which the option is based is greater than the exercise price of the option.

The Trust may write (i.e., sell) covered call options on the securities or instruments it holds and enter into closing purchase transactions with respect to certain of such options. A covered call option is an option in which the Trust, in return for a premium, gives another party a right to buy specified securities owned by the Trust at a specified future date and price set at the time of the contract. The principal reason for writing covered call options is the attempt to realize, through the receipt of premiums, a greater return than would be realized on the securities alone. Writing covered call options also serves as a partial hedge against declines in the price of the underlying security, to the extent of the premium received. By writing covered call options, the Trust gives up the opportunity, while the option is in effect, to profit from any price increase in the underlying security above the option exercise price. In addition, the Trust’s ability to sell the underlying security will be limited while the option is in effect unless the Trust enters into a closing purchase transaction. A closing purchase transaction cancels out the Trust’s position as the writer of an option by means of an offsetting purchase of an identical option prior to the expiration of the option it has written.

The Trust may write (i.e., sell) uncovered call options on securities or instruments in which it may invest but that are not currently held by the Trust. The principal reason for writing uncovered call options is to realize income without committing capital to the ownership of the underlying securities or instruments. When writing uncovered call options, the Trust must deposit and maintain sufficient margin with the broker-dealer through which it made the uncovered call option as collateral to ensure that the securities can be purchased for delivery if and when the option is exercised. During periods of declining securities prices or when prices are stable, writing uncovered calls can be a profitable strategy to increase the Trust’s income with minimal capital risk. Uncovered calls are riskier than covered calls because there is no underlying security held by the Trust that can act as a partial hedge. Uncovered calls have speculative characteristics and the potential for loss is unlimited. When an uncovered call is exercised, the Trust must purchase the underlying security to meet its call obligation. There is also a risk, especially with less liquid preferred and debt securities, that the securities may not be available for purchase. If the purchase price exceeds the exercise price, the Trust will lose the difference.

Put Options as Strategic Transactions. The Trust may purchase put options. By buying a put option, the Trust acquires a right to sell such underlying securities or instruments at the exercise price, thus limiting the Trust’s risk of loss through a decline in the market value of the securities or instruments until the put option expires. The amount of any appreciation in the value of the underlying securities or instruments will be partially offset by the amount of the premium paid for the put option and any related transaction costs. Prior to its expiration, a put option may be sold in a closing sale transaction and profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the put option plus the related transaction costs. A closing sale transaction cancels out the Trust’s position as the purchaser of an option by means of an offsetting sale of an identical option prior to the expiration of the option it has purchased.

The Trust also may write (i.e., sell) put options on securities or instruments in which it may invest but that the Trust does not currently have a corresponding short position or has not deposited cash equal to the exercise value of the put option with the broker-dealer through which it made the uncovered put option as collateral. The principal reason for writing such put options is to receive premium income and to acquire such securities or instruments at a net cost below the current market value. The Trust has the obligation to buy the securities or instruments at an agreed upon price if the securities or instruments decrease below the exercise price. If the securities or instruments price increases during the option period, the option will expire worthless and the Trust will retain the premium and will not have to purchase the securities or instruments at the exercise price.

In selling puts, there is a risk that the Trust may be required to buy the underlying security at a price higher than the current market price.

Futures Contracts and Options on Futures Contracts. The Trust may engage in transactions in financial futures contracts (“futures contracts”) and related options on such futures contracts. A futures contract is an agreement between two parties which obligates the purchaser of the futures contract to buy and the seller of a futures contract to sell a security for a set price on a future date or, in the case of an index futures contract, to make and accept a cash settlement based upon the difference in value of the index between the time the contract was entered into and the time of its settlement. A majority of transactions in futures contracts, however, do not result in the actual delivery of the underlying instrument or cash settlement, but are settled through liquidation (i.e., by entering into an offsetting transaction). Futures contracts have been designed by boards of trade which have been designated “contract markets” by the Commodity Futures Trading Commission (“CFTC”).

The Trust may sell financial futures contracts in anticipation of an increase in the general level of interest rates. Generally, as interest rates rise, the market values of securities that may be held by the Trust will fall, thus reducing the NAV of the Trust. However, as interest rates rise, the value of the Trust’s short position in the futures contract also will tend to increase, thus offsetting all or a portion of the depreciation in the market value of the Trust’s investments which are being hedged. While the Trust will incur commission expenses in selling and closing out futures positions, these commissions are generally less than the transaction expenses which the Trust would have incurred had the Trust sold portfolio securities in order to reduce its exposure to increases in interest rates. The Trust also may purchase financial futures contracts in anticipation of a decline in interest rates when it is not fully invested in a particular market in which it intends to make investments to gain market exposure that may in part or entirely offset an increase in the cost of securities it intends to purchase. It is anticipated that, in a substantial majority of these transactions, the Trust will purchase securities upon termination of the futures contract.

The Trust may purchase and write call and put options on futures contracts. Options on futures contracts are similar to options on securities except that an option on a futures contract gives the purchaser the right in return for the premium paid to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put). Generally, these strategies are utilized under the same market and market sector conditions (i.e., conditions relating to specific types of investments) in which the Trust enters into futures transactions. The Trust may purchase put options or write call options on futures contracts rather than selling the underlying futures contract in anticipation of a decrease in the market value of securities or an increase in interest rates. Similarly, the Trust may purchase call options, or write put options on futures contracts, as a substitute for the purchase of such futures to hedge against the increased cost resulting from an increase in the market value or a decline in interest rates of securities which the Trust intends to purchase.

The Trust may engage in options and futures transactions on exchanges and options in the OTC markets. In general, exchange-traded contracts are third-party contracts (i.e., performance of the parties’ obligation is guaranteed by an exchange or clearing corporation) with standardized strike prices and expiration dates. OTC options transactions are two-party contracts with price and terms negotiated by the buyer and seller. See “—Additional Information About Options,” below.

At the time a futures contract is purchased or sold, the Trust must allocate cash or securities as a deposit payment (“initial margin”). It is expected that the initial margin that the Trust will pay may range from approximately 1% to approximately 5% of the value of the securities or commodities underlying the contract. In certain circumstances, however, such as periods of high volatility, the Trust may be required by an exchange to increase the level of its initial margin payment. Additionally, initial margin requirements may be increased generally in the future by regulatory action or as required by the Trust’s clearing broker. An outstanding futures contract is valued daily and the payment in case of “variation margin” may be required, a process known as “marking to the market.” Transactions in listed options and futures are usually settled by entering into an offsetting transaction, and are subject to the risk that the position may not be able to be closed if no offsetting transaction can be arranged.

Additional Information About Options. In the case of either put or call options that it has purchased, if the option expires without being sold or exercised, the Trust will experience a loss in the amount of the option premium plus any commissions paid by the Trust. When the Trust sells put and call options, it receives a premium as the seller of the option. The premium that the Trust receives for selling the option will serve as a partial and limited (to the dollar amount of the premium) hedge, in the amount of the option premium, against changes in the value of the securities in its portfolio. During the term of the option, however, a covered call seller has, in return for the premium on the option, given up the opportunity for capital appreciation above the exercise price of the option if the value of the underlying security increases, but has retained the risk of loss should the price of the underlying security decline. Conversely, a put seller retains the risk of loss should the market value of the underlying security decline below the exercise price of the option, less the premium received on the sale of the option. The Trust may purchase and sell exchange-listed options and OTC options which are privately negotiated with the counterparty. Listed options are issued by the OCC, which guarantees the performance of the obligations of the parties to such options.

The Trust’s ability to close out its position as a purchaser or seller of an exchange-listed put or call option is dependent upon the existence of a liquid secondary market on option exchanges. Among the possible reasons for the absence of a liquid secondary market on an exchange are: (i) insufficient trading interest in certain options; (ii) restrictions on transactions imposed by an exchange; (iii) trading halts, suspensions or other restrictions imposed with respect to particular classes or series of options or underlying securities; (iv) interruption of the normal operations on an exchange; (v) inadequacy of the facilities of an exchange or OCC to handle current trading volume; or (vi) a decision by one or more exchanges to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange that had been listed by the OCC as a result of trades on that exchange would generally continue to be exercisable in accordance with their terms.

OTC options are purchased from or sold to dealers, financial institutions or other counterparties which have entered into direct agreements with the Trust. With OTC options, such variables as expiration date, exercise price and premium will be agreed upon between the Trust and the counterparty, without the intermediation of a third party such as the OCC. If the counterparty fails to make or take delivery of the securities underlying an option it has written, or otherwise settle the transaction in accordance with the terms of that option as written, the Trust would lose the premium paid for the option as well as any anticipated benefit of the transaction. OTC options and assets used to cover OTC options written by the may be illiquid. The illiquidity of such options or assets may prevent a successful sale of such options or assets, result in a delay of sale, or reduce the amount of proceeds that might otherwise be realized.

The hours of trading for options on debt securities may not conform to the hours during which the underlying securities are traded. To the extent that the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the option markets.

Restrictions on OTC Options. The Trust will engage in OTC options only with member banks of the Federal Reserve System and primary dealers in U.S. Government securities or with affiliates of such banks or dealers that have capital of at least $50 million or whose obligations are guaranteed by an entity having capital of at least $50 million. OTC options and assets used to cover OTC options written by the Trust may be considered to be illiquid. The illiquidity of such options or assets may prevent a successful sale of such options or assets, result in a delay of sale, or reduce the amount of proceeds that might otherwise be realized.

Hybrid Instruments. A hybrid instrument is a type of potentially high-risk derivative that combines a traditional bond, stock or commodity with an option or forward contract. Generally, the principal amount, amount payable upon maturity or redemption, or interest rate of a hybrid is tied (positively or negatively) to the price of some commodity, currency or securities index or another interest rate or some other economic factor (each a “benchmark”). The interest rate or (unlike most fixed-income securities) the principal amount payable at maturity of a hybrid security may be increased or decreased, depending on changes in the value of the benchmark. An example of a hybrid could be a bond issued by an oil company that pays a small base level of interest with additional interest that accrues in correlation to the extent to which oil prices exceed a certain predetermined level. Such a hybrid instrument would be a combination of a bond and a call option on oil. Hybrids can be used as an efficient means of pursuing a variety of investment goals, including currency hedging, duration management and increased total return. Hybrids may not bear interest or pay dividends. The value of a hybrid or its interest rate may be a multiple of a benchmark and, as a result, may be leveraged and move (up or down) more steeply and rapidly than the benchmark. These benchmarks may be sensitive to economic and political events, such as commodity shortages and currency devaluations, which cannot be readily foreseen by the purchaser of a hybrid. Under certain conditions, the redemption value of a hybrid could be zero. Thus, an investment in a hybrid may entail significant market risks that are not associated with a similar investment in a traditional, U.S. dollar-denominated bond that has a fixed principal amount and pays a fixed rate or floating rate of interest. The purchase of hybrids also exposes the Trust to the credit risk of the issuer of the hybrids. These risks may cause significant fluctuations in the NAV of the Trust’s common shares if the Trust invests in hybrid instruments.

New Products. The financial markets continue to evolve and financial products continue to be developed. The Trust reserves the right to invest in new financial products as they are developed or become more widely accepted. As with any new financial product, these products will entail risks, including risks to which the Trust currently is not subject.

The principal risks relating to the use of futures contracts and other Strategic Transactions are: (i) less than perfect correlation between the prices of the instrument and the market value of the securities in the Trust’s portfolio; (ii) possible lack of a liquid secondary market for closing out a position in such instruments; (iii) losses resulting from interest rate or other market movements not anticipated by the Advisor; and (iv) the obligation to meet additional variation margin or other payment requirements, all of which could result in the Trust being in a worse position than if such transactions had not been used.

The requirements of Subchapter M of the Internal Revenue Code for qualification as a RIC may restrict or affect the ability of the Trust to engage in Strategic Transactions. See “Tax Matters.”

Short Sales

The Trust may make short sales of securities. A short sale is a transaction in which the Trust sells a security it does not own in anticipation that the market price of that security will decline. The Trust may make short sales to hedge positions, for duration and risk management, in order to maintain portfolio flexibility or, to the extent applicable, to enhance income or gain.

When the Trust makes a short sale, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Trust may have to pay a fee to borrow particular securities and is often obligated to pay over to the securities lender any income, distributions or dividends received on such borrowed securities until it returns the security to the securities lender.

The Trust’s obligation to replace the borrowed security will be secured by collateral deposited with the securities lender, usually cash, U.S. Government securities or other liquid assets. Depending on arrangements made with the securities lender regarding payment over of any income, distributions or dividends received by the Trust on such security, the Trust may not receive any payments (including interest) on its collateral deposited with such securities lender.

If the price of the security sold short increases between the time of the short sale and the time the Trust replaces the borrowed security, the Trust will incur a loss; conversely, if the price declines, the Trust will realize a gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. Although the Trust’s gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited. Short sales, even if covered, may represent a form of leverage and will create risks.

The Trust will not make a short sale if, after giving effect to such sale, the market value of all securities sold short exceeds 25% of the value of its total assets or the Trust’s aggregate short sales of a particular class of securities exceeds 25% of the outstanding securities of that class. The Trust may also make short sales “against the box” without respect to such limitations. In this type of short sale, at the time of the sale, the Trust owns or has the immediate and unconditional right to acquire at no additional cost the identical security.

The Trust must comply with Rule 18f-4 under the Investment Company Act with respect to its short sale borrowings, which are considered derivatives transactions under the Rule. See “Additional Risk Factors—Risk Factors in Strategic Transactions and Derivatives—Rule 18f-4 Under the Investment Company Act” below.

Restricted and Illiquid Securities

The Trust may invest in investments that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of an investment relates to the ability to dispose easily of the investment and the price to be obtained upon disposition of the investment, which may be less than would be obtained for a comparable more liquid investment. Illiquid investments may trade at a discount from comparable, more liquid investments. Investment of the Trust’s assets in illiquid investments may restrict the ability of the Trust to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where a Trust’s operations require cash, such as when the Trust pays dividends, and could result in the Trust borrowing to meet short-term cash requirements or incurring capital losses on the sale of illiquid investments.

The Trust may invest in securities that are not registered under the Securities Act (“restricted securities”). Restricted securities may be sold in private placement transactions between issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Trust or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Trust are required to be registered under the securities laws of one or more jurisdictions before being resold, the Trust may be required to bear the expenses of registration. Where registration is required for restricted securities, a considerable time period may elapse between the time the Trust decides to sell the security and the time it is actually permitted to sell the security under an effective registration statement. If during such period, adverse market conditions were to develop, the Trust might obtain less favorable pricing terms than when it decided to sell the security. Transactions in restricted securities may entail other transaction costs that are higher than those for transactions in unrestricted securities. Certain of the Trust’s investments in private placements may consist of direct investments and may include investments in smaller, less seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, the Trust may obtain access to material nonpublic information, which may restrict the Trust’s ability to conduct portfolio transactions in such securities.

When-Issued and Forward Commitment Securities

The Trust may purchase securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis in order to acquire the security or to offset against anticipated changes in interest rates and prices. When such transactions are negotiated, the price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. When-issued securities and forward commitments may be sold prior to the settlement date, but the Trust will enter into when-issued and forward commitments only with the intention of actually receiving or delivering the securities, as the case may be. If the Trust disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it might incur a gain or loss.

The value of these assets will be monitored daily to ensure that their marked to market value will at all times equal or exceed the corresponding obligations of the Trust. There is always a risk that the securities may not be delivered and that the Trust may incur a loss. Settlements in the ordinary course, which may take substantially more than five business days, are not treated by the Trust as when-issued or forward commitment transactions and, accordingly, are not subject to the foregoing restrictions.

Rule 18f-4 under the Investment Company Act permits the Trust to enter into when-issued or forward-settling securities (e.g., firm and standby commitments, including to-be-announced (“TBA”) commitments, and dollar rolls) and non-standard settlement cycle securities notwithstanding the limitation on the issuance of senior securities in Section 18 of the Investment Company Act, provided that the Trust intends to physically settle the transaction and the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). If a when-issued, forward-settling or non-standard settlement cycle security does not satisfy the Delayed-Settlement Securities Provision, then it is treated as a derivatives transaction under Rule 18f-4.

Reverse Repurchase Agreements

The Trust may enter into reverse repurchase agreements with respect to its portfolio investments subject to the investment restrictions set forth herein. Reverse repurchase agreements involve the sale of securities held by the Trust with an agreement by the Trust to repurchase the securities at an agreed upon price, date and interest payment. In accordance with Rule 18f-4 under the Investment Company Act, when the Trust engages in reverse repurchase agreements and similar financing transactions, the Trust may either (i) maintain asset coverage of at least 300% with respect to such transactions and any other borrowings in the aggregate, or (ii) treat such transactions as “derivative transactions: and comply with Rule 18f-4 with respect to such transactions. See “Additional Risk Factors—Risk Factors in Strategic Transactions and Derivatives—Rule 18f-4 Under the Investment Company Act” below. The use by the Trust of reverse repurchase agreements involves many of the same risks of leverage since the proceeds derived from such reverse repurchase agreements may be invested in additional securities. Reverse repurchase agreements involve the risk that the market value of the securities acquired in connection with the reverse repurchase agreement may decline below the price of the securities the Trust has sold but is obligated to repurchase. Also, reverse repurchase agreements involve the risk that the market value of the securities retained in lieu of sale by the Trust in connection with the reverse repurchase agreement may decline in price.

If the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Trust’s obligation to repurchase the securities and the Trust’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Also, the Trust would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the securities subject to such agreement.

The Trust also may effect simultaneous purchase and sale transactions that are known as “sale-buybacks.” A sale-buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty that purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of the Trust’s repurchase of the underlying security.

Repurchase Agreements and Purchase and Sale Contracts

The Trust may invest in repurchase agreements. A repurchase agreement is a contractual agreement whereby the seller of securities agrees to repurchase the same security at a specified price on a future date agreed upon by the parties. The agreed upon repurchase price determines the yield during the Trust’s holding period. Repurchase agreements are considered to be loans collateralized by the underlying security that is the subject of the repurchase contract. Income generated from transactions in repurchase agreements will be taxable. The risk to the Trust is limited to the ability of the issuer to pay the agreed upon repurchase price on the delivery date; however, although the value of the underlying collateral at the time the transaction is entered into always equals or exceeds the agreed upon repurchase price, if the value of the collateral declines there is a risk of loss of both principal and interest. In the event of default, the collateral may be sold but the Trust might incur a loss if the value of the collateral declines, and might incur disposition costs or experience delays in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the collateral by the Trust may be delayed or limited. The Advisor will monitor the value of the collateral at the time the transaction is entered into and at all times subsequent during the term of the repurchase agreement in an effort to determine that such value always equals or exceeds the agreed upon repurchase price. In the event the value of the collateral declines below the repurchase price, the Advisor will demand additional collateral from the issuer to increase the value of the collateral to at least that of the repurchase price, including interest.

A purchase and sale contract is similar to a repurchase agreement, but differs from a repurchase agreement in that the contract arrangements stipulate that the securities are owned by the Trust. In the event of a default under such a repurchase agreement or a purchase and sale contract, instead of the contractual fixed rate of return, the rate of return to the Trust will be dependent upon intervening fluctuations of the market value of such security and the accrued interest on the security. In such event, the Trust would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform.

Securities Lending

The Trust may lend portfolio securities to certain borrowers determined to be creditworthy by the Advisor, including to borrowers affiliated with the Advisor. The borrowers provide collateral that is maintained in an amount at least equal to the current market value of the securities loaned. As a result of limitations under the Investment Company Act and SEC staff guidance, no securities loan will be made on behalf of the Trust if, as a result, the aggregate value of all securities loans of the Trust exceeds one-third of the value of the Trust’s total assets (including the value of the collateral received). The Trust may terminate a loan at any time and obtain the return of the securities loaned. The Trust receives the value of any interest or cash or non-cash distributions paid on the loaned securities.

With respect to loans that are collateralized by cash, the borrower may be entitled to receive a fee based on the amount of cash collateral. The Trust is compensated by the difference between the amount earned on the reinvestment of cash collateral and the fee paid to the borrower. In the case of collateral other than cash, the Trust is compensated by a fee paid by the borrower equal to a percentage of the market value of the loaned securities. Any cash collateral received by the Trust for such loans, and uninvested cash, may be invested, among other things, in a private investment company managed by an affiliate of the Advisor or in registered money market funds advised by the Advisor or its affiliates; such investments are subject to investment risk.

The Trust conducts its securities lending pursuant to an exemptive order from the SEC permitting it to lend portfolio securities to borrowers affiliated with the Trust and to retain an affiliate of the Trust as lending agent. To the extent that the Trust engages in securities lending, BlackRock Investment Management, LLC (“BIM”), an affiliate of the Advisor, acts as securities lending agent for the Trust, subject to the overall supervision of the Advisor. BIM administers the lending program in accordance with guidelines approved by the Board.

To the extent that the Trust engages in securities lending, the Trust retains a portion of securities lending income and remits a remaining portion to BIM as compensation for its services as securities lending agent. Securities lending income is equal to the total of income earned from the reinvestment of cash collateral (and excludes collateral investment expenses as defined below), and any fees or other payments to and from borrowers of securities. As securities lending agent, BIM bears all operational costs directly related to securities lending. The Trust is responsible for expenses in connection with the investment of cash collateral received for securities on loan (the “collateral investment expenses”). The cash collateral is invested in a private investment company managed by the Advisor or its affiliates. However, BIM has agreed to cap the collateral investment expenses of the private investment company to an annual rate of 0.04%. In addition, in accordance with the exemptive order, the investment adviser to the private investment company will not charge any advisory fees with respect to shares purchased by the Trust. Such shares also will not be subject to a sales load, distribution fee or service fee. If the private investment company’s weekly liquid assets fall below 30% of its total assets, BIM, as managing member of the private investment company, is permitted at any time, if it determines it to be in the best interests of the private investment company, to impose a liquidity fee of up to 2% of the value of units withdrawn or impose a redemption gate that temporarily suspends the right of withdrawal out of the private investment company. In addition, if the private investment company’s weekly liquid assets fall below 10% of its total assets at the end of any business day, the private investment company will impose a liquidity fee in the default amount of 1% of the amount withdrawn, generally effective as of the next business day, unless BIM determines that a higher (not to exceed 2%) or lower fee level or not imposing a liquidity fee is in the best interests of the private investment company. The shares of the private investment company purchased by the Trust would be subject to any such liquidity fee or redemption gate imposed.

Under the securities lending program, the Trust is categorized into a specific asset class. The determination of the Trust’s asset class category (fixed income, domestic equity, international equity, or fund of funds), each of which may be subject to a different fee arrangement, is based on a methodology agreed to between the Trust and BIM.

Pursuant to the current securities lending agreement: (i) the Trust retains 81% of securities lending income (which excludes collateral investment expenses), and (ii) this amount can never be less than 70% of the sum of securities lending income plus collateral investment expenses.

In addition, commencing the business day following the date that the aggregate securities lending income earned across the BlackRock Fixed-Income Complex in a calendar year exceeds a specified threshold, the Trust, pursuant to the current securities lending agreement, will receive for the remainder of that calendar year securities lending income as follows: (i) 81% of securities lending income (which excludes collateral investment expenses); and (ii) this amount can never be less than 70% of the sum of securities lending income plus collateral investment expenses.

Prior to January 1, 2023, the Trust was subject to a different securities lending fee arrangement.

OTHER INVESTMENT POLICIES AND TECHNIQUES

Environmental, Social and Governance (“ESG”) Integration

Although the Trust does not seek to implement a specific sustainability strategy, Trust management will consider ESG characteristics as part of the investment process for actively managed funds such as the Trust. These considerations will vary depending on a fund’s particular investment strategies and may include consideration of third-party research as well as consideration of proprietary research of the Advisor across the ESG risks and opportunities regarding an issuer. Trust management will consider such ESG characteristics it deems relevant or additive, if any, when making investment decisions for the Trust. The ESG characteristics utilized in the Trust’s investment process are anticipated to evolve over time and one or more characteristics may not be relevant with respect to all issuers that are eligible for investment.

ESG characteristics are not the sole considerations when making investment decisions for the Trust. Further, investors can differ in their views of what constitutes positive or negative ESG characteristics. As a result, the Trust may invest in issuers that do not reflect the beliefs and values with respect to ESG of any particular investor. ESG considerations may affect the Trust’s exposure to certain companies or industries and the Trust may forego certain investment opportunities. While Trust management views ESG considerations as having the potential to contribute to the Trust’s long-term performance, there is no guarantee that such results will be achieved.

Special Purpose Acquisition Companies

The Trust may invest in stock, warrants, rights and other interests issued by special purpose acquisition companies (“SPACs”) or similar special purpose entities that pool funds to seek potential acquisition opportunities, including the “founder’s” shares and warrants described below. A SPAC is a publicly traded company that raises investment capital via an initial public offering (“IPO”) for the purpose of identifying and acquiring one or more operating businesses or assets. In connection with forming a SPAC, the SPAC’s sponsors acquire “founder’s” shares, generally for nominal consideration, and warrants that will result in the sponsors owning a specified percentage (typically 20%) of the SPAC’s outstanding common stock upon completion of the IPO. At the time a SPAC conducts an IPO, it has selected a management team but has not yet identified a specific acquisition opportunity. Unless and until an acquisition is completed, a SPAC generally invests its assets in U.S. government securities, money market securities and cash. If an acquisition that meets the requirements for the SPAC is not completed within a pre-established period of time, the invested funds are returned to the SPAC’s public shareholders, the warrants expire, and the “founder’s” shares and such warrants become worthless. Because SPACs and similar entities are in essence “blank check” companies without operating histories or ongoing business operations (other than identifying and pursuing acquisitions), the potential for the long term capital appreciation of their securities is particularly dependent on the ability of the SPAC’s management to identify and complete a profitable acquisition. There is no guarantee that the SPACs in which the Trust invests will complete an acquisition or that any acquisitions completed by the SPACs in which the Trust invests will be profitable. Some SPACs may pursue acquisitions only within certain industries or regions, which may ultimately lead to an increase in the volatility of their prices following the acquisition. In addition, some of these securities may be considered illiquid and/or subject to restrictions on resale.

ADDITIONAL RISK FACTORS

Risk Factors in Strategic Transactions and Derivatives

The Trust’s use of derivative instruments involves risks different from, and possibly greater than, the risks associated with investing directly in securities and other traditional investments. There are significant risks that apply generally to derivatives transactions, including:

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Correlation Risk—the risk that changes in the value of a derivative will not match the changes in the value of the portfolio holdings that are being hedged or of the particular market or security to which the Trust seeks exposure. There are a number of factors which may prevent a derivative instrument from achieving the desired correlation (or inverse correlation) with an underlying asset, rate or index, such as the impact of fees, expenses and transaction costs, the timing of pricing, and disruptions or illiquidity in the markets for such derivative instrument.

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Counterparty Risk—the risk that the counterparty in a derivative transaction will be unable to honor its financial obligation to the Trust. In particular, derivatives traded in OTC markets often are not guaranteed by an exchange or clearing corporation and often do not require payment of margin, and to the extent that the Trust has unrealized gains in such instruments or has deposited collateral with its counterparties the Trust is at risk that its counterparties will become bankrupt or otherwise fail to honor their obligations. The Trust will typically attempt to minimize counterparty risk by engaging in OTC derivatives transactions only with creditworthy entities that have substantial capital or that have provided the Trust with a third-party guaranty or other credit support.

•	Credit Risk—the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations.

•	Currency Risk—the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

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Illiquidity Risk—the risk that certain securities or instruments may be difficult or impossible to sell at the time or at the price desired by the counterparty in connection with payments of margin, collateral, or settlement payments. There can be no assurance that the Trust will be able to unwind or offset a derivative at its desired price, in a secondary market or otherwise. It may, therefore, not be possible for the Trust to unwind its position in a derivative without incurring substantial losses (if at all). The absence of liquidity may also make it more difficult for the Trust to ascertain a market value for such instruments. Although both OTC and exchange-traded derivatives markets may experience a lack of liquidity, certain derivatives traded in OTC markets, including swaps and OTC options, involve substantial illiquidity risk. The Trust will, therefore, acquire illiquid OTC derivatives (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Advisor anticipates the Trust can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer’s quotation may be used. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, the liquidity of a secondary market in an exchange-traded derivative contract may be adversely affected by “daily price fluctuation limits” established by the exchanges which limit the amount of fluctuation in an exchange-traded contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open positions. Prices have in the past moved beyond the daily limit on a number of consecutive trading days. If it is not possible to close an open derivative position entered into by the Trust, the Trust would continue to be required to make daily cash payments of variation margin in the event of adverse price movements. In such a situation, if the Trust has insufficient cash, it may have to sell portfolio securities to meet daily variation margin requirements at a time when it may be disadvantageous to do so.

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Index Risk—if the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Trust could receive lower interest payments or experience a reduction in the value of the derivative to below the price that the Trust paid for such derivative.

•	Legal Risk—the risk of insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract.

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Leverage Risk—the risk that the Trust’s derivatives transactions can magnify the Trust’s gains and losses. Relatively small market movements may result in large changes in the value of a derivatives position and can result in losses that greatly exceed the amount originally invested.

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Market Risk—the risk that changes in the value of one or more markets or changes with respect to the value of the underlying asset will adversely affect the value of a derivative. In the event of an adverse movement, the Trust may be required to pay substantial additional margin to maintain its position or the Trust’s returns may be adversely affected.

•	Operational Risk—the risk related to potential operational issues, including documentation issues, settlement issues, systems failures, inadequate controls and human error.

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Valuation Risk—the risk that valuation sources for a derivative will not be readily available in the market. This is possible especially in times of market distress, since many market participants may be reluctant to purchase complex instruments or quote prices for them.

Volatility Risk—the risk that the value of derivatives will fluctuate significantly within a short time period.

When a derivative is used as a hedge against a position that the Trust holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Trust’s hedging transactions will be effective. The Trust could also suffer losses related to its derivative positions as a result of unanticipated market movements, which losses are potentially unlimited. The Advisor may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the Trust’s derivatives positions to lose value. In addition, some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of the Trust to sell or otherwise close a derivatives position could expose the Trust to losses and could make derivatives more difficult for the Trust to value accurately.

When engaging in a hedging transaction, the Trust may determine not to seek to establish a perfect correlation between the hedging instruments utilized and the portfolio holdings being hedged. Such an imperfect correlation may prevent the Trust from achieving the intended hedge or expose the Trust to a risk of loss. The Trust may also determine not to hedge against a particular risk because it does not regard the probability of the risk occurring to be sufficiently high as to justify the cost of the hedge or because it does do not foresee the occurrence of the risk. It may not be possible for the Trust to hedge against a change or event at attractive prices or at a price sufficient to protect the assets of the Trust from the decline in value of the portfolio positions anticipated as a result of such change. In addition, it may not be possible to hedge at all against certain risks.

If the Trust invests in a derivative instrument it could lose more than the principal amount invested. Moreover, derivatives raise certain tax, legal, regulatory and accounting issues that may not be presented by investments in securities, and there is some risk that certain issues could be resolved in a manner that could adversely impact the performance of the Trust.

The Trust is not required to use derivatives or other portfolio strategies to seek to increase return or to seek to hedge its portfolio and may choose not to do so. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Trust will engage in these transactions to reduce exposure to other risks when that would be beneficial. Although the Advisor seeks to use derivatives to further the Trust’s investment objectives, there is no assurance that the use of derivatives will achieve this result.

Options Risk. There are several risks associated with transactions in options on securities and indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. In addition, a liquid secondary market for particular options, whether traded OTC or on a recognized securities exchange (e.g., NYSE), separate trading boards of a securities exchange or through a market system that provides contemporaneous transaction pricing information (an “Exchange”) may be absent for reasons which include the following: there may be insufficient trading interest in certain options; restrictions may be imposed by an Exchange on opening transactions or closing transactions or both; trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; unusual or unforeseen circumstances may interrupt normal operations on an Exchange; the facilities of an Exchange or the OCC may not at all times be adequate to handle current trading volume; or one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options that had been issued by the OCC as a result of trades on that Exchange would continue to be exercisable in accordance with their terms.

Futures Transactions and Options Risk. The primary risks associated with the use of futures contracts and options are (a) the imperfect correlation between the change in market value of the instruments held by the Trust and the price of the futures contract or option; (b) possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the Advisor’s inability to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; and (e) the possibility that the counterparty will default in the performance of its obligations.

Investment in futures contracts involves the risk of imperfect correlation between movements in the price of the futures contract and the price of the security being hedged. The hedge will not be fully effective when there is imperfect correlation between the movements in the prices of two financial instruments. For example, if the price of the futures contract moves more or less than the price of the hedged security, the Trust will experience either a loss or gain on the futures contract which is not completely offset by movements in the price of the hedged securities. To compensate for imperfect correlations, the Trust may purchase or sell futures contracts in a greater dollar amount than the hedged securities if the volatility of the hedged securities is historically greater than the volatility of the futures contracts. Conversely, the Trust may purchase or sell fewer futures contracts if the volatility of the price of the hedged securities is historically lower than that of the futures contracts.

The particular securities comprising the index underlying a securities index financial futures contract may vary from the securities held by the Trust. As a result, the Trust’s ability to hedge effectively all or a portion of the value of its securities through the use of such financial futures contracts will depend in part on the degree to which price movements in the index underlying the financial futures contract correlate with the price movements of the securities held by the Trust. The correlation may be affected by disparities in the average maturity, ratings, geographical mix or structure of the Trust’s investments as compared to those comprising the securities index and general economic or political factors. In addition, the correlation between movements in the value of the securities index may be subject to change over time as additions to and deletions from the securities index alter its structure. The correlation between futures contracts on U.S. Government securities and the securities held by the Trust may be adversely affected by similar factors and the risk of imperfect correlation between movements in the prices of such futures contracts and the prices of securities held by the Trust may be greater. The trading of futures contracts also is subject to certain market risks, such as inadequate trading activity, which could at times make it difficult or impossible to liquidate existing positions.

The Trust may liquidate futures contracts it enters into through offsetting transactions on the applicable contract market. There can be no assurance, however, that a liquid secondary market will exist for any particular futures contract at any specific time. Thus, it may not be possible to close out a futures position. In the event of adverse price movements, the Trust would continue to be required to make daily cash payments of variation margin. In such situations, if the Trust has insufficient cash, it may be required to sell portfolio securities to meet daily variation margin requirements at a time when it may be disadvantageous to do so. The inability to close out futures positions also could have an adverse impact on the Trust’s ability to hedge effectively its investments in securities. The liquidity of a secondary market in a futures contract may be adversely affected by “daily price fluctuation limits” established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. Prices have in the past moved beyond the daily limit on a number of consecutive trading days.

The successful use of transactions in futures and related options also depends on the ability of the Advisor to forecast correctly the direction and extent of interest rate movements within a given time frame. To the extent interest rates remain stable during the period in which a futures contract or option is held by the Trust or such rates move in a direction opposite to that anticipated, the Trust may realize a loss on the Strategic Transaction which is not fully or partially offset by an increase in the value of portfolio securities. As a result, the Trust’s total return for such period may be less than if it had not engaged in the Strategic Transaction.

Because of low initial margin deposits made upon the opening of a futures position, futures transactions involve substantial leverage. As a result, relatively small movements in the price of the futures contracts can result in substantial unrealized gains or losses. There is also the risk of loss by the Trust of margin deposits in the event of bankruptcy of a broker with which the Trust has an open position in a financial futures contract. Because the Trust will engage in the purchase and sale of futures contracts for hedging purposes or to seek to enhance the Trust’s return, any losses incurred in connection therewith may, if the strategy is successful, be offset in whole or in part by increases in the value of securities held by the Trust or decreases in the price of securities the Trust intends to acquire.

The amount of risk the Trust assumes when it purchases an option on a futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option on a futures contract also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased.

General Risk Factors in Hedging Foreign Currency. Hedging transactions involving Currency Instruments involve substantial risks, including correlation risk. While the Trust’s use of Currency Instruments to effect hedging strategies is intended to reduce the volatility of the NAV of the Trust’s common shares, the NAV of the Trust’s common shares will fluctuate. Moreover, although Currency Instruments may be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that the Trust’s hedging strategies will be ineffective. To the extent that the Trust hedges against anticipated currency movements that do not occur, the Trust may realize losses and decrease its total return as the result of its hedging transactions. Furthermore, the Trust will only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.

It may not be possible for the Trust to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Trust is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available and it is not possible to engage in effective foreign currency hedging. The cost to the Trust of engaging in foreign currency transactions varies with such factors as the currencies involved, the length of the contract period and the market conditions then prevailing. Since transactions in foreign currency exchange usually are conducted on a principal basis, no fees or commissions are involved.

Foreign Currency Forwards Risk. Forward foreign currency exchange contracts do not eliminate fluctuations in the value of securities of non-U.S. issuers (“Non-U.S. Securities”) but rather allow the Trust to establish a fixed rate of exchange for a future point in time. This strategy can have the effect of reducing returns and minimizing opportunities for gain.

In connection with its trading in forward foreign currency contracts, the Trust will contract with a foreign or domestic bank, or foreign or domestic securities dealer, to make or take future delivery of a specified amount of a particular currency. There are no limitations on daily price moves in such forward contracts, and banks and dealers are not required to continue to make markets in such contracts. There have been periods during which certain banks or dealers have refused to quote prices for such forward contracts or have quoted prices with an unusually wide spread between the price at which the bank or dealer is prepared to buy and that at which it is prepared to sell. Governmental imposition of credit controls might limit any such forward contract trading. With respect to its trading of forward contracts, if any, the Trust will be subject to the risk of bank or dealer failure and the inability of, or refusal by, a bank or dealer to perform with respect to such contracts. Any such default would deprive the Trust of any profit potential or force the Trust to cover its commitments for resale, if any, at the then market price and could result in a loss to the Trust.

The Trust may also engage in proxy hedging transactions to reduce the effect of currency fluctuations on the value of existing or anticipated holdings of portfolio securities. Proxy hedging is often used when the currency to which the Trust is exposed is difficult to hedge or to hedge against the dollar. Proxy hedging entails entering into a forward contract to sell a currency whose changes in value are generally considered to be linked to a currency or currencies in which some or all of the Trust’s securities are, or are expected to be, denominated, and to buy U.S. dollars. Proxy hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to the Trust if the currency being hedged fluctuates in value to a degree or in a direction that is not anticipated. In addition, there is the risk that the perceived linkage between various currencies may not be present or may not be present during the particular time that the Trust is engaging in proxy hedging. The Trust may also cross-hedge currencies by entering into forward contracts to sell one or more currencies that are expected to decline in value relative to other currencies to which the Trust has or in which the Trust expects to have portfolio exposure. For example, the Trust may hold both Canadian government bonds and Japanese government bonds, and the Advisor may believe that Canadian dollars will deteriorate against Japanese yen. The Trust would sell Canadian dollars to reduce its exposure to that currency and buy Japanese yen. This strategy would be a hedge against a decline in the value of Canadian dollars, although it would expose the Trust to declines in the value of the Japanese yen relative to the U.S. dollar.

Some of the forward non-U.S. currency contracts entered into by the Trust may be classified as non-deliverable forwards (“NDFs”). NDFs are cash-settled, short-term forward contracts that may be thinly traded or are denominated in non-convertible foreign currency, where the profit or loss at the time at the settlement date is calculated by taking the difference between the agreed upon exchange rate and the spot rate at the time of settlement, for an agreed upon notional amount of funds. All NDFs have a fixing date and a settlement date. The fixing date is the date at which the difference between the prevailing market exchange rate and the agreed upon exchange rate is calculated. The settlement date is the date by which the payment of the difference is due to the party receiving payment. NDFs are commonly quoted for time periods of one month up to two years, and are normally quoted and settled in U.S. dollars. They are often used to gain exposure to and/or hedge exposure to foreign currencies that are not internationally traded.

Currency Futures Risk. The Trust may also seek to hedge against the decline in the value of a currency or to enhance returns through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts while forward foreign exchange transactions are traded in the OTC market. Currency futures involve substantial currency risk, and also involve leverage risk.

Currency Options Risk. The Trust may also seek to hedge against the decline in the value of a currency or to enhance returns through the use of currency options. Currency options are similar to options on securities. For example, in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. The Trust may engage in transactions in options on currencies either on exchanges or OTC markets. Currency options involve substantial currency risk, and may also involve credit, leverage or illiquidity risk.

Currency Swaps Risk. The Trust may enter into currency swaps. Currency swaps involve the exchange of the rights of the Trust and another party to make or receive payments in specified currencies. The Trust may also hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis. Currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency. Because currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations.

Over-the-Counter Trading Risk. The derivative instruments that may be purchased or sold by the Trust may include instruments not traded on an exchange. The risk of nonperformance by the counterparty to an instrument may be greater than, and the ease with which the Trust can dispose of or enter into closing transactions with respect to an instrument may be less than, the risk associated with an exchange traded instrument. In addition, significant disparities may exist between “bid” and “asked” prices for derivative instruments that are not traded on an exchange. The absence of liquidity may make it difficult or impossible for the Trust to sell such instruments promptly at an acceptable price. Derivative instruments not traded on exchanges also are not subject to the same type of government regulation as exchange traded instruments, and many of the protections afforded to participants in a regulated environment may not be available in connection with the transactions. Because derivatives traded in OTC markets generally are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that the Trust has unrealized gains in such instruments or has deposited collateral with its counterparties the Trust is at risk that its counterparties will become bankrupt or otherwise fail to honor its obligations.

Rule 18f-4 Under the Investment Company Act. Rule 18f-4 under the Investment Company Act permits the Trust to enter into Derivatives Transactions (as defined below) and certain other transactions notwithstanding the restrictions on the issuance of “senior securities” under Section 18 of the Investment Company Act. Section 18 of the Investment Company Act, among other things, prohibits closed-end funds, including the Trust, from issuing or selling any “senior security” representing indebtedness (unless the fund maintains 300% “asset coverage”) or any senior security representing stock (unless the fund maintains 200% “asset coverage”).

Under Rule 18f-4, “Derivatives Transactions” include the following: (1) any swap, security-based swap (including a contract for differences), futures contract, forward contract, option (excluding purchased options), any combination of the foregoing, or any similar instrument, under which the Trust is or may be required to make any payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination, whether as margin or settlement payment or otherwise; (2) any short sale borrowing; (3) reverse repurchase agreements and similar financing transactions (e.g., recourse and non-recourse tender option bonds, and borrowed bonds), if the Trust elects to treat these transactions as Derivatives Transactions under Rule 18f-4; and (4) when-issued or forward-settling securities (e.g., firm and standby commitments, including TBA commitments, and dollar rolls) and non-standard settlement cycle securities, unless such transactions meet the Delayed-Settlement Securities Provision.

Unless the Trust is relying on the Limited Derivatives User Exception (as defined below), the Trust must comply with Rule 18f-4 with respect to its Derivatives Transactions. Rule 18f-4, among other things, requires the Trust to adopt and implement a comprehensive written derivatives risk management program (“DRMP”) and comply with a relative or absolute limit on fund leverage risk calculated based on value-at-risk (“VaR”). The DRMP is administered by a “derivatives risk manager,” who is appointed by the Board, including a majority of the Trustees who are not “interested persons” (as defined in the Investment Company Act) (the “Independent Trustees”), and periodically reviews the DRMP and reports to the Board.

Rule 18f-4 provides an exception from the DRMP, VaR limit and certain other requirements if the Trust’s “derivatives exposure” is limited to 10% of its net assets (as calculated in accordance with Rule 18f-4) and the Trust adopts and implements written policies and procedures reasonably designed to manage its derivatives risks (the “Limited Derivatives User Exception”).

Dodd-Frank Act Risk. Title VII of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) imposed a substantially new regulatory structure on derivatives markets, with particular emphasis on swaps (which are subject to oversight by the CFTC) and security-based swaps (which are subject to oversight by the SEC). The regulatory framework covers a broad range of swap market participants, including banks, non-banks, credit unions, insurance companies, broker-dealers and investment advisers. Prudential regulators were granted authority to regulate margining of swaps and security-based swaps of banks and bank-related entities.

Current regulations for swaps require the mandatory central clearing and mandatory exchange trading of particular types of interest rate swaps and index credit default swaps (together, “Covered Swaps”). The Trust is required to clear its Covered Swaps through a clearing broker, which requires, among other things, posting initial margin and variation margin to the Trust’s clearing broker in order to enter into and maintain positions in Covered Swaps. Covered Swaps generally are required to be executed through a swap execution facility, which can involve additional transaction fees.

Additionally, under the Dodd-Frank Act, with respect to uncleared swaps (both uncleared swaps and uncleared security-based swaps entered into with banks), swap dealers are required to collect from the Trust both initial and variation margin (comprised of specified liquid instruments and subject to a required haircut). Shares of investment companies (other than certain money market funds) may not be posted as collateral under applicable regulations. As capital and margin requirements for swap dealers and capital and margin requirements for security-based swaps are implemented, such requirements may make certain types of trades and/or trading strategies more costly. There may be market dislocations due to uncertainty during the implementation period of any new regulation and the Advisors cannot know how the derivatives market will adjust to such new regulations.

In addition, regulations adopted by global prudential regulators that are now in effect require certain bank-regulated counterparties and certain of their affiliates to include in “qualified financial contracts,” including many derivatives contracts as well as repurchase agreements and securities lending agreements, terms that delay or restrict the rights of counterparties to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of affiliate credit enhancements (such as guarantees) in the event that the bank-regulated counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings.

Legal and Regulatory Risk. At any time after the date hereof, legislation or additional regulations may be enacted that could negatively affect the assets of the Trust. Changing approaches to regulation may have a negative impact on the securities in which the Trust invests. Legislation or regulation may also change the way in which the Trust itself is regulated. There can be no assurance that future legislation, regulation or deregulation will not have a material adverse effect on the Trust or will not impair the ability of the Trust to achieve its investment objectives. In addition, as new rules and regulations resulting from the passage of the Dodd-Frank Act are implemented and new international capital and liquidity requirements are introduced under the Basel III Accords, the market may not react the way the Advisor expects. Whether the Trust achieves its investment objectives may depend on, among other things, whether the Advisor correctly forecasts market reactions to this and other legislation. In the event the Advisor incorrectly forecasts market reaction, the Trust may not achieve its investment objectives.

Preferred Securities Risk

There are special risks associated with investing in preferred securities, including:

Deferral Risk. Preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without any adverse consequences to the issuer. If the Trust owns a preferred security that is deferring its distributions, the Trust may be required to report income for tax purposes although it has not yet received such income.

Subordination Risk. Preferred securities are subordinated to bonds and other debt instruments in a company’s capital structure in terms of having priority to corporate income and liquidation payments, and therefore will be subject to greater credit risk than debt instruments.

Limited Voting Rights Risk. Generally, preferred security holders (such as the Trust) have no voting rights with respect to the issuing company unless preferred dividends have been in arrears for a specified number of periods, at which time the preferred security holders may elect a number of directors to the issuer’s board. Generally, once all the arrearages have been paid, the preferred security holders no longer have voting rights. In the case of trust preferred securities, holders generally have no voting rights, except if (i) the issuer fails to pay dividends for a specified period of time or (ii) a declaration of default occurs and is continuing.

Special Redemption Rights Risk. In certain varying circumstances, an issuer of preferred securities may redeem the securities prior to a specified date. For instance, for certain types of preferred securities, a redemption may be triggered by certain changes in U.S. federal income tax or securities laws. As with call provisions, a special redemption by the issuer may negatively impact the return of the security held by the Trust.

Trust Preferred Securities Risk. Trust preferred securities are typically issued by corporations, generally in the form of interest bearing notes with preferred securities characteristics, or by an affiliated business trust of a corporation, generally in the form of beneficial interests in subordinated debentures or similarly structured securities. The trust preferred securities market consists of both fixed and adjustable coupon rate securities that are either perpetual in nature or have stated maturity dates.

Trust preferred securities are typically junior and fully subordinated liabilities of an issuer and benefit from a guarantee that is junior and fully subordinated to the other liabilities of the guarantor. In addition, trust preferred securities typically permit an issuer to defer the payment of income for five years or more without triggering an event of default. Because of their subordinated position in the capital structure of an issuer, the ability to defer payments for extended periods of time without default consequences to the issuer, and certain other features (such as restrictions on common dividend payments by the issuer or ultimate guarantor when full cumulative payments on the trust preferred securities have not been made), these trust preferred securities are often treated as close substitutes for traditional preferred securities, both by issuers and investors.

Trust preferred securities include but are not limited to trust originated preferred securities (“TOPRS®”); monthly income preferred securities (“MIPS®”); quarterly income bond securities (“QUIBS®”); quarterly income debt securities (“QUIDS®”); quarterly income preferred securities (“QUIPSSM”); corporate trust securities (“CORTS®”); public income notes (“PINES®”); and other trust preferred securities.

Trust preferred securities are typically issued with a final maturity date, although some are perpetual in nature. In certain instances, a final maturity date may be extended and/or the final payment of principal may be deferred at the issuer’s option for a specified time without default. No redemption can typically take place unless all cumulative payment obligations have been met, although issuers may be able to engage in open-market repurchases without regard to whether all payments have been paid.

Many trust preferred securities are issued by trusts or other special purpose entities established by operating companies and are not a direct obligation of an operating company. At the time the trust or special purpose entity sells such preferred securities to investors, it purchases debt of the operating company (with terms comparable to those of the trust or special purpose entity securities), which enables the operating company to deduct for tax purposes the interest paid on the debt held by the trust or special purpose entity. The trust or special purpose entity is generally required to be treated as transparent for U.S. federal income tax purposes such that the holders of the trust preferred securities are treated as owning beneficial interests in the underlying debt of the operating company. Accordingly, payments on the trust preferred securities are treated as interest rather than dividends for U.S. federal income tax purposes. The trust or special purpose entity in turn would be a holder of the operating company’s debt and would have priority with respect to the operating company’s earnings and profits over the operating company’s common shareholders, but would typically be subordinated to other classes of the operating company’s debt. Typically a preferred share has a rating that is slightly below that of its corresponding operating company’s senior debt securities.

New Types of Securities Risk. From time to time, preferred securities, including trust preferred securities, have been, and may in the future be, offered having features other than those described herein. The Trust reserves the right to invest in these securities if the Advisor believes that doing so would be consistent with the Trust’s investment objectives and policies. Since the market for these instruments would be new, the Trust may have difficulty disposing of them at a suitable price and time. In addition to limited liquidity, these instruments may present other risks, such as high price volatility.

Non-U.S. Securities Risk

The Trust may invest in Non-U.S. Securities. Such investments involve certain risks not involved in domestic investments. Securities markets in foreign countries often are not as developed, efficient or liquid as securities markets in the United States, and therefore, the prices of Non-U.S. Securities can be more volatile. Certain foreign countries may impose restrictions on the ability of issuers of Non-U.S. Securities to make payments of principal and interest to investors located outside the country. In addition, the Trust will be subject to risks associated with adverse political and economic developments in foreign countries, which could cause the Trust to lose money on its investments in Non-U.S. Securities. The Trust will be subject to additional risks if it invests in Non-U.S. Securities, which include seizure or nationalization of foreign deposits. Non-U.S. Securities may trade on days when the Trust’s common shares are not priced or traded.

Rules adopted under the Investment Company Act permit the Trust to maintain its Non-U.S. Securities and foreign currency in the custody of certain eligible non-U.S. banks and securities depositories, and the Trust generally holds its Non-U.S. Securities and foreign currency in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Trust’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Trust to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Trust can earn on its investments and typically results in a higher operating expense ratio for the Trust than for investment companies invested only in the United States.

Certain banks in foreign countries may not be eligible sub-custodians for the Trust, in which event the Trust may be precluded from purchasing securities in certain foreign countries in which it otherwise would invest or the Trust may incur additional costs and delays in providing transportation and custody services for such securities outside of such countries. The Trust may encounter difficulties in effecting portfolio transactions on a timely basis with respect to any securities of issuers held outside their countries.

The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, economic conditions, such as volatile currency exchange rates and interest rates, political events, military action and other conditions may, without prior warning, lead to the governments of certain countries, or the U.S. Government with respect to certain countries, prohibiting or imposing substantial restrictions through capital controls and/or sanctions on foreign investments in the capital markets or certain industries in those countries. Capital controls and/or sanctions may include the prohibition of, or restrictions on, the ability to own or transfer currency, securities, derivatives or other assets and may also include retaliatory actions of one government against another government, such as seizure of assets. Any of these actions could severely impair the Trust’s ability to purchase, sell, transfer, receive, deliver or otherwise obtain exposure to foreign securities and assets, including the ability to transfer the Trust’s assets or income back into the United States, and could negatively impact the value and/or liquidity of such assets or otherwise adversely affect the Trust’s operations. In addition, the U.S. Government has from time to time in the past imposed restrictions, through penalties and otherwise, on foreign investments by U.S. investors such as the Trust. If such restrictions should be reinstituted assets and common shares to decline in value.

Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Trust’s investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Trust’s investments.

In general, less information is publicly available with respect to foreign issuers than is available with respect to U.S. companies. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for the Investment Advisor to completely and accurately determine a company’s financial condition.

Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as such regulations exist in the United States. They also may not have laws to protect investors that are comparable to U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public information about that company. In addition, some countries may have legal systems that may make it difficult for the Trust to vote proxies, exercise shareholder rights, and pursue legal remedies with respect to its Non-U.S. Securities.

Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments. Communications between the United States and foreign countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates in markets that still rely on physical settlement. At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Trust to carry out transactions. If the Trust cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Trust cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Trust could be liable for any losses incurred.

While the volume of transactions effected on foreign stock exchanges has increased in recent years, it remains appreciably below that of the NYSE. Accordingly, the Trust’s Non-U.S. Securities may be less liquid and their prices may be more volatile than comparable investments in securities in U.S. companies.

A number of countries have authorized the formation of closed-end investment companies to facilitate indirect foreign investment in their capital markets. In accordance with the Investment Company Act, the Trust may invest up to 10% of its total assets in securities of closed-end investment companies, not more than 5% of which may be invested in any one such company. This restriction on investments in securities of closed-end investment companies may limit opportunities for the Trust to invest indirectly in certain smaller capital markets. Shares of certain closed-end investment companies may at times be acquired only at market prices representing premiums to their NAVs. If the Trust acquires shares in closed-end investment companies, stockholders would bear both their proportionate share of the Trust’s expenses (including investment advisory fees) and, indirectly, the expenses of such closed-end investment companies. The Trust also may seek, at its own cost, to create its own investment entities under the laws of certain countries.

The Trust may file claims to recover withholding tax on dividend and interest income (if any) received from issuers in certain countries where such withholding tax reclaim is possible. Whether or when the Trust will receive a withholding tax refund in the future is within the control of the tax authorities in such countries. Where the Trust expects to recover withholding tax based on a continuous assessment of probability of recovery, the NAV of the Trust generally includes accruals for such tax refunds. The Trust continues to evaluate tax developments for potential impact to the probability of recovery. If the likelihood of receiving refunds materially decreases, for example due to a change in tax regulation or approach, accruals in the Trust’s NAV for such refunds may need to be written down partially or in full, which will adversely affect the Trust’s NAV. Investors in the Trust at the time an accrual is written down will bear the impact of any resulting reduction in NAV regardless of whether they were investors during the accrual period. Conversely, if the Trust receives a tax refund that has not been previously accrued, investors in the Trust at the time the claim is successful will benefit from any resulting increase in the Trust’s NAV. Investors prior to such time will not benefit from such NAV increase.

Emerging Markets Risk

The Trust may invest in Non-U.S. Securities of issuers in so-called “emerging markets” (or lesser developed countries). Such investments are particularly speculative and entail all of the risks of investing in Non-U.S. Securities but to a heightened degree. “Emerging market” countries generally include every nation in the world except developed countries, that is, the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. Investments in the securities of issuers domiciled in countries with emerging capital markets involve certain additional risks that do not generally apply to investments in securities of issuers in more developed capital markets, such as (i) low or non-existent trading volume, resulting in a lack of liquidity and increased volatility in prices for such securities, as compared to securities of comparable issuers in more developed capital markets; (ii) uncertain national policies and social, political and economic instability, increasing the potential for expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments; (iii) possible fluctuations in exchange rates, differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments; (iv) national policies that may limit the Trust’s investment opportunities such as restrictions on investment in issuers or industries deemed sensitive to national interests; and (v) the lack or relatively early development of legal structures governing private and foreign investments and private property.

Foreign investment in certain emerging market countries may be restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment in certain emerging market issuers and increase the costs and expenses of the Trust. Certain emerging market countries require governmental approval prior to investments by foreign persons in a particular issuer, limit the amount of investment by foreign persons in a particular issuer, limit the investment by foreign persons only to a specific class of securities of an issuer that may have less advantageous rights than the classes available for purchase by domiciliaries of the countries and/or impose additional taxes on foreign investors.

Emerging markets are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. In certain countries with emerging capital markets, reporting standards vary widely.

Many emerging markets have histories of political instability and abrupt changes in policies and these countries may lack the social, political and economic stability characteristic of more developed countries. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries, including expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that the Trust could lose the entire value of its investments in the affected market. Some countries have pervasiveness of corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. National policies that may limit the Trust’s investment opportunities include restrictions on investment in issuers or industries deemed sensitive to national interests. In such a dynamic environment, there can be no assurance that any or all of these capital markets will continue to present viable investment opportunities for the Trust.

Emerging markets may also have differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments. Sometimes, they may lack or be in the relatively early development of legal structures governing private and foreign investments and private property. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because the Trust will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost. The Trust would absorb any loss resulting from such registration problems and may have no successful claim for compensation. In addition, communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.

Depositary Receipts Risk

Investments in American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and other similar global instruments are generally subject to risks associated with equity securities and investments in non-U.S. securities. Unsponsored ADR, EDR and GDR programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuer may not be as current as for sponsored ADRs, EDRs and GDRs, and the prices of unsponsored ADRs, EDRs and GDRs may be more volatile than if such instruments were sponsored by the issuer

Reverse Repurchase Agreements Risk

Subject to its investment objectives and policies, the Trust may enter into reverse repurchase agreements. Reverse repurchase agreements involve the sale of securities held by the Trust to a counterparty, with an agreement by the Trust to repurchase the securities from the counterparty at an agreed upon price, date and interest payment.. Reverse repurchase agreements involve the risks that the interest income earned on the investment of the proceeds will be less than the interest expense of the Trust, that the market value of the securities sold by the Trust may decline below the price at which the Trust is obligated to repurchase the securities and that the securities may not be returned to the Trust. If the counterparty files for bankruptcy or becomes insolvent, such counterparty or its trustee or receiver may receive an extension of time to determine whether to enforce the Trust’s obligation to repurchase the securities, and the Trust’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. There is no assurance that reverse repurchase agreements can be successfully employed.

Repurchase Agreements Risk

Subject to its investment objectives and policies, the Trust may invest in repurchase agreements. Repurchase agreements typically involve the acquisition by the Trust of fixed-income securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The agreement provides that the Trust will sell the securities back to the institution at a fixed time in the future. The Trust does not bear the risk of a decline in the value of the underlying security unless the seller defaults under its repurchase obligation. In the event of the bankruptcy or other default of a seller of a repurchase agreement, the Trust could experience both delays in liquidating the underlying securities and losses, including possible decline in the value of the underlying security during the period in which the Trust seeks to enforce its rights thereto; possible lack of access to income on the underlying security during this period; and expenses of enforcing its rights. While repurchase agreements involve certain risks not associated with direct investments in fixed-income securities, the Trust follows procedures approved by the Board that are designed to minimize such risks. In addition, the value of the collateral underlying the repurchase agreement will be at least equal to the repurchase price, including any accrued interest earned on the repurchase agreement. In the event of a default or bankruptcy by a selling financial institution, the Trust generally will seek to liquidate such collateral. However, the exercise of the Trust’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Trust could suffer a loss.

When-Issued, Forward Commitment and Delayed Delivery Transactions Risk

The Trust may purchase securities on a when-issued basis (including on a forward commitment or “TBA” (to be announced) basis) and may purchase or sell securities for delayed delivery. When-issued and delayed delivery transactions occur when securities are purchased or sold by the Trust with payment and delivery taking place in the future to secure an advantageous yield or price. Securities purchased on a when-issued or delayed delivery basis may expose the Trust to counterparty risk of default as well as the risk that securities may experience fluctuations in value prior to their actual delivery. The Trust will not accrue income with respect to a when-issued or delayed delivery security prior to its stated delivery date. Purchasing securities on a when-issued or delayed delivery basis can involve the additional risk that the price or yield available in the market when the delivery takes place may not be as favorable as that obtained in the transaction itself.

U.S. Government Securities Risk

U.S. Government debt securities generally involve lower levels of credit risk than other types of fixed income securities of similar maturities, although, as a result, the yields available from U.S. Government debt securities are generally lower than the yields available from such other securities. Like other fixed income securities, the values of U.S. Government securities change as interest rates fluctuate.

Convertible Securities Risk

Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. As with all fixed income securities, the market values of convertible securities tend to decline as interest rates increase and, conversely, to increase as interest rates decline. However, when the market price of the common stock underlying a convertible security exceeds the conversion price, the convertible security tends to reflect the market price of the underlying common stock. As the market price of the underlying common stock declines, the convertible security tends to trade increasingly on a yield basis and thus may not decline in price to the same extent as the underlying common stock. Convertible securities rank senior to common stock in an issuer’s capital structure and consequently entail less risk than the issuer’s common stock.

The value of convertible securities is influenced by both the yield on nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its “investment value.” To the extent interest rates change, the investment value of the convertible security typically will fluctuate. At the same time, however, the value of the convertible security will be influenced by its “conversion value,” which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If the conversion value of a convertible security is substantially below its investment value, the price of the convertible security is governed principally by its investment value. To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value more than the securities’ investment value.

Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in a charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by the Trust is called for redemption, the Trust will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder, which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

The Trust may also invest in synthetic convertible securities. Synthetic convertible securities may include either Cash-Settled Convertibles or Manufactured Convertibles. Cash-Settled Convertibles are instruments that are created by the issuer and have the economic characteristics of traditional convertible securities but may not actually permit conversion into the underlying equity securities in all circumstances. As an example, a private company may issue a Cash-Settled Convertible that is convertible into common stock only if the company successfully completes a public offering of its common stock prior to maturity and otherwise pays a cash amount to reflect any equity appreciation. Manufactured Convertibles are created by the Investment Advisor or another party by combining separate securities that possess one of the two principal characteristics of a convertible security, i.e., fixed income (“fixed income component”) or a right to acquire equity securities (“convertibility component”). The fixed income component is achieved by investing in nonconvertible fixed income securities, such as nonconvertible bonds, preferred stocks and money market instruments. The convertibility component is achieved by investing in call options, warrants, or other securities with equity conversion features (“equity features”) granting the holder the right to purchase a specified quantity of the underlying stocks within a specified period of time at a specified price or, in the case of a stock index option, the right to receive a cash payment based on the value of the underlying stock index.

A Manufactured Convertible differs from traditional convertible securities in several respects. Unlike a traditional convertible security, which is a single security that has a unitary market value, a Manufactured Convertible is comprised of two or more separate securities, each with its own market value. Therefore, the total “market value” of such a Manufactured Convertible is the sum of the values of its fixed income component and its convertibility component.

More flexibility is possible in the creation of a Manufactured Convertible than in the purchase of a traditional convertible security. Because many corporations have not issued convertible securities, the Investment Advisor may combine a fixed income instrument and an equity feature with respect to the stock of the issuer of the fixed income instrument to create a synthetic convertible security otherwise unavailable in the market. The Investment Advisor may also combine a fixed income instrument of an issuer with an equity feature with respect to the stock of a different issuer when the Investment Advisor believes such a Manufactured Convertible would better promote the Trust’s investment objectives than alternative investments. For example, the Investment Advisor may combine an equity feature with respect to an issuer’s stock with a fixed income security of a different issuer in the same industry to diversify the Trust’s credit exposure, or with a U.S. Treasury instrument to create a Manufactured Convertible with a higher credit profile than a traditional convertible security issued by that issuer. A Manufactured Convertible also is a more flexible investment in that its two components may be purchased separately and, upon purchasing the separate securities, “combined” to create a Manufactured Convertible. For example, the Trust may purchase a warrant for eventual inclusion in a Manufactured Convertible while postponing the purchase of a suitable bond to pair with the warrant pending development of more favorable market conditions.

The value of a Manufactured Convertible may respond to certain market fluctuations differently from a traditional convertible security with similar characteristics. For example, in the event the Trust created a Manufactured Convertible by combining a short-term U.S. Treasury instrument and a call option on a stock, the Manufactured Convertible would be expected to outperform a traditional convertible of similar maturity that is convertible into that stock during periods when Treasury instruments outperform corporate fixed income securities and underperform during periods when corporate fixed income securities outperform Treasury instruments.

Investment Companies and ETFs Risk

Subject to the limitations set forth in the Investment Company Act and the rules thereunder, the Trust’s investment policies and the Trust’s governing documents or as otherwise permitted by the SEC, the Trust may acquire shares in other investment companies, including ETFs or business development companies (“BDCs”), some of which may be affiliated investment companies of the Advisor. The market value of the shares of other investment companies may differ from their NAV. As an investor in investment companies, including ETFs or BDCs, the Trust would bear its ratable share of that entity’s expenses, including its investment advisory and administration fees, while continuing to pay its own advisory and administration fees and other expenses (to the extent not offset by the Advisor through waivers). As a result, shareholders will be absorbing duplicate levels of fees with respect to investments in other investment companies, including ETFs or BDCs (to the extent not offset by the Advisor through waivers).

The securities of other investment companies, including ETFs or BDCs, in which the Trust may invest may be leveraged. As a result, the Trust may be indirectly exposed to leverage through an investment in such securities. An investment in securities of other investment companies, including ETFs or BDCs, that use leverage may expose the Trust to higher volatility in the market value of such securities and the possibility that the Trust’s long-term returns on such securities (and, indirectly, the long-term returns of the Trust’s common shares) will be diminished.

The portfolios of ETFs are generally not actively managed and may be affected by a general decline in market segments relating to its index. An ETF typically invests in securities included in, or representative of, its index regardless of their investment merits and does not attempt to take defensive positions in declining markets. Subject to the limitations set forth in the Investment Company Act or as otherwise permitted by the SEC, the Trust may acquire shares in other investment companies and in ETFs, some of which may be investment companies. The market value of the shares of other investment companies and ETFs may differ from their NAV. As an investor in investment companies and ETFs, the Trust would bear its ratable share of that entity’s expenses, including its investment advisory and administration fees, while continuing to pay its own advisory and administration fees and other expenses. As a result, shareholders will be absorbing duplicate levels of fees with respect to investments in other investment companies and ETFs.

The securities of other investment companies and ETFs in which the Trust may invest may be leveraged. As a result, the Trust may be indirectly exposed to leverage through an investment in such securities. An investment in securities of other investment companies and ETFs that use leverage may expose the Trust to higher volatility in the market value of such securities and the possibility that the Trust’s long-term returns on such securities (and, indirectly, the long-term returns of the Shares) will be diminished.

MANAGEMENT OF THE TRUST

Investment Management Agreement

Although the Advisor intends to devote such time and effort to the business of the Trust as is reasonably necessary to perform its duties to the Trust, the services of the Advisor are not exclusive and the Advisor provides similar services to other investment companies and other clients and may engage in other activities.

The investment management agreement between the Advisor and the Trust (the “Investment Management Agreement”) provides that the Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by the Advisor or by the Trust in connection with the performance of the Investment Management Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under the Investment Management Agreement. In addition, the Investment Management Agreement provides for indemnification by the Trust of the Advisor, its directors, officers, employees, agents, associates and controlling persons for liabilities incurred by them in connection with their services to the Trust, subject to certain limitations and conditions.

The Investment Management Agreement provides for the Trust to pay a monthly management fee at an annual rate equal to 0.80% of the average weekly value of the Trust’s net assets.

The Trust and the Advisor have entered into a fee waiver agreement (the “Fee Waiver Agreement”), pursuant to which the Advisor has contractually agreed to waive the management fee with respect to any portion of the Trust’s assets attributable to investments in any equity and fixed-income mutual funds and exchange-traded funds (“ETFs”) managed by the Advisor or its affiliates that have a contractual fee, through June 30, 2024. In addition, effective December 1, 2019, pursuant to the Fee Waiver Agreement, the Advisor has contractually agreed to waive its management fees by the amount of investment advisory fees the Trust pays to the Advisor indirectly through its investment in money market funds advised by the Advisor or its affiliates, through June 30, 2024. The Fee Waiver Agreement may be continued from year to year thereafter, provided that such continuance is specifically approved by the Advisor and the Trust (including by a majority of the Independent Trustees). Neither the Advisor nor the Trust is obligated to extend the Fee Waiver Agreement. The Fee Waiver Agreement may be terminated at any time, without the payment of any penalty, only by the Trust (upon the vote of a majority of the Independent Trustees or a majority of the outstanding voting securities of the Trust), upon 90 days’ written notice by the Trust to the Advisor. Prior to December 1, 2019, such agreement to waive a portion of the Trust’s management fee in connection with the Trust’s investment in affiliated money market funds was voluntary.

The Investment Management Agreement will continue in effect from year to year, provided that each continuance is specifically approved at least annually by both (1) the vote of a majority of the Board or the vote of a majority of the outstanding voting securities of the Trust (as such term is defined in the Investment Company Act) at the time outstanding and entitled to vote, and (2) by the vote of a majority of the Trustees who are not parties to the Investment Management Agreement or “interested persons” (as such term is defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Investment Management Agreement may be terminated by the Trust at any time, without the payment of any penalty, upon the vote of a majority of the Trustees or a majority of the outstanding voting securities of the Trust or by the Advisor, on 60 days’ written notice by either party to the other which can be waived by the non-terminating party. The Investment Management Agreement will terminate automatically in the event of its “assignment” (as such term is defined in the Investment Company Act).

The table below sets forth information about the total management fees paid by the Trust to the Advisor, and the amounts waived by the Advisor, for the periods indicated:

Fiscal Year Ended December 31,	Paid to the Advisor	Waived by the Advisor
2022	$14,211,974	$(42,252)
2021	$15,249,546	$(9,799)
2020	$12,807,171	$(10,209)

Administration and Accounting Services Agreement

State Street Bank and Trust Company (“State Street”) provides certain administration and accounting services to the Trust pursuant to an Administration and Accounting Services Agreement. The table below shows the amounts paid to State Street for such services for the periods indicated:

Fiscal Year Ended December 31,	Paid to State Street
2022	$94,043
2021	$93,512
2020	$95,033

Biographical Information Pertaining to the Trustees

The Board consists of ten individuals (each, a “Trustee”), eight of whom are Independent Trustees. The registered investment companies advised by the Advisor or its affiliates (the “BlackRock-advised Funds”) are organized into the BlackRock Multi-Asset Complex, the BlackRock Fixed-Income Complex, and the iShares Complex (each, a “BlackRock Fund Complex”). The Trust is included in the BlackRock Fund Complex referred to as the BlackRock Fixed-Income Complex. The Trustees also oversee as board members the operations of the other open-end and closed-end registered investment companies included in the BlackRock Fixed-Income Complex.

Please refer to the section of the Trust’s May 23, 2023 definitive proxy statement on Schedule 14A for the annual meeting of the Trust’s shareholders entitled: “Proposal 1—Election of Board Nominees—Board Members’/Nominees’ Biographical Information,” which is incorporated by reference herein, for a discussion of the Trust’s Trustees, their principal occupations and other affiliates during the past five years, the number of portfolios in the BlackRock Fixed-Income Complex that they oversee, and other information about them.

Board Leadership Structure and Oversight

Please refer to the sections of the Trust’s definitive proxy statement on Schedule 14A for the annual meeting of the Trust’s shareholders entitled: “Proposal 1—Election of Board Nominees—Board Leadership Structure and Oversight” and “Appendix E - Committees of the Board” which is incorporated by reference herein, for a discussion of the Board’s leadership structure and oversight.

Trustee Share Ownership

Information relating to each Trustee’s share ownership in the Trust and in all BlackRock-advised Funds that are currently overseen by the respective Trustee (“Supervised Funds”) as of December 31, 2022 is set forth in the chart below:

Name of Trustee	Dollar Range of Equity Securities in the Trust*	Aggregate Dollar Range of Equity Securities in Supervised Funds*
Independent Trustees
Cynthia L. Egan	$50,001 - $100,000	Over $100,000
Frank J. Fabozzi	Over $100,000	Over $100,000
Lorenzo A. Flores	$10,001 - $50,000	Over $100,000
Stayce D. Harris	$10,001 - $50,000	Over $100,000
J. Phillip Holloman	$10,001 - $50,000	Over $100,000
R. Glenn Hubbard	Over $100,000	Over $100,000
W. Carl Kester	Over $100,000	Over $100,000
Catherine A. Lynch	$50,001 - $100,000	Over $100,000

Interested Trustees
Robert Fairbairn	0	Over $ 100,000
John M. Perlowski	0	Over $ 100,000

*

Includes share equivalents owned under the deferred compensation plan in the Supervised Funds by certain Independent Trustees who have participated in the deferred compensation plan of the Supervised Funds.

Compensation of Trustees

Please refer to the section of the Trust’s definitive proxy statement on Schedule 14A for the annual meeting of the Trust’s shareholders entitled: “Appendix B – Compensation of the Board Members”, which is incorporated by reference herein, for information pertaining to the compensation received by each Trustee for their services as a Board member of the BlackRock-advised Funds.

Independent Trustee Ownership of Securities

As of December 31, 2022, none of the Independent Trustees of the Trust or their immediate family members owned beneficially or of record any securities of BlackRock or any affiliate of any BlackRock person controlling, controlled by or under common control with BlackRock nor did any Independent Trustee of the Trust or their immediate family member have any material interest in any transaction, or series of similar transactions, during the most recently completed two calendar years involving the Trust, BlackRock or any affiliate of any BlackRock person controlling, controlled by or under common control with the Trust or BlackRock.

As of the date of this SAI, the officers and Trustees of the Trust, as a group, beneficially owned less than 1% of the outstanding common shares of the Trust.

Information Pertaining to the Officers

Please refer to the section of the Trust’s definitive proxy statement on Schedule 14A for the annual meeting of the Trust’s shareholders entitled: “Appendix F – Information Pertaining to the Executive Officers of the Funds,” which is incorporated by reference herein, for certain biographical and other information relating to the officers of the Trust who are not Trustees.

Indemnification of Trustees and Officers

The governing documents of the Trust generally provide that, to the extent permitted by applicable law, the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust unless, as to liability to the Trust or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices. In addition, the Trust will not indemnify Trustees with respect to any matter as to which Trustees did not act in good faith in the reasonable belief that his or her action was in the best interest of the Trust or, in the case of any criminal proceeding, as to which Trustees had reasonable cause to believe that the conduct was unlawful. Indemnification provisions contained in the Trust’s governing documents are subject to any limitations imposed by applicable law.

Closed-end funds in the BlackRock Fixed-Income Complex, including the Trust, have also entered into a separate indemnification agreement with the board members of each board of such funds (the “Indemnification Agreement”). The Indemnification Agreement (i) extends the indemnification provisions contained in a fund’s governing documents to board members who leave that fund’s board and serve on an advisory board of a different fund in the BlackRock Fixed-Income Complex; (ii) sets in place the terms of the indemnification provisions of a fund’s governing documents once a board member retires from a board; and (iii) in the case of board members who left the board of a fund in connection with or prior to the board consolidation that occurred in 2007 as a result of the merger of BlackRock and Merrill Lynch & Co., Inc.’s investment management business, clarifies that such fund continues to indemnify the trustee for claims arising out of his or her past service to that fund.

Portfolio Management

Portfolio Manager Assets Under Management

The following table sets forth information about funds and accounts other than the Trust for which the portfolio managers are primarily responsible for the day-to-day portfolio management as of December 31, 2022:

	Number of Other Accounts Managed and Assets by Account Type			Number of Other Accounts and Assets for Which Advisory Fee is Performance-Based
Name of Portfolio Manager	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Kyle G. McClements, CFA	14	11	0	0	0	0
	$13.67 Billion	$2.17 Billion	$0	$0	$0	$0
Christopher Accettella	14	7	0	0	0	0
	$13.67 Billion	$1.56 Billion	$0	$0	$0	$0
Tony DeSpirito	12	11	8	0	0	0
	$27.20 Billion	$5.07 Billion	$865.5 Million	$0	$0	$0
David Zhao	12	11	8	0	0	0
	$27.20 Billion	$5.07 Billion	$865.5 Million	$0	$0	$0

Portfolio Manager Compensation Overview

The discussion below describes the portfolio managers’ compensation as of December 31, 2022.

The Advisor’s financial arrangements with its portfolio managers, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include a base salary, a performance-based discretionary bonus, participation in various benefits programs and one or more of the incentive compensation programs established by the Advisor.

Base Compensation. Generally, portfolio managers receive base compensation based on their position with the firm.

Discretionary Incentive Compensation—Messrs. Accettella and McClements

Discretionary incentive compensation is a function of several components: the performance of BlackRock, Inc., the performance of the portfolio manager’s group within the Advisor, the investment performance, including risk-adjusted returns, of the firm’s assets or strategies under management or supervision by that portfolio manager, and/or the individual’s performance and contribution to the overall performance of these portfolios and the Advisor. Among other things, the Advisor’s Chief Investment Officers make a subjective determination with respect to each portfolio manager’s compensation based on the performance of the funds, other accounts or strategies managed by each portfolio manager. Performance is generally measured on a pre-tax basis over various time periods including 1-, 3- and 5- year periods, as applicable. The performance of some funds, other accounts or strategies may not be measured against a specific benchmark.

Discretionary Incentive Compensation – Messrs. DeSpirito and Zhao

Generally, discretionary incentive compensation for Active Equity portfolio managers is based on a formulaic compensation program. The Advisor’s formulaic portfolio manager compensation program is based on team revenue and pre-tax investment performance relative to appropriate competitors or benchmarks over 1-, 3- and 5-year performance periods, as applicable. In most cases, these benchmarks are the same as the benchmark or benchmarks against which the performance of the funds or other accounts managed by the portfolio managers are measured. BlackRock’s Chief Investment Officers determine the benchmarks or rankings against which the performance of funds and other accounts managed by each portfolio management team is compared and the period of time over which performance is evaluated. With respect to these portfolio managers, such benchmarks for the Trust and other accounts are: FTSE United States in GBP; MSCI All Country (AC) Americas Index; Russell 1000 Index (GBP); Russell 1000 Index (Gross Total Return); Russell 1000 Value Index (Total Return); Russell 1000 Value Index TR in GBP; Russell 1000 Value TR Customized Index Performance Benchmark JPY; Russell 1000, expressed in EUR; Russell MidCap Value Index; S&P United States MidSmallCap Index; S&P US MidSmallCap Index (GBP).

A smaller element of portfolio manager discretionary compensation may include consideration of: financial results, expense control, profit margins, strategic planning and implementation, quality of client service, market share, corporate reputation, capital allocation, compliance and risk control, leadership, technology and innovation. These factors are considered collectively by the Advisor’s management and the relevant Chief Investment Officers.

Distribution of Discretionary Incentive Compensation. Discretionary incentive compensation is distributed to portfolio managers in a combination of cash, deferred BlackRock, Inc. stock awards, and/or deferred cash awards that notionally track the return of certain Advisor investment products.

Portfolio managers receive their annual discretionary incentive compensation in the form of cash. Portfolio managers whose total compensation is above a specified threshold also receive deferred BlackRock, Inc. stock awards annually as part of their discretionary incentive compensation. Paying a portion of discretionary incentive compensation in the form of deferred BlackRock, Inc. stock puts compensation earned by a portfolio manager for a given year “at risk” based on the Advisor’s ability to sustain and improve its performance over future periods. In some cases, additional deferred BlackRock, Inc. stock may be granted to certain key employees as part of a long-term incentive award to aid in retention, align interests with long-term shareholders and motivate performance. Deferred BlackRock, Inc. stock awards are generally granted in the form of BlackRock, Inc. restricted stock units that vest pursuant to the terms of the applicable plan and, once vested, settle in BlackRock, Inc. common stock. The portfolio managers of the Trust have deferred BlackRock, Inc. stock awards.

For certain portfolio managers, a portion of the discretionary incentive compensation is also distributed in the form of deferred cash awards that notionally track the returns of select investment products of the Advisor they manage, which provides direct alignment of portfolio manager discretionary incentive compensation with investment product results. Deferred cash awards vest ratably over a number of years and, once vested, settle in the form of cash. Only portfolio managers who manage specified products and whose total compensation is above a specified threshold are eligible to participate in the deferred cash award program.

Other Compensation Benefits. In addition to base salary and discretionary incentive compensation, portfolio managers may be eligible to receive or participate in one or more of the following:

Incentive Savings Plans—BlackRock, Inc. has created a variety of incentive savings plans in which BlackRock, Inc. employees are eligible to participate, including a 401(k) plan, the BlackRock Retirement Savings Plan (“RSP”), and the BlackRock Employee Stock Purchase Plan (“ESPP”). The employer contribution components of the RSP include a company match equal to 50% of the first 8% of eligible pay contributed to the plan capped at $5,000 per year, and a company retirement contribution equal to 3-5% of eligible compensation up to the Internal Revenue Service limit ($305,000 for 2022). The RSP offers a range of investment options, including registered investment companies and collective investment funds managed by the firm. BlackRock, Inc. contributions follow the investment direction set by participants for their own contributions or, absent participant investment direction, are invested into a target date fund that corresponds to, or is closest to, the year in which the participant attains age 65. The ESPP allows for investment in BlackRock, Inc. common stock at a 5% discount on the fair market value of the stock on the purchase date. Annual participation in the ESPP is limited to the purchase of 1,000 shares of common stock or a dollar value of $25,000 based on its fair market value on the purchase date. All of the eligible portfolio managers are eligible to participate in these plans.

Securities Ownership of Portfolio Managers

As of December 31, 2022, the end of the Trust’s most recently completed fiscal year end, the dollar range of securities beneficially owned by each portfolio manager in the Trust is shown below:

Portfolio Manager	Dollar Range of Equity Securities Beneficially Owned
Kyle G. McClements, CFA	$50,001 - $100,000
Christopher Accettella	$10,001 - $50,000
Tony DeSpirito	$500,001 - $1,000,000
David Zhao	$100,001 - $500,000

Potential Material Conflicts of Interest

The Advisor has built a professional working environment, firm-wide compliance culture and compliance procedures and systems designed to protect against potential incentives that may favor one account over another. The Advisor has adopted policies and procedures that address the allocation of investment opportunities, execution of portfolio transactions, personal trading by employees and other potential conflicts of interest that are designed to ensure that all client accounts are treated equitably over time. Nevertheless, the Advisor furnishes investment management and advisory services to numerous clients in addition to the Trust, and the Advisor may, consistent with applicable law, make investment recommendations to other clients or accounts (including accounts which are hedge funds or have performance or higher fees paid to the Advisor, or in which portfolio managers have a personal interest in the receipt of such fees), which may be the same as or different from those made to the Trust. In addition, BlackRock, Inc., its affiliates and significant shareholders and any officer, director, shareholder or employee may or may not have an interest in the securities whose purchase and sale the Advisor recommends to the Trust. BlackRock, Inc., or any of its affiliates or significant shareholders, or any officer, director, shareholder, employee or any member of their families may take different actions than those recommended to the Trust by the Advisor with respect to the same securities. Moreover, the Advisor may refrain from rendering any advice or services concerning securities of companies of which any of BlackRock, Inc.’s (or its affiliates’ or significant shareholders’) officers, directors or employees are directors or officers, or companies as to which BlackRock, Inc. or any of its affiliates or significant shareholders or the officers, directors and employees of any of them has any substantial economic interest or possesses material non-public information. Certain portfolio managers also may manage accounts whose investment strategies may at times be opposed to the strategy utilized for a fund. It should also be noted that a portfolio manager may be managing hedge fund and/or long only accounts, or may be part of a team managing hedge fund and/or long only accounts, subject to incentive fees. Such portfolio managers may therefore be entitled to receive a portion of any incentive fees earned on such accounts. Currently, the portfolio managers of this Trust are not entitled to receive a portion of incentive fees of other accounts.

As a fiduciary, the Advisor owes a duty of loyalty to its clients and must treat each client fairly. When the Advisor purchases or sells securities for more than one account, the trades must be allocated in a manner consistent with its fiduciary duties. The Advisor attempts to allocate investments in a fair and equitable manner among client accounts, with no account receiving preferential treatment. To this end, BlackRock, Inc. has adopted policies that are intended to ensure reasonable efficiency in client transactions and provide the Advisor with sufficient flexibility to allocate investments in a manner that is consistent with the particular investment discipline and client base, as appropriate.

Proxy Voting Policies

The Board has delegated the voting of proxies for the Trust’s securities to the Advisor pursuant to the Advisor’s proxy voting guidelines. Under these guidelines, the Advisor will vote proxies related to Trust securities in the best interests of the Trust and its shareholders. From time to time, a vote may present a conflict between the interests of the Trust’s shareholders, on the one hand, and those of the Advisor, or any affiliated person of the Trust or the Advisor, on the other. In such event, provided that the Advisor’s Equity Investment Policy Oversight Committee, or a sub-committee thereof (the “Oversight Committee”), is aware of the real or potential conflict, if the matter to be voted on represents a material, non-routine matter and if the Oversight Committee does not reasonably believe it is able to follow its general voting guidelines (or if the particular proxy matter is not addressed in the guidelines) and vote impartially, the Oversight Committee may retain an independent fiduciary to advise the Oversight Committee on how to vote or to cast votes on behalf of the Advisor’s clients. If the Advisor determines not to retain an independent fiduciary, or does not desire to follow the advice of such independent fiduciary, the Oversight Committee shall determine how to vote the proxy after consulting with the Advisor’s Portfolio Management Group and/or the Advisor’s Legal and Compliance Department and concluding that the vote cast is in its client’s best interest notwithstanding the conflict.

A copy of the Closed-End Fund Proxy Voting Policy is included as Appendix B to this SAI. Information on how the Trust voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available (i) at www.blackrock.com and (ii) on the SEC’s website at http://www.sec.gov.

Codes of Ethics

The Trust and the Advisor have adopted codes of ethics pursuant to Rule 17j-1 under the Investment Company Act. These codes permit personnel subject to the codes to invest in securities, including securities that may be purchased or held by the Trust. These codes may be obtained by calling the SEC at (202) 551-8090. These codes of ethics are available on the EDGAR Database on the SEC’s website (http://www.sec.gov), and copies of these codes may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

Other Information

BlackRock, Inc. is independent in ownership and governance, with no single majority stockholder and a majority of independent directors.

PORTFOLIO TRANSACTIONS AND BROKERAGE

Subject to policies established by the Board, the Advisor is primarily responsible for the execution of the Trust’s portfolio transactions and the allocation of brokerage. The Advisor does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Trust, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Advisor generally seeks reasonable trade execution costs, the Trust does not necessarily pay the lowest spread or commission available, and payment of the lowest commission or spread is not necessarily consistent with obtaining the best price and execution in particular transactions. Subject to applicable legal requirements, the Advisor may select a broker based partly upon brokerage or research services provided to the Advisor and its clients, including the Trust. In return for such services, the Advisor may cause the Trust to pay a higher commission than other brokers would charge if the Advisor determines in good faith that the commission is reasonable in relation to the services provided.

In selecting brokers or dealers to execute portfolio transactions, the Advisor seeks to obtain the best price and most favorable execution for the Trust, taking into account a variety of factors including: (i) the size, nature and character of the security or instrument being traded and the markets in which it is purchased or sold; (ii) the desired timing of the transaction; (iii) the Advisor’s knowledge of the expected commission rates and spreads currently available; (iv) the activity existing and expected in the market for the particular security or instrument, including any anticipated execution difficulties; (v) the full range of brokerage services provided; (vi) the broker’s or dealer’s capital; (vii) the quality of research and research services provided; (viii) the reasonableness of the commission, dealer spread or its equivalent for the specific transaction; and (ix) the Advisor’s knowledge of any actual or apparent operational problems of a broker or dealer.

Section 28(e) of the Exchange Act (“Section 28(e)”) permits an investment adviser, under certain circumstances, to cause an account to pay a broker or dealer a commission for effecting a transaction that exceeds the amount another broker or dealer would have charged for effecting the same transaction in recognition of the value of brokerage and research services provided by that broker or dealer. This includes commissions paid on riskless principal transactions under certain conditions. Brokerage and research services include: (1) furnishing advice as to the value of securities, including pricing and appraisal advice, credit analysis, risk measurement analysis, performance and other analysis, as well as the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Advisor believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to the Trust.

The Advisor may participate in client commission arrangements under which the Advisor may execute transactions through a broker-dealer and request that the broker-dealer allocate a portion of the commissions or commission credits to another firm that provides research to the Advisor. The Advisor believes that research services obtained through soft dollar or commission sharing arrangements enhance its investment decision-making capabilities, thereby increasing the prospects for higher investment returns. The Advisor will engage only in soft dollar or commission sharing transactions that comply with the requirements of Section 28(e). The Advisor regularly evaluates the soft dollar products and services utilized, as well as the overall soft dollar and commission sharing arrangements to ensure that trades are executed by firms that are regarded as best able to execute trades for client accounts, while at the same time providing access to the research and other services the Advisor views as impactful to its trading results.

The Advisor may utilize soft dollars and related services, including research (whether prepared by the broker-dealer or prepared by a third-party and provided to the Advisor by the broker-dealer) and execution or brokerage services within applicable rules and the Advisor’s policies to the extent that such permitted services do not compromise the Advisor’s ability to seek to obtain best execution. In this regard, the portfolio management investment and/or trading teams may consider a variety of factors, including the degree to which the broker-dealer: (a) provides access to company management; (b) provides access to their analysts; (c) provides meaningful/insightful research notes on companies or other potential investments; (d) facilitates calls on which meaningful or insightful ideas about companies or potential investments are discussed; (e) facilitates conferences at which meaningful or insightful ideas about companies or potential investments are discussed; or (f) provides research tools such as market data, financial analysis, and other third party related research and brokerage tools that aid in the investment process.

Research-oriented services for which the Advisor might pay with Trust commissions may be in written form or through direct contact with individuals and may include information as to particular companies or industries and securities or groups of securities, as well as market, economic, or institutional advice and statistical information, political developments and technical market information that assists in the valuation of investments. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the Trust or account that paid commissions to the broker providing such services. In some cases, research information received from brokers by investment company management personnel, or personnel principally responsible for the Advisor’s individually managed portfolios, is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by the Trust to the Advisor are not reduced as a result of the Advisor’s receipt of research services. In some cases, the Advisor may receive a service from a broker that has both a “research” and a “non-research” use. When this occurs the Advisor makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Advisor will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Advisor faces a potential conflict of interest, but the Advisor believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

Payments of commissions to brokers who are affiliated persons of the Trust will be made in accordance with Rule 17e-1 under the Investment Company Act. From time to time, the Trust may purchase new issues of securities in a fixed price offering. In these situations, the broker may be a member of the selling group that will, in addition to selling securities, provide the Advisor with research services. The Financial Industry Regulatory Authority, Inc. has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the broker will provide research “credits” in these situations at a rate that is higher than that available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).

The Advisor does not consider sales of shares of the investment companies it advises as a factor in the selection of brokers or dealers to execute portfolio transactions for the Trust; however, whether or not a particular broker or dealer sells shares of the investment companies advised by the Advisor neither qualifies nor disqualifies such broker or dealer to execute transactions for those investment companies.

The Trust anticipates that its brokerage transactions involving foreign securities generally will be conducted primarily on the principal stock exchanges of the applicable country. Foreign equity securities may be held by the Trust in the form of depositary receipts, or other securities convertible into foreign equity securities. Depositary receipts may be listed on stock exchanges, or traded in OTC markets in the United States or Europe, as the case may be. American Depositary Receipts, like other securities traded in the United States, will be subject to negotiated commission rates.

The Trust may invest in certain securities traded in the OTC market and intends to deal directly with the dealers who make a market in the particular securities, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Trust and persons who are affiliated with such affiliated persons are prohibited from dealing with the Trust as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the SEC. Since transactions in the OTC market usually involve transactions with the dealers acting as principal for their own accounts, the Trust will not deal with affiliated persons in connection with such transactions. However, an affiliated person of the Trust may serve as its broker in OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions.

OTC issues, including most fixed-income securities such as corporate debt and U.S. Government securities, are normally traded on a “net” basis without a stated commission, through dealers acting for their own account and not as brokers. The Trust will primarily engage in transactions with these dealers or deal directly with the issuer unless a better price or execution could be obtained by using a broker. Prices paid to a dealer with respect to both foreign and domestic securities will generally include a “spread,” which is the difference between the prices at which the dealer is willing to purchase and sell the specific security at the time, and includes the dealer’s normal profit.

Purchases of money market instruments by the Trust are made from dealers, underwriters and issuers. The Trust does not currently expect to incur any brokerage commission expense on such transactions because money market instruments are generally traded on a “net” basis with dealers acting as principal for their own accounts without a stated commission. The price of the security, however, usually includes a profit to the dealer.

Securities purchased in underwritten offerings include a fixed amount of compensation to the underwriter, generally referred to as the underwriter’s concession or discount. When securities are purchased or sold directly from or to an issuer, no commissions or discounts are paid.

The Advisor may seek to obtain an undertaking from issuers of commercial paper or dealers selling commercial paper to consider the repurchase of such securities from the Trust prior to maturity at their original cost plus interest (sometimes adjusted to reflect the actual maturity of the securities), if it believes that the Trust’s anticipated need for liquidity makes such action desirable. Any such repurchase prior to maturity reduces the possibility that the Trust would incur a capital loss in liquidating commercial paper, especially if interest rates have risen since acquisition of such commercial paper.

Investment decisions for the Trust and for other investment accounts managed by the Advisor are made independently of each other in light of differing conditions. The Advisor allocates investments among client accounts in a fair and equitable manner. A variety of factors will be considered in making such allocations. These factors include: (i) investment objectives or strategies for particular accounts, including sector, industry, country or region and capitalization weightings, (ii) tax considerations of an account, (iii) risk or investment concentration parameters for an account, (iv) supply or demand for a security at a given price level, (v) size of available investment, (vi) cash availability and liquidity requirements for accounts, (vii) regulatory restrictions, (viii) minimum investment size of an account, (ix) relative size of account, and (x) such other factors as may be approved by the Advisor’s general counsel. Moreover, investments may not be allocated to one client account over another based on any of the following considerations: (i) to favor one client account at the expense of another, (ii) to generate higher fees paid by one client account over another or to produce greater performance compensation to the Advisor, (iii) to develop or enhance a relationship with a client or prospective client, (iv) to compensate a client for past services or benefits rendered to the Advisor or to induce future services or benefits to be rendered to the Advisor, or (v) to manage or equalize investment performance among different client accounts.

Equity securities will generally be allocated among client accounts within the same investment mandate on a pro rata basis. This pro-rata allocation may result in the Trust receiving less of a particular security than if pro-ration had not occurred. All allocations of equity securities will be subject, where relevant, to share minimums established for accounts and compliance constraints.

Initial public offerings of securities may be over-subscribed and subsequently trade at a premium in the secondary market. When the Advisor is given an opportunity to invest in such an initial offering or “new” or “hot” issue, the supply of securities available for client accounts is often less than the amount of securities the accounts would otherwise take. In order to allocate these investments fairly and equitably among client accounts over time, each portfolio manager or a member of his or her respective investment team will indicate to the Advisor’s trading desk their level of interest in a particular offering with respect to eligible client accounts for which that team is responsible. Initial public offerings of U.S. equity securities will be identified as eligible for particular client accounts that are managed by portfolio teams who have indicated interest in the offering based on market capitalization of the issuer of the security and the investment mandate of the client account and in the case of international equity securities, the country where the offering is taking place and the investment mandate of the client account. Generally, shares received during the initial public offering will be allocated among participating client accounts within each investment mandate on a pro rata basis. In situations where supply is too limited to be allocated among all accounts for which the investment is eligible, portfolio managers may rotate such investment opportunities among one or more accounts so long as the rotation system provides for fair access for all client accounts over time. Other allocation methodologies that are considered by the Advisor to be fair and equitable to clients may be used as well.

Because different accounts may have differing investment objectives and policies, the Advisor may buy and sell the same securities at the same time for different clients based on the particular investment objectives, guidelines and strategies of those accounts. For example, the Advisor may decide that it may be entirely appropriate for a growth fund to sell a security at the same time a value fund is buying that security. To the extent that transactions on behalf of more than one client of the Advisor or its affiliates during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price. For example, sales of a security by the Advisor on behalf of one or more of its clients may decrease the market price of such security, adversely impacting other of the Advisor’s clients that still hold the security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Trust or other clients or funds for which the Advisor or an affiliate act as investment manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all.

In certain instances, the Advisor may find it efficient for purposes of seeking to obtain best execution, to aggregate or “bunch” certain contemporaneous purchases or sale orders of its advisory accounts. In general, all contemporaneous trades for client accounts under management by the same portfolio manager or investment team will be bunched in a single order if the trader believes the bunched trade would provide each client with an opportunity to achieve a more favorable execution at a potentially lower execution cost. The costs associated with a bunched order will be shared pro rata among the clients in the bunched order. Generally, if an order for a particular portfolio manager or management team is filled at several different prices through multiple trades, all accounts participating in the order will receive the average price except in the case of certain international markets where average pricing is not permitted. While in some cases this practice could have a detrimental effect upon the price or value of the security as far as the Trust is concerned, in other cases it could be beneficial to the Trust. Transactions effected by the Advisor on behalf of more than one of its clients during the same period may increase the demand for securities being purchased or the supply of securities being sold, causing an adverse effect on price. The trader will give the bunched order to the broker dealer that the trader has identified as being able to provide the best execution of the order. Orders for purchase or sale of securities will be placed within a reasonable amount of time of the order receipt and bunched orders will be kept bunched only long enough to execute the order.

The Trust will not purchase securities during the existence of any underwriting or selling group relating to such securities of which the Advisor or any affiliated person (as defined in the Investment Company Act) thereof is a member except pursuant to procedures adopted by the Board in accordance with Rule 10f-3 under the Investment Company Act. In no instance will portfolio securities be purchased from or sold to the Advisor or any affiliated person of the foregoing entities except as permitted by SEC exemptive order or by applicable law.

While the Trust generally does not expect to engage in trading for short-term gains, it will effect portfolio transactions without regard to any holding period if, in the Advisor’s judgment, such transactions are advisable in light of a change in circumstances of a particular company or within a particular industry or in general market, economic or financial conditions. The portfolio turnover rate is calculated by dividing the lesser of the Trust’s annual sales or purchases of portfolio securities (exclusive of purchases or sales of U.S. Government Securities and all other securities whose maturities at the time of acquisition were one year or less) by the monthly average value of the securities in the portfolio during the year. A high rate of portfolio turnover results in certain tax consequences, such as increased capital gain dividends and/or ordinary income dividends, and in correspondingly greater transaction costs in the form of dealer spreads and brokerage commissions, which are borne directly by the Trust.

Information about the brokerage commissions paid by the Trust, including commissions paid to affiliates, for the last three fiscal years, is set forth in the following table:

Fiscal Year Ended December 31,	Aggregate Brokerage Commissions Paid	Commissions Paid to Affiliates
2022	$3,230,214	$0
2021	$3,363,038	$0
2020	$4,042,803	$0

For the fiscal year ended December 31, 2022, the brokerage commissions paid to affiliates by the Trust represented 0% of the aggregate brokerage commissions paid and involved 0% of the dollar amount of transactions involving payment of commissions during the year.

The following table shows the dollar amount of brokerage commissions paid to brokers for providing third-party research services and the approximate dollar amount of the transactions involved for the fiscal year ended December 31, 2022. The provision of third-party research services was not necessarily a factor in the placement of all brokerage business with such brokers.

Amount of Commissions Paid to Brokers for Providing Research Services	Amount of Brokerage Transactions Involved
$198,326	$550,737,523

As of December 31, 2022, the Trust held securities of its “regular brokers or dealers” (as defined in Rule 10b-1 under the Investment Company Act) whose shares were purchased during the fiscal year ended December 31, 2022, as follows:

Regular Broker-Dealer	Debt (D) / Equity (E)	Aggregate Holdings (000’s)
Citigroup Inc.	E	$43,310
JPMorgan Chase & Co.	E	$33,853
Bank of America Corp	E	$22,645

CONFLICTS OF INTEREST

Certain activities of BlackRock, Inc., the Advisor and the other subsidiaries of BlackRock, Inc. (collectively referred to in this section as “BlackRock”) and their respective directors, officers or employees, with respect to the Trust and/or other accounts managed by BlackRock, may give rise to actual or perceived conflicts of interest such as those described below.

BlackRock is one of the world’s largest asset management firms. BlackRock, its subsidiaries and their respective directors, officers and employees, including the business units or entities and personnel who may be involved in the investment activities and business operations of the Trust, are engaged worldwide in businesses, including managing equities, fixed-income securities, cash and alternative investments, and other financial services, and have interests other than that of managing the Trust. These are considerations of which investors in the Trust should be aware, and which may cause conflicts of interest that could disadvantage the Trust and its shareholders. These businesses and interests include potential multiple advisory, transactional, financial and other relationships with, or interests in companies and interests in securities or other instruments that may be purchased or sold by the Trust.

BlackRock has proprietary interests in, and may manage or advise with respect to, accounts or funds (including separate accounts and other funds and collective investment vehicles) that have investment objectives similar to those of the Trust and/or that engage in transactions in the same types of securities, currencies and instruments as the Trust. BlackRock is also a major participant in the global currency, equities, swap and fixed-income markets, in each case, for the accounts of clients and, in some cases, on a proprietary basis. As such, BlackRock is or may be actively engaged in transactions in the same securities, currencies, and instruments in which the Trust invests. Such activities could affect the prices and availability of the securities, currencies, and instruments in which the Trust invests, which could have an adverse impact on the Trust’s performance. Such transactions, particularly in respect of most proprietary accounts or client accounts, will be executed independently of the Trust’s transactions and thus at prices or rates that may be more or less favorable than those obtained by the Trust.

When BlackRock seeks to purchase or sell the same assets for client accounts, including the Trust, the assets actually purchased or sold may be allocated among the accounts on a basis determined in its good faith discretion to be equitable. In some cases, this system may adversely affect the size or price of the assets purchased or sold for the Trust. In addition, transactions in investments by one or more other accounts managed by BlackRock may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Trust, particularly, but not limited to, with respect to small capitalization, emerging market or less liquid strategies. This may occur with respect to BlackRock-advised accounts when investment decisions regarding the Trust are based on research or other information that is also used to support decisions for other accounts. When BlackRock implements a portfolio decision or strategy on behalf of another account ahead of, or contemporaneously with, similar decisions or strategies for the Trust, market impact, liquidity constraints, or other factors could result in the Trust receiving less favorable trading results and the costs of implementing such decisions or strategies could be increased or the Trust could otherwise be disadvantaged. BlackRock may, in certain cases, elect to implement internal policies and procedures designed to limit such consequences, which may cause the Trust to be unable to engage in certain activities, including purchasing or disposing of securities, when it might otherwise be desirable for it to do so. Conflicts may also arise because portfolio decisions regarding the Trust may benefit other accounts managed by BlackRock. For example, the sale of a long position or establishment of a short position by the Trust may impair the price of the same security sold short by (and therefore benefit) BlackRock or its other accounts or funds, and the purchase of a security or covering of a short position in a security by the Trust may increase the price of the same security held by (and therefore benefit) BlackRock or its other accounts or funds.

BlackRock, on behalf of other client accounts, on the one hand, and the Trust, on the other hand, may invest in or extend credit to different parts of the capital structure of a single issuer. BlackRock may pursue rights, provide advice or engage in other activities, or refrain from pursuing rights, providing advice or engaging in other activities, on behalf of other clients with respect to an issuer in which the Trust has invested, and such actions (or refraining from action) may have a material adverse effect on the Trust. In situations in which clients of BlackRock (including the Trust) hold positions in multiple parts of the capital structure of an issuer, BlackRock may not pursue certain actions or remedies that may be available to the Trust, as a result of legal and regulatory requirements or otherwise. BlackRock addresses these and other potential conflicts of interest based on the facts and circumstances of particular situations. For example, BlackRock may determine to rely on information barriers between different business units or portfolio management teams. BlackRock may also determine to rely on the actions of similarly situated holders of loans or securities rather than, or in connection with, taking such actions itself on behalf of the Trust.

In addition, to the extent permitted by applicable law, the Trust may invest its assets in other funds advised by BlackRock, including funds that are managed by one or more of the same portfolio managers, which could result in conflicts of interest relating to asset allocation, timing of Trust purchases and redemptions, and increased remuneration and profitability for BlackRock and/or its personnel, including portfolio managers.

In certain circumstances, BlackRock, on behalf of the Trust, may seek to buy from or sell securities to another fund or account advised by BlackRock. BlackRock may (but is not required to) effect purchases and sales between BlackRock clients (“cross trades”), including the Trust, if BlackRock believes such transactions are appropriate based on each party’s investment objectives and guidelines, subject to applicable law and regulation. There may be potential conflicts of interest or regulatory issues relating to these transactions which could limit BlackRock’s decision to engage in these transactions for the Trust. BlackRock may have a potentially conflicting division of loyalties and responsibilities to the parties in such transactions.

BlackRock and its clients may pursue or enforce rights with respect to an issuer in which the Trust has invested, and those activities may have an adverse effect on the Trust. As a result, prices, availability, liquidity and terms of the Trust’s investments may be negatively impacted by the activities of BlackRock or its clients, and transactions for the Trust may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.

The results of the Trust’s investment activities may differ significantly from the results achieved by BlackRock for its proprietary accounts or other accounts (including investment companies or collective investment vehicles) that it manages or advises. It is possible that one or more accounts managed or advised by BlackRock and such other accounts will achieve investment results that are substantially more or less favorable than the results achieved by the Trust. Moreover, it is possible that the Trust will sustain losses during periods in which one or more proprietary or other accounts managed or advised by BlackRock achieve significant profits. The opposite result is also possible.

From time to time, the Trust may be restricted from purchasing or selling securities, or from engaging in other investment activities because of regulatory, legal or contractual requirements applicable to BlackRock or other accounts managed or advised by BlackRock, and/or the internal policies of BlackRock designed to comply with such requirements. As a result, there may be periods, for example, when BlackRock will not initiate or recommend certain types of transactions in certain securities or instruments with respect to which BlackRock is performing services or when position limits have been reached. For example, the investment activities of BlackRock for its proprietary accounts and accounts under its management may limit the investment opportunities for the Trust in certain emerging and other markets in which limitations are imposed upon the amount of investment, in the aggregate or in individual issuers, by affiliated foreign investors.

In connection with its management of the Trust, BlackRock may have access to certain fundamental analysis and proprietary technical models developed by BlackRock. BlackRock will not be under any obligation, however, to effect transactions on behalf of the Trust in accordance with such analysis and models. In addition, BlackRock will not have any obligation to make available any information regarding its proprietary activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of the Trust and it is not anticipated that BlackRock will have access to such information for the purpose of managing the Trust. The proprietary activities or portfolio strategies of BlackRock or the activities or strategies used for accounts managed by BlackRock or other client accounts could conflict with the transactions and strategies employed by BlackRock in managing the Trust.

In addition, certain principals and certain employees of the Advisor are also principals or employees of other business units or entities within BlackRock. As a result, these principals and employees may have obligations to such other business units or entities or their clients and such obligations to other business units or entities or their clients may be a consideration of which investors in the Trust should be aware.

BlackRock may enter into transactions and invest in securities, instruments and currencies on behalf of the Trust in which clients of BlackRock, or, to the extent permitted by the SEC and applicable law, BlackRock, serves as the counterparty, principal or issuer. In such cases, such party’s interests in the transaction will be adverse to the interests of the Trust, and such party may have no incentive to assure that the Trust obtains the best possible prices or terms in connection with the transactions. In addition, the purchase, holding and sale of such investments by the Trust may enhance the profitability of BlackRock.

BlackRock may also create, write or issue derivatives for its clients, the underlying securities, currencies or instruments of which may be those in which the Trust invests or which may be based on the performance of the Trust. BlackRock has entered into an arrangement with Markit Indices Limited, the index provider for underlying fixed-income indexes used by certain iShares ETFs, related to derivative fixed-income products that are based on such iShares ETFs. BlackRock will receive certain payments for licensing intellectual property belonging to BlackRock and for facilitating provision of data in connection with such derivative products, which may include payments based on the trading volumes of, or revenues generated by, the derivative products. The Trust and other accounts managed by BlackRock may from time to time transact in such derivative products where permitted by the Trust’s investment strategy, which could contribute to the viability of such derivative products by making them more appealing to funds and accounts managed by third parties, and in turn lead to increased payments to BlackRock. Trading activity in these derivative products could also potentially lead to greater liquidity for such products, increased purchase activity with respect to these iShares ETFs and increased assets under management for BlackRock.

The Trust may, subject to applicable law, purchase investments that are the subject of an underwriting or other distribution by BlackRock and may also enter into transactions with other clients of BlackRock where such other clients have interests adverse to those of the Trust. At times, these activities may cause business units or entities within BlackRock to give advice to clients that may cause these clients to take actions adverse to the interests of the Trust. To the extent such transactions are permitted, the Trust will deal with BlackRock on an arms-length basis.

To the extent authorized by applicable law, BlackRock may act as broker, dealer, agent, lender or adviser or in other commercial capacities for the Trust. It is anticipated that the commissions, mark-ups, mark-downs, financial advisory fees, underwriting and placement fees, sales fees, financing and commitment fees, brokerage fees, other fees, compensation or profits, rates, terms and conditions charged by BlackRock will be in its view commercially reasonable, although BlackRock, including its sales personnel, will have an interest in obtaining fees and other amounts that are favorable to BlackRock and such sales personnel, which may have an adverse effect on the Trust.

Subject to applicable law, BlackRock (and its personnel and other distributors) will be entitled to retain fees and other amounts that they receive in connection with their service to the Trust as broker, dealer, agent, lender, adviser or in other commercial capacities. No accounting to the Trust or its shareholders will be required, and no fees or other compensation payable by the Trust or its shareholders will be reduced by reason of receipt by BlackRock of any such fees or other amounts.

When BlackRock acts as broker, dealer, agent, adviser or in other commercial capacities in relation to the Trust or BlackRock may take commercial steps in its own interests, which may have an adverse effect on the Trust. The Trust will be required to establish business relationships with its counterparties based on the Trust’s own credit standing. BlackRock will not have any obligation to allow its credit to be used in connection with the Trust’s establishment of its business relationships, nor is it expected that the Trust’s counterparties will rely on the credit of BlackRock in evaluating the Trust’s creditworthiness.

BIM, an affiliate of BlackRock, pursuant to SEC exemptive relief, acts as securities lending agent to, and receives a share of securities lending revenues from, the Trust. BlackRock will also receive compensation for managing the reinvestment of the cash collateral from securities lending. There are potential conflicts of interests in managing a securities lending program, including but not limited to: (i) BlackRock as securities lending agent may have an incentive to increase or decrease the amount of securities on loan or to lend particular securities in order to generate additional risk-adjusted revenue for BlackRock and its affiliates; and (ii) BlackRock as securities lending agent may have an incentive to allocate loans to clients that would provide more revenue to BlackRock. As described further below, BlackRock seeks to mitigate this conflict by providing its securities lending clients with equal lending opportunities over time in order to approximate pro rata allocation.

As part of its securities lending program, BlackRock indemnifies the Trust and certain other clients and/or funds against a shortfall in collateral in the event of borrower default. On a regular basis, BlackRock calculates the potential dollar exposure of collateral shortfall resulting from a borrower default (“shortfall risk”) in the securities lending program. BlackRock establishes program-wide borrower limits (“credit limits”) to actively manage borrower-specific credit exposure. BlackRock oversees the risk model that calculates projected collateral shortfall values using loan-level factors such as loan and collateral type and market value as well as specific borrower credit characteristics. When necessary, BlackRock may adjust securities lending program attributes by restricting eligible collateral or reducing borrower credit limits. As a result, the management of program-wide exposure as well as BlackRock-specific indemnification exposure may affect the amount of securities lending activity BlackRock may conduct at any given point in time by reducing the volume of lending opportunities for certain loans (including by asset type, collateral type and/or revenue profile).

BlackRock uses a predetermined systematic process in order to approximate pro rata allocation over time. In order to allocate a loan to a portfolio: (i) BlackRock as a whole must have sufficient lending capacity pursuant to the various program limits (i.e., indemnification exposure limit and borrower credit limits); (ii) the lending portfolio must hold the asset at the time a loan opportunity arrives; and (iii) the lending portfolio must also have enough inventory, either on its own or when aggregated with other portfolios into one single market delivery, to satisfy the loan request. In doing so, BlackRock seeks to provide equal lending opportunities for all portfolios, independent of whether BlackRock indemnifies the portfolio. Equal opportunities for lending portfolios does not guarantee equal outcomes. Specifically, short and long-term outcomes for individual clients may vary due to asset mix, asset/liability spreads on different securities, and the overall limits imposed by the firm.

BlackRock may decline to make a securities loan on behalf of the Trust, discontinue lending on behalf of the Trust or terminate a securities loan on behalf of the Trust for any reason, including but not limited to regulatory requirements and/or market rules, liquidity considerations, or credit considerations, which may impact the Trust by reducing or eliminating the volume of lending opportunities for certain types of loans, loans in particular markets, loans of particular securities or types of securities, or for loans overall.

Purchases and sales of securities and other assets for the Trust may be bunched or aggregated with orders for other BlackRock client accounts, including with accounts that pay different transaction costs solely due to the fact that they have different research payment arrangements. BlackRock, however, is not required to bunch or aggregate orders if portfolio management decisions for different accounts are made separately, or if they determine that bunching or aggregating is not practicable or required, or in cases involving client direction.

Prevailing trading activity frequently may make impossible the receipt of the same price or execution on the entire volume of securities purchased or sold. When this occurs, the various prices may be averaged, and the Trust will be charged or credited with the average price. Thus, the effect of the aggregation may operate on some occasions to the disadvantage of the Trust. In addition, under certain circumstances, the Trust will not be charged the same commission or commission equivalent rates in connection with a bunched or aggregated order.

As discussed in the section entitled “Portfolio Transactions and Brokerage” in this SAI, BlackRock, unless prohibited by applicable law, may cause the Trust or account to pay a broker or dealer a commission for effecting a transaction that exceeds the amount another broker or dealer would have charged for effecting the same transaction in recognition of the value of brokerage and research services provided by that broker or dealer.

Under MiFID II, EU investment managers, including BlackRock International Limited which acts as a sub-adviser to certain BlackRock-advised funds, pay for research from brokers and dealers directly out of their own resources, rather than through client commissions.

Subject to applicable law, BlackRock may select brokers that furnish BlackRock, the Trust, other BlackRock client accounts or personnel, directly or through correspondent relationships, with research or other appropriate services which provide, in BlackRock’s view, appropriate assistance to BlackRock in the investment decision-making process (including with respect to futures, fixed-price offerings and OTC transactions). Such research or other services may include, to the extent permitted by law, research reports on companies, industries and securities; economic and financial data; financial publications; proxy analysis; trade industry seminars; computer data bases; research-oriented software and other services and products.

Research or other services obtained in this manner may be used in servicing any or all of the Trust and other BlackRock client accounts, including in connection with BlackRock client accounts other than those that pay commissions to the broker relating to the research or other service arrangements. Such products and services may disproportionately benefit other BlackRock client accounts relative to the Trust based on the amount of brokerage commissions paid by the Trust and such other BlackRock client accounts. For example, research or other services that are paid for through one client’s commissions may not be used in managing that client’s account. In addition, other BlackRock client accounts may receive the benefit, including disproportionate benefits, of economies of scale or price discounts in connection with products and services that may be provided to the Trust and to such other BlackRock client accounts. To the extent that BlackRock uses soft dollars, it will not have to pay for those products and services itself.

BlackRock, unless prohibited by applicable law, may endeavor to execute trades through brokers who, pursuant to such arrangements, provide research or other services in order to ensure the continued receipt of research or other services BlackRock believes are useful in its investment decision-making process. BlackRock may from time to time choose not to engage in the above described arrangements to varying degrees. BlackRock, unless prohibited by applicable law, may also enter into commission sharing arrangements under which BlackRock may execute transactions through a broker-dealer and request that the broker-dealer allocate a portion of the commissions or commission credits to another firm that provides research to BlackRock. To the extent that BlackRock engages in commission sharing arrangements, many of the same conflicts related to traditional soft dollars may exist.

BlackRock may utilize certain electronic crossing networks (“ECNs”) (including, without limitation, ECNs in which BlackRock has an investment or other interest, to the extent permitted by applicable law) in executing client securities transactions for certain types of securities. These ECNs may charge fees for their services, including access fees and transaction fees. The transaction fees, which are similar to commissions or markups/markdowns, will generally be charged to clients and, like commissions and markups/markdowns, would generally be included in the cost of the securities purchased. Access fees may be paid by BlackRock even though incurred in connection with executing transactions on behalf of clients, including the Trust. In certain circumstances, ECNs may offer volume discounts that will reduce the access fees typically paid by BlackRock. BlackRock will only utilize ECNs consistent with its obligation to seek to obtain best execution in client transactions.

BlackRock owns a minority interest in, and is a member of, Members Exchange (“MEMX”), a newly created U.S. stock exchange. Transactions for the Trust may be executed on MEMX if third party brokers select MEMX as the appropriate venue for execution of orders placed by BlackRock traders on behalf of client portfolios.

BlackRock has adopted policies and procedures designed to prevent conflicts of interest from influencing proxy voting decisions that it makes on behalf of advisory clients, including the Trust, and to help ensure that such decisions are made in accordance with BlackRock’s fiduciary obligations to its clients. Nevertheless, notwithstanding such proxy voting policies and procedures, actual proxy voting decisions of BlackRock may have the effect of favoring the interests of other clients or businesses of other divisions or units of BlackRock, provided that BlackRock believes such voting decisions to be in accordance with its fiduciary obligations. For a more detailed discussion of these policies and procedures, see Appendix B.

It is possible that the Trust may invest in securities of, or engage in transactions with, companies in which BlackRock has significant debt or equity investments or other interests. The Trust may also invest in issuances (such as structured notes) by entities for which BlackRock provides and is compensated for cash management services relating to the proceeds from the sale of such issuances. In making investment decisions for the Trust, BlackRock is not permitted to obtain or use material non-public information acquired by any unit of BlackRock, in the course of these activities. In addition, from time to time, the activities of BlackRock may limit the Trust’s flexibility in purchases and sales of securities. As indicated below, BlackRock may engage in transactions with companies in which BlackRock-advised Funds or other clients of BlackRock have an investment.

BlackRock may provide valuation assistance to certain clients with respect to certain securities or other investments and the valuation recommendations made for such clients’ accounts may differ from the valuations for the same securities or investments assigned by the Trust’s pricing vendors, especially if such valuations are based on broker-dealer quotes or other data sources unavailable to the Trust’s pricing vendors. While BlackRock will generally communicate its valuation information or determinations to the Trust’s pricing vendors and/or fund accountants, there may be instances where the Trust’s pricing vendors or fund accountants assign a different valuation to a security or other investment than the valuation for such security or investment determined or recommended by BlackRock.

As disclosed in more detail in “Net Asset Value” in the prospectus, when market quotations are not readily available or are believed by BlackRock to be unreliable, BlackRock has been designated as the Trust’s valuation designee pursuant to Rule 2a-5 under the Investment Company Act and acts through BlackRock’s Rule 2a-5 Committee (the “2a-5 Committee”), with assistance from other BlackRock pricing committees and in accordance with BlackRock’s policies and procedures (the “Valuation Procedures”). When determining a “fair value price,” the 2a-5 Committee seeks to determine the price that the Trust might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction. The price generally may not be determined based on what the Trust might reasonably expect to receive for selling an asset or liability at a later time or if it holds the asset or liability to maturity. While fair value determinations will be based upon all available factors that BlackRock deems relevant at the time of the determination, and may be based on analytical values determined by BlackRock using proprietary or third party valuation models, fair value represents only a good faith approximation of the value of an asset or liability. The fair value of one or more assets or liabilities may not, in retrospect, be the price at which those assets or liabilities could have been sold during the period in which the particular fair values were used in determining the Trust’s NAV. As a result, the Trust’s sale or repurchase of its shares at NAV, at a time when a holding or holdings are valued by the 2a-5 Committee at fair value, may have the effect of diluting or increasing the economic interest of existing shareholders and may affect the amount of revenue received by BlackRock with respect to services for which it receives an asset-based fee.

To the extent permitted by applicable law, the Trust may invest all or some of its short-term cash investments in any money market fund or similarly-managed private fund advised or managed by BlackRock. In connection with any such investments, the Trust, to the extent permitted by the Investment Company Act, may pay its share of expenses of a money market fund or other similarly-managed private fund in which it invests, which may result in the Trust bearing some additional expenses.

BlackRock and its directors, officers and employees, may buy and sell securities or other investments for their own accounts and may have conflicts of interest with respect to investments made on behalf of the Trust. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees of BlackRock that are the same, different from or made at different times than positions taken for the Trust. To lessen the possibility that the Trust will be adversely affected by this personal trading, the Trust and the Advisor each have adopted a Code of Ethics in compliance with Section 17(j) of the Investment Company Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Trust’s portfolio transactions. Each Code of Ethics is also available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by e-mail at publicinfo@sec.gov.

BlackRock will not purchase securities or other property from, or sell securities or other property to, the Trust, except that the Trust may in accordance with rules or guidance adopted under the Investment Company Act engage in transactions with another fund or accounts that are affiliated with the Trust as a result of common officers, directors, or investment advisers or pursuant to exemptive orders granted to the Trust and/or BlackRock by the SEC. These transactions would be effected in circumstances in which BlackRock determined that it would be appropriate for the Trust to purchase and another client of BlackRock to sell, or the Trust to sell and another client of BlackRock to purchase, the same security or instrument on the same day. From time to time, the activities of the Trust may be restricted because of regulatory requirements applicable to BlackRock and/or BlackRock’s internal policies designed to comply with, limit the applicability of, or otherwise relate to such requirements. A client not advised by BlackRock would not be subject to some of those considerations. There may be periods when BlackRock may not initiate or recommend certain types of transactions, or may otherwise restrict or limit its advice in certain securities or instruments issued by or related to companies for which BlackRock is performing advisory or other services or has proprietary positions. For example, when BlackRock is engaged to provide advisory or risk management services for a company, BlackRock may be prohibited from or limited in purchasing or selling securities of that company on behalf of the Trust, particularly where such services result in BlackRock obtaining material non-public information about the company (e.g., in connection with participation in a creditors’ committee). Similar situations could arise if personnel of BlackRock serve as directors of companies the securities of which the Trust wishes to purchase or sell. However, if permitted by applicable law, and where consistent with BlackRock’s policies and procedures (including the necessary implementation of appropriate information barriers), the Trust may purchase securities or instruments that are issued by such companies, are the subject of an advisory or risk management assignment by BlackRock, or where personnel of BlackRock are directors or officers of the issuer.

The investment activities of BlackRock for its proprietary accounts and for client accounts may also limit the investment strategies and rights of the Trust. For example, in certain circumstances where the Trust invests in securities issued by companies that operate in certain regulated industries, in certain emerging or international markets, or are subject to corporate or regulatory ownership restrictions, or invest in certain futures and derivative transactions, there may be limits on the aggregate amount invested by BlackRock for its proprietary accounts and for client accounts (including the Trust) that may not be exceeded without the grant of a license or other regulatory or corporate consent, or, if exceeded, may cause BlackRock, the Trust or other client accounts to suffer disadvantages or business restrictions. If certain aggregate ownership thresholds are reached or certain transactions undertaken, the ability of BlackRock on behalf of clients (including the Trust) to purchase or dispose of investments, or exercise rights or undertake business transactions, may be restricted by regulation or otherwise impaired. As a result, BlackRock on behalf of its clients (including the Trust) may limit purchases, sell existing investments, or otherwise restrict, forgo or limit the exercise of rights (including transferring, outsourcing or limiting voting rights or forgoing the right to receive dividends) when BlackRock, in its sole discretion, deems it appropriate in light of potential regulatory or other restrictions on ownership or other consequences resulting from reaching investment thresholds.

In those circumstances where ownership thresholds or limitations must be observed, BlackRock seeks to allocate limited investment opportunities equitably among clients (including the Trust), taking into consideration benchmark weight and investment strategy. When ownership in certain securities nears an applicable threshold, BlackRock may limit purchases in such securities to the issuer’s weighting in the applicable benchmark used by BlackRock to manage the Trust. If client (including Trust) holdings of an issuer exceed an applicable threshold and BlackRock is unable to obtain relief to enable the continued holding of such investments, it may be necessary to sell down these positions to meet the applicable limitations. In these cases, benchmark overweight positions will be sold prior to benchmark positions being reduced to meet applicable limitations.

In addition to the foregoing, other ownership thresholds may trigger reporting requirements to governmental and regulatory authorities, and such reports may entail the disclosure of the identity of a client or BlackRock’s intended strategy with respect to such security or asset.

BlackRock may maintain securities indices. To the extent permitted by applicable laws, the Trust may seek to license and use such indices as part of their investment strategy. Index based funds that seek to track the performance of securities indices also may use the name of the index or index provider in the fund name. Index providers, including BlackRock (to the extent permitted by applicable law), may be paid licensing fees for use of their index or index name. BlackRock is not obligated to license its indices to the Trust and the Trust is under no obligation to use BlackRock indices. The Trust cannot be assured that the terms of any index licensing agreement with BlackRock will be as favorable as those terms offered to other licensees.

BlackRock may enter into contractual arrangements with third-party service providers to the Trust (e.g., custodians, administrators and index providers) pursuant to which BlackRock receives fee discounts or concessions in recognition of BlackRock’s overall relationship with such service providers. To the extent that BlackRock is responsible for paying these service providers out of its management fee, the benefits of any such fee discounts or concessions may accrue, in whole or in part, to BlackRock.

BlackRock owns or has an ownership interest in certain trading, portfolio management, operations and/or information systems used by Trust service providers. These systems are, or will be, used by a Trust service provider in connection with the provision of services to accounts managed by BlackRock and funds managed and sponsored by BlackRock, including the Trust, that engage the service provider (typically the custodian). The Trust’s service provider remunerates BlackRock for the use of the systems. A Trust’s service provider’s payments to BlackRock for the use of these systems may enhance the profitability of BlackRock.

BlackRock’s receipt of fees from a service provider in connection with the use of systems provided by BlackRock may create an incentive for BlackRock to recommend that the Trust enter into or renew an arrangement with the service provider.

In recognition of a BlackRock client’s overall relationship with BlackRock, BlackRock may offer special pricing arrangements for certain services provided by BlackRock. Any such special pricing arrangements will not affect Trust fees and expenses applicable to such client’s investment in the Trust.

Present and future activities of BlackRock and its directors, officers and employees, in addition to those described in this section, may give rise to additional conflicts of interest.

DESCRIPTION OF SHARES

Common Shares

The Trust intends to hold annual meetings of shareholders so long as the common shares are listed on a national securities exchange and such meetings are required as a condition to such listing.

Preferred Shares

The Trust currently does not intend to issue preferred shares. Although the terms of any preferred shares that the Trust might issue in the future, including dividend rate, liquidation preference and redemption provisions, will be determined by the Board, subject to applicable law and the Agreement and Declaration of Trust, it is likely that any such preferred shares issued would be structured to carry a relatively short-term dividend rate reflecting interest rates on short-term debt securities, by providing for the periodic redetermination of the dividend rate at relatively short intervals through a fixed spread or remarketing procedure, subject to a maximum rate which would increase over time in the event of an extended period of unsuccessful remarketing. The Trust also believes that it is likely that the liquidation preference, voting rights and redemption provisions of any such preferred shares would be similar to those stated below.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust, the holders of preferred shares will be entitled to receive a preferential liquidating distribution, which would be expected to equal the original purchase price per preferred share plus accrued and unpaid dividends, whether or not declared, before any distribution of assets is made to holders of common shares. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preferred shares would not be entitled to any further participation in any distribution of assets by the Trust.

Voting Rights. The Investment Company Act requires that the holders of any preferred shares, voting separately as a single class, have the right to elect at least two Trustees at all times. The remaining Trustees will be elected by holders of common shares and preferred shares, voting together as a single class. In addition, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding, the holders of any preferred shares have the right to elect a majority of the Trustees at any time two years’ dividends on any preferred shares are unpaid. The Investment Company Act also requires that, in addition to any approval by shareholders that might otherwise be required, the approval of the holders of a majority of any outstanding preferred shares, voting separately as a class, would be required to (1) adopt any plan of reorganization that would adversely affect the preferred shares, and (2) take any action requiring a vote of security holders under Section 13(a) of the Investment Company Act, including, among other things, changes in the Trust’s sub-classification as a closed-end investment company or changes in its fundamental investment restrictions. See “Certain Provisions in the Agreement and Declaration of Trust and Bylaws” in the prospectus. As a result of these voting rights, the Trust’s ability to take any such actions may be impeded to the extent that there are any preferred shares outstanding. The Board presently intends that, except as otherwise indicated in the prospectus or this SAI and except as otherwise required by applicable law, holders of any preferred shares will have equal voting rights with holders of common shares (one vote per share, unless otherwise required by the Investment Company Act) and will vote together with holders of common shares as a single class.

The affirmative vote of the holders of a majority of any outstanding preferred shares, voting as a separate class, would be required to amend, alter or repeal any of the preferences, rights or powers of holders of preferred shares so as to affect materially and adversely such preferences, rights or powers, or to increase or decrease the authorized number of preferred shares. The class vote of holders of preferred shares described above would in each case be in addition to any other vote required to authorize the action in question.

Redemption, Purchase and Sale of Preferred Shares by the Trust. The terms of any preferred shares are expected to provide that (1) they are redeemable by the Trust in whole or in part at the original purchase price per share plus accrued dividends per share, (2) the Trust may tender for or purchase preferred shares and (3) the Trust may subsequently resell any shares so tendered for or purchased. Any redemption or purchase of preferred shares by the Trust would reduce the leverage applicable to the common shares, while any resale of shares by the Trust would increase that leverage.

Liquidity Feature. Preferred shares may include a liquidity feature that allows holders of preferred shares to have their shares purchased by a liquidity provider in the event that sell orders have not been matched with purchase orders and successfully settled in a remarketing. The Trust would pay a fee to the provider of this liquidity feature, which would be borne by common shareholders of the Trust. The terms of such liquidity feature may require the Trust to redeem preferred shares still owned by the liquidity provider following a certain period of continuous, unsuccessful remarketing, which may adversely impact the Trust.

The discussion above describes the possible offering of preferred shares by the Trust. If the Board determines to proceed with such an offering, the terms of the preferred shares may be the same as, or different from, the terms described above, subject to applicable law and the Trust’s Agreement and Declaration of Trust. The Board, without the approval of the holders of common shares, may authorize an offering of preferred shares or may determine not to authorize such an offering, and may fix the terms of the preferred shares to be offered.

Other Shares

The Board (subject to applicable law and the Trust’s Agreement and Declaration of Trust) may authorize an offering, without the approval of the holders of common shares and, depending on their terms, any preferred shares outstanding at that time, of other classes of shares, or other classes or series of shares, as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Board sees fit. The Trust currently does not expect to issue any other classes of shares, or series of shares, except for the common shares.

REPURCHASE OF COMMON SHARES

The Trust is a closed-end management investment company and as such its shareholders will not have the right to cause the Trust to redeem their shares. Instead, the Trust’s common shares will trade in the open market at a price that will be a function of several factors, including dividend levels (which are in turn affected by expenses), NAV, call protection for portfolio securities, dividend stability, liquidity, relative demand for and supply of the common shares in the market, general market and economic conditions, market sentiment and other factors. Because shares of a closed-end investment company may frequently trade at prices lower than NAV, the Board may consider action that might be taken to reduce or eliminate any material discount from NAV in respect of common shares, which may include the repurchase of such shares in the open market or in private transactions, the making of a tender offer for such shares, or the conversion of the Trust to an open-end investment company. The Board may decide not to take any of these actions. In addition, there can be no assurance that share repurchases or tender offers, if undertaken, will reduce market discount.

Notwithstanding the foregoing, under Section 18 of the Investment Company Act, at any time when the Trust has preferred shares outstanding, the Trust may not purchase, redeem or otherwise acquire any of its common shares unless (1) all accrued preferred share dividends have been paid and (2) at the time of such purchase, redemption or acquisition, the NAV of the Trust’s portfolio (determined after deducting the acquisition price of the common shares) is at least 200% of the liquidation value of any outstanding preferred shares (expected to equal the original purchase price per share plus any accrued and unpaid dividends thereon). Any service fees incurred in connection with any tender offer made by the Trust will be borne by the Trust and will not reduce the stated consideration to be paid to tendering shareholders.

Subject to its investment restrictions, the Trust may borrow to finance the repurchase of shares or to make a tender offer. Interest on any borrowings to finance share repurchase transactions or the accumulation of cash by the Trust in anticipation of share repurchases or tender offers will reduce the Trust’s net income. Any share repurchase, tender offer or borrowing that might be approved by the Board would have to comply with the Exchange Act, the Investment Company Act and the rules and regulations thereunder.

Although the decision to take action in response to a discount from NAV will be made by the Board at the time it considers such issue, it is the Board’s present policy, which may be changed by the Board, not to authorize repurchases of common shares or a tender offer for such shares if: (i) such transactions, if consummated, would (a) result in the delisting of the common shares from the NYSE, or (b) impair the Trust’s status as a RIC under the Code, (which would make the Trust a taxable entity, causing the Trust’s income to be taxed at the corporate level in addition to the taxation of shareholders who receive dividends from the Trust) or as a registered closed-end investment company under the Investment Company Act; (ii) the Trust would not be able to liquidate portfolio securities in an orderly manner and consistent with the Trust’s investment objectives and policies in order to repurchase shares; or (iii) there is, in the Board’s judgment, any (a) material legal action or proceeding instituted or threatened challenging such transactions or otherwise materially adversely affecting the Trust, (b) general suspension of or limitation on prices for trading securities on the NYSE, (c) declaration of a banking moratorium by federal or state authorities or any suspension of payment by United States or New York banks, (d) material limitation affecting the Trust or the issuers of its portfolio securities by federal or state authorities on the extension of credit by lending institutions or on the exchange of foreign currency, (e) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States, or (f) other event or condition which would have a material adverse effect (including any adverse tax effect) on the Trust or its shareholders if shares were repurchased. The Board may in the future modify these conditions in light of experience.

The repurchase by the Trust of its shares at prices below NAV will result in an increase in the NAV of those shares that remain outstanding. However, there can be no assurance that share repurchases or tender offers at or below NAV will result in the Trust’s common shares trading at a price equal to their NAV. Nevertheless, the fact that the Trust’s common shares may be the subject of repurchases or tender offers from time to time, or that the Trust may be converted to an open-end investment company, may reduce any spread between market price and NAV that might otherwise exist.

In addition, a purchase by the Trust of its common shares will decrease the Trust’s net assets which would likely have the effect of increasing the Trust’s expense ratio. Any purchase by the Trust of its common shares at a time when preferred shares are outstanding will increase the leverage applicable to the outstanding common shares then remaining.

Before deciding whether to take any action if the common shares trade below NAV, the Board would likely consider all relevant factors, including the extent and duration of the discount, the liquidity of the Trust’s portfolio, the impact of any action that might be taken on the Trust or its shareholders and market considerations. Based on these considerations, even if the Trust’s common shares should trade at a discount, the Board may determine that, in the interest of the Trust and its shareholders, no action should be taken.

TAX MATTERS

The following is a description of certain U.S. federal income tax consequences to a shareholder of acquiring, holding and disposing of common shares of the Trust. Except as otherwise noted, this discussion assumes you are a taxable U.S. holder (as defined below). This discussion is based upon current provisions of the Code, the regulations promulgated thereunder and judicial and administrative authorities, all of which are subject to change or differing interpretations by the courts or the IRS, possibly with retroactive effect. No attempt is made to present a detailed explanation of all U.S. federal income tax concerns affecting the Trust and its shareholders, and the discussions set forth here do not constitute tax advice. This discussion assumes that investors hold common shares of the Trust as capital assets (generally, for investment). The Trust has not sought and will not seek any ruling from the IRS regarding any matters discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to those set forth below. This summary does not discuss any aspects of foreign, state or local tax. Prospective investors must consult their own tax advisers as to the U.S. federal income tax consequences (including the alternative minimum tax consequences) of acquiring, holding and disposing of the Trust’s common shares, as well as the effects of state, local and non-U.S. tax laws.

In addition, no attempt is made to address tax considerations applicable to an investor with a special tax status, such as a financial institution, REIT, insurance company, RIC, individual retirement account, other tax-exempt organization, dealer in securities or currencies, person holding shares of the Trust as part of a hedging, integrated, conversion or straddle transaction, trader in securities that has elected the mark-to-market method of accounting for its securities, U.S. holder (as defined below) whose functional currency is not the U.S. dollar, investor with “applicable financial statements” within the meaning of Section 451(b) of the Code, or non-U.S. investor. Furthermore, this discussion does not reflect possible application of the alternative minimum tax.

A U.S. holder is a beneficial owner that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States (including certain former citizens and former long-term residents);

•

a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or the trust has made a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes, whose status as a U.S. person is not overridden by an applicable tax treaty.

Taxation of the Trust

The Trust intends to elect to be treated and to qualify to be taxed as a RIC under Subchapter M of the Code. In order to qualify as a RIC, the Trust must, among other things, satisfy certain requirements relating to the sources of its income, diversification of its assets, and distribution of its income to its shareholders. First, the Trust must derive at least 90% of its annual gross income from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or currencies, or net income derived from interests in “qualified publicly traded partnerships” (as defined in the Code) (the “90% gross income test”). Second, the Trust must diversify its holdings so that, at the close of each quarter of its taxable year, (i) at least 50% of the value of its total assets consists of cash, cash items, U.S. Government securities, securities of other RICs and other securities, with such other securities limited in respect of any one issuer to an amount not greater in value than 5% of the value of the Trust’s total assets and to not more than 10% of the outstanding voting securities of such issuer, and

(ii) not more than 25% of the market value of the Trust’s total assets is invested in the securities (other than U.S. Government securities and securities of other RICs) of any one issuer, any two or more issuers controlled by the Trust and engaged in the same, similar or related trades or businesses, or any one or more “qualified publicly traded partnerships.”

As long as the Trust qualifies as a RIC, the Trust will generally not be subject to corporate-level U.S. federal income tax on income and gains that it distributes each taxable year to its shareholders, provided that in such taxable year it distributes at least 90% of the sum of (i) its net tax-exempt interest income, if any, and (ii) its “investment company taxable income” (which includes, among other items, dividends, taxable interest, taxable original issue discount and market discount income, income from securities lending, net short-term capital gain in excess of net long-term capital loss, and any other taxable income other than “net capital gain” (as defined below) and is reduced by deductible expenses) determined without regard to the deduction for dividends paid. The Trust may retain for investment its net capital gain (which consists of the excess of its net long-term capital gain over its net short-term capital loss). However, if the Trust retains any net capital gain or any investment company taxable income, it will be subject to tax at regular corporate rates on the amount retained.

The Code imposes a 4% nondeductible excise tax on the Trust to the extent the Trust does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income (not taking into account any capital gain or loss) for the calendar year and (ii) 98.2% of its capital gain in excess of its capital loss (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made to use the Trust’s fiscal year). In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any under-distribution or over-distribution, as the case may be, from the previous year. For purposes of the excise tax, the Trust will be deemed to have distributed any income on which it paid U.S. federal income tax. While the Trust intends to distribute any income and capital gain in the manner necessary to minimize imposition of the 4% nondeductible excise tax, there can be no assurance that sufficient amounts of the Trust’s taxable income and capital gain will be distributed to entirely avoid the imposition of the excise tax. In that event, the Trust will be liable for the excise tax only on the amount by which it does not meet the foregoing distribution requirement.

If in any taxable year the Trust should fail to qualify under Subchapter M of the Code for tax treatment as a RIC, the Trust would incur a regular corporate U.S. federal income tax upon all of its taxable income for that year, and all distributions to its shareholders (including distributions of net capital gain) would be taxable to shareholders as ordinary dividend income for U.S. federal income tax purposes to the extent of the Trust’s earnings and profits. Provided that certain holding period and other requirements were met, such dividends would be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate shareholders. In addition, to qualify again to be taxed as a RIC in a subsequent year, the Trust would be required to distribute to shareholders its earnings and profits attributable to non-RIC years. In addition, if the Trust failed to qualify as a RIC for a period greater than two taxable years, then, in order to qualify as a RIC in a subsequent year, the Trust would be required to elect to recognize and pay tax on any net built-in gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if the Trust had been liquidated) or, alternatively, be subject to taxation on such built-in gain recognized for a period of five years.

The remainder of this discussion assumes that the Trust qualifies for taxation as a RIC.

The Trust’s Investments

The Trust has formed a wholly-owned Delaware subsidiary (the “Blocker Subsidiary”) to hold interests in certain of its portfolio companies to permit the Trust to continue to meet the qualifications for taxation as a RIC. The Blocker Subsidiary will qualify for the exclusion from the definition of the term investment company pursuant to Section 3(c)(7) of the Investment Company Act or will otherwise not be required to register as an investment company under the Investment Company Act. Entities such as the Blocker Subsidiary are typically organized as corporations or as limited liability companies or partnerships that elect to be taxed as corporations for U.S. federal income tax purposes and hold certain investments in pass-through tax entities (such as partnership interests or limited liability company interests) the gross revenue from which would be “bad income” for purposes of RIC qualification. The Trust may not invest more than 25% of its total assets in the shares of the Blocker Subsidiary. The Blocker Subsidiary will be subject to U.S. federal corporate income tax. The Blocker Subsidiary’s distributions of its after-tax earnings to the Trust will be “good income” for RIC qualification purposes, and will be treated as qualified dividend income (for non-corporate shareholders) and as eligible for the dividends received deduction (for corporate shareholders), or as returns of capital.

Certain of the Trust’s investment practices are subject to special and complex U.S. federal income tax provisions (including mark-to-market, constructive sale, straddle, wash sale, short sale and other rules) that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gains or qualified dividend income into higher taxed short-term capital gains or ordinary income, (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited), (iv) cause the Trust to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not be “qualified” income for purposes of the 90% annual gross income requirement described above. These U.S. federal income tax provisions could therefore affect the amount, timing and character of distributions to common shareholders. The Trust intends to monitor its transactions and may make certain tax elections and may be required to dispose of securities to mitigate the effect of these provisions and prevent disqualification of the Trust as a RIC. Additionally, the Trust may be required to limit its activities in derivative instruments in order to enable it to maintain its RIC status.

The Trust may invest a portion of its net assets in below investment grade securities, commonly known as “junk” securities. Investments in these types of securities may present special tax issues for the Trust. U.S. federal income tax rules are not entirely clear about issues such as when the Trust may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and income and whether modifications or exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues could affect the Trust’s ability to distribute sufficient income to preserve its status as a RIC or to avoid the imposition of U.S. federal income or excise tax.

Certain debt securities acquired by the Trust may be treated as debt securities that were originally issued at a discount. Generally, the amount of the original issue discount is treated as interest income and is included in taxable income (and required to be distributed by the Trust in order to qualify as a RIC and avoid U.S. federal income tax or the 4% excise tax on undistributed income) over the term of the security, even though payment of that amount is not received until a later time, usually when the debt security matures.

If the Trust purchases a debt security on a secondary market at a price lower than its adjusted issue price, the excess of the adjusted issue price over the purchase price is “market discount.” Unless the Trust makes an election to accrue market discount on a current basis, generally, any gain realized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on the debt security. Market discount generally accrues in equal daily installments. If the Trust ultimately collects less on the debt instrument than its purchase price plus the market discount previously included in income, the Trust may not be able to benefit from any offsetting loss deductions.

The Trust may invest in preferred securities or other securities the U.S. federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the tax treatment expected by the Trust, it could affect the timing or character of income recognized by the Trust, potentially requiring the Trust to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to RICs under the Code.

Gain or loss on the sale of securities by the Trust will generally be long-term capital gain or loss if the securities have been held by the Trust for more than one year. Gain or loss on the sale of securities held for one year or less will be short-term capital gain or loss.

Because the Trust may invest in foreign securities, its income from such securities may be subject to non-U.S. taxes. If more than 50% of the Trust’s total assets at the close of its taxable year consists of stock or securities of foreign corporations, the Trust may elect for U.S. federal income tax purposes to treat foreign income taxes paid by it as paid by its shareholders. The Trust may qualify for and make this election in some, but not necessarily all, of its taxable years. If the Trust were to make such an election, shareholders would be required to take into account an amount equal to their pro rata portions of such foreign taxes in computing their taxable income and then treat an amount equal to those foreign taxes as a U.S. federal income tax deduction or as a foreign tax credit against their U.S. federal income tax liability. A taxpayer’s ability to use a foreign tax deduction or credit is subject to limitations under the Code. Shortly after any year for which it makes such an election, the Trust will report to its shareholder the amount per share of such foreign income tax that must be included in each shareholder’s gross income and the amount that may be available for the deduction or credit.

Foreign currency gain or loss on foreign currency exchange contracts, non-U.S. dollar-denominated securities contracts, and non-U.S. dollar-denominated futures contracts, options and forward contracts that are not section 1256 contracts (as defined below) generally will be treated as ordinary income and loss.

Income from options on individual securities written by the Trust will generally not be recognized by the Trust for tax purposes until an option is exercised, lapses or is subject to a “closing transaction” (as defined by applicable regulations) pursuant to which the Trust’s obligations with respect to the option are otherwise terminated. If the option lapses without exercise, the premiums received by the Trust from the writing of such options will generally be characterized as short-term capital gain. If the Trust enters into a closing transaction, the difference between the premiums received and the amount paid by the Trust to close out its position will generally be treated as short-term capital gain or loss. If an option written by the Trust is exercised, thereby requiring the Trust to sell the underlying security, the premium will increase the amount realized upon the sale of the security, and the character of any gain on such sale of the underlying security as short-term or long-term capital gain will depend on the holding period of the Trust in the underlying security. Because the Trust will not have control over the exercise of the options it writes, such exercises or other required sales of the underlying securities may cause the Trust to realize gains or losses at inopportune times.

Options on indices of securities and sectors of securities that qualify as “section 1256 contracts” will generally be “marked-to-market” for U.S. federal income tax purposes. As a result, the Trust will generally recognize gain or loss on the last day of each taxable year equal to the difference between the value of the option on that date and the adjusted basis of the option. The adjusted basis of the option will consequently be increased by such gain or decreased by such loss. Any gain or loss with respect to options on indices and sectors that qualify as “section 1256 contracts” will be treated as short-term capital gain or loss to the extent of 40% of such gain or loss and long-term capital gain or loss to the extent of 60% of such gain or loss. Because the mark-to-market rules may cause the Trust to recognize gain in advance of the receipt of cash, the Trust may be required to dispose of investments in order to meet its distribution requirements. “Mark-to-market” losses may be suspended or otherwise limited if such losses are part of a straddle or similar transaction.

Taxation of Common Shareholders

The Trust will either distribute or retain for reinvestment all or part of its net capital gain. If any such gain is retained, the Trust will be subject to a corporate income tax on such retained amount. In that event, the Trust expects to report the retained amount as undistributed capital gain in a notice to its common shareholders, each of whom, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for U.S. federal income tax purposes as long-term capital gain its share of such undistributed amounts, (ii) will be entitled to credit its proportionate share of the tax paid by the Trust against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) will increase its basis in its common shares by the amount of undistributed capital gains included in the shareholder’s income less the tax deemed paid by the shareholder under clause (ii).

Distributions paid to you by the Trust from its net capital gain, if any, that the Trust properly reports as capital gain dividends (“capital gain dividends”) are taxable as long-term capital gains, regardless of how long you have held your common shares. All other dividends paid to you by the Trust (including dividends from net short-term capital gains or tax-exempt interest, if any) from its current or accumulated earnings and profits (“ordinary income dividends”) are generally subject to tax as ordinary income. Provided that certain holding period and other requirements are met, ordinary income dividends (if properly reported by the Trust) may qualify (i) for the dividends received deduction in the case of corporate shareholders to the extent that the Trust’s income consists of dividend income from U.S. corporations, and (ii) in the case of individual shareholders, as “qualified dividend income” eligible to be taxed at long-term capital gains rates to the extent that the Trust receives qualified dividend income. Qualified dividend income is, in general, dividend income from taxable domestic corporations and certain qualified foreign corporations (e.g., generally, foreign corporations incorporated in a possession of the United States or in certain countries with a qualifying comprehensive tax treaty with the United States, or whose stock with respect to which such dividend is paid is readily tradable on an established securities market in the United States). There can be no assurance as to what portion, if any, of the Trust’s distributions will constitute qualified dividend income or be eligible for the dividends received deduction.

Any distributions you receive that are in excess of the Trust’s current and accumulated earnings and profits will be treated as a return of capital to the extent of your adjusted tax basis in your common shares, and thereafter as capital gain from the sale of common shares. The amount of any Trust distribution that is treated as a return of capital will reduce your adjusted tax basis in your common shares, thereby increasing your potential gain or reducing your potential loss on any subsequent sale or other disposition of your common shares.

Common shareholders may be entitled to offset their capital gain dividends with capital losses. The Code contains a number of statutory provisions affecting when capital losses may be offset against capital gain, and limiting the use of losses from certain investments and activities. Accordingly, common shareholders that have capital losses are urged to consult their tax advisers.

Dividends and other taxable distributions are taxable to you even though they are reinvested in additional common shares of the Trust. Dividends and other distributions paid by the Trust are generally treated under the Code as received by you at the time the dividend or distribution is made. If, however, the Trust pays you a dividend in January that was declared in the previous October, November or December to common shareholders of record on a specified date in one of such months, then such dividend will be treated for U.S. federal income tax purposes as being paid by the Trust and received by you on December 31 of the year in which the dividend was declared. In addition, certain other distributions made after the close of the Trust’s taxable year may be “spilled back” and treated as paid by the Trust (except for purposes of the 4% nondeductible excise tax) during such taxable year. In such case, you will be treated as having received such dividends in the taxable year in which the distributions were actually made.

The price of common shares purchased at any time may reflect the amount of a forthcoming distribution. Those purchasing common shares just prior to the record date for a distribution will receive a distribution which will be taxable to them even though it represents, economically, a return of invested capital.

The Trust will send you information after the end of each year setting forth the amount and tax status of any distributions paid to you by the Trust.

The sale or other disposition of common shares will generally result in capital gain or loss to you and will be long-term capital gain or loss if you have held such common shares for more than one year at the time of sale. Any loss upon the sale or other disposition of common shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by you with respect to such common shares. Any loss you recognize on a sale or other disposition of common shares will be disallowed if you acquire other common shares (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after your sale or exchange of the common shares. In such case, your tax basis in the common shares acquired will be adjusted to reflect the disallowed loss.

Any sales charges paid upon a purchase of common shares cannot be taken into account for purposes of determining gain or loss on a sale of the common shares before the 91st day after their purchase to the extent a sales charge is reduced or eliminated in a subsequent acquisition of common shares of the Trust (or of another fund), during the period beginning on the date of such sale and ending on January 31 of the calendar year following the calendar year in which such sale was made, pursuant to the reinvestment or exchange privilege. Any disregarded amounts will result in an adjustment to the shareholder’s tax basis in some or all of any other shares acquired.

If the Trust conducts a tender offer for its shares, a repurchase by the Trust of a shareholder’s shares pursuant to such tender offer generally will be treated as a sale or exchange of the shares by a shareholder provided that either (i) the shareholder tenders, and the Trust repurchases, all of such shareholder’s shares, thereby reducing the shareholder’s percentage ownership of the Trust, directly and by attribution under Section 318 of the Code, to 0%, (ii) the shareholder meets numerical safe harbors under the Code with respect to percentage voting interest and reduction in ownership of the Trust following completion of the tender offer, or (iii) the tender offer otherwise results in a “meaningful reduction” of the shareholder’s ownership percentage interest in the Trust, which determination depends on a particular shareholder’s facts and circumstances.

If a tendering shareholder’s proportionate ownership of the Trust (determined after applying the ownership attribution rules under Section 318 of the Code) is not reduced to the extent required under the tests described above, such shareholder will be deemed to receive a distribution from the Trust under Section 301 of the Code with respect to the shares held (or deemed held under Section 318 of the Code) by the shareholder after the tender offer (a “Section 301 distribution”). The amount of this distribution will equal the price paid by the Trust to such shareholder for the shares sold, and will be taxable as a dividend, i.e., as ordinary income, to the extent of the Trust’s current or accumulated earnings and profits allocable to such distribution, with the excess treated as a return of capital reducing the shareholder’s tax basis in the shares held after the tender offer, and thereafter as capital gain. Any Trust shares held by a shareholder after a tender offer will be subject to basis adjustments in accordance with the provisions of the Code.

Provided that no tendering shareholder is treated as receiving a Section 301 distribution as a result of selling shares pursuant to a particular tender offer, shareholders who do not sell shares pursuant to that tender offer will not realize constructive distributions on their shares as a result of other shareholders selling shares in the tender offer. In the event that any tendering shareholder is deemed to receive a Section 301 distribution, it is possible that shareholders whose proportionate ownership of the Trust increases as a result of that tender offer, including shareholders who do not tender any shares, will be deemed to receive a constructive distribution under Section 305(c) of the Code in an amount equal to the increase in their percentage ownership of the Trust as a result of the tender offer. Such constructive distribution will be treated as a dividend to the extent of current or accumulated earnings and profits allocable to it.

Use of the Trust’s cash to repurchase shares may adversely affect the Trust’s ability to satisfy the distribution requirements for treatment as a RIC described above. The Trust may also recognize income in connection with the sale of portfolio securities to fund share purchases, in which case the Trust would take any such income into account in determining whether such distribution requirements have been satisfied.

If the Trust liquidates, shareholders generally will realize capital gain or loss upon such liquidation in an amount equal to the difference between the amount of cash or other property received by the shareholder (including any property deemed received by reason of its being placed in a liquidating trust) and the shareholder’s adjusted tax basis in its shares. Any such gain or loss will be long-term if the shareholder is treated as having a holding period in Trust shares of greater than one year, and otherwise will be short-term.

The foregoing discussion does not address the tax treatment of shareholders who do not hold their shares as a capital asset. Such shareholders should consult their own tax advisors on the specific tax consequences to them of participating or not participating in the tender offer or upon liquidation of the Trust.

Current U.S. federal income tax law taxes both long-term and short-term capital gain of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, short-term capital gain is currently taxed at rates applicable to ordinary income while long-term capital gain generally is taxed at a reduced maximum rate. The deductibility of capital losses is subject to limitations under the Code.

Certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income,” which includes dividends received from the Trust and capital gains from the sale or other disposition of the Trust’s common shares.

A common shareholder that is a nonresident alien individual or a foreign corporation (a “foreign investor”) generally will be subject to U.S. federal withholding tax at the rate of 30% (or possibly a lower rate provided by an applicable tax treaty) on ordinary income dividends (except as discussed below). In general, U.S. federal withholding tax and U.S. federal income tax will not apply to any gain or income realized by a foreign investor in respect of any distribution of net capital gain (including amounts credited as an undistributed capital gain dividend) or upon the sale or other disposition of common shares of the Trust. Different tax consequences may result if the foreign investor is engaged in a trade or business in the United States or, in the case of an individual, is present in the United States for 183 days or more during a taxable year and certain other conditions are met. Foreign investors should consult their tax advisers regarding the tax consequences of investing in the Trust’s common shares.

Ordinary income dividends properly reported by the RIC are generally exempt from U.S. federal withholding tax where they (i) are paid in respect of the RIC’s “qualified net interest income” (generally, its U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the RIC is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of the RIC’s “qualified short-term capital gains” (generally, the excess of the RIC’s net short-term capital gain over its long-term capital loss for such taxable year). Depending on its circumstances, the Trust may report all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a foreign investor needs to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E, or substitute Form). In the case of common shares held through an intermediary, the intermediary may have withheld tax even if the Trust reported the payment as qualified net interest income or qualified short-term capital gain. Foreign investors should contact their intermediaries with respect to the application of these rules to their accounts. There can be no assurance as to what portion of the Trust’s distributions would qualify for favorable treatment as qualified net interest income or qualified short-term capital gains.

In addition withholding at a rate of 30% will apply to dividends paid in respect of common shares of the Trust held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain

U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which common shares of the Trust are held will affect the determination of whether such withholding is required. Similarly, dividends paid in respect of common shares of the Trust held by an investor that is a non-financial foreign entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. The Trust will not pay any additional amounts to common shareholders in respect of any amounts withheld. Foreign investors are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in the Trust’s common shares.

U.S. federal backup withholding tax may be required on dividends, distributions and sale proceeds payable to certain non-exempt common shareholders who fail to supply their correct taxpayer identification number (in the case of individuals, generally, their social security number) or to make required certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax and any amount withheld may be refunded or credited against your U.S. federal income tax liability, if any, provided that you timely furnish the required information to the IRS.

Ordinary income dividends, capital gain dividends, and gain from the sale or other disposition of common shares of the Trust also may be subject to state, local, and/or foreign taxes. Common shareholders are urged to consult their own tax advisers regarding specific questions about U.S. federal, state, local or foreign tax consequences to them of investing in the Trust.

* * *

The foregoing is a general and abbreviated summary of certain provisions of the Code and the Treasury Regulations presently in effect as they directly govern the taxation of the Trust and its shareholders. For complete provisions, reference should be made to the pertinent Code sections and Treasury Regulations. The Code and the Treasury Regulations are subject to change by legislative or administrative action, and any such change may be retroactive with respect to Trust transactions. Holders of common shares are advised to consult their own tax advisers for more detailed information concerning the U.S. federal income taxation of the Trust and the income tax consequences to its holders of common shares.

CUSTODIAN AND TRANSFER AGENT

The custodian of the assets of the Trust is State Street, whose principal business address is One Lincoln Street, Boston, Massachusetts 02111. The custodian will be responsible for, among other things, receipt of and disbursement of funds from the Trust’s accounts, establishment of segregated accounts as necessary, and transfer, exchange and delivery of Trust portfolio securities.

Computershare Trust Company, N.A., whose principal business address is 150 Royall Street, Canton, Massachusetts 02021, will serve as the Trust’s transfer agent with respect to the common shares.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, whose principal business address is 200 Berkeley Street, Boston, MA 02116, is the independent registered public accounting firm of the Trust and is expected to render an opinion annually on the financial statements of the Trust.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

A control person is a person who beneficially owns, either directly or indirectly, more than 25% of the voting securities of a company. As of April 30, 2023, the Trust did not know of any person or entity who “controlled” the Trust. As of April 30, 2023, to the knowledge of the Trust, no person owned of record or beneficially 5% or more of the outstanding common shares of any class of the Trust.

INCORPORATION BY REFERENCE

This SAI is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this SAI the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this SAI from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this SAI, the Prospectus and any accompanying prospectus supplement relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this SAI. Any statement in a document incorporated by reference into this SAI will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this SAI or (2) any other subsequently filed document that is incorporated by reference into this SAI modifies or supersedes such statement.

The documents incorporated by reference herein include:

•	The Trust’s Prospectus, dated May 26, 2023, filed with this SAI;

•	our annual report on Form N-CSR for the fiscal year ended December 31, 2022 filed with the SEC on March 7, 2023;

•	the Trust’s definitive proxy statement on Schedule 14A, filed with the SEC on May 23, 2023; and

•

the description of the Trust’s common shares contained in our Registration Statement on Form 8-A (File No. 001-32613) filed with the SEC on August 23, 2005, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

The Trust will provide without charge to each person, including any beneficial owner, to whom this SAI is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this SAI, the Prospectus or the accompanying prospectus supplement. You should direct requests for documents by calling:

Client Services Desk

(800) 882-0052

The Trust makes available the Prospectus, SAI and the Trust’s annual and semi-annual reports, free of charge, at http://www.blackrock.com. You may also obtain this SAI, the Prospectus, other documents incorporated by reference and other information the Trust files electronically, including reports and proxy statements, on the SEC website (http://www.sec.gov) or with the payment of a duplication fee, by electronic request at publicinfo@sec.gov. Information contained in, or that can be accessed through, the Trust’s website is not part of this SAI, the Prospectus or the accompanying prospectus supplement.

FINANCIAL STATEMENTS

The audited financial statements and financial highlights included in the annual report to the Trust’s shareholders for the fiscal year ended December 31, 2022 (the “2022 Annual Report”), together with the report of Deloitte & Touche LLP on the financial statements and financial highlights included in the Trust’s 2022 Annual Report, are incorporated herein by reference.

APPENDIX A

Description of Bond Ratings

A rating is generally assigned to a fixed-income security at the time of issuance by a credit rating agency designated as a nationally recognized statistical rating organization (“NRSRO”) by the SEC. While NRSROs may from time to time revise such ratings, they undertake no obligation to do so, and the ratings given to securities at issuance do not necessarily represent ratings which would be given to these securities on a particular subsequent date.

NRSROs may rate specific investments (e.g., bonds), issuers (e.g., corporations, governments and financial institutions) and/or programs (e.g., commercial paper programs). However, certain types of investments generally are not rated by NRSROs, such as certain government/sovereign obligations, US agency securities, commercial paper, time deposits at financial institutions, and derivative instruments such as credit default swaps. For these types of investments, as well as US Treasury securities (some of which are not rated), where a NRSRO has not rated the specific investment but has rated the investment’s issuer, program, financial institution or underlying reference asset, BlackRock Advisors, LLC, BlackRock Fund Advisors or their respective affiliates (“BlackRock”) may consider the investment to have the same NRSRO rating as its issuer, program, financial institution or underlying reference asset, as applicable. In the case of municipal securities, where one NRSRO provides multiple ratings for the same security (e.g., “underlying,” “insured” and/or “enhanced” ratings), BlackRock may consider the security to have the highest of the multiple ratings.

New issue securities (regardless of type) rarely are rated by a NRSRO at the time of their initial offering. Preliminary prospectuses or term sheets for new issue securities often include an expected rating for the security (as determined by the underwriter and/or issuer) or a NRSRO rating for the issuer of the security. If applicable, when deciding whether to purchase a new issue security that has not yet been rated by a NRSRO, BlackRock may attribute an expected rating to the security based on: (i) the expected rating of the security set forth in the preliminary prospectus or term sheet for the security; (ii) the NRSRO’s rating for the issuer of the security set forth in the preliminary prospectus or term sheet for the security; or (iii) with respect to asset-backed securities, the rating of a prior issuance having a similar structure or the same sponsor.

Where the investment objective of a fund is to track the performance of an index that includes credit ratings eligibility criteria as part of its index methodology, the fund may purchase any security within the index, such security having been determined by the index provider as meeting its credit ratings eligibility criteria. The credit ratings practices of an index provider may differ from BlackRock’s practices, as described above. Further, the fund may invest, directly or indirectly, in securities that are not rated by a rating agency or securities with a credit rating that differs from the credit rating specified in its index methodology in various circumstances, including where a security is downgraded but not yet removed from an index, following the removal of a security from an index prior to its sale by the fund or as a result of a corporate action or restructuring affecting an issuer of a security held by the fund.

Fixed-income securities which are unrated may expose the investor to risks with respect to capacity to pay interest or repay principal which are similar to the risks of lower-rated speculative bonds. Evaluation of these securities is dependent on BlackRock’s judgment, analysis and experience in the evaluation of such securities.

Investors should note that the assignment of a rating to a security by an NRSRO may not reflect the effect of recent developments on the issuer’s ability to make interest and principal payments or on the likelihood of default.

Securities deemed to be high yield are rated below Baa3 by Moody’s and below BBB- by S&P Global Ratings and Fitch.

The descriptions below relate to general long-term and short-term obligations of an issuer.

Description of S&P Global Ratings (“S&P”), a Division of S&P Global Inc., Issue Credit Ratings

An S&P issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P’s view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and this opinion may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Issue credit ratings can be either long-term or short-term. Short-term issue credit ratings are generally assigned to those obligations considered short-term in the relevant market, typically with an original maturity of no more than 365 days. Short-term issue credit ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. S&P would typically assign a long-term issue credit rating to an obligation with an original maturity of greater than 365 days. However, the ratings S&P assigns to certain instruments may diverge from these guidelines based on market practices. Medium-term notes are assigned long-term ratings.

Issue credit ratings are based, in varying degrees, on S&P’s analysis of the following considerations:

•	The likelihood of payment—the capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation;

•	The nature and provisions of the financial obligation, and the promise S&P imputes; and

•

The protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

An issue rating is an assessment of default risk but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

Long-Term Issue Credit Ratings*

Issue credit ratings are based, in varying degrees, on S&P’s analysis of the following considerations:

•	The likelihood of payment – the capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation;

•	The nature and provisions of the financial obligation, and the promise we impute; and

•

The protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

An issue rating is an assessment of default risk but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

AAA	An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.

AA	An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

A	An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

BBB	An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

BB, B, CCC, CC, and C	Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

BB	An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

B	An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

CCC	An obligation rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

CC	An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.

C	An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

D	An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

* Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.

Short-Term Issue Credit Ratings

A-1	A short-term obligation rated ‘A-1’ is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.

A-2	A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

A-3	A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.

B	A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.

C	A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.

D	A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

Description of S&P’s Municipal Short-Term Note Ratings

An S&P U.S. municipal note rating reflects S&P’s opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, S&P’s analysis will review the following considerations:

•	Amortization schedule – the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and

•	Source of payment – the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

S&P’s municipal short-term note rating symbols are as follows:

SP-1	Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2	Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3	Speculative capacity to pay principal and interest.

D	‘D’ is assigned upon failure to pay the note when due, completion of a distressed exchange offer, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.

Description of Moody’s Investors Service, Inc.’s (“Moody’s”) Global Rating Scales

Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Moody’s defines credit risk as the risk that an entity may not meet its contractual financial obligations as they come due and any estimated financial loss in the event of default or impairment. The contractual financial obligations addressed by Moody’s ratings are those that call for, without regard to enforceability, the payment of an ascertainable amount, which may vary based upon standard sources of variation (e.g., floating interest rates), by an ascertainable date. Moody’s rating addresses the issuer’s ability to obtain cash sufficient to service the obligation, and its willingness to pay. Moody’s ratings do not address non-standard sources of variation in the amount of the principal obligation (e.g., equity indexed), absent an express statement to the contrary in a press release accompanying an initial rating. Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment. Short-term ratings are assigned for obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment. Moody’s issues ratings at the issuer level and instrument level on both the long-term scale and the short-term scale. Typically, ratings are made publicly available although private and unpublished ratings may also be assigned.

Description of Moody’s Global Long Term Rating Scale

Aaa	Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa	Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A	Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa	Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba	Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B	Obligations rated B are considered speculative and are subject to high credit risk.

Caa	Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca	Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C	Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.

By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

Global Short-Term Rating Scale

P-1	Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2	Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3	Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP	Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Description of Moody’s US Municipal Short-Term Debt and Demand Obligation Ratings

Description of Moody’s Short-Term Obligation Ratings

Moody’s uses the global short-term Prime rating scale for commercial paper issued by U.S. municipalities and nonprofits. These commercial paper programs may be backed by external letters of credit or liquidity facilities, or by an issuer’s self-liquidity.

For other short-term municipal obligations, Moody’s uses one of two other short-term rating scales, the Municipal Investment Grade (“MIG”) and Variable Municipal Investment Grade (“VMIG”) scales discussed below.

Moody’s uses the MIG scale for U.S. municipal cash flow notes, bond anticipation notes and certain other short-term obligations, which typically mature in three years or less. Under certain circumstances, Moody’s uses the MIG scale for bond anticipation notes with maturities of up to five years.

MIG Scale

MIG 1	This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2	This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3	This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG	This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Description of Moody’s Demand Obligation Ratings

In the case of variable rate demand obligations (“VRDOs”), a two-component rating is assigned. The components are a long-term rating and a short-term demand obligation rating. The long-term rating addresses the issuer’s ability to meet scheduled principal and interest payments. The short-term demand obligation rating addresses the ability of the issuer or the liquidity provider to make payments associated with the purchase-price-upon-demand feature (“demand feature”) of the VRDO. The short-term demand obligation rating uses the VMIG scale. VMIG ratings with liquidity support use as an input the short-term Counterparty Risk Assessment of the support provider, or the long-term rating of the underlying obligor in the absence of third party liquidity support. Transitions of VMIG ratings of demand obligations with conditional liquidity support differ from transitions on the Prime scale to reflect the risk that external liquidity support will terminate if the issuer’s long-term rating drops below investment grade.

Moody’s typically assigns the VMIG short-term demand obligation rating if the frequency of the demand feature is less than every three years. If the frequency of the demand feature is less than three years but the purchase price is payable only with remarketing proceeds, the short-term demand obligation rating is “NR”.

VMIG Scale

VMIG 1	This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2	This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3	This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG	This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections necessary to ensure the timely payment of purchase price upon demand.

Description of Fitch Ratings’ (“Fitch’s”) Credit Ratings Scales

Fitch Ratings publishes opinions on a variety of scales. The most common of these are credit ratings, but the agency also publishes ratings, scores and other relative opinions relating to financial or operational strength. For example, Fitch also provides specialized ratings of servicers of residential and commercial mortgages, asset managers and funds. In each case, users should refer to the definitions of each individual scale for guidance on the dimensions of risk covered in each assessment.

Fitch’s credit ratings relating to issuers are an opinion on the relative ability of an entity to meet financial commitments, such as interest, preferred dividends, repayment of principal, insurance claims or counterparty obligations. Credit ratings relating to securities and obligations of an issuer can include a recovery expectation. Credit ratings are used by investors as indications of the likelihood of receiving the money owed to them in accordance with the terms on which they invested. The agency’s credit ratings cover the global spectrum of corporate, sovereign financial, bank, insurance, and public finance entities (including supranational and sub-national entities) and the securities or other obligations they issue, as well as structured finance securities backed by receivables or other financial assets.

The terms “investment grade” and “speculative grade” have established themselves over time as shorthand to describe the categories ‘AAA’ to ‘BBB’ (investment grade) and ‘BB’ to ‘D’ (speculative grade). The terms investment grade and speculative grade are market conventions and do not imply any recommendation or endorsement of a specific security for investment purposes. Investment grade categories indicate relatively low to moderate credit risk, while ratings in the speculative categories either signal a higher level of credit risk or that a default has already occurred.

For the convenience of investors, Fitch may also include issues relating to a rated issuer that are not and have not been rated on its web page. Such issues are also denoted as ‘NR’.

Credit ratings express risk in relative rank order, which is to say they are ordinal measures of credit risk and are not predictive of a specific frequency of default or loss. For information about the historical performance of ratings please refer to Fitch’s Ratings Transition and Default studies which detail the historical default rates and their meaning. The European Securities and Markets Authority also maintains a central repository of historical default rates.

Fitch’s credit ratings do not directly address any risk other than credit risk. In particular, ratings do not deal with the risk of a market value loss on a rated security due to changes in interest rates, liquidity and other market considerations. However, in terms of payment obligation on the rated liability, market risk may be considered to the extent that it influences the ability of an issuer to pay upon a commitment. Ratings nonetheless do not reflect market risk to the extent that they influence the size or other conditionality of the obligation to pay upon a commitment (for example, in the case of index-linked bonds).

In the default components of ratings assigned to individual obligations or instruments, the agency typically rates to the likelihood of non-payment or default in accordance with the terms of that instrument’s documentation. In limited cases, Fitch may include additional considerations (i.e. rate to a higher or lower standard than that implied in the obligation’s documentation).

The primary credit rating scales can be used to provide a rating of privately issued obligations or certain note issuance programs or for private ratings. In this case the rating is not published, but only provided to the issuer or its agents in the form of a rating letter.

The primary credit rating scales may also be used to provide ratings for a more narrow scope, including interest strips and return of principal or in other forms of opinions such as credit opinions or rating assessment services. Credit opinions are either a notch- or category-specific view using the primary rating scale and omit one or more characteristics of a full rating or meet them to a different standard. Credit opinions will be indicated using a lower case letter symbol combined with either an ‘*’ (e.g. ‘bbb+*’) or (cat) suffix to denote the opinion status. Credit opinions will be point-in-time typically but may be monitored if the analytical group believes information will be sufficiently available. Rating assessment services are a notch-specific view using the primary rating scale of how an existing or potential rating may be changed by a given set of hypothetical circumstances. While credit opinions and rating assessment services are point-in-time and are not monitored, they may have a directional watch or outlook assigned, which can signify the trajectory of the credit profile.

Description of Fitch’s Long-Term Credit Ratings Scale

Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns, insurance companies and certain sectors within public finance, are generally assigned Issuer Default Ratings (“IDRs”). IDRs are also assigned to certain entities or enterprises in global infrastructure, project finance and public finance. IDRs opine on an entity’s relative vulnerability to default (including by way of a distressed debt exchange) on financial obligations. The threshold default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts.

In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.

AAA	Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA	Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A	High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB	Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

BB	Speculative. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists that supports the servicing of financial commitments.

B	Highly speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

CCC	Substantial credit risk. Default is a real possibility.

CC	Very high levels of credit risk. Default of some kind appears probable.

C	Near default. A default or default-like process has begun, or the issuer is in standstill, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a ‘C’ category rating for an issuer include:

a. the issuer has entered into a grace or cure period following non-payment of a material financial obligation;

b. the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation;

c. the formal announcement by the issuer or their agent of a distressed debt exchange;

d.  a closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent.

RD	Restricted default. ‘RD’ ratings indicate an issuer that in Fitch’s opinion has experienced:

a. an uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation, but

b. has not entered into bankruptcy filings, administration, receivership, liquidation, or other formal winding-up procedure, and

c. has not otherwise ceased operating.

This would include:

i. the selective payment default on a specific class or currency of debt;

ii.  the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;

iii.   the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; ordinary execution of a distressed debt exchange on one or more material financial obligations.

D	Default. ‘D’ ratings indicate an issuer that in Fitch’s opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure or that has otherwise ceased business.

Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.

In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.

Notes: The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories.

Description of Fitch’s Short-Term Credit Ratings Assigned to Issuers and Obligations

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations and up to 36 months for obligations in U.S. public finance markets.

F1	Highest Short-Term Credit Quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2	Good Short-Term Credit Quality. Good intrinsic capacity for timely payment of financial commitments.

F3	Fair Short-Term Credit Quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B	Speculative Short-Term Credit Quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C	High Short-Term Default Risk. Default is a real possibility.

RD	Restricted Default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D	Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

Specific Limitations Relating to Credit Rating Scales

The following specific limitations relate to issuer default scales, ratings assigned to corporate finance obligations, ratings assigned to public finance obligations, ratings assigned to structured finance transactions, ratings assigned to global infrastructure and project finance transactions, ratings assigned for banks (Viability Ratings, Support Ratings, Support Floors), derivative counterparty ratings and insurer financial strength ratings.

•	The ratings do not predict a specific percentage of default likelihood or failure likelihood over any given time period.

•	The ratings do not opine on the market value of any issuer’s securities or stock, or the likelihood that this value may change.

•	The ratings do not opine on the liquidity of the issuer’s securities or stock.

•	The ratings do not opine on the possible loss severity on an obligation should an issuer (or an obligation with respect to structured finance transactions) default, except in the following cases:

•	Ratings assigned to individual obligations of issuers in corporate finance, banks, non-bank financial institutions, insurance and covered bonds.

•

In limited circumstances for U.S. public finance obligations where Chapter 9 of the Bankruptcy Code provides reliably superior prospects for ultimate recovery to local government obligations that benefit from a statutory lien on revenues or during the pendency of a bankruptcy proceeding under the Code if there is sufficient visibility on potential recovery prospects.

•	The ratings do not opine on the suitability of an issuer as a counterparty to trade credit.

•

The ratings do not opine on any quality related to an issuer’s business, operational or financial profile other than the agency’s opinion on its relative vulnerability to default or in the case of bank Viability Ratings on its relative vulnerability to failure. For the avoidance of doubt, not all defaults will be considered a default for rating purposes. Typically, a default relates to a liability payable to an unaffiliated, outside investor.

•

The ratings do not opine on any quality related to a transaction’s profile other than the agency’s opinion on the relative vulnerability to default of an issuer and/or of each rated tranche or security.

•	The ratings do not predict a specific percentage of extraordinary support likelihood over any given period.

•

In the case of bank Support Ratings and Support Rating Floors, the ratings do not opine on any quality related to an issuer’s business, operational or financial profile other than the agency’s opinion on its relative likelihood of receiving external extraordinary support.

•	The ratings do not opine on the suitability of any security for investment or any other purposes

The above list is not exhaustive and is provided for the reader’s convenience.

APPENDIX B

Closed-End Fund Proxy Voting Policy

August 1, 2021

Effective Date: August 1, 2021

Last Review Date: August 1, 2022

Applies to the following types of Funds registered under the 1940 Act:

☐	Open-End Mutual Funds (including money market funds)

☐	Money Market Funds Only

☐	iShares and BlackRock ETFs

☒	Closed-End Funds

☐	Other

Objective and Scope

Set forth below is the Closed-End Fund Proxy Voting Policy.

Policy / Document Requirements and Statements

The Boards of Trustees/Directors (the “Directors”) of the closed-end funds advised by BlackRock Advisors, LLC (“BlackRock”) (the “Funds”) have the responsibility for the oversight of voting proxies relating to portfolio securities of the Funds, and have determined that it is in the best interests of the Funds and their shareholders to delegate that responsibility to BlackRock as part of BlackRock’s authority to manage, acquire and dispose of account assets, all as contemplated by the Funds’ respective investment management agreements.

BlackRock has adopted guidelines and procedures (together and as from time to time amended, the “BlackRock Proxy Voting Guidelines”) governing proxy voting by accounts managed by BlackRock.

BlackRock will cast votes on behalf of each of the Funds on specific proxy issues in respect of securities held by each such Fund in accordance with the BlackRock Proxy Voting Guidelines; provided, however, that in the case of underlying closed-end funds (including business development companies and other similarly-situated asset pools) held by the Funds that have, or are proposing to adopt, a classified board structure, BlackRock will typically (a) vote in favor of proposals to adopt classification and against proposals to eliminate classification, and (b) not vote against directors as a result of their adoption of a classified board structure.

BlackRock will report on an annual basis to the Directors on (1) a summary of all proxy votes that BlackRock has made on behalf of the Funds in the preceding year together with a representation that all votes were in accordance with the BlackRock Proxy Voting Guidelines (as modified pursuant to the immediately preceding paragraph), and (2) any changes to the BlackRock Proxy Voting Guidelines that have not previously been reported.

BlackRock Investment Stewardship

Global Principles

Effective as of January 2023

The purpose of this document is to provide an overarching explanation of BlackRock’s approach globally to our responsibilities as a shareholder on behalf of our clients, our expectations of companies, and our commitments to clients in terms of our own governance and transparency.

Introduction to BlackRock

BlackRock’s purpose is to help more and more people experience financial well-being. We manage assets on behalf of institutional and individual clients, across a full spectrum of investment strategies, asset classes, and regions. Our client base includes pension plans, endowments, foundations, charities, official institutions, insurers, and other financial institutions, as well as individuals around the world. As part of our fiduciary duty to our clients, we consider it one of our responsibilities to promote sound corporate governance, as an informed, engaged shareholder on their behalf. At BlackRock, this is the responsibility of the Investment Stewardship team.

Philosophy on investment stewardship

Companies are responsible for ensuring they have appropriate governance structures to serve the interests of shareholders and other key stakeholders. We believe that there are certain fundamental rights attached to shareholding. Companies and their boards should be accountable to shareholders and structured with appropriate checks and balances to ensure that they operate in shareholders’ best interests to create sustainable value. Shareholders should have the right to vote to elect, remove, and nominate directors, approve the appointment of the auditor, and amend the corporate charter or by-laws. Shareholders should be able to vote on key board decisions that are material to the protection of their investment, including but not limited to, changes to the purpose of the business, dilution levels and pre-emptive rights, and the distribution of income and capital structure. In order to make informed decisions, shareholders need sufficient and timely information. In addition, shareholder voting rights should be proportionate to their economic ownership—the principle of “one share, one vote” helps achieve this balance.

Consistent with these shareholder rights, BlackRock has a responsibility to monitor and provide feedback to companies in our role as stewards of our clients’ investments. Investment stewardship is how we use our voice as an investor to promote sound corporate governance and business practices to help maximize long-term shareholder value for our clients, the vast majority of whom are investing for long-term goals such as retirement. BlackRock Investment Stewardship (BIS) does this through engagement with management teams and/or board members on material business issues and, for those clients who have given us authority, through voting proxies in their best long-term financial interests.1 We also contribute to consultations on public policy and private sector initiatives on industry standards, consistent with our clients’ interests as long-term shareholders.

BlackRock looks to companies to provide timely, accurate, and comprehensive disclosure on all material governance and business matters. This transparency allows shareholders to appropriately understand and assess how relevant risks and opportunities are being effectively identified and managed. Where company reporting and disclosure is inadequate or where the governance approach taken may be inconsistent with durable, long-term value creation for shareholders, we will engage with a company and/or vote in a manner that advances long-term shareholders’ interests.

[1]

Through BlackRock Voting Choice we have, since January 2022, made proxy voting easier and more accessible for investors in separate accounts and certain pooled vehicles. As a result, the shares attributed to BlackRock in company share registers may be voted differently depending on whether our clients have authorized BIS to vote on their behalf, have authorized BIS to vote in accordance with a third party policy, or have elected to vote shares in accordance with their own policy. We are not able to disclose which clients have opted to exercise greater control over their voting, nor are we able to disclose which proxy voting policies they have selected.

BlackRock views engagement as an important activity; engagement provides us with the opportunity to improve our understanding of the business and risks and opportunities that are material to the companies in which our clients invest, including those related to ESG. Engagement also informs our voting decisions. As long-term investors on behalf of clients, we seek to have regular and continuing dialogue with executives and board directors to advance sound BlackRock views engagement as an important activity; engagement provides us with the opportunity to improve our understanding of the business and of the risks and opportunities that are material to the companies in which our clients invest. Engagement may also inform our voting decisions. As long-term investors on behalf of clients, we seek to have regular and continuing dialogue with executives and board directors to advance sound governance and durable business practices aligned with long-term value creation, as well as to understand the effectiveness of the company’s management and oversight of material issues. Engagement is an important mechanism for providing feedback on company practices and disclosures, particularly where we believe they could be enhanced to support a company’s ability to deliver financial performance. Similarly, it provides us with an opportunity to hear directly from company boards and management on how they believe their actions are aligned with durable, long-term value creation.

We generally vote in support of management and boards that exhibit an approach to decision-making that is consistent with creating durable, long-term value for shareholders. If we have concerns about a company’s approach, we may choose to explain our expectations to the company’s board and management. Following that engagement, we may signal through our voting that we have outstanding concerns, generally by voting against the re-election of directors we view as having responsibility for an issue. We apply our regional proxy voting guidelines to achieve the outcome that is most aligned with our clients’ long-term financial interests

Key themes

We recognize that accepted standards and norms of corporate governance can differ between markets. However, in our experience, there are certain fundamental elements of governance practice that are intrinsic globally to a company’s ability to create long-term value for shareholders. These global themes are set out in this overarching set of principles (the Principles), which are anchored in transparency and accountability. At a minimum, it is our view that companies should observe the accepted corporate governance standards in their domestic market and ask that, if they do not, they explain how their approach better supports durable, long-term value creation.

These Principles cover seven key themes:

●	Boards and directors

●	Auditors and audit-related issues

●	Capital structure, mergers, asset sales, and other special transactions

●	Compensation and benefits

●	Material sustainability-related risks and opportunities

●	Other corporate governance matters and shareholder protections

●	Shareholder proposals

Our regional and market-specific voting guidelines explain how these Principles inform our voting decisions in relation to specific ballot items for shareholder meetings.

Boards and directors

Our primary focus is on the performance of the board of directors to promote sound corporate governance. The performance of the board is critical to the economic success of the company and the protection of shareholders’ interests. As part of their responsibilities, board members owe fiduciary duties to shareholders in overseeing the strategic direction and operation of the company. For this reason, BIS sees engaging with and the election of directors as one of our most important and impactful responsibilities.

We support boards whose approach is consistent with creating durable, long-term value. This includes the effective corporate governance and management of material sustainability-related risks and opportunities,2 as well as the consideration of the company’s key constituents including their employees, clients, suppliers, and the communities within which they operate. The board should establish and maintain a framework of robust and effective governance mechanisms to support its oversight of the company’s strategic aims. We look to the board to articulate the effectiveness of these mechanisms in overseeing the management of business risks and opportunities and the fulfillment of the company’s purpose. Disclosure of all material issues that affect the company’s long-term strategy and ability to create value is essential for shareholders to be able to appropriately understand and assess how risks are effectively identified, managed and mitigated.

Where a company has not adequately disclosed and demonstrated that they have fulfilled these responsibilities, we will consider voting against the re-election of directors whom we consider to have particular responsibility for the issue. We assess director performance on a case-by-case basis and in light of each company’s circumstances, taking into consideration our assessment of their governance, business practices that support durable, long-term value creation, and performance. In serving the interests of shareholders, the responsibility of the board of directors includes, but is not limited to, the following:

●	Establishing an appropriate corporate governance structure

●

Supporting and overseeing management in setting long-term strategic goals and applicable measures of value-creation and milestones that will demonstrate progress, and taking steps to address anticipated or actual obstacles to success

●	Providing oversight on the identification and management of material governance and sustainability-related risks

[2]

By material sustainability-related risks and opportunities, we mean the drivers of risk and value creation in a company’s business model that have an environmental or social dependency or impact. Examples of environmental issues include, but are not limited to, water use, land use, waste management and climate risk. Examples of social issues include, but are not limited to, human capital management, impacts on the communities in which a company operates, customer loyalty and relationships with regulators. It is our view that well-managed companies will effectively evaluate and manage material sustainability-related risks and opportunities relevant to their businesses. Governance is the core means by which boards can oversee the creation of durable, long-term value. Appropriate risk oversight of business-relevant and material sustainability-related considerations is a component of a sound governance framework.

●	Overseeing the financial resilience of the company, the integrity of financial statements, and the robustness of a company’s Enterprise Risk Management[3] framework

●	Making decisions on matters that require independent evaluation, which may include mergers, acquisitions and dispositions, activist situations or other similar cases

●	Establishing appropriate executive compensation structures

●	Monitoring business issues including material sustainability-related risks and opportunities, that have the potential to significantly impact the company’s long-term value

There should be clear descriptions of the role of the board and the committees of the board and how they engage with and oversee management. Set out below are ways in which boards and directors can demonstrate a commitment to acting in the best long-term economic interests of all shareholders.

We will seek to engage with the appropriate directors where we have concerns about the performance of the company, board, or individual directors and may signal outstanding concerns in our voting. While we consider these principles to be globally relevant, when assessing a board’s composition and governance processes, we consider local market norms and regulations..

Regular accountability

It is our view that directors should stand for re-election on a regular basis, ideally annually. In our experience, annual re-elections allow shareholders to reaffirm their support for board members or hold them accountable for their decisions in a timely manner. When board members are not re-elected annually, in our experience it is good practice for boards to have a rotation policy to ensure that, through a board cycle, all directors have had their appointment re-confirmed, with a proportion of directors being put forward for re-election at each annual general meeting.

Effective board composition

Regular director elections also give boards the opportunity to adjust their composition in an orderly way to reflect the evolution of the company’s strategy and the market environment. In our view, it is beneficial for new directors to be brought onto the board periodically to refresh the group’s thinking and in a manner that supports both continuity and appropriate succession planning. We consider the average overall tenure of the board, where we are seeking a balance between the knowledge and experience of longer-serving members and the fresh perspectives of newer members. We encourage companies to keep under regular review the effectiveness of their board (including its size), and assess directors nominated for election or re-election in the context of the composition of the board as a whole. This assessment should consider a number of factors, including the potential need to address gaps in skills, experience, independence, and diversity.

[3]

Enterprise risk management is a process, effected by the entity’s board of directors, management, and other personnel, applied in strategy setting and across the enterprise, designed to identify potential events that may affect the entity, and manage risk to be within the risk appetite, to provide reasonable assurance regarding the achievement of objectives. (Committee of Sponsoring Organizations of the Treadway Commission (COSO), Enterprise Risk Management — Integrated Framework, September 2004, New York, NY).

In our view, there should be a sufficient number of independent directors, free from conflicts of interest or undue influence from connected parties, to ensure objectivity in the decision-making of the board and its ability to oversee management. Common impediments to independence may include but are not limited to:

●	Current or recent employment at the company or a subsidiary

●	Being, or representing, a shareholder with a substantial shareholding in the company

●	Interlocking directorships

●

Having any other interest, business, or other relationship which could, or could reasonably be perceived to, materially interfere with a director’s ability to act in the best interests of the company and their shareholders

In our experience, boards are most effective at overseeing and advising management when there is a senior independent board leader. This director may chair the board, or, where the chair is also the CEO (or is otherwise not independent), be designated as a lead independent director. The role of this director is to enhance the effectiveness of the independent members of the board through shaping the agenda, ensuring adequate information is provided to the board, and encouraging independent director participation in board deliberations. The lead independent director or another appropriate director should be available to shareholders in those situations where an independent director is best placed to explain and contextualize a company’s approach.

When nominating new directors to the board, we look to companies to provide sufficient information on the individual candidates so that shareholders can assess the suitability of each individual nominee and the overall board composition. These disclosures should give an understanding of how the collective experience and expertise of the board aligns with the company’s long-term strategy and business model. Highly qualified, engaged directors with professional characteristics relevant to a company’s business enhance the ability of the board to add value and be the voice of shareholders in board discussions. In our view, a strong board provides a competitive advantage to a company, providing valuable oversight and contributing to the most important management decisions that support long-term financial performance.

It is in this context that we are interested in diversity in the board room. We see it as a means to promoting diversity of thought and avoiding “group think” in the board’s exercise of its responsibilities to advise and oversee management. It allows boards to have deeper discussions and make more resilient decisions. We ask boards to disclose how diversity is considered in board composition, including professional characteristics, such as a director’s industry experience, specialist areas of expertise and geographic location; as well as demographic characteristics such as gender, race/ethnicity and age.

We look to understand a board’s diversity in the context of a company’s domicile, market capitalization, business model and strategy. Increasingly, we see leading boards adding members whose experience deepens the board’s understanding of the company’s customers, employees and communities. Self-identified board demographic diversity can usefully be disclosed in aggregate, consistent with local law. We believe boards should aspire to meaningful diversity of membership, at least consistent with local regulatory requirements and best practices, while recognizing that building a strong, diverse board can take time.

This position is based on our view that diversity of perspective and thought – in the board room, in the management team and throughout the company – leads to better long term economic outcomes for companies. Academic research already reveals correlations between specific dimensions of diversity and effects on decision-making processes and outcomes.4 In our experience, greater diversity in the board room contributes to more robust discussions and more innovative and resilient decisions. Over time, greater diversity in the board room can also promote greater diversity and resilience in the leadership team, and the workforce more broadly. That diversity can enable companies to develop businesses that more closely reflect and resonate with the customers and communities they serve.

There are matters for which the board has responsibility that may involve a conflict of interest for executives or for affiliated directors. It is our view that objective oversight of such matters is best achieved when the board forms committees comprised entirely of independent directors. In many markets, these committees of the board specialize in audit, director nominations, and compensation matters. An ad hoc committee might also be formed to decide on a special transaction, particularly one involving a related party, or to investigate a significant adverse event.

Sufficient capacity

As the role and expectations of a director are increasingly demanding, directors must be able to commit an appropriate amount of time to board and committee matters. It is important that directors have the capacity to meet all of their responsibilities - including when there are unforeseen events—and therefore, they should not take on an excessive number of roles that would impair their ability to fulfill their duties.

Auditors and audit-related issues

BlackRock recognizes the critical importance of financial statements, which should provide a true and fair picture of a company’s financial condition. Accordingly, the assumptions made by management and reviewed by the auditor in preparing the financial statements should be reasonable and justified.

The accuracy of financial statements, inclusive of financial and non-financial information as required or permitted under market-specific accounting rules, is of paramount importance to BlackRock. Investors increasingly recognize that a broader range of risks and opportunities have the potential to materially impact financial performance. Over time, we anticipate investors and other users of company reporting will increasingly seek to understand and scrutinize the assumptions underlying financial statements, particularly those that pertain to the impact of the transition to a low carbon economy on a company’s business model and asset mix. We recognize that this is an area of evolving practice and we look to international standards setters, the International Accounting Standards Board (IASB) and the International Auditing and Assurance Standards Board (IAASB) to provide additional guidance to companies.

In this context, audit committees, or equivalent, play a vital role in a company’s financial reporting system by providing independent oversight of the accounts, material financial and, where appropriate to the jurisdiction, non-financial information, internal control frameworks, and in the absence of a dedicated risk committee, Enterprise Risk Management systems. In our view, effective audit committee oversight strengthens the quality and reliability of a company’s financial statements and provides an important level of reassurance to shareholders.

[4]

For a discussion on the different impacts of diversity see: McKinsey, “Diversity Wins: How Inclusion Matters”, May 2022; Harvard Business Review, Diverse Teams Feel Less Comfortable – and That’s Why They Perform Better, September 2016; “Do Diverse Directors Influence DEI Outcomes”, September 2022 McKinsey, “Diversity Wins: How Inclusion Matters”, May 2022; Harvard Business Review, Diverse Teams Feel Less Comfortable – and That’s Why They Perform Better, September 2016; “Do Diverse Directors Influence DEI Outcomes“, September 2022

We hold members of the audit committee or equivalent responsible for overseeing the management of the audit function. Audit committees or equivalent should have clearly articulated charters that set out their responsibilities and have a rotation plan in place that allows for a periodic refreshment of the committee membership to introduce fresh perspectives to audit oversight. We recognize that audit committees will rely on management, internal audit and the independent auditor in fulfilling their responsibilities but look to committee members to demonstrate they have relevant expertise to monitor and oversee those functions.

We take particular note of unexplained changes in reporting methodology, cases involving significant financial restatements, or ad hoc notifications of material financial weakness. In this respect, audit committees should provide timely disclosure on the remediation of Key and Critical Audit Matters identified either by the external auditor or internal audit function.

The integrity of financial statements depends on the auditor being free of any impediments to being an effective check on management. To that end, it is important that auditors are, and are seen to be, independent. Where an audit firm provides services to the company in addition to the audit, the fees earned should be disclosed and explained. Audit committees should have in place a procedure for assessing annually the independence of the auditor and the quality of the external audit process.

Comprehensive disclosure provides investors with a sense of the company’s long-term operational risk management practices and, more broadly, the quality of the board’s oversight. The audit committee or equivalent, or a dedicated risk committee, should periodically review the company’s risk assessment and risk management policies and the significant risks and exposures identified by management, the internal auditors or the independent accountants, and management’s steps to address them. In the absence of robust disclosures, we may reasonably conclude that companies are not adequately managing risk.

Capital structure, mergers, asset sales, and other special transactions

The capital structure of a company is critical to shareholders as it impacts the value of their investment and the priority of their interest in the company relative to that of other equity or debt investors. Pre-emptive rights are a key protection for shareholders against the dilution of their interests.

Effective voting rights are basic rights of share ownership. It is our view that one vote for one share as a guiding principle supports effective corporate governance. Shareholders, as the residual claimants, have the strongest interest in protecting company value, and voting rights should match economic exposure.

In principle, we disagree with the creation of a share class with equivalent economic exposure and preferential, differentiated voting rights. In our view, this structure violates the fundamental corporate governance principle of proportionality and results in a concentration of power in the hands of a few shareholders, thus disenfranchising other shareholders and amplifying any potential conflicts of interest. However, we recognize that in certain markets, at least for a period of time, companies may have a valid argument for listing dual classes of shares with differentiated voting rights. In our view, such companies should review these share class structures on a regular basis or as company circumstances change.

Additionally, they should seek shareholder approval of their capital structure on a periodic basis via a management proposal at the company’s shareholder meeting. The proposal should give unaffiliated shareholders the opportunity to affirm the current structure or establish mechanisms to end or phase out controlling structures at the appropriate time, while minimizing costs to shareholders.

In assessing mergers, asset sales, or other special transactions, BlackRock’s primary consideration is the long-term economic interests of our clients as shareholders. Boards proposing a transaction need to clearly explain the economic and strategic rationale behind it. We will review a proposed transaction to determine the degree to which it can enhance long-term shareholder value. We would prefer that proposed transactions have the unanimous support of the board and have been negotiated at arm’s length. We may seek reassurance from the board that executives’ and/or board members’ financial interests in a given transaction have not adversely affected their ability to place shareholders’ interests before their own. Where the transaction involves related parties, the recommendation to support should come from the independent directors, a best practice in most markets, and ideally, the terms should have been assessed through an independent appraisal process. In addition, it is good practice that it be approved by a separate vote of the non-conflicted parties.

As a matter of sound governance practice, shareholders should have a right to dispose of company shares in the open market without unnecessary restriction. In our view, corporate mechanisms designed to limit shareholders’ ability to sell their shares are contrary to basic property rights. Such mechanisms can serve to protect and entrench interests other than those of the shareholders. In our experience, shareholders are broadly capable of making decisions in their own best interests. We encourage any so-called “shareholder rights plans” proposed by a board to be subject to shareholder approval upon introduction and periodically thereafter.

Compensation and benefits

In most markets, one of the most important roles for a company’s board of directors is to put in place a compensation structure that incentivizes and rewards executives appropriately. There should be a clear link between variable pay and operational and financial performance. Performance metrics should be stretching and aligned with a company’s strategy and business model. BIS does not have a position on the use of sustainability-related criteria, but in our view, where companies choose to include them, they should be as rigorous as other financial or operational targets. Long-term incentive plans should vest over timeframes aligned with the delivery of long-term shareholder value. Compensation committees should guard against contractual arrangements that would entitle executives to material compensation for early termination of their employment. Finally, pension contributions and other deferred compensation arrangements should be reasonable in light of market practice.

We are not supportive of one-off or special bonuses unrelated to company or individual performance. Where discretion has been used by the compensation committee or its equivalent, we expect disclosure relating to how and why the discretion was used, and how the adjusted outcome is aligned with the interests of shareholders. We acknowledge that the use of peer group evaluation by compensation committees can help ensure competitive pay; however, we are concerned when the rationale for increases in total compensation at a company is solely based on peer benchmarking rather than a rigorous measure of outperformance. We encourage companies to clearly explain how compensation outcomes have rewarded outperformance against peer firms.

We believe consideration should be given to building claw back provisions into incentive plans such that executives would be required to forgo rewards when they are not justified by actual performance and/or when compensation was based on faulty financial reporting or deceptive business practices. We also favor recoupment from any senior executive whose behavior caused material financial harm to shareholders, material reputational risk to the company, or resulted in a criminal investigation, even if such actions did not ultimately result in a material restatement of past results.

Non-executive directors should be compensated in a manner that is commensurate with the time and effort expended in fulfilling their professional responsibilities. Additionally, these compensation arrangements should not risk compromising directors’ independence or aligning their interests too closely with those of the management, whom they are charged with overseeing.

We use third party research, in addition to our own analysis, to evaluate existing and proposed compensation structures. We may vote against members of the compensation committee or equivalent board members for poor compensation practices or structures.

Material sustainability-related risks and opportunities

It is our view that well-managed companies will effectively evaluate and manage material sustainability-related risks and opportunities relevant to their businesses. Appropriate oversight of sustainability considerations is a core component of having an effective governance framework, which supports durable, long-term value creation.

Robust disclosure is essential for investors to effectively evaluate companies’ strategy and business practices related to material sustainability-related risks and opportunities. Given the increased understanding of material sustainability-related risks and opportunities and the need for better information to assess them, BlackRock advocates for continued improvement in companies’ reporting, where necessary, and will express any concerns through our voting where a company’s actions or disclosures are inadequate.

BlackRock encourages companies to use the framework developed by the Task Force on Climate-related Financial Disclosures (TCFD) to disclose their approach to ensuring they have a sustainable business model and to supplement that disclosure with industry-specific metrics such as those identified by the Sustainability Accounting Standards Board (SASB), now part of the International Sustainability Standards Board (ISSB) under the International Financial Reporting Standards (IFRS) Foundation.5 While the TCFD framework was developed to support climate-related risk disclosure, the four pillars of the TCFD governance, strategy, risk management, and metrics and targets are a useful way for companies to disclose how they identify, assess, manage, and oversee a variety of sustainability-related risks and opportunities. SASB’s industry-specific guidance (as identified in its materiality map) is beneficial in helping companies identify key performance indicators (KPIs) across various dimensions of sustainability that are considered to be financially material and decision-useful within their industry. In particular, we encourage companies to consider reporting on nature-related factors, given the growing materiality of these issues for many businesses.6 We recognize that some companies may report using different standards, which may be required by regulation, or one of a number of voluntary standards. In such cases, we ask that companies highlight the metrics that are industry- or company-specific.

Climate and other sustainability-related disclosures often require companies to collect and aggregate data from various internal and external sources. We recognize that the practical realities of data-collection and reporting may not line up with financial reporting cycles and companies may require additional time after

[5]

The International Financial Reporting Standards (IFRS) Foundation announced in November 2021 the formation of an International Sustainability Standards Board (ISSB) to develop a comprehensive global baseline of high-quality sustainability disclosure standards to meet investors’ information needs. SASB standards will over time be adapted to ISSB standards but are the reference reporting tool in the meantime.

[6]

While guidance is still under development for a unified disclosure framework related to natural capital, the emerging recommendations of the Taskforce on Nature-related Financial Disclosures (TNFD), may prove useful to some companies.

their fiscal year-end to accurately collect, analyze and report this data to investors. To give investors time to assess the data, we encourage companies to produce climate and other sustainability-related disclosures sufficiently in advance of their annual meeting.

Companies may also adopt or refer to guidance on sustainable and responsible business conduct issued by supranational organizations such as the United Nations or the Organization for Economic Cooperation and Development. Further, industry initiatives on managing specific operational risks may provide useful guidance to companies on best practices and disclosures. Companies should disclose any relevant global climate and other sustainability-related standards adopted, the industry initiatives in which they participate, any peer group benchmarking undertaken, and any assurance processes to help investors understand their approach to sustainable and responsible business practices.

Climate risk

It is our view that climate change has become a key factor in many companies’ long-term prospects. As such, as long-term investors we are interested in understanding how companies may be impacted by material climate-related risks and opportunities - just as we seek to understand other business-relevant risks and opportunities - and how these factors are considered within strategy in a manner consistent with the company’s business model and sector. Specifically, we look for companies to disclose strategies they have in place that mitigate and are resilient to any material risks to their long-term business model associated with a range of climate-related scenarios, including a scenario in which global warming is limited to well below 2°C, considering global ambitions to achieve a limit of 1.5°C.7 It is, of course, up to each company to define their own strategy: that is not the role of BlackRock or other investors.

BIS recognizes that climate change can be challenging for many companies, as they seek to drive long-term value by mitigating risks and capturing opportunities. A growing number of companies, financial institutions, as well as governments, have committed to advancing decarbonization in line with the Paris Agreement. There is growing consensus that companies can benefit from the more favorable macro-economic environment under an orderly, timely and equitable global energy transition.8 Yet the path ahead is deeply uncertain and uneven, with different parts of the economy moving at different speeds.9 Many companies are asking what their role should be in contributing to an orderly and equitable transition – in ensuring a reliable energy supply and energy security, and in protecting the most vulnerable from energy price shocks and economic dislocation. In this context, we encourage companies to include in their disclosure a business plan for how they intend to deliver long-term financial performance through a transition to global net zero carbon emissions, consistent with their business model and sector.

We look to companies to disclose short-, medium- and long-term targets, ideally science-based targets where these are available for their sector, for Scope 1 and 2 greenhouse gas emissions (GHG) reductions and to demonstrate how their targets are consistent with the long-term economic interests of their shareholders. Many companies have an opportunity to use and contribute to the development of low carbon

[7]

The global aspiration to achieve a net-zero global economy by 2050 is reflective of aggregated efforts; governments representing over 90% of GDP have committed to move to net-zero over the coming decades. In determining how to vote on behalf of clients who have authorized us to do so, we look to companies only to address issues within their control and do not anticipate that they will address matters that are the domain of public policy.

[8]

For example, BlackRock’s Capital Markets Assumptions anticipate 25 points of cumulative economic gains over a 20-year period in an orderly transition as compared to the alternative. This better macro environment will support better economic growth, financial stability, job growth, productivity, as well as ecosystem stability and health outcomes.

[9]	BlackRock, “Managing the net-zero transition”, February 2022.

energy sources and technologies that will be essential to decarbonizing the global economy over time. We also recognize that continued investment in traditional energy sources, including oil and gas, is required to maintain an orderly and equitable transition — and that divestiture of carbon-intensive assets is unlikely to contribute to global emissions reductions. We encourage companies to disclose how their capital allocation to various energy sources is consistent with their strategy.

At this stage, we view Scope 3 emissions differently from Scopes 1 and 2, given methodological complexity, regulatory uncertainty, concerns about double-counting, and lack of direct control by companies. While we welcome any disclosures and commitments companies choose to make regarding Scope 3 emissions, we recognize these are provided on a good-faith basis as methodology develops. Our publicly available commentary provides more information on our approach to climate risk.

Key stakeholder interests

In order to advance long-term shareholders’ interests, companies should consider the interests of the various parties on whom they depend for their success over time. It is for each company to determine their key stakeholders based on what is material to their business and long-term financial performance. Most commonly, key stakeholders include employees, business partners (such as suppliers and distributors), clients and consumers, regulators, and the communities in which they operate.

Considering the interests of key stakeholders recognizes the collective nature of long-term value creation and the extent to which each company’s prospects for growth are tied to its ability to foster strong sustainable relationships with and support from those stakeholders. Companies should articulate how they address adverse impacts that could arise from their business practices and affect critical business relationships with their stakeholders. We encourage companies to implement, to the extent appropriate, monitoring processes (often referred to as due diligence) to identify and mitigate potential adverse impacts and grievance mechanisms to remediate any actual adverse material impacts. In our view, maintaining trust within these relationships can contribute to a company’s long-term success.

As a long-term shareholder on behalf of our clients, we find it helpful when companies disclose how they have identified their key stakeholders and considered their interests in business decision-making. We are also interested to understand the role of the board, which is well positioned to ensure that the approach taken is informed by and aligns with the company’s strategy and purpose.

Other corporate governance matters and shareholder protections

It is our view that shareholders have a right to material and timely information on the financial performance and viability of the companies in which they invest. In addition, companies should publish information on the governance structures in place and the rights of shareholders to influence these structures. The reporting and disclosure provided by companies help shareholders assess whether their economic interests have been protected and the quality of the board’s oversight of management. We believe shareholders should have the right to vote on key corporate governance matters, including changes to governance mechanisms, to submit proposals to the shareholders’ meeting, and to call special meetings of shareholders.

Corporate Form

In our view, it is the responsibility of the board to determine the corporate form that is most appropriate given the company’s purpose and business model.10 Companies proposing to change their corporate form to a public benefit corporation or similar entity should put it to a shareholder vote if not already required to do so under applicable law. Supporting documentation from companies or shareholder proponents proposing to alter the corporate form should clearly articulate how the interests of shareholders and different stakeholders would be impacted as well as the accountability and voting mechanisms that would be available to shareholders. As a fiduciary on behalf of clients, we generally support management proposals if our analysis indicates that shareholders’ interests are adequately protected. Relevant shareholder proposals are evaluated on a case-by-case basis.

Shareholder proposals

In most markets in which BlackRock invests on behalf of clients, shareholders have the right to submit proposals to be voted on by shareholders at a company’s annual or extraordinary meeting, as long as eligibility and procedural requirements are met. The matters that we see put forward by shareholders address a wide range of topics, including governance reforms, capital management, and improvements in the management or disclosure of sustainability-related risks.

BlackRock is subject to certain requirements under antitrust law in the United States that place restrictions and limitations on how BlackRock can interact with the companies in which we invest on behalf of our clients, including our ability to submit shareholder proposals. As noted above, we can vote, on behalf of clients who authorize us to do so, on proposals put forth by others.

When assessing shareholder proposals, we evaluate each proposal on its merit, with a singular focus on its implications for long-term value creation. We consider the business and economic relevance of the issue raised, as well as its materiality and the urgency with which we believe it should be addressed. We take into consideration the legal effect of the proposal, as shareholder proposals may be advisory or legally binding depending on the jurisdiction. We would not support proposals that we believe would result in over-reaching into the basic business decisions of the company.

Where a proposal is focused on a material governance or sustainability-related risk that we agree needs to be addressed and the intended outcome is consistent with long-term value creation, we will look to the board and management to demonstrate that the company has met the intent of the request made in the shareholder proposal. Where our analysis and/or engagement indicate an opportunity for improvement in the company’s approach to the issue, we may support shareholder proposals that are reasonable and not unduly prescriptive or constraining on management. Alternatively, or in addition, we may vote against the re-election of one or more directors if, in our assessment, the board has not responded sufficiently or with an appropriate sense of urgency. While we may not agree with all aspects of a shareholder proponent’s views or all facets of the proponent’s supporting statement, we may still support proposals that address material governance or sustainability-related risks where we believe it would be helpful for shareholders to have more detailed information on how those risks are identified, monitored, and managed to support a company’s ability to deliver long-term financial returns. We may also support a proposal if management is on track, but we believe that voting in favor might accelerate progress.

[10]	Corporate form refers to the legal structure by which a business is organized.

BlackRock’s oversight of its investment stewardship activities

Oversight

BlackRock maintains three regional advisory committees (Stewardship Advisory Committees) for a) the Americas; b) Europe, the Middle East and Africa (EMEA); and c) Asia-Pacific, generally consisting of senior BlackRock investment professionals and/or senior employees with practical boardroom experience. The regional Stewardship Advisory Committees review and advise on amendments to BIS proxy voting guidelines covering markets within each respective region (Guidelines). The advisory committees do not determine voting decisions, which are the responsibility of BIS.

In addition to the regional Stewardship Advisory Committees, the Investment Stewardship Global Oversight Committee (Global Committee) is a risk-focused committee, comprised of senior representatives from various BlackRock investment teams, a senior legal representative, the Global Head of Investment Stewardship (Global Head), and other senior executives with relevant experience and team oversight. The Global Oversight Committee does not determine voting decisions, which are the responsibility of BIS.

The Global Head has primary oversight of the activities of BIS, including voting in accordance with the Guidelines, which require the application of professional judgment and consideration of each company’s unique circumstances. The Global Committee reviews and approves amendments to these Principles. The Global Committee also reviews and approves amendments to the regional Guidelines, as proposed by the regional Stewardship Advisory Committees.

In addition, the Global Committee receives and reviews periodic reports regarding the votes cast by BIS, as well as updates on material process issues, procedural changes, and other risk oversight considerations. The Global Committee reviews these reports in an oversight capacity as informed by the BIS corporate governance engagement program and the Guidelines.

BIS carries out engagement with companies, monitors and executes proxy votes, and conducts vote operations (including maintaining records of votes cast) in a manner consistent with the relevant Guidelines. BIS also conducts research on corporate governance issues and participates in industry discussions to contribute to and keep abreast of important developments in the corporate governance field. BIS may utilize third parties for certain of the foregoing activities and performs oversight of those third parties. BIS may raise complicated or particularly controversial matters for internal discussion with the relevant investment teams and governance specialists for discussion and guidance prior to making a voting decision.

Vote execution

BlackRock votes on proxy issues when our clients authorize us to do so. We offer certain clients who prefer their holdings to be voted consistent with specific values or views Voting Choice.11 When BlackRock votes on behalf of our clients, we carefully consider proxies submitted to funds and other fiduciary account(s) (Fund or Funds) for which we have voting authority. BlackRock votes (or refrains from voting) proxies for each Fund for which we have voting authority based on our evaluation of the best long-term economic interests of our clients as shareholders, in the exercise of our independent business judgment, and without

[11]	To learn more visit https://www.blackrock.com/corporate/about-us/investment-stewardship/blackrock-voting-choice regard to the relationship of the issuer of the proxy (or any shareholder proponent or dissident shareholder) to the Fund, the Fund’s affiliates (if any), BlackRock or BlackRock’s affiliates, or BlackRock employees (see “Conflicts management policies and procedures”, below).

When exercising voting rights, BlackRock will normally vote on specific proxy issues in accordance with the Guidelines for the relevant market. The Guidelines are reviewed annually and are amended consistent with changes in the local market practice, as developments in corporate governance occur, or as otherwise deemed advisable by the applicable Stewardship Advisory Committees. BIS analysts may, in the exercise of their professional judgment, conclude that the Guidelines do not cover the specific matter upon which a proxy vote is required or that an exception to the Guidelines would be in the best long-term economic interests of BlackRock’s clients.

In the uncommon circumstance of there being a vote with respect to fixed income securities or the securities of privately held issuers, the decision generally will be made by a Fund’s portfolio managers and/or BIS based on their assessment of the particular transactions or other matters at issue.

In certain markets, proxy voting involves logistical issues which can affect BlackRock’s ability to vote such proxies, as well as the desirability of voting such proxies. These issues include, but are not limited to: i) untimely notice of shareholder meetings; ii) restrictions on a foreigner’s ability to exercise votes; iii) requirements to vote proxies in person; iv) “share-blocking” (requirements that investors who exercise their voting rights surrender the right to dispose of their holdings for some specified period in proximity to the shareholder meeting); v) potential difficulties in translating the proxy; vi) regulatory constraints; and vii) requirements to provide local agents with unrestricted powers of attorney to facilitate voting instructions. We are not supportive of impediments to the exercise of voting rights such as share-blocking or overly burdensome administrative requirements.

As a consequence, BlackRock votes proxies in these situations on a “best-efforts” basis. In addition, BIS may determine that it is generally in the best interests of BlackRock’s clients not to vote proxies (or not to vote our full allocation) if the costs (including but not limited to opportunity costs associated with share-blocking constraints) associated with exercising a vote are expected to outweigh the benefit the client would derive by voting on the proposal.

Portfolio managers have full discretion to vote the shares in the Funds they manage based on their analysis of the economic impact of a particular ballot item on their investors. Portfolio managers may, from time to time, reach differing views on how best to maximize economic value with respect to a particular investment. Therefore, portfolio managers may, and sometimes do, vote shares in the Funds under their management differently from BIS or from one another. However, because BlackRock’s clients are mostly long-term investors with long-term economic goals, ballots are frequently cast in a uniform manner.

Conflicts management policies and procedures

BIS maintains policies and procedures that seek to prevent undue influence on BlackRock’s proxy voting activity. Such influence might stem from any relationship between the investee company (or any shareholder proponent or dissident shareholder) and BlackRock, BlackRock’s affiliates, a Fund or a Fund’s affiliates, or BlackRock employees. The following are examples of sources of perceived or potential conflicts of interest:

●	BlackRock clients who may be issuers of securities or proponents of shareholder resolutions

●	BlackRock business partners or third parties who may be issuers of securities or proponents of shareholder resolutions

●	BlackRock employees who may sit on the boards of public companies held in Funds managed by BlackRock

●	Significant BlackRock, Inc. investors who may be issuers of securities held in Funds managed by BlackRock

●	Securities of BlackRock, Inc. or BlackRock investment funds held in Funds managed by BlackRock

●	BlackRock, Inc. board members who serve as senior executives or directors of public companies held in Funds managed by BlackRock

BlackRock has taken certain steps to mitigate perceived or potential conflicts including, but not limited to, the following:

●	Adopted the Guidelines which are designed to advance our clients’ interests in the companies in which BlackRock invests on their behalf

●

Established a reporting structure that separates BIS from employees with sales, vendor management, or business partnership roles. In addition, BlackRock seeks to ensure that all engagements with corporate issuers, dissident shareholders or shareholder proponents are managed consistently and without regard to BlackRock’s relationship with such parties. Clients or business partners are not given special treatment or differentiated access to BIS. BIS prioritizes engagements based on factors including, but not limited to, our need for additional information to make a voting decision or our view on the likelihood that an engagement could lead to positive outcome(s) over time for the economic value of the company. Within the normal course of business, BIS may engage directly with BlackRock clients, business partners and/or third parties, and/or with employees with sales, vendor management, or business partnership roles, in discussions regarding our approach to stewardship, general corporate governance matters, client reporting needs, and/or to otherwise ensure that proxy-related client service levels are met

●

Determined to engage, in certain instances, an independent third party voting service provider to make proxy voting recommendations as a further safeguard to avoid potential conflicts of interest, to satisfy regulatory compliance requirements, or as may be otherwise required by applicable law. In such circumstances, the voting service provider provides BlackRock with recommendations, in accordance with the Guidelines, as to how to vote such proxies. BlackRock uses an independent voting service provider to make proxy voting recommendations for shares of BlackRock, Inc. and companies affiliated with BlackRock, Inc. BlackRock may also use an independent voting service provider to make proxy voting recommendations for:

o	public companies that include BlackRock employees on their boards of directors

o	public companies of which a BlackRock, Inc. board member serves as a senior executive or a member of the board of directors

o	public companies that are the subject of certain transactions involving BlackRock Funds

o	public companies that are joint venture partners with BlackRock, and

o	public companies when legal or regulatory requirements compel BlackRock to use an independent voting service provider

In selecting a voting service provider, we assess several characteristics, including but not limited to: independence, an ability to analyze proxy issues and make recommendations in the best economic interest of our clients in accordance with the Guidelines, reputation for reliability and integrity, and operational capacity to accurately deliver the assigned recommendations in a timely manner. We may engage more than one voting service provider, in part to mitigate potential or perceived conflicts of interest at a single voting service provider. The Global Committee appoints and reviews the performance of the voting service providers, generally on an annual basis.

Securities lending

When so authorized, BlackRock acts as a securities lending agent on behalf of Funds. Securities lending is a well-regulated practice that contributes to capital market efficiency. It also enables funds to generate additional returns for a fund, while allowing fund providers to keep fund expenses lower.

With regard to the relationship between securities lending and proxy voting, BlackRock’s approach is informed by our fiduciary responsibility to act in our clients’ best interests. In most cases, BlackRock anticipates that the potential long-term value to the Fund of voting shares would be less than the potential revenue the loan may provide the Fund. However, in certain instances, BlackRock may determine, in its independent business judgment as a fiduciary, that the value of voting outweighs the securities lending revenue loss to clients and would therefore recall shares to be voted in those instances.

The decision to recall securities on loan as part of BlackRock’s securities lending program in order to vote is based on an evaluation of various factors that include, but are not limited to, assessing potential securities lending revenue alongside the potential long-term value to clients of voting those securities (based on the information available at the time of recall consideration).12 BIS works with colleagues in the Securities Lending and Risk and Quantitative Analysis teams to evaluate the costs and benefits to clients of recalling shares on loan.

Periodically, BlackRock reviews our process for determining whether to recall securities on loan in order to vote and may modify it as necessary.

Voting guidelines

The issue-specific Guidelines published for each region/country in which we vote are intended to summarize BlackRock’s general philosophy and approach to issues that may commonly arise in the proxy voting context in each market where we invest. The Guidelines are not intended to be exhaustive. BIS applies the Guidelines on a case-by-case basis, in the context of the individual circumstances of each company and the specific issue under review. As such, the Guidelines do not indicate how BIS will vote in every instance. Rather, they reflect our view about corporate governance issues generally, and provide insight into how we typically approach issues that commonly arise on corporate ballots.

[12]

Recalling securities on loan can be impacted by the timing of record dates. In the United States, for example, the record date of a shareholder meeting typically falls before the proxy statements are released. Accordingly, it is not practicable to evaluate a proxy statement, determine that a vote has a material impact on a fund and recall any shares on loan in advance of the record date for the annual meeting. As a result, managers must weigh independent business judgement as a fiduciary, the benefit to a fund’s shareholders of recalling loaned shares in advance of an estimated record date without knowing whether there will be a vote on matters which have a material impact on the fund (thereby forgoing potential securities lending revenue for the fund’s shareholders) or leaving shares on loan to potentially earn revenue for the fund (thereby forgoing the opportunity to vote).

Reporting and vote transparency

We are committed to transparency in the stewardship work we do on behalf of clients. We inform clients about our engagement and voting policies and activities through direct communication and through disclosure on our website. Each year we publish an annual report that provides a global overview of our investment stewardship engagement and voting activities and a voting spotlight that summarizes our voting over a proxy year.13 Additionally, we make public our market-specific voting guidelines for the benefit of clients and companies with whom we engage. We also publish commentaries to share our perspective on market developments and emerging key themes.

At a more granular level, we publish quarterly our vote record for each company that held a shareholder meeting during the period, showing how we voted on each proposal and explaining any votes against management proposals or on shareholder proposals. For shareholder meetings where a vote might be high profile or of significant interest to clients, we may publish a vote bulletin after the meeting, disclosing and explaining our vote on key proposals. We also publish a quarterly list of all companies with which we engaged and the key topics addressed in the engagement meeting.

In this way, we help inform our clients about the work we do on their behalf in promoting the governance and business models that support durable, long-term value creation.

[13]	The proxy year runs from July 1 to June 30 of the proceeding calendar year.

BlackRock Investment Stewardship

Proxy voting guidelines for U.S. securities

January 2023

These guidelines should be read in conjunction with the BlackRock Investment Stewardship Global Principles.

Introduction

As stewards of our clients’ investments, BlackRock believes it has a responsibility to engage with management teams and/or board members on material business issues and, for those clients who have given us authority, to vote proxies in the best long-term economic interests of their assets.

The following issue-specific proxy voting guidelines (the “Guidelines”) summarize BlackRock Investment Stewardship’s (“BIS”) philosophy and approach to engagement and voting, as well as our view of governance best practices and the roles and responsibilities of boards and directors for publicly listed U.S. companies. These Guidelines are not intended to limit the analysis of individual issues at specific companies or provide a guide to how BIS will engage and/or vote in every instance. They are to be applied with discretion, taking into consideration the range of issues and facts specific to the company, as well as individual ballot items at shareholder meetings.

Voting guidelines

These guidelines are divided into eight key themes, which group together the issues that frequently appear on the agenda of shareholder meetings:

●	Boards and directors

●	Auditors and audit-related issues

●	Capital structure

●	Mergers, acquisitions, asset sales, and other special transactions

●	Executive compensation

●	Material sustainability-related risks and opportunities

●	General corporate governance matters

●	Shareholder protections

Boards and directors

An effective and well-functioning board is critical to the economic success of the company and the protection of shareholders’ interests, inducting the establishment of appropriate governance structures that facilitate oversight of management and the company’s strategic initiatives. As part of their responsibilities, board members owe fiduciary duties to shareholders in overseeing the strategic direction, operations, and risk management of the company. For this reason, BIS sees engagement with and the election of directors as one of our most critical responsibilities.

Disclosure of material issues that affect the company’s long-term strategy and value creation, including, when relevant, material sustainability-related factors, is essential for shareholders to appropriately understand and assess how effectively the board is identifying, managing, and mitigating risks.

Where a company has not adequately demonstrated, through actions and/or disclosures, how material issues are appropriately identified, managed, and overseen, we will consider voting against the re-election of those directors responsible for the oversight of such issues, as indicated below.

Independence

It is our view that a majority of the directors on the board should be independent to ensure objectivity in the decision-making of the board and its ability to oversee management. In addition, all members of audit, compensation, and nominating/governance committees should be independent. Our view of independence may vary from listing standards.

Common impediments to independence may include:

●	Employment as a senior executive by the company or a subsidiary within the past five years

●	An equity ownership in the company in excess of 20%

●

Having any other interest, business, or relationship (professional or personal) which could, or could reasonably be perceived to, materially interfere with the director’s ability to act in the best interests of the company and its shareholders We may vote against directors who we do not consider to be independent, including at controlled companies, when we believe oversight could be enhanced with greater independent director representation. To signal our concerns, we may also vote against the chair of the nominating/governance committee, or where no chair exists, the nominating/governance committee member with the longest tenure.

Oversight role of the board

The board should exercise appropriate oversight of management and the business activities of the company. Where we determine that a board has failed to do so in a way that may impede a company’s long-term value, we may vote against the responsible committees and/or individual directors.

Common circumstances are illustrated below:

●	Where the board has failed to facilitate quality, independent auditing or accounting practices, we may vote against members of the audit committee

●

Where the company has failed to provide shareholders with adequate disclosure to conclude that appropriate strategic consideration is given to material risk factors (including, where relevant, sustainability factors), we may vote against members of the responsible committee, or the most relevant director

●

Where it appears that a director has acted (at the company or at other companies) in a manner that compromises their ability to represent the best long-term economic interests of shareholders, we may vote against that individual

●

Where a director has a multi-year pattern of poor attendance at combined board and applicable committee meetings, or a director has poor attendance in a single year with no disclosed rationale, we may vote against that individual. Excluding exigent circumstances, BIS generally considers attendance at less than 75% of the combined board and applicable committee meetings to be poor attendance

●

Where a director serves on an excessive number of boards, which may limit their capacity to focus on each board’s needs, we may vote against that individual. The following identifies the maximum number of boards on which a director may serve, before BIS considers them to be over-committed:

	Public Company Executive[14]	# Outside Public Boards[15]	Total # of Public Boards
Director A	✓	1	2
Director B		3	4

In addition, we recognize that board leadership roles may vary in responsibility and time requirements in different markets around the world. In particular, where a director maintains a Chair role of a publicly listed company in European markets, we may consider that responsibility as equal to two board commitments, consistent with our EMEA Proxy Voting Guidelines. We will take the total number of board commitments across our global policies into account for director elections.

Risk oversight

Companies should have an established process for identifying, monitoring, and managing business and material risks. Independent directors should have access to relevant management information and outside advice, as appropriate, to ensure they can properly oversee risk. We encourage companies to provide transparency around risk management, mitigation, and reporting to the board. We are particularly interested in understanding how risk oversight processes evolve in response to changes in corporate strategy and/or shifts in the business and related risk environment. Comprehensive disclosures provide investors with a sense of the company’s long-term risk management practices and, more broadly, the quality of the board’s oversight. In the absence of robust disclosures, we may reasonably conclude that companies are not adequately managing risk.

Board Structure

Classified board of directors/staggered terms

Directors should be re-elected annually; classification of the board generally limits shareholders’ rights to regularly evaluate a board’s performance and select directors. While we will typically support proposals requesting board de-classification, we may make exceptions, should the board articulate an appropriate strategic rationale for a classified board structure. This may include when a company needs consistency and stability during a time of transition, e.g., newly public companies or companies undergoing a strategic restructuring. A classified board structure may also be justified at non-operating companies, e.g., closed-end funds or business development companies (“BDC”),16 in certain circumstances. However, in these instances, boards should periodically review the rationale for a classified structure and consider when annual elections might be more appropriate.

Without a voting mechanism to immediately address concerns about a specific director, we may choose to vote against the directors up for election at the time (see “Shareholder rights” for additional detail).

[14]	A public company executive is defined as a Named Executive Officer (NEO) or Executive Chair.
[15]	In addition to the company under review.
[16]	A BDC is a special investment vehicle under the Investment Company Act of 1940 that is designed to facilitate capital formation for small and middle-market companies.

Independent leadership

There are two commonly accepted structures for independent leadership to balance the CEO role in the boardroom: 1) an independent Chair; or 2) a Lead Independent director when the roles of Chair and CEO are combined, or when the Chair is otherwise not independent.

In the absence of a significant governance concern, we defer to boards to designate the most appropriate leadership structure to ensure adequate balance and independence.17 However, BIS may vote against the most senior non-executive member of the board when appropriate independence is lacking in designated leadership roles.

In the event that the board chooses to have a combined Chair/CEO or a non-independent Chair, we support the designation of a Lead Independent director, with the ability to: 1) provide formal input into board meeting agendas; 2) call meetings of the independent directors; and 3) preside at meetings of independent directors. These roles and responsibilities should be disclosed and easily accessible.

The following table illustrates examples18 of responsibilities under each board leadership model:

	Combined Chair/CEO or CEO + Non-independent Chair		Separate Independent Chair

	Chair/CEO or Non-independent Chair	Lead Independent Director	Independent Chair

Board Meetings	Authority to call full meetings of the board of directors	Attends full meetings of the board of directors	Authority to call full meetings of the board of directors

Authority to call meetings of independent directors

Briefs CEO on issues arising from executive sessions

Agenda	Primary responsibility for shaping board agendas, consulting with the lead independent director	Collaborates with chair/CEO to set board agenda and board information	Primary responsibility for shaping board agendas, in conjunction with CEO

Board Communications	Communicates with all directors on key issues and concerns outside of full board meetings	Facilitates discussion among independent directors on key issues and concerns outside of full board meetings, including contributing to the oversight of CEO and management succession planning	Facilitates discussion among independent directors on key issues and concerns outside of full board meetings, including contributing to the oversight of CEO and management succession planning

[17]

To this end, we do not view shareholder proposals asking for the separation of Chair and CEO to be a proxy for other concerns we may have at the company for which a vote against directors would be more appropriate. Rather, support for such a proposal might arise in the case of overarching and sustained governance concerns such as lack of independence or failure to oversee a material risk over consecutive years.

[18]	This table is for illustrative purposes only. The roles and responsibilities cited here are not all-encompassing and are noted for reference as to how these leadership positions may be defined.

CEO and management succession planning

Companies should have a robust CEO and senior management succession plan in place at the board level that is reviewed and updated on a regular basis. Succession planning should cover scenarios over both the long-term, consistent with the strategic direction of the company and identified leadership needs over time, as well as the short-term, in the event of an unanticipated executive departure. We encourage the company to explain their executive succession planning process, including where accountability lies within the boardroom for this task, without prematurely divulging sensitive information commonly associated with this exercise.

During a CEO transition, companies may elect for the departing CEO to maintain a role in the boardroom. We ask for disclosures to understand the timeframe and responsibilities of this role. In such instances, we typically look for the board to have appropriate independent leadership structures in place. (See chart above.)

Director compensation and equity programs

Compensation for directors should generally be structured to attract and retain directors, while also aligning their interests with those of shareholders. In our view, director compensation packages that are based on the company’s long-term value creation and include some form of long-term equity compensation are more likely to meet this goal.

Board composition and effectiveness

Director qualifications and skills

We encourage boards to periodically review director qualifications and skills to ensure relevant experience and diverse perspectives are represented in the boardroom. To this end, performance reviews and skills assessments should be conducted by the nominating/governance committee or the Lead Independent Director. This process may include internal board evaluations; however, boards may also find it useful to periodically conduct an assessment with a third party. We encourage boards to disclose their approach to evaluations, including objectives of the evaluation; if an external party conducts the evaluation; the frequency of the evaluations; and, whether that evaluation occurs on an individual director basis.

Board term limits and director tenure

Where boards find that age limits or term limits are the most efficient and objective mechanism for ensuring periodic board refreshment, we generally defer to the board’s determination in setting such limits. BIS will also consider the average board tenure to evaluate processes for board renewal. We may oppose boards that appear to have an insufficient mix of short-, medium-, and long-tenured directors.

Board diversity

As noted above, highly qualified, engaged directors with professional characteristics relevant to a company’s business enhance the ability of the board to add value and be the voice of shareholders in board discussions. In our view, a strong board provides a competitive advantage to a company, providing valuable oversight and contributing to the most important management decisions that support long-term financial performance.

It is in this context that we are interested in diversity in the boardroom. We see it as a means to promoting diversity of thought and avoiding ‘group think’ in the board’s exercise of its responsibilities to advise and oversee management. It allows boards to have deeper discussions and make more resilient decisions. We ask boards to disclose how diversity is considered in board composition, including professional characteristics, such as a director’s industry experience, specialist areas of expertise and geographic location; as well as demographic characteristics such as gender, race/ethnicity, and age.

We look to understand a board’s diversity in the context of a company’s domicile, market capitalization, business model, and strategy. Increasingly, we see leading boards adding members whose experience deepens the board’s understanding of the company’s customers, employees, and communities. Self-identified board demographic diversity can usefully be disclosed in aggregate, consistent with local law. We believe boards should aspire to meaningful diversity of membership, at least consistent with local regulatory requirements and best practices, while recognizing that building a strong, diverse board can take time.

This position is based on our view that diversity of perspective and thought—in the boardroom, in the management team and throughout the company—leads to better long-term economic outcomes for companies. Academic and other research reveals correlations between specific dimensions of diversity and effects on decision-making processes and outcomes.19 In our experience, greater diversity in the boardroom contributes to more robust discussions and more innovative and resilient decisions. Over time, greater diversity in the boardroom can also promote greater diversity and resilience in the leadership team, and the workforce more broadly. That diversity can enable companies to develop businesses that more closely reflect and resonate with the customers and communities they serve.

In the U.S., we believe that boards should aspire to at least 30% diversity of membership,20 and we encourage large companies, such as those in the S&P 500, to lead in achieving this standard. In our view, an informative indicator of diversity for such companies is having at least two women and a director who identifies as a member of an underrepresented group.21 We recognize that it may take time and that companies with smaller market capitalizations and in certain sectors may face more challenges in pursuing diversity. Among these smaller companies, we look for the presence of diversity and take into consideration the progress that companies are making.

In order to help investors understand overall diversity, we look to boards to disclose:

●	How diversity, including demographic factors and professional characteristics, is considered in board composition, given the company’s long-term strategy and business model

●

How directors’ professional characteristics, which may include domain expertise such as finance or technology, and sector- or market-specific experience, are complementary and link to the company’s long-term strategy

[19]

For a discussion on the different impacts of diversity see: McKinsey, “Diversity Wins: How Inclusion Matters”, May 2022; Harvard Business Review, Diverse Teams Feel Less Comfortable – and That’s Why They Perform Better, September 2016; “Do Diverse Directors Influence DEI Outcomes”, September 2022

[20]

We take a case-by-case approach and consider the size of the board in our evaluation of overall composition and diversity. Business model, strategy, location, and company size may also impact our analysis of board diversity. We acknowledge that these factors may also play into the various elements of diversity that a board may attract. We look for disclosures from companies to help us understand their approach and do not prescribe any particular board composition.

[21]

Including, but not limited to, individuals who identify as Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, or Native Hawaiian or Pacific Islander; individuals who identify as LGBTQ+; individuals who identify as underrepresented based on national, Indigenous, religious, or cultural identity; individuals with disabilities; and veterans.

●

The process by which candidates for board positions are identified, including whether professional firms or other resources outside of incumbent directors’ networks are engaged to identify and/or assess candidates, and whether a diverse slate of nominees is considered for all available board nominations

●

To the extent that, based on our assessment of corporate disclosures, a company has not adequately explained their approach to diversity in their board composition, we may vote against members of the nominating/governance committee. Our publicly available commentary provides more information on our approach to board diversity.

Board size

We typically defer to the board in setting the appropriate size and believe that directors are generally in the best position to assess the optimal board size to ensure effectiveness. However, we may vote against the appropriate committees and/or individual directors if, in our view, the board is ineffective in its oversight, either because it is too small to allow for the necessary range of skills and experience or too large to function efficiently.

Board responsiveness and shareholder rights

Shareholder rights

Where we determine that a board has not acted in the best interests of the company’s shareholders, or takes action to unreasonably limit shareholder rights, we may vote against the appropriate committees and/or individual directors. Common circumstances are illustrated below:

●	The Independent Chair or Lead Independent Director and members of the nominating/governance committee, where a board implements or renews a poison pill without shareholder approval

●

The Independent Chair or Lead Independent Director and members of the nominating/governance committee, where a board amends the charter/articles/bylaws and where the effect may be to entrench directors or to unreasonably reduce shareholder rights

●

Members of the compensation committee where the company has repriced options without shareholder approval If a board maintains a classified structure, it is possible that the director(s) or committee members with whom we have a particular concern may not be subject to election in the year that the concern arises. In such situations, we may register our concern by voting against the most relevant director(s) up for election.

Responsiveness to shareholders

A board should be engaged and responsive to the company’s shareholders, including acknowledging voting outcomes for director elections, compensation, shareholder proposals, and other ballot items. Where we determine that a board has not substantially addressed shareholder concerns that we deem material to the business, we may vote against the responsible committees and/or individual directors. Common circumstances are illustrated below:

●

The Independent Chair or Lead Independent Director, members of the nominating/governance committee, and/or the longest tenured director(s), where we observe a lack of board responsiveness to shareholders, evidence of board entrenchment, and/or failure to plan for adequate board member succession

●

The chair of the nominating/governance committee, or where no chair exists, the nominating/governance committee member with the longest tenure, where board member(s) at the most recent election of directors have received against votes from more than 25% of shares voted, and the board has not taken appropriate action to respond to shareholder concerns. This may not apply in cases where BIS did not support the initial vote against such board member(s)

●

The Independent Chair or Lead Independent Director and/or members of the nominating/governance committee, where a board fails to consider shareholder proposals that (1) receive substantial support, and (2) in our view, have a material impact on the business, shareholder rights, or the potential for long-term value creation

Majority vote requirements

Directors should generally be elected by a majority of the shares voted. We will normally support proposals seeking to introduce bylaws requiring a majority vote standard for director elections. Majority vote standards generally assist in ensuring that directors who are not broadly supported by shareholders are not elected to serve as their representatives. As a best practice, companies with either a majority vote standard or a plurality vote standard should adopt a resignation policy for directors who do not receive support from at least a majority of votes cast. Where the company already has a sufficiently robust majority voting process in place, we may not support a shareholder proposal seeking an alternative mechanism.

We note that majority voting may not be appropriate in all circumstances, for example, in the context of a contested election, or for majority-controlled companies or those with concentrated ownership structures.

Cumulative voting

As stated above, a majority vote standard is generally in the best long-term interests of shareholders, as it ensures director accountability through the requirement to be elected by more than half of the votes cast. As such, we will generally oppose proposals requesting the adoption of cumulative voting, which may disproportionately aggregate votes on certain issues or director candidates.

Auditors and audit-related issues

BIS recognizes the critical importance of financial statements to provide a complete and accurate portrayal of a company’s financial condition. Consistent with our approach to voting on directors, we seek to hold the audit committee of the board responsible for overseeing the management of the independent auditor and the internal audit function at a company.

We may vote against the audit committee members where the board has failed to facilitate quality, independent auditing. We look to public disclosures for insight into the scope of the audit committee responsibilities, including an overview of audit committee processes, issues on the audit committee agenda, and key decisions taken by the audit committee. We take particular note of cases involving significant financial restatements or material weakness disclosures, and we look for timely disclosure and remediation of accounting irregularities.

The integrity of financial statements depends on the auditor effectively fulfilling its role. To that end, we favor an independent auditor. In addition, to the extent that an auditor fails to reasonably identify and address issues that eventually lead to a significant financial restatement, or the audit firm has violated standards of practice, we may also vote against ratification.

From time to time, shareholder proposals may be presented to promote auditor independence or the rotation of audit firms. We may support these proposals when they are consistent with our views as described above.

Capital structure proposals

Equal voting rights

In our view, shareholders should be entitled to voting rights in proportion to their economic interests. In addition, companies that have implemented dual or multiple class share structures should review these structures on a regular basis, or as company circumstances change. Companies with multiple share classes should receive shareholder approval of their capital structure on a periodic basis via a management proposal on the company’s proxy. The proposal should give unaffiliated shareholders the opportunity to affirm the current structure or establish mechanisms to end or phase out controlling structures at the appropriate time, while minimizing costs to shareholders. Where companies are unwilling to voluntarily implement “one share, one vote” within a specified timeframe, or are unresponsive to shareholder feedback for change over time, we generally support shareholder proposals to recapitalize stock into a single voting class.

Blank check preferred stock

We frequently oppose proposals requesting authorization of a class of preferred stock with unspecified voting, conversion, dividend distribution, and other rights (“blank check” preferred stock) because they may serve as a transfer of authority from shareholders to the board and as a possible entrenchment device. We generally view the board’s discretion to establish voting rights on a when-issued basis as a potential anti-takeover device, as it affords the board the ability to place a block of stock with an investor sympathetic to management, thereby foiling a takeover bid without a shareholder vote.

Nonetheless, we may support the proposal where the company:

●	Appears to have a legitimate financing motive for requesting blank check authority

●	Has committed publicly that blank check preferred shares will not be used for anti-takeover purposes

●	Has a history of using blank check preferred stock for financings

●	Has blank check preferred stock previously outstanding such that an increase would not necessarily provide further anti-takeover protection but may provide greater financing flexibility

Increase in authorized common shares

BIS will evaluate requests to increase authorized shares on a case-by-case basis, in conjunction with industry-specific norms and potential dilution, as well as a company’s history with respect to the use of its common shares.

Increase or issuance of preferred stock

We generally support proposals to increase or issue preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and where the terms of the preferred stock appear reasonable.

Stock splits

We generally support stock splits that are not likely to negatively affect the ability to trade shares or the economic value of a share. We generally support reverse stock splits that are designed to avoid delisting or to facilitate trading in the stock, where the reverse split will not have a negative impact on share value (e.g., one class is reduced while others remain at pre-split levels). In the event of a proposal for a reverse split that would not proportionately reduce the company’s authorized stock, we apply the same analysis we would use for a proposal to increase authorized stock.

Mergers, acquisitions, transactions, and other special situations

Mergers, acquisitions, and transactions

In assessing mergers, acquisitions, or other transactions– including business combinations involving Special Purpose Acquisition Companies (“SPACs”) – BIS’ primary consideration is the long-term economic interests of our clients as shareholders. Boards should clearly explain the economic and strategic rationale for any proposed transactions or material changes to the business. We will review a proposed transaction to determine the degree to which it has the potential to enhance long-term shareholder value. While mergers, acquisitions, asset sales, business combinations, and other special transaction proposals vary widely in scope and substance, we closely examine certain salient features in our analyses, such as:

●

The degree to which the proposed transaction represents a premium to the company’s trading price. We consider the share price over multiple time periods prior to the date of the merger announcement. We may consider comparable transaction analyses provided by the parties’ financial advisors and our own valuation assessments. For companies facing insolvency or bankruptcy, a premium may not apply

●	There should be clear strategic, operational, and/or financial rationale for the combination

●

Unanimous board approval and arm’s-length negotiations are preferred. We will consider whether the transaction involves a dissenting board or does not appear to be the result of an arm’s-length bidding process. We may also consider whether executive and/or board members’ financial interests appear likely to affect their ability to place shareholders’ interests before their own, as well as measures taken to address conflicts of interest

●	We prefer transaction proposals that include the fairness opinion of a reputable financial advisor assessing the value of the transaction to shareholders in comparison to recent similar transactions

Contested director elections and special situations

Contested elections and other special situations22 are assessed on a case-by-case basis. We evaluate a number of factors, which may include: the qualifications and past performance of the dissident and management candidates; the validity of the concerns identified by the dissident; the viability of both the

[22]

Special situations are broadly defined as events that are non-routine and differ from the normal course of business for a company’s shareholder meeting, involving a solicitation other than by management with respect to the exercise of voting rights in a manner inconsistent with management’s recommendation. These may include instances where shareholders nominate director candidates, oppose the view of management and/or the board on mergers, acquisitions, or other transactions, etc.

dissident’s and management’s plans; the ownership stake and holding period of the dissident; the likelihood that the dissident’s strategy will produce the desired change; and whether the dissident represents the best option for enhancing long-term shareholder value.

We will evaluate the actions that the company has taken to limit shareholders’ ability to exercise the right to nominate dissident director candidates, including those actions taken absent the immediate threat of a contested situation. BIS may take voting action against directors(up to and including the full board) where those actions are viewed as egregiously infringing on shareholder rights.

We will consider a variety of possible voting outcomes in contested situations, including the ability to support a mix of management and dissident nominees.

Poison pill plans

Where a poison pill is put to a shareholder vote by management, our policy is to examine these plans individually. Although we have historically opposed most plans, we may support plans that include a reasonable “qualifying offer clause.” Such clauses typically require shareholder ratification of the pill and stipulate a sunset provision whereby the pill expires unless it is renewed. These clauses also tend to specify that an all-cash bid for all shares that includes a fairness opinion and evidence of financing does not trigger the pill, but forces either a special meeting at which the offer is put to a shareholder vote or requires the board to seek the written consent of shareholders, where shareholders could rescind the pill at their discretion. We may also support a pill where it is the only effective method for protecting tax or other economic benefits that may be associated with limiting the ownership changes of individual shareholders. Lastly, we look for shareholder approval of poison pill plans within one year of adoption of implementation.

Reimbursement of expense for successful shareholder campaigns

We generally do not support shareholder proposals seeking the reimbursement of proxy contest expenses, even in situations where we support the shareholder campaign. Introducing the possibility of such reimbursement may incentivize disruptive and unnecessary shareholder campaigns.

Executive compensation

A company’s board of directors should put in place a compensation structure that balances incentivizing, rewarding, and retaining executives appropriately across a wide range of business outcomes. This structure should be aligned with shareholder interests, particularly the generation of sustainable, long-term value.

The compensation committee should carefully consider the specific circumstances of the company and the key individuals the board is focused on incentivizing. We encourage companies to ensure that their compensation plans incorporate appropriate and rigorous performance metrics, consistent with corporate strategy and market practice. Performance-based compensation should include metrics that are relevant to the business and stated strategy and/or risk mitigation efforts. Goals, and the processes used to set these goals, should be clearly articulated and appropriately rigorous. We use third party research, in addition to our own analysis, to evaluate existing and proposed compensation structures. We hold members of the compensation committee, or equivalent board members, accountable for poor compensation practices and/or structures.

There should be a clear link between variable pay and company performance that drives sustained value creation for our clients as shareholders. Where compensation structures provide for a front-loaded23 award,

[23]	Front-loaded awards are generally those that accelerate the grant of multiple years’ worth of compensation in a single year.

we look for appropriate structures(including vesting and/or holding periods) that motivate sustained performance for shareholders over a number of years. We generally do not favor programs focused on awards that require performance levels to be met and maintained for a relatively short time period for payouts to be earned, unless there are extended vesting and/or holding requirements.

Compensation structures should generally drive outcomes that align the pay of the executives with performance of the company and the value received by shareholders. When evaluating performance, we examine both executive teams’ efforts, as well as outcomes realized by shareholders. Payouts to executives should reflect both the executive’s contributions to the company’s ongoing success, as well as exogenous factors that impacted shareholder value. Where discretion has been used by the compensation committee, we look for disclosures relating to how and why the discretion was used and how the adjusted outcome is aligned with the interests of shareholders. While we believe special awards24 should be used sparingly, we acknowledge that there may be instances when such awards are appropriate. When evaluating these awards, we consider a variety of factors, including the magnitude and structure of the award, the scope of award recipients, the alignment of the grant with shareholder value, and the company’s historical use of such awards, in addition to other company-specific circumstances.

We acknowledge that the use of peer group evaluation by compensation committees can help calibrate competitive pay; however, we are concerned when the rationale for increases in total compensation is solely based on peer benchmarking.

We support incentive plans that foster the sustainable achievement of results– both financial and non-financial – consistent with the company’s strategic initiatives. Compensation committees should guard against contractual arrangements that would entitle executives to material compensation for early termination of their contract. Finally, pension contributions and other deferred compensation arrangements should be reasonable in light of market practices. Our publicly available commentary provides more information on our approach to executive compensation.

Where executive compensation appears excessive relative to the performance of the company and/or compensation paid by peers, or where an equity compensation plan is not aligned with shareholders’ interests, we may vote against members of the compensation committee.

“Say on Pay” advisory resolutions

In cases where there is a “Say on Pay” vote, BIS will respond to the proposal as informed by our evaluation of compensation practices at that particular company and in a manner that appropriately addresses the specific question posed to shareholders. Where we conclude that a company has failed to align pay with performance, we will vote against the management compensation proposal and relevant compensation committee members.

Frequency of “Say on Pay” advisory resolutions

BIS will generally support annual advisory votes on executive compensation. It is our view that shareholders should have the opportunity to express feedback on annual incentive programs and changes to long-term compensation before multiple cycles are issued. Where a company has failed to implement a “Say on Pay” advisory vote within the frequency period that received the most support from shareholders or a “Say on Pay” resolution is omitted without explanation, BIS may vote against members of the compensation committee.

[24]	“Special awards” refers to awards granted outside the company’s typical compensation program.

Clawback proposals

We generally favor prompt recoupment from any senior executive whose compensation was based on faulty financial reporting or deceptive business practices. We also favor prompt recoupment from any senior executive whose behavior caused material financial harm to shareholders, material reputational risk to the company, or resulted in a criminal proceeding, even if such actions did not ultimately result in a material restatement of past results. This includes, but is not limited to, settlement agreements arising from such behavior and paid for directly by the company. We typically support shareholder proposals on these matters unless the company already has a robust clawback policy that sufficiently addresses our concerns.

Employee stock purchase plans

Employee stock purchase plans(“ESPP”) are an important part of a company’s overall human capital management strategy and can provide performance incentives to help align employees’ interests with those of shareholders. The most common form of ESPP qualifies for favorable tax treatment under Section 423 of the Internal Revenue Code. We will typically support qualified ESPP proposals.

Equity compensation plans

BIS supports equity plans that align the economic interests of directors, managers, and other employees with those of shareholders. Boards should establish policies prohibiting the use of equity awards in a manner that could disrupt the intended alignment with shareholder interests, such as the excessive pledging or heading of stock. We may support shareholder proposals requesting the establishment of such policies.

Our evaluation of equity compensation plans is based on a company’s executive pay and performance relative to peers and whether the plan plays a significant role in a pay-for-performance disconnect. We generally oppose plans that contain “evergreen” provisions, which allow for automatic annual increases of shares available for grant without requiring further shareholder approval; we note that the aggregate impacts of such increases are difficult to predict and may lead to significant dilution. We also generally oppose plans that allow for repricing without shareholder approval. We may oppose plans that provide for the acceleration of vesting of equity awards even in situations where an actual change of control may not occur. We encourage companies to structure their change of control provisions to require the termination of the covered employee before acceleration or special payments are triggered (commonly referred to as “double trigger” change of control provisions).

Golden parachutes

We generally view golden parachutes as encouragement to management to consider transactions that might be beneficial to shareholders. However, a large potential payout under a golden parachute arrangement also presents the risk of motivating a management team to support a sub-optimal sale price for a company.

When determining whether to support or oppose an advisory vote on a golden parachute plan, BIS may consider several factors, including:

●	Whether we determine that the triggering event is in the best interests of shareholders

●	Whether management attempted to maximize shareholder value in the triggering event

●	The percentage of total premium or transaction value that will be transferred to the management team, rather than shareholders, as a result of the golden parachute payment

●	Whether excessively large excise tax gross-up payments are part of the pay-out

●	Whether the pay package that serves as the basis for calculating the golden parachute payment was reasonable in light of performance and peers

●

Whether the golden parachute payment will have the effect of rewarding a management team that has failed to effectively manage the company It may be difficult to anticipate the results of a plan until after it has been triggered; as a result, BIS may vote against a golden parachute proposal even if the golden parachute plan under review was approved by shareholders when it was implemented.

We may support shareholder proposals requesting that implementation of such arrangements require shareholder approval.

Option exchanges

There may be legitimate instances where underwater options create an overhang on a company’s capital structure and a repricing or option exchange may be warranted. We will evaluate these instances on a case-by-case basis. BIS may support a request to reprice or exchange underwater options under the following circumstances:

●	The company has experienced significant stock price decline as a result of macroeconomic trends, not individual company performance

●	Directors and executive officers are excluded; the exchange is value neutral or value creative to shareholders; tax, accounting, and other technical considerations have been fully contemplated

●

There is clear evidence that absent repricing, employee incentives, retention, and/or recruiting may be impacted BIS may also support a request to exchange underwater options in other circumstances, if we determine that the exchange is in the best interests of shareholders.

Supplemental executive retirement plans

BIS may support shareholder proposals requesting to put extraordinary benefits contained in supplemental executive retirement plans(“SERP”) to a shareholder vote unless the company’s executive pension plans do not contain excessive benefits beyond what is offered under employee-wide plans.

Material sustainability-related risks and opportunities

It is our view that well-run companies, where appropriate, effectively evaluate and manage material sustainability-related risks and opportunities25 as a core component of their long-term value creation for shareholder and business strategy. At the board level, appropriate governance structures and responsibilities allow for effective oversight of the strategic implementation of material sustainability issues.

[25]

By material sustainability-related risks and opportunities, we mean the drivers of risk and value creation in a company’s business model that have an environmental or social dependency or impact. Examples of environmental issues include, but are not limited to, water use, land use, waste management, and climate risk. Examples of social issues include, but are not limited to, human capital management, impacts on the communities in which a company operates, customer loyalty, and relationships with regulators. It is our view that well-run companies will effectively evaluate and manage material sustainability-related risks and opportunities relevant to their businesses. Governance is the core means by which boards can oversee the creation of durable, long-term value. Appropriate risk oversight of business-relevant and material sustainability-related considerations is a component of a sound governance framework.

When assessing how to vote– including on the election of directors and relevant shareholder proposals – robust disclosures are essential for investors to understand, where appropriate, how companies are integrating material sustainability risks and opportunities across their business and strategic, long-term planning. Where a company has failed to appropriately provide robust disclosures and evidence of effective business practices, BIS may express concerns through our engagement and voting. As part of this consideration, we encourage companies to produce sustainability-related disclosures sufficiently in advance of their annual meeting so that the disclosures can be considered in relevant vote decisions.

We encourage disclosures aligned with the reporting framework developed by the Task Force on Climate-related Financial Disclosures (TCFD), supported by industry-specific metrics, such as those identified by the Sustainability Accounting Standards Board (SASB), now part of the International Sustainability Standards Board (ISSB) under the International Financial Reporting Standards (IFRS) Foundation.26 While the TCFD framework was developed to support climate-related risk disclosures, the four pillars of the TCFD – governance, strategy, risk management, and metrics and targets – are a useful way for companies to disclose how they identify, assess, manage, and oversee a variety of sustainability-related risks and opportunities. SASB’s27 industry-specific metrics are beneficial in helping companies identify key performance indicators (“KPIs”) across various dimensions of sustainability that are considered to be financially material. We recognize that some companies may report using different standards, which may be required by regulation, or one of a number of private standards. In such cases, we ask that companies highlight the metrics that are industry- or company-specific.

We look to companies to:

●	Disclose the identification, assessment, management, and oversight of material sustainability-related risks and opportunities in accordance with the four pillars of TCFD

●	Publish material, investor-relevant, industry-specific metrics and rigorous targets, aligned with SASB (ISSB) or comparable sustainability reporting standards

Companies should also disclose any material supranational standards adopted, the industry initiatives in which they participate, any peer group benchmarking undertaken, and any assurance processes to help investors understand their approach to sustainable and responsible business conduct.

Climate risk

It is our view that climate change has become a key factor in many companies’ long-term prospects. As such, as long-term investors, we are interested in understanding how companies may be impacted by material climate-related risks and opportunities—just as we seek to understand other business-relevant risks and opportunities—and how these factors are considered within their strategy in a manner that is consistent

[26]

The International Financial Reporting Standards (IFRS) Foundation announced in November 2021 the formation of an International Sustainability Standards Board (ISSB) to develop a comprehensive global baseline of high-quality sustainability disclosure standards to meet investors’ information needs. SASB standards will over time be adapted to ISSB standards but are the reference reporting tool in the meantime.

[27]

The ISSB has committed to build upon the SASB standards, which identify material, sustainability-related disclosures across sectors. SASB Standards can be used to provide a baseline of investor-focused sustainability disclosure and to implement the principles-based framework recommended by the TCFD, which is also incorporated into the ISSB’s Climate Exposure Draft. Similarly, SASB Standards enable robust implementation of the Integrated Reporting Framework, providing the comparability sought by investors.

with the company’s business model and sector. Specifically, we look for companies to disclose strategies that they have in place that mitigate and are resilient to any material risks to their long-term business model associated with a range of climate-related scenarios, including a scenario in which global warming is limited to well below 2°C, and considering global ambitions to achieve a limit of 1.5°C.28 It is, of course, up to each company to define their own strategy: that is not the role of BlackRock or other investors.

BIS recognizes that climate change can be challenging for many companies, as they seek to drive long-term value by mitigating risks and capturing opportunities. A growing number of companies, financial institutions, as well as governments, have committed to advancing decarbonization in line with the Paris Agreement. There is growing consensus that companies can benefit from the more favorable macro-economic environment under an orderly, timely, and equitable global energy transition.29 Yet, the path ahead is deeply uncertain and uneven, with different parts of the economy moving at different speeds.30 Many companies are asking what their role should be in contributing to an orderly and equitable transition—in ensuring a reliable energy supply and energy security and in protecting the most vulnerable from energy price shocks and economic dislocation. In this context, we encourage companies to include in their disclosures a business plan for how they intend to deliver long-term financial performance through a transition to global net zero carbon emissions, consistent with their business model and sector.

We look to companies to disclose short-, medium-, and long-term targets, ideally science-based targets where these are available for their sector, for Scope 1 and 2 greenhouse gas emissions(GHG) reductions and to demonstrate how their targets are consistent with the long-term economic interests of their shareholders. Many companies have an opportunity to use and contribute to the development of low carbon energy sources and technologies that will be essential to decarbonizing the global economy over time. We also recognize that continued investment in traditional energy sources, including oil and gas, is required to maintain an orderly and equitable transition—and that divestiture of carbon-intensive assets is unlikely to contribute to global emissions reductions. We encourage companies to disclose how their capital allocation to various energy sources is consistent with their strategy.

At this stage, we view Scope 3 emissions differently from Scopes 1 and 2, given methodological complexity, regulatory uncertainty, concerns about double-counting, and lack of direct control by companies. While we welcome any disclosures and commitments companies choose to make regarding Scope 3 emissions, we recognize that these are provided on a good-faith basis as methodology develops. Our publicly available commentary provides more information on our approach to climate risk and the global energy transition.

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The global aspiration to achieve a net-zero global economy by 2050 is reflective of aggregated efforts; governments representing over 90% of GDP have committed to move to net-zero over the coming decades. In determining how to vote on behalf of clients who have authorized us to do so, we look to companies only to address issues within their control and do not anticipate that they will address matters that are the domain of public policy.

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For example, BlackRock’s Capital Markets Assumptions anticipate 25 points of cumulative economic gains over a 20-year period in an orderly transition as compared to the alternative. This better macro environment will support better economic growth, financial stability, job growth, productivity, as well as ecosystem stability and health outcomes.

[30]	https://www.blackrock.com/corporate/literature/whitepaper/bii-managing-the-net-zero-transition-february-2022.pdf

Natural capital

The management of nature-related factors is increasingly a core component of some companies’ ability to generate sustainable, long-term financial returns for shareholders, particularly where a company’s strategy is heavily reliant on the availably of natural capital, or whose supply chains are exposed to locations with nature-related risks. We look for such companies to disclose31 how they consider their reliance and use of natural capital, including appropriate risk oversight and relevant metrics and targets, to understand how these factors are integrated into strategy. We will evaluate these disclosures to inform our view of how a company is managing material nature-related risks and opportunities, as well as in our assessment of relevant shareholder proposals. Our publicly available commentary provides more information on our approach to natural capital.

Key stakeholder interests

In order to deliver long-term value for shareholders, companies should also consider the interests of their key stakeholders. While stakeholder groups may vary across industries, they are likely to include employees; business partners (such as suppliers and distributors); clients and consumers; government and regulators; and the constituents of the communities in which a company operates. Companies that build strong relationships with their key stakeholders are more likely to meet their own strategic objectives, while poor relationships may create adverse impacts that expose a company to legal, regulatory, operational, and reputational risks.

Companies should effectively oversee and mitigate material risks related to stakeholders with appropriate due diligence processes and board oversight. Where we determine that company is not appropriately considering their key stakeholder interests in a way that poses material financial risk to the company and its shareholders, we may vote against relevant directors or support shareholder proposals related to these topics. Our publicly available commentary provides more information on our approach.

Conversely, we note that some shareholder proposals seek to address topics that are clearly within the purview of certain stakeholders. For example, we recognize that topics around taxation and tax reporting are within the domain of local, state, and federal authorities. BIS will generally not support these proposals.

Human capital management

A company’s approach to human capital management (“HCM”) is a critical factor in fostering an inclusive, diverse, and engaged workforce, which contributes to business continuity, innovation, and long-term value creation. Consequently, we ask companies to demonstrate a robust approach to HCM and provide shareholders with disclosures to understand how their approach aligns with their stated strategy and business model.

Clear and consistent disclosures on these matters are critical for investors to make an informed assessment of a company’s HCM practices. Companies should disclose the steps they are taking to advance diversity, equity, and inclusion; job categories and workforce demographics; and their responses to the U.S. Equal Employment Opportunity Commission’s EEO-1 Survey. Where we believe a company’s disclosures or practices fall short relative to the market or peers, or we are unable to ascertain the board and management’s

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While guidance is still under development for a unified disclosure framework related to natural capital, the emerging recommendations of the Taskforce on Nature-related Financial Disclosures (TNFD), may prove useful to some companies.

effectiveness in overseeing related risks and opportunities, we may vote against members of the appropriate committee or support relevant shareholder proposals. Our publicly available commentary provides more information on our approach to HCM.

Corporate political activities

Companies may engage in certain political activities, within legal and regulatory limits, in order to support public policy matters material to the companies’ long-term strategies. These activities can also create risks, including: the potential for allegations of corruption; certain reputational risks; and risks that arise from the complex legal, regulatory, and compliance considerations associated with corporate political spending and lobbying activity. Companies that engage in political activities should develop and maintain robust processes to guide these activities and mitigate risks, including board oversight.

We depend on companies to provide accessible and clear disclosures so that investors can easily understand how their political activities support their long-term strategy, including on stated public policy priorities. When presented with shareholder proposals requesting increased disclosure on corporate political activities, BIS will evaluate publicly available information to consider how a company’s lobbying and political activities may impact the company. We will also evaluate whether there is general consistency between a company’s stated positions on policy matters material to their strategy and the material positions taken by significant industry groups of which they are a member. We may decide to support a shareholder proposal requesting additional disclosures if we identify a material inconsistency or feel that further transparency may clarify how the company’s political activities support its long-term strategy. Our publicly available commentary provides more information on our approach to corporate political activities.

General corporate governance matters

IPO governance

Boards should disclose how the corporate governance structures adopted upon a company’s initial public offering (“IPO”) are in shareholders’ best long-term interests. We also ask boards to conduct a regular review of corporate governance and control structures, such that boards might evolve foundational corporate governance structures as company circumstances change, without undue costs and disruption to shareholders. In our letter on unequal voting structures, we articulate our view that “one vote for one share” is the preferred structure for publicly-traded companies.

We also recognize the potential benefits of dual class shares to newly public companies as they establish themselves; however, these structures should have a specific and limited duration. We will generally engage new companies on topics such as classified boards and supermajority vote provisions to amend bylaws, as we think that such arrangements may not be in the best interests of shareholders over the long-term.

We may apply a one-year grace period for the application of certain director-related guidelines (including, but not limited to, responsibilities on other public company boards and board composition concerns), during which we ask boards to take steps to bring corporate governance standards in line with our policies.

Further, if a company qualifies as an emerging growth company (an “EGC”) under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), we will give consideration to the NYSE and NASDAQ governance exemptions granted under the JOBS Act for the duration such a company is categorized as an EGC. An EGC should have an independent audit committee by the first anniversary of its IPO, with our standard approach to voting on auditors and audit-related issues applicable in full for an EGC on the first anniversary of its IPO.

Corporate form

Proposals to change a corporation’s form, including those to convert to a public benefit corporation (“PBC”) structure, should clearly articulate the stakeholder groups the company seeks to benefit and provide detail on how the interests of shareholders would be augmented or adversely affected with the change to a PBC. These disclosures should also include the accountability and voting mechanisms that would be available to shareholders. We generally support management proposals to convert to a PBC if our analysis indicates that shareholders’ interests are adequately protected. Corporate form shareholder proposals are evaluated on a case-by-case basis.

Exclusive forum provisions

BIS generally supports proposals to seek exclusive forum for certain shareholder litigation. In cases where a board unilaterally adopts exclusive forum provisions that we consider unfavorable to the interests of shareholders, we will vote against the Independent Chair or Lead Independent director and members of the nominating/governance committee.

Reincorporation

We will evaluate the economic and strategic rationale behind the company’s proposal to reincorporate on a case-by-case basis. In all instances, we will evaluate the changes to shareholder protections under the new charter/articles/bylaws to assess whether the move increases or decreases shareholder protections. Where we find that shareholder protections are diminished, we may support reincorporation if we determine that the overall benefits outweigh the diminished rights.

Multi-jurisdictional companies

Where a company is listed on multiple exchanges or incorporated in a country different from their primary listing, we will seek to apply the most relevant market guideline(s) to our analysis of the company’s governance structure and specific proposals on the shareholder meeting agenda. In doing so, we typically consider the governance standards of the company’s primary listing, the market standards by which the company governs themselves, and the market context of each specific proposal on the agenda. If the relevant standards are silent on the issue under consideration, we will use our professional judgment as to what voting outcome would best protect the long-term economic interests of investors. Companies should disclose the rationale for their selection of primary listing, country of incorporation, and choice of governance structures, particularly where there is conflict between relevant market governance practices.

Adjourn meeting to solicit additional votes

We generally support such proposals unless the agenda contains items that we judge to be detrimental to shareholders’ best long-term economic interests.

Bundled proposals

Shareholders should have the opportunity to review substantial governance changes individually without having to accept bundled proposals. Where several measures are grouped into one proposal, BIS may reject certain positive changes when linked with proposals that generally contradict or impede the rights and economic interests of shareholders.

Other business

We oppose voting on matters where we are not given the opportunity to review and understand those measures and carry out an appropriate level of shareholder oversight.

Shareholder protections

Amendment to charter/articles/bylaws

Shareholders should have the right to vote on key corporate governance matters, including changes to governance mechanisms and amendments to the charter/articles/bylaws. We may vote against certain directors where changes to governing documents are not put to a shareholder vote within a reasonable period of time, particularly if those changes have the potential to impact shareholder rights (see “Director elections”). In cases where a board’s unilateral adoption of changes to the charter/articles/bylaws promotes cost and operational efficiency benefits for the company and its shareholders, we may support such action if it does not have a negative effect on shareholder rights or the company’s corporate governance structure.

When voting on a management or shareholder proposal to make changes to the charter/articles/bylaws, we will consider in part the company’s and/or proponent’s publicly stated rationale for the changes; the company’s governance profile and history; relevant jurisdictional laws; and situational or contextual circumstances which may have motivated the proposed changes, among other factors. We will typically support amendments to the charter/articles/bylaws where the benefits to shareholders outweigh the costs of failing to make such changes.

Proxy access

It is our view that long-term shareholders should have the opportunity, when necessary and under reasonable conditions, to nominate directors on the company’s proxy card.32 Securing the right of shareholders to nominate directors without engaging in a control contest can enhance shareholders’ ability to meaningfully participate in the director election process, encourage board attention to shareholder interests, and provide shareholders an effective means of directing that attention where it is lacking. Proxy access mechanisms should provide shareholders with a reasonable opportunity to use this right without stipulating overly restrictive or onerous parameters for use, and also provide assurances that the mechanism will not be subject to abuse by short-term investors, investors without a substantial investment in the company, or investors seeking to take control of the board.

In general, we support market-standardized proxy access proposals, which allow a shareholder (or group of up to 20 shareholders) holding three percent of a company’s outstanding shares for at least three years the right to nominate the greater of up to two directors or 20% of the board. Where a standardized proxy access provision exists, we will generally oppose shareholder proposals requesting outlier thresholds.

Right to act by written consent

In exceptional circumstances and with sufficiently broad support, shareholders should have the opportunity to raise issues of substantial importance without having to wait for management to schedule a meeting. Accordingly, shareholders should have the right to solicit votes by written consent provided that: 1) there

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BlackRock is subject to certain regulations and laws in the United States that place restrictions and limitations on how BlackRock can interact with the companies in which we invest on behalf of our clients, including our ability to submit shareholder proposals or elect directors to the board.

are reasonable requirements to initiate the consent solicitation process(in order to avoid the waste of corporate resources in addressing narrowly supported interests); and 2) shareholders receive a minimum of 50% of outstanding shares to effectuate the action by written consent.

We may oppose shareholder proposals requesting the right to act by written consent in cases where the proposal is structured for the benefit of a dominant shareholder to the exclusion of others, or if the proposal is written to discourage the board from incorporating appropriate mechanisms to avoid the waste of corporate resources when establishing a right to act by written consent. Additionally, we may oppose shareholder proposals requesting the right to act by written consent if the company already provides a shareholder right to call a special meeting that offers shareholders a reasonable opportunity to raise issues of substantial importance without having to wait for management to schedule a meeting.

Right to call a special meeting

In exceptional circumstances and with sufficiently broad support, shareholders should have the opportunity to raise issues of substantial importance without having to wait for management to schedule a meeting. Accordingly, shareholders should have the right to call a special meeting in cases where a reasonably high proportion of shareholders (typically a minimum of 15% but no higher than 25%) are required to agree to such a meeting before it is called. However, we may oppose this right in cases where the proposal is structured for the benefit of a dominant shareholder, or where a lower threshold may lead to an ineffective use of corporate resources. We generally think that a right to act via written consent is not a sufficient alternative to the right to call a special meeting.

Consent solicitation

While BlackRock is supportive of the shareholder rights to act by written consent and call a special meeting, BlackRock is subject to certain regulations and laws that place restrictions and limitations on how BlackRock can interact with the companies in which we invest on behalf of our clients, including our ability to participate in consent solicitations. As a result, BlackRock will generally not participate in consent solicitations or related processes. However, once an item comes to a shareholder vote, we uphold our fiduciary duty to vote in the best long-term interests of our clients, where we are authorized to do so.

Simple majority voting

We generally favor a simple majority voting requirement to pass proposals. Therefore, we will generally support the reduction or the elimination of supermajority voting requirements to the extent that we determine shareholders’ ability to protect their economic interests is improved. Nonetheless, in situations where there is a substantial or dominant shareholder, supermajority voting may be protective of minority shareholder interests, and we may support supermajority voting requirements in those situations.

Virtual meetings

Shareholders should have the opportunity to participate in the annual and special meetings for the companies in which they are invested, as these meetings facilitate an opportunity for shareholders to provide feedback and hear from the board and management. While these meetings have traditionally been conducted in-person, virtual meetings are an increasingly viable way for companies to utilize technology to facilitate shareholder accessibility, inclusiveness, and cost efficiencies. Shareholders should have a meaningful opportunity to participate in the meeting and interact with the board and management in these virtual settings; companies should facilitate open dialogue and allow shareholders to voice concerns and provide feedback without undue censorship. Relevant shareholder proposals are assessed on a case-by-case basis.